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Filed Pursuant to
Regulation 424(B)3
File No. 333-81946

DAKOTA GROWERS RESTRUCTURING COMPANY, INC., A NORTH DAKOTA CORPORATION

MEMBER VOTE INFORMATION STATEMENT—PROSPECTUS
RELATING TO THE CONVERSION
OF DAKOTA GROWERS PASTA COMPANY
TO A NORTH DAKOTA CORPORATION

        Over the past several years and, particularly in recent months, the Board of Directors of Dakota Growers Pasta Company, a North Dakota cooperative, and its management have carefully analyzed the cooperative's business and structure. As a result of that analysis, the cooperative's leaders came to the conclusion that structural changes were appropriate.

        After considering a number of different alternatives, including continuing operation as a cooperative or converting to a limited liability company form of organization, the Board of Directors of Dakota Growers Pasta Company has determined that it is in the best interests of the cooperative and its members to convert from a North Dakota cooperative into a North Dakota corporation. Dakota Growers Pasta Company cannot consummate the mergers to effect the conversion without its members' approval. Although the conversion to a North Dakota corporation will involve three separate mergers, you will only vote on the first of the three mergers, that is, the merger of Dakota Growers Pasta Company into Dakota Growers Pasta Restructuring Cooperative, a newly-formed Colorado cooperative. If you vote in favor of this first merger, it will have the same effect as if you voted for the second and third mergers that will be required to complete the conversion.

        If the conversion is approved by the members, it will result in an initial offering of the following securities of the North Dakota corporation:

  •
  Common Stock, $.01 par value per share;

  •
  Series A 6% Redeemable Cumulative Preferred Stock, $100 par value per share;

  •
  Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share;

  •
  Series D Delivery Preferred Stock, $.01 par value per share; and

  •
  options to purchase Series C 6% Convertible Non-Cumulative Preferred Stock.

No public market currently exists for these securities.

        This document provides detailed information about the proposed conversion and the new North Dakota corporation. We encourage you to carefully review this entire document. Neither Dakota Growers Pasta Company nor the North Dakota corporation has authorized anyone to provide you with information that is different. Information on Dakota Growers Pasta Company's Web site is not part of this document.

        Please see "Risk Factors" beginning on page 19 to read about important factors you should consider before voting.

        The Board of Directors of Dakota Growers Pasta Company strongly supports the conversion and enthusiastically recommends that you vote in favor of the merger. As of the January 25, 2002 record date for the determination of members of the North Dakota cooperative eligible to vote, there were 1,155 voting members. As of that date, directors and officers of Dakota Growers Pasta Company and their affiliates owned beneficially 25 shares of the North Dakota cooperative's Membership Stock, or approximately 2.2% of the total number of members and votes. None of the directors or officers have formally indicated how they will vote as members.

            /s/ JOHN S. DALRYMPLE III
            John S. Dalrymple III
             Chairman

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS JOINT MEMBER VOTE INFORMATION STATEMENT—PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This document is dated May 1, 2002, and was first mailed to members on May 1, 2002.

DAKOTA GROWERS PASTA COMPANY
ONE PASTA AVENUE, CARRINGTON, NORTH DAKOTA 58421

NOTICE OF SPECIAL MEETING OF MEMBERS

TO BE HELD ON MAY 23, 2002

        To the Members:

        This is a notice of a special meeting of members of Dakota Growers Pasta Company, a North Dakota cooperative, to be held on May 23, 2002, at 1:00 p.m., local time, at the NDSU Research Extension Center in Carrington, North Dakota, for the following purposes:

        To vote upon a proposal to approve and ratify:

  •
  A Second Amended and Restated Plan of Merger (the "Plan of Merger") by and between Dakota Growers Pasta Company, a North Dakota cooperative and Dakota Growers Pasta Restructuring Cooperative, a newly-formed Colorado cooperative.

  •
  The Second Amended and Restated Transaction Agreement (the "Transaction Agreement"), dated as of April 18, 2002, by and among the current North Dakota cooperative, the Colorado cooperative, Dakota Growers Corporation, a newly-formed Colorado corporation and Dakota Growers Restructuring Company, Inc., a newly-formed North Dakota corporation, but solely to the extent that the Transaction Agreement relates to the proposed merger described in the Plan of Merger specified above.

  •
  An amendment to the current "Growers Agreement" adopted by the Board of Directors, the effect of which is to terminate the Growers Agreement upon the approval and consummation of any merger transaction (or series of transactions) in which the North Dakota cooperative is not the surviving entity and in which the surviving entity's governing documents do not require the delivery of durum wheat as a condition of ownership in such entity.

  If the Plan of Merger between the North Dakota cooperative and the Colorado cooperative is approved, immediately after the consummation of the merger and without further action by members of the North Dakota cooperative, the Colorado cooperative will merge with and into the Colorado corporation and, immediately thereafter, the Colorado corporation will merge with and into the North Dakota corporation. If the conversion is approved, we anticipate that the closing will take place as soon as practicable following the member vote.

        As a result of the mergers:

  •
  The North Dakota corporation will be the surviving entity.

  •
  Members of the North Dakota cooperative will become shareholders of the North Dakota corporation and receive:

  •
  twenty-five shares of Common Stock of the North Dakota corporation for each share of the North Dakota cooperative's Membership Stock they hold as of the effective date of the merger;

  •
  a number of shares of common stock, $.01 par value per share (the "Common Stock"), of the North Dakota corporation equal to the number of shares of the North Dakota cooperative's Equity Stock they hold as of the effective date of the merger;

    •
    a number of shares of Series D Delivery Preferred Stock, $.01 par value per share, of the North Dakota corporation equal to the number of shares of the North Dakota cooperative's Equity Stock they hold as of the effective date of the merger;

    •
    holders of Non-Qualified Written Notices of Allocation (a form of members' equity that represents patronage income that was allocated among the members of the cooperative as non-cash patronage dividends) will receive one share of Common Stock of the North Dakota corporation for every $7.36 of Non-Qualified Written Notices of Allocation held in their name in the records of the North Dakota cooperative;

    •
    to the extent that they hold Series A 6% Redeemable Non-Cumulative Preferred Stock or Series B 2% Redeemable Non-Cumulative Preferred Stock of the North Dakota cooperative as of the effective date of the merger, an equal number of shares of Series A 6% Redeemable Cumulative Preferred Stock, $100 par value per share, or Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, as applicable, of the North Dakota corporation; and

    •
    holders of options to purchase Series C 6% Convertible Non-Cumulative Preferred Stock of the North Dakota cooperative as of the effective date of the merger will receive options to purchase a like number of Series C 6% Convertible Non-Cumulative Preferred Stock of the North Dakota corporation.

        The close of business on January 25, 2002 has been fixed as the record date for determining those members entitled to vote at the special meeting and any adjournments or postponements of the meeting.

        Regional information meetings will be held on the following dates at the times and locations indicated:

  •
  May 6, 2002, at 10:00 a.m., local time, at the VFW Club in Casselton, North Dakota;
  •
  May 6, 2002, at 3:00 p.m., local time, at the VFW Club in Hillsboro, North Dakota;
  •
  May 7, 2002, at 10:00 a.m., local time, at the City Auditorium in Edmore, North Dakota;
  •
  May 7, 2002, at 3:00 p.m., local time, at the Masonic Hall in Cando, North Dakota;
  •
  May 8, 2002, at 10:00 a.m., local time, at the Leeds Community Center in Leeds, North Dakota;
  •
  May 8, 2002, at 4:30 p.m., local time, at the NDSU Research Extension Center in Carrington, North Dakota;
  •
  May 9, 2002, at 10:00 a.m., local time, at the Holiday Inn in Minot, North Dakota;
  •
  May 9, 2002, at 2:00 p.m., local time at the Two Way Bar & Cafe in Stanley, North Dakota; and
  •
  May 11, 2002, at 10:30 a.m., local time, at Farm Credit in Wahpeton, North Dakota.

        To vote on the proposed merger, please complete and return the enclosed ballot to Brady, Martz & Associates, P.C., 401 DeMers Avenue, Suite 300, P.O. Box 14296, Grand Forks, North Dakota 58208-4296, an independent accounting firm that does not provide any other services to Dakota Growers Pasta Company, in the envelope provided. If you vote by mail, Brady, Martz & Associates, P.C. must receive your ballot by 10:00 a.m. (Carrington, North Dakota time) on May 23, 2002 for your vote to count. Although we encourage you to vote by mail, if you would like to vote in person, you are invited to attend the special meeting and submit your vote to Brady, Martz & Associates, P.C. on the enclosed ballot at the special meeting. You may vote on the proposed merger by using the enclosed ballot, whether you vote by mail or in person. No procedures exist for a member to revoke a ballot once the ballot has been received.

By Order of the Board of Directors
/s/ JOHN S. DALRYMPLE III John S. Dalrymple III Chairman

May 1, 2002
Carrington, North Dakota

        The Board of Directors of Dakota Growers Pasta Company unanimously recommends that members vote for approval of the Plan of Merger and the Transaction Agreement, and to ratify amendment of the Growers Agreement, the effect of which will be to terminate that agreement when the mergers become effective. As of the January 25, 2002 record date for the determination of members of the North Dakota cooperative eligible to vote, there were 1,155 voting members of Dakota Growers Pasta Company. As of that date, directors and officers of the cooperative and their affiliates owned beneficially 25 shares of the North Dakota cooperative's Membership Stock, or approximately 2.2% of the total number of members and votes. None of the directors or officers have formally indicated how they will vote as members.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE CONVERSION	1
SUMMARY	10
SUMMARY FINANCIAL INFORMATION	17
SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION	17
RISK FACTORS	19
COMPARISON OF RIGHTS OF EQUITYHOLDERS	23
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION	30
THE SPECIAL MEETING	31
General	31
Matters to be Considered	31
How You Can Vote	31
Votes Required	32
Recommendation of the Company's Board of Directors	32
Who Can Vote	32
THE CONVERSION	33
Reasons for the Conversion	33
Recommendation of the North Dakota cooperative's Board of Directors	35
Tax Treatment	36
Accounting Treatment	36
Regulatory Approval	36
Member Approval	36
Absence of Dissenters' Rights	37
Federal Securities Law Consequences	37
THE MERGER AGREEMENTS AND THE TRANSACTION AGREEMENT	38
The Merger Agreement between the Company and the Colorado cooperative	38
The Merger Agreement between the Colorado cooperative and the Colorado corporation	38
The Merger Agreement between the Colorado corporation and the North Dakota corporation	40
Effective Time	40
Non-Qualified Written Notices of Allocation	41
Representations and Warranties	41
Employee Benefit Plans	41
Conditions to Consummation of the Mergers	41
Conduct of Business Prior to Conversion	42
Termination	42
Amendment	43
Indemnification and Insurance	43
INTERESTS OF CERTAIN PERSONS IN THE CONVERSION	44
Indemnification	44
Treatment of Member Equity	44
Treatment of Options	44
SELECTED FINANCIAL DATA	45

i

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	47
BUSINESS	56
Overview	56
Pasta Industry and Markets	56
Co-Pack Arrangements	57
Productions and Products	57
Sales, Marketing and Customers	59
Growers Agreement; Durum Delivery System	60
Competition	61
Government Regulation	62
Intellectual Property Rights	63
Research and Development	63
Properties	63
Employees	64
Legal Proceedings	64
MANAGEMENT	65
Directors	65
Committees of the Board of Directors	67
Compensation of Directors	67
Executive Officers	68
Executive Compensation	69
Employment Agreements	70
Employee Benefit Plans	72
Compensation Committee Interlocks and Insider Participation	72
Relationships and Related Transactions	73
Equity Ownership of Management	74
PRINCIPAL SHAREHOLDERS	75
DESCRIPTION OF CAPITAL STOCK	77
Common Stock	77
Preferred Stock	77
Anti-Takeover Provisions	82
FEDERAL INCOME TAX CONSIDERATIONS	83
LEGAL MATTERS	86
EXPERTS	86
WHERE YOU CAN FIND MORE INFORMATION	86
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION OF DAKOTA GROWERS RESTRUCTURING COMPANY, INC., a North Dakota corporation	87

ii

QUESTIONS AND ANSWERS ABOUT THE CONVERSION

        Below are answers to questions that we anticipate will be frequently asked by members of Dakota Growers Pasta Company, in connection with making their decision on whether to approve the conversion to a North Dakota corporation. If the conversion is consummated, Dakota Growers Pasta Company will be the predecessor of Dakota Growers Restructuring Company, Inc. We encourage you to read this entire document to obtain a more complete answer to these questions.

Q:	What securities will I receive if the conversion is approved and what rights are attached to those securities?
A:
For each share of Membership Stock, $125 par value per share (the "Membership Stock") you currently hold, you will receive twenty-five shares of the North Dakota corporation's Common Stock, $.01 par value per share (the "Common Stock"). Each share of Common Stock of the North Dakota corporation represents a share of the profits and losses of the North Dakota corporation, although you will not be entitled to receive a distribution of the profits of the North Dakota corporation unless a dividend is declared and paid to you and you will not be entitled to report a loss for personal income tax purposes equal to your portion of any corporate losses. For each share of Common Stock you own in the North Dakota corporation, you will be entitled to one vote on matters presented to shareholders of the North Dakota corporation.

For each share of Equity Stock, $2.50 par value per share (the "Equity Stock"), you currently hold, you will receive one share of the North Dakota corporation's Common Stock and one share of the North Dakota corporation's Series D Delivery Preferred Stock, $.01 par value per share (the "Series D Delivery Preferred Stock"). Except as required by North Dakota law in certain situations, there are no voting rights attached to Series D Delivery Preferred Stock.

The North Dakota cooperative estimates that, as of the effective date of the conversion, it will have Non-Qualified Written Notices of Allocation outstanding with a stated dollar amount of approximately $9.2 million, including Non-Qualified Written Notices of Allocation to be issued for the period up to the effective date of conversion. These notices are a form of members' equity that represents patronage income that was allocated among the members of the cooperative as non-cash patronage dividends. "Non-qualified" means that the members were not taxed upon receipt of the notice. These notices are redeemable in the sole discretion of the Board of Directors of the North Dakota cooperative. If you hold Non-Qualified Written Notices of Allocation in the North Dakota cooperative, you will receive one share of the North Dakota corporation's Common Stock for each $7.36 of Non-Qualified Written Notices of Allocation shown in your name in the records of the North Dakota cooperative.

For each share of the North Dakota cooperative's Series A 6% Redeemable Non-Cumulative Preferred Stock, $100 par value per share (the "Series A Preferred Stock"), or Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share (the "Series B Preferred Stock"), you will receive an equal number of the North Dakota corporation's Series A or Series B Preferred Stock.

If you currently hold options to purchase shares of Series C 6% Convertible Non-Cumulative Preferred Stock (the "Series C Preferred Stock") of the North Dakota cooperative, you will receive options to purchase a like number of shares of Series C Preferred Stock of the North Dakota corporation. Each share of the Series C Preferred Stock will be convertible into 24 shares of the Common Stock of the North Dakota corporation.

The rights of the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock of the North Dakota corporation will be identical in all material respects to the rights of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, of the North Dakota cooperative. Except as required by North Dakota law in certain situations, holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock will not be entitled to vote on matters submitted to the shareholders of the North Dakota corporation.

The Board of Directors of the North Dakota corporation has adopted a Rights Plan that will be effective immediately following the conversion. Under the Rights Plan, the North Dakota corporation will declare a dividend of one purchase right (a "Right") for each outstanding share of Common Stock held of record as of the date of the conversion. The Right will not become exercisable until a person or group of persons has acquired 15% or more of the North Dakota corporation's shares of Common Stock or has commenced a tender or exchange offer for 15% or more of the North Dakota corporation's common stock. The effect of the Rights Plan makes an unwanted acquisition unlikely and may delay or prevent attempts by other entities to acquire control of the North Dakota corporation without shareholder approval. See "Description of Capital Stock—Anti-Takeover Provisions" for a more complete discussion of the Rights Plan.
Q:	Who owns the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of Dakota Growers Pasta Company?
A:
Dakota Growers Pasta Company currently has 533 shares of Series A Preferred Stock issued and outstanding, all of which are held by the City of Carrington, North Dakota and managed by South Central Dakota Regional Council, 525 shares of Series B Preferred Stock issued and outstanding, which are held by New Rockford Community Credit Union and Montana-Dakota Utilities Company, and no shares of Series C Preferred Stock issued and outstanding. However, members of Dakota Growers Pasta Company's executive management team collectively hold options to purchase 2,045 shares of Series C Preferred Stock. These options are fully vested and may be exercised at any time.
Q:	How may I benefit from the conversion to a North Dakota corporation?
A:
We believe that the conversion from a cooperative to a corporation could improve the liquidity of your investment because the corporate form, unlike the cooperative form, permits an expanded universe of potential equityholders. The cooperative form requires Dakota Growers Pasta Company to limit its membership to producers of agricultural products and associations of agricultural producers. These limitations make it difficult for members to sell their equity interests in the cooperative. The Board of Directors and senior management believes that, while no assurances can be given, the liquidity of members' equity interests could be enhanced if ownership in the new North Dakota corporation is opened up to a broader range of investors, that is, non-producers.

We also are sensitive to the difficulties that weather and economic conditions have imposed on our members' ability to grow and deliver the qualities of durum wheat required of them by their membership. By converting from a cooperative to a corporation, your obligation to deliver durum is eliminated. We believe that conversion to a North Dakota corporation, coupled with the privilege, but not the obligation, to deliver durum wheat to the North Dakota corporation, will allow shareholders of the North Dakota corporation to enjoy the economic benefits of an equity investment in the enterprise while at the same time giving them a potential market for their durum wheat.

Q:	How could liquidity be improved by converting to a corporation?
A:
We do not expect that there will be a significant improvement in liquidity immediately following the conversion to a corporation, and we cannot assure you that the conversion to a corporation will ever improve your liquidity. However, as explained above, because the corporate form allows for a larger universe of equityholders than does the cooperative form, we believe it may be easier to sell your equity interests if the potential buyers can be either durum wheat producers or other non-producer investors. In the future, relationships with strategic partners could also enhance the liquidity of the North Dakota corporation's capital stock. We cannot guarantee a liquid market for the shares of the North Dakota corporation and no market may ever develop; no buyer may be available for your shares, regardless of the form of entity in which our business operates.
Q:	Will I be required to deliver durum wheat to the North Dakota corporation?
A:
No. The Growers Agreement, to which every member of the North Dakota cooperative is a party and which obligates each member to deliver durum wheat to the cooperative, will be terminated upon the approval and consummation of the conversion. The North Dakota corporation will procure durum wheat from holders of Series D Delivery Preferred Stock and on the open market.
Q:	Will I have the opportunity to deliver durum wheat to the North Dakota corporation?
A:
Yes. As part of the conversion, you will receive one share of the North Dakota corporation's Series D Delivery Preferred Stock for each share of Equity Stock you currently hold. One of the features of the Series D Delivery Preferred Stock is a delivery privilege (but not a delivery obligation) which, if exercised to its fullest extent, may allow you to deliver as much durum wheat to the North Dakota corporation as you currently are obligated to deliver to Dakota Growers Pasta Company.

Unlike the Growers Agreement, which requires you to deliver durum wheat to the North Dakota cooperative every trimester at a price and time pre-determined by the Board of Directors of the cooperative, Series D Delivery Preferred Stock will allow you to deliver durum only if you choose to do so. Each share of Series D Delivery Preferred Stock carries the privilege to deliver one bushel of durum wheat to the North Dakota corporation per fiscal year, but only to the extent that the North Dakota corporation requires durum and the holder of Series D Delivery Preferred Stock avails such holder of the "first-come, first-served" delivery privilege. Therefore, the privilege of a holder of Series D Delivery Preferred Stock to sell durum wheat to the North Dakota corporation is not absolute.

Series D Delivery Preferred Stock is "preferred" in three major respects: (1) the payment of a dividend of at least $0.01 per share, but not more than $0.04 per share, prior to the payment of any dividends on the North Dakota corporation's Common Stock, (2) the distribution of the $0.01 par value of the stock upon liquidation prior to any liquidation payment to the holders of Common Stock, and (3) the delivery of durum wheat. Each share earns the privilege, but not the obligation, to deliver one bushel of durum wheat per fiscal year to the North Dakota corporation on a first-come, first-served basis. This means that, at any time that the North Dakota corporation posts a notice to the market on its Web site (holders may also telephone the North Dakota corporation for information on market notices), for the purchase of durum wheat, holders of Series D Delivery Preferred Stock will be given a "first-come, first-served" opportunity to sell their durum to the North Dakota corporation on the terms and conditions posted by the North Dakota corporation. Because the North Dakota corporation will not contact holders of Series D Delivery Preferred Stock when it posts a market notice for the purchase of durum, holders of Series D Delivery Preferred Stock will be required to monitor the North Dakota corporation's Web site (or, alternatively, telephone the North Dakota corporation) to determine whether the North Dakota corporation has posted any such notice. If, after the lapse of a certain amount of time (not less than one day), holders of Series D Delivery Preferred Stock have not sold to the North Dakota corporation all of the durum wheat requested in the notice, the North Dakota corporation will be allowed to fulfill its remaining requirements outside of the Series D Delivery Preferred Stock delivery privilege. Such remaining requirements may be filled by purchases of durum from any party, without volume limitation. See "Description of Capital Stock—Series D Delivery Preferred Stock."
Q:	Can I transfer my shares of Series D Delivery Preferred Stock?
A:
You may only transfer your shares of Series D Delivery Preferred Stock with the prior consent of the Board of Directors of the North Dakota corporation. The Board of Directors of the North Dakota corporation may withhold giving consent to transfer shares of Series D Delivery Preferred Stock if it believes, in the good-faith exercise of its informed judgment, that such a transfer would not be in the best interests of the North Dakota corporation. In making this determination, the Board of Directors will consider, among other factors, the concentration of shares of Series D Delivery Preferred Stock in any one shareholder.
Q:	How might Dakota Growers Pasta Company benefit from the conversion to a corporation?
A:
Dakota Growers Pasta Company expects that conversion to a corporation will afford it greater access to capital markets, which may allow it to expand its business over time. We have no present plans to issue additional debt or equity securities, but if we believe it to be prudent and in our interests to acquire other businesses or invest capital in our facilities, we feel a corporate structure will make it easier to raise any necessary capital.
Q:	What are some of the material risks of remaining a cooperative?
A:
Given the competitive nature of the pasta industry, the business' sensitivity to the prices of pasta, semolina, durum wheat and by- products, as well as debt service obligations which are scheduled to increase over the next several years, Dakota Growers Pasta Company's Board of Directors and management believe that the business will require significant capital resources to fund on-going activities, whether that business is operated as a cooperative or a corporation. If Dakota Growers Pasta Company were to remain a cooperative, it may need to look to its members for a portion of these capital requirements. The cooperative's By-Laws provide that all member patrons will, through their patronage, furnish capital to the cooperative. Such patronage capital may be furnished by per-unit retains or by patronage equity credits (i.e., increased levels of Non-Qualified Written Notices of Allocation or through the distribution of less than 100% of the cooperative's qualified patronage).

To date, Dakota Growers Pasta Company has returned all per-unit retains at the end of each marketing period, and has distributed a significant portion of its annual patronage-based earnings to its members in cash. If the conversion is not completed, in the future the cooperative may need to modify its practices in regard to per-unit retains and patronage equity credits to meet capital requirements. In addition, Dakota Growers Pasta Company believes that the opportunity to raise additional capital through new Equity Stock offerings is limited. Its members have in the past committed significant amounts of capital to the cooperative and, as a result, they may not have sufficient resources to do so in the future. Moreover, to the extent that each member is obligated to deliver to the cooperative amounts of durum wheat based on the number of shares of Equity Stock each such member holds, the issuance of additional shares of Equity Stock would only serve to exacerbate the problems members have experienced in delivering the qualities of durum required of their membership. See "The Conversion—Reasons for the Conversion." Lastly, it may be that members of the cooperative are unwilling to commit additional capital without the exit opportunities afforded by a more liquid investment.

As described above and in greater detail under "The Conversion—Reasons for the Conversion," conversion to a North Dakota corporation offers the potential for greater access to capital markets and improved liquidity for your equity interests in the business. The conversion will also eliminate your obligation to deliver durum wheat to the cooperative. Due to the detrimental effect that weather and economic conditions have had on our members' ability to grow and deliver the qualities of durum wheat required by their cooperative membership, we believe that Dakota Growers Pasta Company, if it remains a cooperative, might in the future be left with the unfavorable alternative of seeking durum from non-patron sources. This would reduce the cooperative's access to member capital through per-unit retains or patronage equity credits. Also, any business conducted by a cooperative on a non-patronage basis is subject to entity-level taxation, much the same as a corporation would be taxed. Furthermore, there is legal authority suggesting that, if a cooperative's inputs are obtained predominantly from non-patron sources, its tax status as a cooperative might be jeopardized. If Dakota Growers Pasta Company were to remain a cooperative and be subject to entity-level taxation, it would incur the same tax treatment as a corporation while not enjoying the potential for greater access to capital markets or the possibility of improved liquidity for its members' equity interests in the business.
Q:	What are some of the disadvantages of converting to a corporation?
A:
A corporation, unlike a cooperative, is not allowed an income tax deduction for qualified patronage allocations. As a result, a larger portion of the North Dakota corporation's earnings will be subject to taxation at the company level than if the business were operated exclusively on a patronage basis as a cooperative. However, given the difficulties experienced by our members in consistently providing durum wheat for our business, it is very likely that in the future the cooperative will be required to conduct a significant portion of its business on a non-patronage basis, eliminating the tax benefit of operating as a cooperative for the non-patronage portion of the cooperative's business. See "Dakota Growers Pasta Company Notes to Consolidated Financial Statements, Note 4—Members' Investment" for a discussion of the qualified patronage allocations providing the bases for tax deductions to Dakota Growers Pasta Company for the fiscal years ended July 31, 1998, 1999 and 2000. Furthermore, while we believe that the operations of the business will not change as a result of opening up ownership to both producers and non-producers, new investors may be more focused on quarterly performance and growth than our current cooperative membership.

Q:	How will the conversion to a corporation affect the composition of the Board of Directors?
A:
Initially, the Board of Directors of the North Dakota corporation will consist of the same nine members who are currently on the Board of Directors of Dakota Growers Pasta Company. In the future, the Board of Directors of the North Dakota corporation may consist of up to fifteen members, five of whom need be residents of North Dakota (although not of a specific district in North Dakota) and three of whom need be agricultural producers. Otherwise, there are few restrictions placed upon whom may serve as a director of the North Dakota corporation. A nominating committee, consisting of the Chairman, Vice Chairman and Chief Executive Officer of the North Dakota corporation, will make recommendations as to potential candidates to serve on the Board of Directors. We believe that placing fewer limitations on the qualifications for serving on the Board of Directors will allow the North Dakota corporation to benefit from bringing on additional directors to supplement the expertise of the current Board of Directors of the North Dakota cooperative.

By contrast, the Board of Directors of the North Dakota cooperative is required to consist of a minimum of nine and a maximum of eleven directors. Nine of the directors must be members (i.e., producers of agricultural products) of the cooperative and are elected by district, with one director elected by the members whose agricultural operations are located within each of the nine geographical districts designated by the cooperative's by-laws. Two additional directors may be authorized by the Board of Directors of the North Dakota cooperative to represent member associations of agricultural producers.
Q:	How will voting change as a result of the conversion?
A:
Your role in governance will be directly tied to the amount of your investment in the business. The primary change affecting your voting rights lies in the fact that shareholders of the North Dakota corporation will have as many votes on matters submitted to shareholders for a vote as they have shares of Common Stock. That is, the more shares of Common Stock a shareholder owns, the greater voice he will have in the governance of the North Dakota corporation. This is in contrast to the "one member, one vote" method of governance present in our current North Dakota cooperative. There will, however, be cumulative voting with respect to the election of directors of the North Dakota corporation. See "Description of Capital Stock—Common Stock."
Q:	Will I continue to get patronage payments?
A:
You will not receive patronage payments for any durum you deliver to the North Dakota corporation. However, subject to applicable loan covenants, if the Board of Directors of the new North Dakota corporation declares dividends, you would be entitled to receive a preferred cash dividend of between $0.01 and $0.04 per share of Series D Delivery Preferred Stock, and cash dividends in proportion to your Common Stock in the North Dakota corporation. As a shareholder, you will be required to pay ordinary income tax on any dividends paid to you by the North Dakota corporation, but you generally will not be subject to self-employment tax on dividends you receive. That treatment is in contrast to the patronage dividends you have received from the North Dakota cooperative, which are generally subject to income and self-employment taxes.

Q:	Are there factors that will likely affect the amount of dividends the North Dakota corporation may pay?
A:
The North Dakota corporation could reinvest a significant portion of its earnings, rather than distribute them as dividends, for several reasons. First, one of the primary ways to grow a business is by reinvesting earnings of the enterprise , rather than distributing any cash generated by the business in the form of dividends. Retained earnings may be used to fund debt repayments, strategic acquisitions, market expansions, working capital requirements, equipment acquisitions, cost-saving measures and efficiencies. Second, reinvesting earnings may result in a higher future value for the North Dakota corporation. And, third, capital gains on a shareholder's investment are taxed at a lower rate than dividends. Therefore, if the corporation is successful in prudently managing its capital by putting it to use to grow the value of the enterprise, it will hopefully lead to appreciation in the stock value through earnings growth. Any appreciation in the value of your stock as the result of a reinvestment of earnings may be taxed at a more favorable rate to you than any dividends that you receive. There can be no assurance that any reinvestment of earnings by the North Dakota corporation will be successful in raising the value of your stock.

The reinvestment of earnings in the business is not unique to the North Dakota corporation. If the conversion is not consummated, Dakota Growers Pasta Company may reinvest a significant portion of its earnings for the same business reasons that would apply to the North Dakota corporation. The North Dakota cooperative is required to allocate patronage earnings, but is not obligated to distribute such allocations in cash. The North Dakota cooperative is not obligated to distribute non-patronage earnings. Patronage distributions or dividends from non-patronage sources are made based on the business judgment of the Board of Directors of the North Dakota cooperative and what is believed to be in the best interests of the cooperative and all of its members.
Q:
Why does Dakota Growers Pasta Company not simply merge with and into a North Dakota corporation to effect the conversion? Why is it necessary to undertake the interim mergers including the Colorado cooperative and corporation?
A:
We are undertaking the interim mergers with the Colorado cooperative and corporation because we feel it is the most expeditious method of completing the conversion. The North Dakota statutes do not explicitly address the question of authorizing a North Dakota cooperative to merge with a corporation. Colorado law, on the other hand, does explicitly allow a cooperative to merge with a corporation. As such, it is more expedient that we first merge with and into a Colorado cooperative to effect the conversion.
Q:	What is a Rights Plan, and how will its existence affect me?
A:
In the event a hostile acquirer seeks to obtain control of the North Dakota corporation, the effect of the Rights Plan will be to cause significant dilution to the potential acquirer and make an unwanted acquisition unlikely. That dilution would occur through a variety of alternatives under the Rights Plan, each of which would result in the shareholders of the North Dakota corporation other than the potential acquirer obtaining shares at a significant discount to the then current fair market value of such shares. A Rights Plan can force a potential acquirer to negotiate with the Board of Directors of the North Dakota corporation in order to avoid triggering the Rights Plan. A Rights Plan can also grant the Board of Directors of the North Dakota corporation time to conduct an orderly search for alternatives and gives the Board of Directors time to seek out parties other than the initial suitor. See "Description of Capital Stock—Anti-Takeover Provisions" for a more complete discussion of the Rights Plan.

Q:	What are the federal tax consequences to me of the conversion?
A:
We expect the conversion generally to be tax free. Our legal counsel's opinion is that the North Dakota cooperative, the Colorado cooperative, the Colorado corporation, the North Dakota corporation, and the shareholders will not recognize any gain or loss for U.S. federal income tax purposes in the conversion. However, the portion of the opinion that relates to the issuance and receipt of Series D Delivery Preferred Stock is supported by reasoned analysis rather than definitive legal authority. To review the tax consequences of the reorganization and subsequent operations in more detail, see "Federal Income Tax Considerations." The tax consequences to you will depend on the facts of your own situation. Please consult your tax advisors for a full understanding of the tax consequences to you of the conversion.
Q:	Have any of the directors of Dakota Growers Pasta Company indicated whether they will vote for or against the conversion?
A:
All nine directors of Dakota Growers Pasta Company voted in favor of recommending the conversion and submitting it to a vote by the members. The Dakota Growers Pasta Company resolutions committee has voted to encourage the Board of Directors to proceed with the appropriate filings and to present the proposed conversion to the members of Dakota Growers Pasta Company for their approval. As of the January 25, 2002 record date for the determination of members of the North Dakota cooperative eligible to vote, there were 1,155 voting members. As of that date, directors and officers of Dakota Growers Pasta Company and their affiliates owned beneficially 25 shares of the North Dakota cooperative's Membership Stock, or approximately 2.2% of the total number of members and votes. None of the directors or members of the resolutions committee have formally indicated how they will vote as members. See "Interests of Certain Persons in the Conversion."
Q:	Will Dakota Growers Pasta Company hold information meetings to discuss the conversion?
A:	Yes. Regional information meetings will be held on the following dates at the times and locations indicated:

•    May 6, 2002, at 10:00 a.m., local time, at the VFW Club in Casselton, North Dakota;
•    May 6, 2002, at 3:00 p.m., local time, at the VFW Club in Hillsboro, North Dakota;
•    May 7, 2002, at 10:00 a.m., local time, at the City Auditorium in Edmore, North Dakota;
•    May 7, 2002, at 3:00 p.m., local time, at the Masonic Hall in Cando, North Dakota;
•    May 8, 2002, at 10:00 a.m., local time, at the Leeds Community Center in Leeds, North Dakota;
•    May 8, 2002, at 4:30 p.m., local time, at the NDSU Research Extension Center in Carrington, North Dakota;
•    May 9, 2002, at 10:00 a.m., local time, at the Holiday Inn in Minot, North Dakota;
•    May 9, 2002, at 2:00 p.m., local time, at the Two Way Bar & Cafe in Stanley, North Dakota; and
• May 11, 2002, at 10:30 a.m., local time, at Farm Credit in Wahpeton, North Dakota.

At the regional information meetings, we will make a presentation about the proposed conversion, discuss the information contained in this Member Vote Information Statement-Prospectus, and respond to questions that you might have regarding the transaction.

Q:	How do I vote?
A:
You can vote on the proposed conversion by completing and returning the enclosed ballot to Brady, Martz & Associates, P.C., 401 DeMers Avenue, Suite 300, P.O. Box 14296, Grand Forks, North Dakota 58208-4296, an independent accounting firm that does not provide any other services to the Company, in the envelope provided. If you vote by mail, Brady Martz & Associates, P.C. must receive your ballot by 10:00 a.m. (Carrington, North Dakota time) on May 23, 2002 for your vote to count. If you would like to vote in person, you are invited to attend the special meeting and submit your vote to Brady, Martz & Associates, P.C. on the enclosed ballot at the special meeting. You may vote on the proposed merger by using the enclosed ballot, whether you vote by mail or in person.
Q.	Can I revoke my ballot if I change my mind after I submit my ballot?
A.	No procedures exist for a member to revoke a ballot once the ballot has been received.

SUMMARY

        The following summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the transaction fully and for a complete description of the legal terms of the conversion, we encourage you to read this entire document, including the section entitled "Risk Factors," the appendices and the financial statements and related notes to those statements included in this document.

        Dakota Growers Pasta Company (the "North Dakota cooperative") is a North Dakota agricultural cooperative that was incorporated on December 16, 1991. It owns and operates a vertically integrated durum wheat milling and pasta production facility in Carrington, North Dakota. The facility, which became operational in 1994, currently has the capacity to grind in excess of twelve million bushels of grain annually and to produce approximately 275 million pounds of pasta annually. In February 1998, the North Dakota cooperative acquired all of the outstanding stock of Primo Piatto, Inc., a Minnesota corporation engaged in pasta manufacturing. Primo Piatto, being operated as the Minnesota Division of the North Dakota cooperative, currently operates a pasta production plant in New Hope, Minnesota. The North Dakota cooperative has annual pasta production capacity of approximately 440 million pounds.

        Dakota Growers Restructuring Company, Inc. (the "North Dakota corporation") is a corporation incorporated under the laws of North Dakota on January 30, 2002. The North Dakota corporation is a wholly-owned subsidiary of the North Dakota cooperative and was formed for the specific purpose of consummating the North Dakota cooperative's conversion to a North Dakota corporation. Following the conversion, the North Dakota corporation will operate as the cooperative's successor and will adopt the name Dakota Growers Pasta Company, Inc. As such, its operations will be a continuance of the operations of the North Dakota cooperative.

        The North Dakota cooperative's and the North Dakota corporation's principal offices are located at One Pasta Avenue, Carrington, North Dakota 58421, and their telephone number is (701) 652-2855.

The conversion	The securities being registered by this document are being issued in connection with the conversion of the North Dakota cooperative to a North Dakota corporation.
How the conversion will be completed	The North Dakota cooperative has formed three wholly-owned subsidiaries: Dakota Growers Pasta Restructuring Cooperative, a Colorado cooperative, Dakota Growers Corporation, a Colorado corporation, and the North Dakota corporation. The North Dakota cooperative is the sole member or shareholder of each of the Colorado cooperative, the Colorado corporation and the North Dakota corporation, and has approved the mergers in its capacity as such. The following diagram shows the structure of the four entities relative to one another.

The conversion will involve three steps. First, the North Dakota cooperative will merge with and into the newly-created Colorado cooperative. As shown in the following diagram, the Colorado cooperative will survive the merger and will replace the North Dakota cooperative as the parent of the Colorado corporation and the North Dakota corporation.

Second, immediately after the first merger takes effect, the Colorado cooperative will merge with and into the Colorado corporation. The Colorado corporation will survive the merger and will replace the Colorado cooperative as the parent of the North Dakota corporation. This step of the transaction is shown in the following diagram.

Finally, immediately after the second merger takes effect, the Colorado corporation will merge with and into the North Dakota corporation. The North Dakota corporation will be the ultimate surviving entity and will change its name to Dakota Growers Pasta Company, Inc. This last step of the conversion is shown below. If the conversion is approved, we anticipate that the closing will take place as soon as practicable following the member vote.

WE HAVE ATTACHED THE AGREEMENTS WHICH DESCRIBE THE LEGAL TERMS OF THE CONVERSION AS APPENDICES A, B, C AND D TO THIS DOCUMENT. WE ENCOURAGE YOU TO READ EACH AGREEMENT.
Vote required to approve the merger	You are being asked to vote on the merger between Dakota Growers Pasta Company, the North Dakota cooperative, and the Colorado cooperative only, and you will not vote on either the merger between the Colorado cooperative and the Colorado corporation or the merger between the Colorado corporation and the North Dakota corporation. The North Dakota cooperative, as the sole shareholder of the Colorado cooperative, the Colorado corporation and the North Dakota corporation on January 25, 2002, has approved the mergers between the Colorado cooperative and the Colorado corporation and between the Colorado corporation and the North Dakota corporation. These second and third mergers, and thus the conversion, will not take effect, however, unless the first merger is approved by the members of Dakota Growers Pasta Company in accordance with the following paragraph.
A quorum of members must exist at the special meeting to approve the conversion. The current By-Laws of the North Dakota cooperative provide that if at least 50 members are present or are represented by mail ballot at the special meeting, a quorum will exist. The affirmative vote of a majority of the votes cast, in person or by mail, at the special meeting is required to approve the merger of the North Dakota cooperative and the Colorado cooperative. As of the January 25, 2002 record date for the determination of members of the North Dakota cooperative eligible to vote, there were 1,155 voting members. As of that date, directors and officers of Dakota Growers Pasta Company and their affiliates owned beneficially 25 shares of the North Dakota cooperative's Membership Stock, or approximately 2.2% of the total number of members and votes.

Who can vote	You can vote if you owned a share of Membership Stock of Dakota Growers Pasta Company as of the close of business on January 25, 2002. Each voting member will have one vote, regardless of the number of shares of Equity Stock owned. You will not be entitled to vote on the conversion by virtue of holding Equity Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock of Dakota Growers Pasta Company.
Restrictions on types of holders of Common Stock and Preferred Stock of the North Dakota corporation	There are no restrictions placed upon the type of investor who may hold Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Delivery Preferred Stock of the North Dakota corporation, or the amount of stock any one investor may own. However, only employees of the North Dakota corporation will be entitled to hold Series C Preferred Stock upon the exercise of options for the purchase of Series C Preferred Stock issued pursuant to the Dakota Growers Incentive Stock Option Plan. Furthermore, a shareholder wishing to transfer his, her or its Series D Delivery Preferred Stock must first obtain the consent of the North Dakota corporation to do so. The Board of Directors of the North Dakota corporation may withhold giving consent to transfer shares of Series D Delivery Preferred Stock if it believes, in the good-faith exercise of its informed judgment, that such a transfer would not be in the best interests of the North Dakota corporation. In making this determination, the Board of Directors will consider, among other factors, the concentration of shares of Series D Delivery Preferred Stock in any one shareholder. See "Description of Capital Stock" for a summary of the terms of the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Delivery Preferred Stock of the North Dakota corporation.

Shareholder Rights Plan	The Board of Directors of the North Dakota corporation has adopted a Rights Plan that will be effective immediately following the conversion. Under the Rights Plan, the North Dakota corporation will declare a dividend of one purchase right (a "Right") for each outstanding share of Common Stock held of record as of the date of the conversion. The Rights will not become exercisable, and will not be transferable apart from the North Dakota corporation's shares of Common Stock, until a person or group has acquired 15% or more of the North Dakota corporation's Common Stock or has commenced a tender or exchange offer for 15% or more of the North Dakota corporation's Common Stock. If the Rights become exercisable, each Right would entitle the holder to purchase from the North Dakota corporation company stock having a market value two times the $20 exercise price of each Right. Alternatively, in lieu of Rights holders' needing to pay the exercise price to exercise each Right, the Board of Directors could require the exchange of each Right for new shares of Common Stock, with such exchange completed for a number of shares determined by dividing the $20 exercise price by the then-current market value of the Common Stock. The effect of the Rights Plan makes an unwanted acquisition unlikely and may delay or prevent attempts by other entities to acquire control of the North Dakota corporation without shareholder approval. See "Description of Capital Stock—Anti-Takeover Provisions" for a more complete discussion of the Rights Plan.
No need to turn in your certificates	You do not need to surrender the certificates representing your shares of Membership Stock, Equity Stock or Preferred Stock of the Company or exchange them for new certificates representing shares of Common Stock or Preferred Stock of the North Dakota corporation. Shares of Common Stock and all series of Preferred Stock will originally be issued to you in book-entry (i.e., uncertificated) form.
Conditions to the conversion	The completion of the conversion depends on the satisfaction (or waiver) of a number of conditions, including the following:
• effectiveness of the Registration Statement, of which this document constitutes a part, and no Securities and Exchange Commission proceedings to stop the effectiveness are underway;
• approval of the North Dakota cooperative's merger with the Colorado cooperative by the North Dakota cooperative's members; and
• receipt of all consents necessary to consummate the mergers, including those from the North Dakota cooperative's lenders (the North Dakota cooperative has already obtained the consent of its primary lender, CoBank and the holders of Series A Preferred Stock and Series B Preferred Stock.)
See "The Merger Agreements and the Transaction Agreement—Conditions to Consummation of the Mergers."

Interests of certain persons in the conversion	The Second Amended and Restated Transaction Agreement (the "Transaction Agreement"), dated as of April 18, 2002, by and among the current North Dakota cooperative, the Colorado cooperative, the Colorado corporation and the North Dakota corporation provides that the North Dakota cooperative's directors and officers will have rights to indemnification for all acts or omissions occurring at or before the conversion to the fullest extent permitted by law. The Articles of Incorporation and By-Laws of the North Dakota corporation provide that indemnification insurance may be maintained for the North Dakota corporation's directors and officers. See "Interests of Certain Persons in the Conversion."
Regulatory approval	Other than federal and state securities compliance, no federal or state regulatory requirements must be complied with or other approvals must be obtained by any of the parties in connection with the proposed conversion.
Accounting treatment	For financial statement purposes, the conversion will be accounted for as an exchange between related parties. Therefore, no gain or loss will be recognized at the time of conversion and the book value of the assets and liabilities of the North Dakota cooperative will carry over to the North Dakota corporation. Upon conversion, the North Dakota corporation will record deferred tax assets and liabilities for the tax effects of any temporary differences existing between income tax and financial reporting on the date of the change. Prior to conversion, the North Dakota cooperative had not recorded deferred taxes for temporary differences that were likely to be eliminated through patronage allocations. In recording such deferred tax assets and liabilities upon conversion to a corporation, the North Dakota cooperative anticipates recording a nonrecurring, non-cash income tax charge of approximately $6.5 million.
No dissenters' rights	Under North Dakota law, you can not demand an appraisal of your shares in connection with the conversion to receive a cash payment for the fair value of your shares.
Directors and management following the conversion	The present Board of Directors and management team of the North Dakota cooperative will continue to manage the North Dakota corporation after the conversion.
Differences in the rights of shareholders	If the conversion is completed, you will become a shareholder of the North Dakota corporation, and your rights will be governed by North Dakota corporate law and by the Articles of Incorporation and By-laws of the North Dakota corporation. In many respects, the rights of holders of Common Stock under these provisions are similar to your current rights as a member of the North Dakota cooperative. There are some differences, including:
• The existing Growers Agreement, which governs durum delivery to the North Dakota cooperative by its members, will be terminated, and holders of Common Stock of the North Dakota corporation will not be required to deliver durum wheat.

•	Holders of Series D Delivery Preferred Stock of the North Dakota corporation will be given the privilege, but not the obligation, to deliver durum wheat to the North Dakota corporation on a first-come, first-served basis. The Board of Directors of the North Dakota corporation has the discretion as to whether to pay dividends on the Series D Delivery Preferred Stock, but must pay a dividend of at least $0.01 per share before any dividends can be paid on the Common Stock.
•	Dividends, if any, paid by the North Dakota corporation on Common Stock will be based on investment (equity), rather than patronage, and generally will not be subject to self-employment taxes.
•	Holders of Common Stock of the North Dakota corporation will have one vote for each share of Common Stock owned by them on matters submitted to shareholders for a vote, except in the election of directors of the North Dakota corporation. In such elections, North Dakota law mandates cumulative voting.
See "Comparison of Rights of Equityholders" for a comparison of the material differences between the North Dakota cooperative's membership interests and the North Dakota corporation's Common Stock.
The rights inherent in the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the North Dakota corporation will be identical in all material respects to the rights inherent in the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the North Dakota cooperative.
WE HAVE ATTACHED THE ARTICLES OF INCORPORATION AND BY-LAWS OF THE NORTH DAKOTA CORPORATION AS APPENDICES E AND F TO THIS DOCUMENT. WE ENCOURAGE YOU TO READ THESE DOCUMENTS. THEY ARE THE LEGAL DOCUMENTS THAT GOVERN THE PURPOSE, POWERS AND INTERNAL AFFAIRS OF THE NORTH DAKOTA CORPORATION.

SUMMARY FINANCIAL INFORMATION

        The following table sets forth summary historical financial information of Dakota Growers Pasta Company, which will be the predecessor of Dakota Growers Restructuring Company, Inc. if the conversion is consummated. The information presented for the year ended July 31, 2001 is derived from our consolidated financial statements which have been audited by Eide Bailly LLP, independent auditors. However, the information presented for the six months ended January 31, 2002, is unaudited. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

        We encourage you to read the financial information presented below along with "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as the consolidated financial statements and related notes that we have included at the end of this document.

SUMMARY FINANCIAL INFORMATION

(In Thousands, Except Per Share Amounts)

	Year Ended July 31, 2001	Six Months Ended January 31, 2002
		(Unaudited)
INCOME STATEMENT DATA
Net revenues	$135,921	$74,566
Cost of product sold	124,811	63,665

Gross proceeds	$11,110	$10,901

Net income (loss) from patronage and non-patronage business	$(1,784)	$4,291

Average equity shares outstanding	11,253	11,275
Net income (loss) from patronage and non-patronage business per average equity share outstanding	$(0.16)	$0.38

BALANCE SHEET DATA
Total assets	$128,658	$126,842
Long-term debt (excluding current maturities)	47,594	40,910
Redeemable preferred stock	113	106

SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION

        For financial statement purposes, the conversion will be accounted for as an exchange between related parties. Therefore, no gain or loss will be recognized at the time of conversion and the book value of the assets and liabilities of the North Dakota cooperative will carry over to the North Dakota corporation. Upon conversion, the North Dakota corporation will record deferred tax assets and liabilities for the tax effects of any temporary differences existing between income tax and financial reporting on the date of the change. Prior to conversion, the cooperative had not recorded deferred taxes for temporary differences that were likely to be eliminated through patronage allocations. In recording such deferred tax assets and liabilities upon conversion to a corporation, the North Dakota corporation anticipates recording a nonrecurring, non-cash income tax charge of approximately $6.5 million, which is not considered in the unaudited pro forma consolidated income statement data presented below.

        In the table below, the North Dakota corporation presents unaudited pro forma consolidated income statement data for the fiscal year ended July 31, 2001 and the six months ended January 31, 2002, computed as if the conversion from a cooperative to a corporation was consummated at the beginning of the fiscal year ended July 31, 2001 and carried forward through the six months ended January 31, 2002. The unaudited pro forma consolidated balance sheet data is computed assuming the transaction was consummated on January 31, 2002.

        The unaudited pro forma financial information presented below is based on available information and various assumptions which management believes are reasonable. Significant assumptions made in deriving the pro forma information presented below include:

  •
  Income tax expense and deferred income taxes were calculated as if the North Dakota cooperative had consummated the conversion to a corporation on the dates noted above. Deferred taxes were calculated based on an approximate 39% effective tax rate.

  •
  Pro forma weighted average common shares outstanding were calculated based on the weighted average equity shares outstanding as a cooperative for the periods presented adjusted for the pro forma impact of each membership share being equal to 25 shares of Common Stock in the corporation, and holders of Non-Qualified Written Notices of Allocations in the cooperative receiving one share of Common Stock in the corporation for every $7.36 of Non-Qualified Written Notices of Allocation attributable to them.

        The following information is provided for illustrative purposes only and does not necessarily reflect what the results of operations or financial position of the North Dakota corporation would have been if the conversion had actually occurred on the dates specified. See "Unaudited Pro Forma Financial Information" for a more detailed explanation of this analysis.

SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION

(In Thousands, Except Per Share Amounts)

	Year Ended July 31, 2001	Six Months Ended January 31, 2002
	(Unaudited) (Pro forma)	(Unaudited) (Pro forma)
INCOME STATEMENT DATA
Net revenues	$135,921	$74,566
Cost of goods sold	124,811	63,665

Gross profit	$11,110	$10,901

Net income (loss)	$(1,289)	$2,479

Weighted average common shares outstanding	11,907	11,929
Net income (loss) per common share—basic	$(0.11)	$0.21

BALANCE SHEET DATA
Total assets		$127,173
Long-term debt (excluding current maturities)		40,910
Redeemable preferred stock		106

RISK FACTORS

        You should carefully consider the risks described below before making a voting decision on whether or not to approve the merger. The risks described below are all of the risks we know of that we believe are or will be material to you in deciding whether to approve the conversion. Additional risks that we do not yet know of, or that we currently think are immaterial, may also impair the business operations of the North Dakota cooperative and its successor, the North Dakota corporation. To the extent that the North Dakota corporation will be the successor of the North Dakota cooperative and will continue to operate the business of that entity, unless indicated otherwise, any risk described below that applies to the North Dakota cooperative is equally applicable to the North Dakota corporation, and vice versa.

Risks Relating to the Conversion

The shares of Common Stock and Preferred Stock of the North Dakota corporation have no public market

        There is currently no established public trading market for the shares of Common Stock and Preferred Stock of the North Dakota corporation, and an active trading market may never develop. The North Dakota corporation maintains no obligation to seek or to obtain a listing on a national market. As a result, you may not be able to readily resell your shares in the North Dakota corporation.

A third party could acquire the North Dakota corporation so long as it owns a sufficient number of shares of voting stock to approve the transaction

        Because shareholders are entitled to one vote for every share of voting stock they own in a corporation, one or more shareholders could purchase a majority of the shares of voting stock of the North Dakota corporation and elect to have the North Dakota corporation acquired by such shareholder or a third party. The North Dakota corporation has adopted certain protective measures in its Articles of Incorporation and By-Laws to frustrate hostile takeovers, but there is no assurance that one will not be attempted or consummated and, if consummated, be on terms that are acceptable to you. See "Description of Capital Stock—Anti-Takeover Protections."

The Rights Plan that the Board of Directors of the North Dakota corporation has adopted may prevent shareholders from realizing a premium on their shares in the event of a change of control

        The Board of Directors of the North Dakota corporation has adopted a Rights Plan, the effect of which will be to permit shareholders other than a potential acquirer of the North Dakota corporation to purchase a significant amount of shares of Common Stock at a steep discount to the market, causing significant dilution to such potential acquirer and making an unwanted acquisition unlikely. The existence of a Rights Plan and the North Dakota corporation's ability to issue additional shares of Common Stock may be to delay or prevent attempts by other persons or entities to acquire control of the North Dakota corporation without shareholder approval. This could prevent shareholders of the North Dakota corporation from realizing a premium on their shares in the event of a change in control transaction. The Rights Plan may also serve to discourage acquisitions of the North Dakota corporation, which could decrease the liquidity of your shares in the corporation. See "Description of Capital Stock—Anti-Takeover Provisions" for a more complete discussion of the Rights Plan.

Lack of complete certainty that the conversion will be entirely tax free

        Our legal counsel has given its opinion that (a) the conversion will be treated for U.S. federal income tax purposes as a "reorganization," (b) no gain or loss will be recognized by a shareholder as a result of the conversion, and (c) no gain or loss will be recognized by the North Dakota cooperative, the Colorado cooperative, the Colorado corporation or the North Dakota corporation as a result of the conversion. The opinion is based on substantial legal authority except that there is no legal authority on the issuance and receipt of Preferred Stock having delivery rights in an otherwise tax free reorganization. If the Internal Revenue Service were to challenge and prevail on the delivery rights issue, then a shareholder would likely recognize ordinary income in the amount of the fair market value of the delivery right, and it is possible, but not likely, that the North Dakota corporation would have taxable income in the same amount. For a description of the material federal income tax consequences of the conversion, see "Federal Income Tax Considerations."

Retroactive tax treatment

        Subchapter T of the Internal Revenue Code sets forth rules for the tax treatment of cooperatives and applies both to cooperatives exempt from tax under Section 521 of the Internal Revenue Code and to nonexempt corporations operating on a cooperative basis. The North Dakota cooperative is a nonexempt cooperative. As a nonexempt cooperative, the North Dakota cooperative is not taxed on amounts of patronage sourced income withheld from its members in the form of qualified per-unit retains or on amounts distributed to its members in the form of Qualified Written Notices of Allocation. Consequently, such amounts are taxed directly to the members. However, revenue attributable to non-patronage sourced income is taxed at the North Dakota cooperative level and again if distributed to the North Dakota cooperative's members as dividends. If the North Dakota cooperative was not entitled to be taxed under Subchapter T or if significant portions of revenues are from non-patronage sourced income, its revenues would be taxed when earned by the North Dakota cooperative and the members would be taxed when dividends are distributed.

        From time to time, the Internal Revenue Service challenges the tax status of cooperatives, taking the position that the challenged entities are not operating on a cooperative basis and are therefore not entitled to the tax treatment described above. Those challenges can be based on a variety of factors, including the nature of the cooperative's business, its interaction with its members and the portion of its business done for or with its members. The impact of most such challenges, regardless of the factor on which the challenge is based, is that the Internal Revenue Service seeks to assert that some or all of a cooperative's income does not arise from a "patronage" transaction. As any income derived from non-patronage sources is subject to taxation at the entity level, the effect of a successful challenge is that the cooperative would be taxed as a corporation. The Internal Revenue Service has not challenged the North Dakota cooperative's tax status; the North Dakota cooperative would vigorously defend any such challenge. However, if, following the conversion, the Internal Revenue Service successfully challenged the North Dakota cooperative's tax status as it was operating before the conversion, retroactive taxation at both the entity level and the shareholder level could have a material, adverse impact on the North Dakota cooperative.

As a result of the conversion, the Board of Directors and senior management of the North Dakota corporation will hold a greater percentage of voting stock than they previously had in the North Dakota cooperative

        As of the January 25, 2002 record date for the determination of members of the North Dakota cooperative eligible to vote, there were 1,155 voting members of the North Dakota cooperative. As of that date, directors and officers of the North Dakota cooperative and their affiliates owned beneficially 25 shares of the North Dakota cooperative's Membership Stock, or approximately 2.2% of the total number of members and votes. If the conversion to the North Dakota corporation had been completed on January 25, 2002, directors and officers of the North Dakota corporation would beneficially own 11.2% of its issued and outstanding Common Stock on a fully-diluted basis. As a result of the conversion, directors and officers of the North Dakota corporation will have greater influence over matters submitted to a vote of the shareholders of the North Dakota corporation than they had over matters voted upon by the membership of the North Dakota cooperative.

You will not be entitled to appraisal rights for the fair value of your stock in the event that you dissent from approving the conversion from a North Dakota cooperative to a North Dakota corporation

        Under North Dakota law, members of a cooperative who dissent from a fundamental organizational change, like a merger, are not entitled to receive the fair value of their membership interests in the transaction. Likewise, you will not be entitled to appraisal rights for the fair value of your equity interests in the North Dakota cooperative. Therefore, if the conversion is approved, you will be required to accept shares of Common Stock, Series D Delivery Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and options to purchase Series C Preferred Stock of the North Dakota corporation, as the case may be, rather than seek an appraisal of your stock in the North Dakota cooperative.

Unlike under the existing Growers Agreement, delivery of durum wheat to the North Dakota corporation will not be made at a pre-determined price and time.

        The existing Growers Agreement obligates members of the North Dakota cooperative to deliver durum wheat to the cooperative every trimester at a price and time pre-determined by the Board of Directors. By contrast, holders of Series D Delivery Preferred Stock may deliver durum to the North Dakota corporation at the then-prevailing market price only if they choose to do so and if the North Dakota corporation requires durum. As a result, the potential for members of the North Dakota cooperative to receive a premium over the market price on durum wheat whenever the then-prevailing market price is less than the pre-determined fixed price paid by the North Dakota cooperative for durum will be eliminated. At any time that the North Dakota Corporation posts a notice to the market on its Web site (holders may also telephone the North Dakota corporation for information on market notices) for the purchase of durum wheat, holders of Series D Delivery Preferred Stock will be given a "first-come, first-served" opportunity to sell their durum to the North Dakota corporation on the terms and conditions posted by the North Dakota corporation. Therefore, holders of Series D Delivery Preferred Stock will be required to monitor the North Dakota corporation's Web site (or, alternatively, telephone the North Dakota corporation) to determine whether the North Dakota corporation has posted a notice to the market for the purchase of durum wheat. Moreover, because there will not be a pre-determined delivery schedule, there is a risk that holders of Series D Delivery Preferred Stock may wish to avail themselves of the delivery privilege attached to their shares of Series D Delivery Preferred Stock at a time when the North Dakota corporation does not require durum wheat.

You may not revoke your ballot once you have cast it, whether by mail or in person

        No procedures exist for a member to revoke a ballot once the ballot has been received, whether cast by mail or in person. If you vote by mail or in person and later seek to change or revoke your vote, you will be unable to do so. As such, you should consider the vote you cast to be your final vote on the conversion.

Members of the North Dakota cooperative who collateralize loans with Equity Stock may require new collateral to support any such loans

        As part of the conversion to a corporation, members of the North Dakota cooperative will receive shares of Common Stock and Series D Delivery Preferred Stock in the North Dakota corporation and will relinquish ownership of their shares of Equity Stock in the North Dakota cooperative. If a member of the North Dakota cooperative has collateralized a loan with Equity Stock, the member's lending institution may require new collateral to support any such loan, depending on the nature and preference of the lender.

Risks Relating to Remaining a Cooperative

        Given the competitive nature of the pasta industry, the business' sensitivity to the prices of pasta, semolina, durum wheat and by-products, as well as debt service obligations which are scheduled to increase over the next several years, the North Dakota cooperative's Board of Directors and management believe that the business will require significant capital resources to fund on-going activities, whether that business is operated as a cooperative or a corporation. If the North Dakota cooperative were to remain a cooperative, it may need to look to its members for a portion of these capital requirements. The cooperative's By-Laws provide that all member patrons will, through their patronage, furnish capital to the cooperative. Such patronage capital may be furnished by per-unit retains or by patronage equity credits (i.e., increased levels of Non-Qualified Written Notices of Allocation or through the distribution of less than 100% of the cooperative's qualified patronage).

        To date, the North Dakota cooperative has returned all per-unit retains at the end of each marketing period, and has distributed a significant portion of its annual patronage-based earnings to its members in cash. If the conversion is not completed, in the future the cooperative may need to modify its practices in regard to per-unit retains and patronage equity credits to meet capital requirements. In addition, the North Dakota cooperative believes that the opportunity to raise additional capital through new Equity Stock offerings is limited. Its members have in the past committed significant amounts of capital to the cooperative and, as a result, they may not have sufficient resources to do so in the future. Moreover, to the extent that each member is obligated to deliver to the cooperative amounts of durum wheat based on the number of shares of Equity Stock each such member holds, the issuance of additional shares of Equity Stock would only serve to exacerbate the problems members have experienced in delivering the qualities of durum required of their membership. See "The Conversion—Reasons for the Conversion." Lastly, it may be that members of the cooperative are unwilling to commit additional capital without the exit opportunities afforded by a more liquid investment.

        As described above and in greater detail under "The Conversion—Reasons for the Conversion," conversion to a North Dakota corporation offers the potential for greater access to capital markets and improved liquidity for your equity interests in the business. The conversion will also eliminate your obligation to deliver durum wheat to the cooperative. Due to the detrimental effect that weather and economic conditions have had on our members' ability to grow and deliver the qualities of durum wheat required by their cooperative membership, we believe that the North Dakota cooperative, if it remains a cooperative, might in the future be left with the unfavorable alternative of seeking durum from non-patron sources. This would reduce the cooperative's access to member capital through per-unit retains or patronage equity credits. Also, any business conducted by a cooperative on a non-patronage basis is subject to entity-level taxation, much the same as a corporation would be taxed. Furthermore, there is legal authority suggesting that, if a cooperative's inputs are obtained predominantly from non-patron sources, its tax status as a cooperative might be jeopardized. If the North Dakota cooperative were to remain a cooperative and be subject to entity-level taxation, it would incur the same tax treatment as a corporation while not enjoying the potential for greater access to capital markets or the possibility of improved liquidity for its members' equity interests in the business.

COMPARISON OF RIGHTS OF EQUITYHOLDERS

        The rights of members of the North Dakota cooperative are currently governed by North Dakota cooperative law, the Articles of Incorporation and By-Laws of the North Dakota cooperative, and the Growers Agreement entered into between the North Dakota cooperative and each of its members. Upon completion of the conversion, the rights of shareholders of the North Dakota corporation will be governed by North Dakota corporate law and the Articles of Incorporation and By-Laws of the North Dakota corporation. The rights inherent in Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the North Dakota corporation will be identical in material respects to the rights inherent in Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the North Dakota cooperative. However, the rights of holders of Common Stock in the North Dakota corporation will be different in several respects from the rights of holders of Equity Stock in the North Dakota cooperative.

        The following is a summary of the material differences between the North Dakota corporation's Common Stock and the North Dakota cooperative's membership interests. This summary is not intended to be a complete discussion of, and is qualified in its entirety by reference to, North Dakota laws governing cooperatives and corporations, and the Articles of Incorporation, By-Laws and Growers Agreement of the North Dakota cooperative and the Articles of Incorporation and By-Laws of the North Dakota corporation. Copies of the Articles of Incorporation and By-Laws of the North Dakota corporation are attached as Appendices E and F to this document. The Articles of Incorporation, By-Laws and Growers Agreement of the North Dakota cooperative have been previously provided to all of its members. You may obtain additional copies of these documents from the North Dakota cooperative, without charge, by contacting Thomas Friezen, Chief Financial Officer, at the North Dakota cooperative's address, One Pasta Avenue, Carrington, North Dakota 58421, (701) 652-2855.

Common Stock of the North Dakota corporation	Membership Interests of the North Dakota cooperative
Taxation	The North Dakota corporation will be taxed as a corporation for income tax purposes. The North Dakota corporation will pay a tax on its earnings at the applicable corporate tax rate.

Each shareholder is subject to income tax based on the amount of dividends paid to the shareholder. Shareholders of the North Dakota corporation generally will not be subject to self-employment tax on dividends paid to them.	Under Subchapter T of the tax code, the North Dakota cooperative may deduct, and thus not pay tax at the entity level on, patronage earnings which are qualified to the members so long as the North Dakota cooperative distributes at least 20% of such qualified patronage earnings to its members in cash. The North Dakota cooperative is also allowed a tax deduction for Non-Qualified Written Notices of Allocation when paid in subsequent years.

Income from non-patronage sources and patronage earnings not qualified to the members are taxed at the entity level at the applicable corporate tax rate.

Each member is subject to income tax and self-employment taxes based on the amount of qualified patronage and redemptions of Non-Qualified Written Notices of Allocation deducted by the North Dakota cooperative. Each member is subject to income tax on any dividends declared and paid to the member.
Limited Liability	Under North Dakota law and the By-Laws of the North Dakota corporation, shareholders will not be personally liable for the debts, obligations and liabilities of the North Dakota corporation.	Members are not personally liable for the debts, obligations and liabilities of the North Dakota cooperative, but are obligated to deliver durum wheat under the Growers Agreement.
Distributions
Subject to any legal or contractual restrictions, the Board of Directors of the North Dakota corporation maintains discretion as to whether and when to pay dividends to shareholders. However, before any dividends may be paid on the corporation's Common Stock, a dividend of at least $0.01 par (but not more than $0.04 per share) must be paid on the corporation's Series D Delivery Preferred Stock and agreed-upon dividends must be paid on the Series A and B Preferred Stock.
The Board of Directors of the North Dakota cooperative is required to allocate its annual net patronage income to members based on patronage, in accordance with the North Dakota cooperative's By-Laws. Qualifications of patronage earnings and cash distributions of qualified patronage earnings are at the discretion of the Board of Directors of the North Dakota cooperative.

Durum Wheat Delivery Obligations
Shareholders have no obligations to deliver durum wheat to the North Dakota corporation. However, each share of Series D Delivery Preferred Stock of the North Dakota corporation will carry the privilege, but not the obligation, to deliver one bushel of durum wheat per fiscal year to the North Dakota corporation on a first-come, first-served basis, subject to the requirements of and on terms and conditions established by, the North Dakota corporation. The privilege of a holder of Series D Delivery Preferred Stock to sell durum wheat to the North Dakota corporation is not absolute; it only arises to the extent the North Dakota corporation requires durum wheat.
For each share of Equity Stock owned by a member, the member is obligated to deliver to the North Dakota cooperative, subject to certain adjustments more fully described under "Business—Growers Agreement; Durum Delivery System," one bushel of No. 1 hard amber durum wheat. Prior to each of the North Dakota cooperative's three marketing periods during its fiscal year, the Board of Directors makes its best estimate of the market price per bushel of durum for the marketing period then beginning. Members are paid this pre-determined price on each bushel of durum delivered to the North Dakota cooperative during such marketing period, regardless of any fluctuations in the daily market price of durum during that marketing period. The North Dakota cooperative maintains the ability to withold a portion of the price to be paid to its members for durum delivered as a per-unit retain.

At any time that the North Dakota corporation posts a notice to the market on its Web site (holders may also telephone the North Dakota corporation for information on market notices) for the purchase of durum wheat, holders of Series D Delivery Preferred Stock will be given a "first-come, first-served" opportunity to sell their durum to the North Dakota corporation upon the terms and conditions contained in the notice. Because the North Dakota corporation will not contact holders of Series D Delivery Preferred Stock when it posts a market notice for the purchase of durum, holders of Series D Delivery Preferred Stock will be required to monitor the North Dakota corporation's Web site (or, alternatively, telephone the North Dakota corporation) to determine whether the North Dakota corporation has posted any such notice. If, after the lapse of a certain amount of time (not less than one day), holders of Series D Delivery Preferred Stock have not sold to the North Dakota corporation all of the durum wheat requested in the notice, the North Dakota corporation will be allowed to fulfill its remaining requirements outside of the Series D Delivery Preferred Stock delivery privilege. Such remaining requirements may be filled by purchases of durum from any party, without volume limitation. For any durum wheat delivered to the North Dakota corporation (whether by a holder or non-holder of Series D Delivery Preferred Stock), the North Dakota corporation will pay a price based upon the then-prevailing market price of durum.

Authorized Capital
The North Dakota corporation has authority to issue an aggregate of 100,000,000 shares of capital stock, consisting of 75,000,000 shares of Common Stock, $.01 par value per share, 533 shares of Series A 6% Redeemable Cumulative Preferred Stock, $100 par value per share, 525 shares of Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, 2,045 shares of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, 11,324,377 shares of Series D Delivery Preferred Stock, $.01 par value per share, 130,000 shares of Series E Junior Participating Stock, and 13,542,520 shares of undesignated Preferred Stock, $.01 par value per share, the terms and conditions of which may be established by action of the Board of Directors of the North Dakota corporation.
The Company has authority to issue 2,000 shares of Membership Stock, $125 par value per share, 25,000,000 shares of Equity Stock, $2.50 par value per share, and 50,000 shares of Preferred Stock, $100 par value per share.
Voting Rights
Each share of Common Stock held in the North Dakota corporation will entitle the shareholder to one vote on matters presented to shareholders of the North Dakota corporation, except for the election of directors. North Dakota law mandates the application of cumulative voting in the election of the directors of a North Dakota corporation.

Shareholders of the North Dakota corporation will be entitled to vote in person, by mail ballot or by proxy.

Except as required by North Dakota law in certain situations where voting by class is required, shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock held in the North Dakota corporation will not entitle the shareholder to any voting rights.
Under the North Dakota cooperative's By-Laws, by virtue of holding Membership Stock, each individual member is entitled to one vote upon each matter submitted to a vote at a meeting of the members. The North Dakota cooperative currently has no associations which are members. However, if an association were to become a member, it would receive the number of votes equal to the multiple shares of Membership Stock which the Board of Directors could require as a condition of such an association's membership in the North Dakota cooperative.

Voting at a meeting of the members is either in person or, if authorized by the Board of Directors, by a mail ballot. Voting by proxy and cumulative voting are not allowed.

Shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock held in the North Dakota cooperative do not entitle the holder to any voting rights.

Termination of Equity Ownership	A shareholder's ownership of Common Stock will not terminate unless the shareholder transfers his shares.
Membership in the North Dakota cooperative automatically terminates upon (i) the member's cessation to be a producer of agricultural products or (ii) a non-person member ceases to be an association of agricultural producers or (iii) upon any member's failure to patronize the cooperative for 13 consecutive calendar months.

A membership may be terminated for cause (as defined in the North Dakota cooperative's By-Laws), by action of the Board of Directors, provided the member shall have an opportunity to appear and be heard.
A membership may also be terminated by the member's resignation.
Annual Meetings	The annual meeting of the shareholders of the North Dakota corporation is to be held on a date and at a time and place fixed by the Chairman of the Board of Directors of the North Dakota corporation.
The annual meeting of the members of the North Dakota cooperative is held on a date and at a time and place fixed by the Board of Directors within six months after the close of the fiscal year of the North Dakota cooperative.
Amendment of Governing Documents
The By-Laws of the North Dakota corporation may be amended or repealed by the Board of Directors of the North Dakota corporation, subject to the power of shareholders to adopt, amend or repeal the By-Laws. The Articles of Incorporation may only be altered or amended by a vote of the majority of shares outstanding that are entitled to vote.
The By-Laws and Growers Agreement of the North Dakota cooperative may be altered, amended or repealed (1) by vote of a majority of the members present at a meeting or (2) by vote of the Board of Directors of the North Dakota cooperative, subject to confirmation by the membership at the next regular or special meeting of the members. The Articles of Incorporation may only be altered or amended by a vote of the majority of the members present at a meeting. Members present at a meeting include those voting by an authorized mail ballot.
Appraisal Rights of Dissenting Shareholder and Members
	In accordance with the North Dakota Business Corporation Act, shareholders who dissent from voting for certain matters submitted to shareholders for approval will be entitled to an appraisal for the fair value of their stock.	North Dakota law and the North Dakota cooperative's Articles of Incorporation and By-Laws do not grant appraisal rights.

Financial Reporting
The North Dakota corporation will be subject to the requirements of the Securities Exchange Act of 1934, will file annual, quarterly and special reports with the SEC, and will also be subject to the proxy rules, management reporting and other requirements of a company registered pursuant to Section 12(g) of the Act.
The North Dakota cooperative is subject to only the reporting requirements of the Securities Exchange Act of 1934 and files annual, quarterly and special reports with the SEC. As a cooperative, it is not subject to the proxy rules and certain other provisions of the Act.
Transferability
Shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series E Preferred Stock of the North Dakota corporation received in the conversion by persons who are not affiliates under the Securities Act of 1933, as amended, may be resold immediately to producers and non-producers of agricultural products. However, transfers of Series D Delivery Preferred Stock may be made only with prior approval by the Company's Board of Directors. The Board of Directors of the North Dakota corporation may withhold giving consent to transfer shares of Series D Delivery Preferred Stock if it believes, in the good-faith exercise of its informed judgment, that such a transfer would not be in the best interests of the North Dakota corporation. In making this determination, the Board of Directors will consider, among other factors, the concentration of shares of Series D Delivery Preferred Stock in any one shareholder.
In accordance with the North Dakota cooperative's By-Laws, Membership Stock and Equity Stock may be transferred only with the consent of the Board of Directors of the North Dakota cooperative and only to persons eligible for membership, that is, producers of agricultural products and associations of agricultural producers.
Indemnification of Directors and Officers
The By-Laws of the North Dakota corporation provide that the North Dakota corporation will indemnify, to the fullest extent permitted by the North Dakota Business Corporation Act, any person who at any time serves or has served as a director, officer or employee of the North Dakota corporation, or of any other enterprise at the request of the North Dakota corporation, and their heirs, executors and administrators.
The North Dakota cooperative indemnifies, and has the power to purchase and maintain insurance to indemnify, any person who is or was a director, officer, manager, employee or agent of the North Dakota cooperative, and any person serving at the request of the North Dakota cooperative as a director, officer, manager, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him to the fullest extent to which such officers, directors and employees of a cooperative may be indemnified under applicable laws.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        This document contains forward-looking statements based upon assumptions by the management of the North Dakota cooperative and its successor the North Dakota corporation, as of the date of this document, including assumptions about risks and uncertainties faced by the North Dakota cooperative and the North Dakota corporation. When used in this document, the words "believe," "expect," "anticipate," "intend," "will" and similar verbs or expressions are intended to identify such forward-looking statements.

        If management's assumptions prove incorrect or should unanticipated circumstances arise, the North Dakota cooperative's and the North Dakota corporation's actual results could differ materially from those anticipated. These differences could be caused by a number of factors or combination of factors including, but not limited to, those factors described under the heading "Risk Factors." Readers are strongly urged to consider such factors when evaluating any forward-looking statement, and the North Dakota cooperative and the North Dakota corporation caution you not to put undue reliance on any forward-looking statements. Neither the North Dakota cooperative nor the North Dakota corporation undertakes an obligation to update any forward-looking statements in this report to reflect future events or developments.

THE SPECIAL MEETING

General

        The Board of Directors of the North Dakota cooperative is presenting the accompanying ballot for members to vote by mail at any time prior to, or in person at, the special meeting of members to be held on May 23, 2002 at 1:00 p.m., local time, at the NDSU Research Extension Center in Carrington, North Dakota, and at any adjournments or postponements after the special meeting. Members who wish to attend the meeting in person may deliver their ballot at that time, although members are encouraged to return their ballots by mail. This document and the enclosed ballot form are first being mailed to the North Dakota cooperative's members on or about May 1, 2002.

Matters To Be Considered

        The sole purpose of the special meeting will be to formally cast votes regarding the merger of the North Dakota cooperative with and into the Colorado cooperative. A copy of the Second Amended and Restated Plan of Merger (the "Merger Agreement") between the North Dakota cooperative and the Colorado cooperative is attached as Appendix A, and a copy of the Transaction Agreement among the North Dakota cooperative, the Colorado cooperative, the Colorado corporation and the North Dakota corporation is attached as Appendix D.

        You are being asked to vote on the merger between the North Dakota cooperative and the Colorado cooperative only, and you will not vote on either the merger between the Colorado cooperative and the Colorado corporation or the merger between the Colorado corporation and the North Dakota corporation. Your vote will also constitute your approval or disapproval of those portions of the Transaction Agreement applicable to the merger between the North Dakota cooperative and the Colorado corporation. The North Dakota cooperative, as the sole shareholder of the Colorado cooperative, the Colorado corporation and the North Dakota corporation on January 25, 2002, has approved the mergers between the Colorado cooperative and the Colorado corporation and between the Colorado corporation and the North Dakota corporation. These second and third mergers, and thus the conversion, will not take effect, however, unless the first merger is approved by members of the North Dakota cooperative.

        In addition, your vote for or against the conversion will also constitute a vote on a proposed amendment to the Growers Agreement between the North Dakota cooperative and its members. The Board of Directors has approved an amendment to the Growers Agreement which provides that the Growers Agreement will be terminated upon the approval of any merger (or series of mergers) in which the North Dakota cooperative is not the surviving entity and in which the surviving entity does not require the delivery of durum wheat as a condition of ownership in such entity. If the members of the North Dakota cooperative vote in favor of the proposed conversion, they will be ratifying this amendment to the Growers Agreement. The Growers Agreement will then terminate upon the effective date of the conversion.

How You Can Vote

        You can vote on the proposed merger by completing and returning the enclosed ballot to Brady, Martz & Associates, P.C., 401 DeMers Avenue, Suite 300, P.O. Box 14296, Grand Forks, North Dakota 58208-4296, an independent accounting firm that does not provide any other services to the Company, in the envelope provided. If you vote by mail, Brady, Martz & Associates, P.C. must receive your ballot by 10:00 a.m. (Carrington, North Dakota time) on May 23, 2002 for your vote to count. Although we encourage you to vote by mail, if you would like to vote in person, you are invited to attend the special meeting and submit your vote to Brady, Martz & Associates, P.C. on the enclosed ballot at the special meeting. You may vote on the proposed merge by using the enclosed ballot, whether you vote by mail or in person. No other procedures exist for a member to revoke a ballot once the ballot has been received.

Votes Required

        A quorum of members must exist at the special meeting to approve the conversion. The By-Laws of the North Dakota cooperative provide that if at least 50 members are present or are represented by mail ballot at the special meeting, a quorum will exist. The affirmative vote of a majority of the votes cast, in person or by mail, at the special meeting is required to approve the merger of the North Dakota cooperative and the Colorado cooperative. As of the January 25, 2002 record date for the determination of members of the North Dakota cooperative eligible to vote, directors and officers of the North Dakota cooperative and their affiliates owned beneficially 25 shares of Membership Stock, or approximately 2.2% of the total number of members and votes.

Recommendation of the Company's Board of Directors

        The North Dakota cooperative's Board of Directors has unanimously approved the Merger Agreement and the Transaction Agreement, including all related transactions. The North Dakota cooperative's resolutions committee has voted to encourage the Board of Directors to proceed with the appropriate filings and to present the proposed conversion to the members of Dakota Growers Pasta Company for their approval. The Board of Directors believes that the proposed conversion is in the best interests of the North Dakota cooperative's and its members and recommends that members vote "FOR" the adoption of the Merger Agreement and the Transaction Agreement, and the ratification of the proposed amendment to the Growers Agreement.

Who Can Vote

        Members of Dakota Growers Pasta Company of record at the close of business on January 25, 2002 are entitled to notice of and may vote at the special meeting. On January 25, 2002, there were 1,155 voting members in the North Dakota cooperative. Each member has one vote.

THE CONVERSION

Reasons for the Conversion

        The structure and terms of the conversion from a cooperative to a corporation were determined by the North Dakota cooperative's Board of Directors and senior management after extensive investigation of the anticipated business, tax and other impacts on the North Dakota cooperative and its members of either converting to another form of entity or remaining a cooperative. As discussed below, the decision to effect the conversion is a result of nearly three years of internal discussion among the members of the Board of Directors of the North Dakota cooperative.

        Since 1999, every district meeting of the North Dakota cooperative has included a discussion about changing weather patterns, economic conditions and diseases affecting durum crops in eastern North Dakota, including a disease commonly referred to as "scab." The particularly wet weather that North Dakota has experienced over the course of several years perpetuated the spread of scab from field to field such that the disease gradually began to impact the production of durum wheat not only in eastern North Dakota, but also in the central part of the state. Scab continues to spread westward and, as a result, many of the North Dakota cooperative's members have had difficulty growing and delivering the qualities of durum wheat required of them by their cooperative membership.

        At the same time, in response to concerns voiced by an indeterminable number of members (albeit a sufficiently large number to justify serious consideration by the Board of Directors) of the cooperative, the Board of Directors of the North Dakota cooperative discussed the desirability of creating a more liquid market for the cooperative's securities. The Board of Directors believed, and continues to believe, that increased liquidity will benefit members of the cooperative and provide a more ready access to the public debt and equity markets.

        In late 1999 and early 2000, the Board of Directors of the North Dakota cooperative consulted with what is now known as U.S. Bancorp Piper Jaffray, a large regional investment banking firm, to ascertain what alternate structures and sources of capital were available and whether the business could sustain a public trading market. U.S. Bancorp Piper Jaffray advised the cooperative that the corporate form of entity would provide greater access to capital, although the size of the cooperative's operations would make it difficult to attract a significant national public market for its securities. U.S. Bancorp Piper Jaffray has not performed services or advised the North Dakota cooperative since the completion of its analysis in early 2000.

        With a not insignificant portion of the membership of the cooperative continuing to express concern about liquidity and durum wheat production, the Board of Directors of the cooperative further internally discussed possible solutions. The alternatives included continuing cooperative status or converting to a limited liability company. Continuing as a cooperative was considered to be undesirable because it would not solve the problems associated with the weather and economic conditions that have made it difficult for members to personally grow and deliver durum wheat on a consistent basis. While the Board of Directors discussed alternative durum wheat delivery systems within the cooperative, continuing to operate as a cooperative would not provide liquidity to members or the access to the public debt and equity markets that the cooperative may need to grow its business. The Board of Directors considered converting the cooperative to a limited liability company, but believed that the tax consequences of such a transaction were too adverse to justify the conversion. Under the applicable tax laws, such a conversion would be deemed for tax purposes to be a liquidation of the cooperative, followed by a "re-contribution" of assets into the new limited liability company. That would result in both (i) the cooperative recognizing taxable income on any appreciation of its assets and (ii) the members recognizing taxable income based on the fair market value of the interests they would be deemed to receive in the deemed liquidation. The cooperative and its tax advisors determined that the tax due by the cooperative in such a scenario would approximate $10 million dollars. Furthermore, the

Board of Directors did not believe the limited liability company form of entity could provide as much opportunity for liquidity or access to capital as is possible with a corporate entity.

        In 2001, the Board of Directors of the North Dakota cooperative considered converting the cooperative's pasta operations to a corporation and spinning off the cooperative's milling operations into a limited liability company. However, operational difficulties associated with the lack of integration which would arise if the mill and pasta operations were divided were of concern. Also of concern was the possible negative impact on access to capital and liquidity of not being a fully-integrated operation. In addition, the Board of Directors believed that the detrimental tax implications of such a transaction outweighed its benefits. Converting the North Dakota cooperative's milling operations into a limited liability company would have been deemed a non-liquidating distribution by the cooperative, requiring the recognition of income by both the cooperative and its members. The North Dakota cooperative estimated that it would not have a significant entity-level tax liability if it pursued such a course, but that its members would be subject to a significant tax liability in an amount based on the fair market value of the interests received by the members. This amount was estimated to be approximately $4.6 million.

        Ultimately, the North Dakota cooperative's Board of Directors based its final decision as to whether to convert to a corporation and give members a durum wheat delivery privilege on a number of factors, including those summarized below.

  •
  The fact that a corporate form permits an expanded universe of potential equityholders. This is true because the cooperative form requires the North Dakota cooperative to limit its membership to producers of agricultural products and associations of agricultural producers. The North Dakota cooperative's Board of Directors and senior management believe that, while no assurances can be given, the liquidity of members' equity interests may be enhanced if ownership in the new North Dakota corporation is opened up to a broader range of investors including non-producers. While new investors may be more focused on quarterly performance and growth than our current cooperative membership, we believe that a broader investor base will not change the operations of the business.

  •
  The North Dakota cooperative believes it will have greater access to capital to grow its business as a corporation. This belief arises from the greater number of financial organizations and investors which serve corporations, in comparison to the limited number of institutions and investors who are willing to invest in a cooperative. Growth in the North Dakota corporation's business as a result of any increased levels of capital would likely arise through, among other things, strategic acquisitions, market expansions, equipment acquisitions, cost-saving measures and efficiencies. The Board of Directors believes that it is unlikely that the cooperative would be able to obtain significant additional capital from its current members or other durum wheat producers.

  •
  The North Dakota cooperative is sensitive to the difficulties that weather and economic conditions have posed to its existing members' ability to grow and deliver the qualities of durum wheat required of them by their cooperative membership. By converting from a cooperative to a corporation, a member's obligation to deliver durum is eliminated. Conversion to a North Dakota corporation, coupled with the privilege, but not the obligation, to deliver durum wheat to the North Dakota corporation, is expected to allow shareholders of the North Dakota corporation to enjoy the economic benefits of an equity investment in the enterprise while at the same time giving them a potential market for durum wheat they may produce. In recent past and at present, the North Dakota cooperative's members have experienced difficulty personally growing and delivering durum wheat on a consistent basis, and their inability to do so in the future would leave the North Dakota cooperative with the unfavorable alternative of seeking durum from non-patron sources. Any business conducted by a cooperative on a non-patronage basis is subject to entity-level taxation, much the same as a corporation would be taxed. Furthermore, there is legal authority suggesting that, if a cooperative's inputs are obtained predominantly from non-patron sources, its status as a cooperative might be jeopardized. If the North Dakota cooperative were to remain a cooperative and be subject to entity-level taxation, it would incur the same tax treatment as a corporation while not enjoying the potential for greater access to capital markets or the possibility of improved liquidity for its members' interest in the business.

  To the extent that a significant portion of the North Dakota cooperative's business is non-patron based, which could very well be the case in the foreseeable future, a comparison of historical distributions per share and the tax on such distributions would not be meaningful. Furthermore, while distributions of cooperative income generated as a result of member patronage are not taxed at the entity level, such distributions generally are considered to be earned income to the recipient member and are taxed twice at the member level—once for personal income taxes and a second time for a 15.3% self-employment tax. Corporate dividends also are taxed twice—once at the corporate level for corporate income taxes and a second time at the member level for personal income taxes. The aggregate amount of taxes paid in each case will depend on the tax rate applicable to the recipient of the distribution. In general, corporate distributions will likely result in greater overall taxes, but not to the degree implied by the phrase "double taxation," since distributions of both cooperative and corporate income are subject to double taxation.

        This discussion of factors considered by the North Dakota cooperative's Board of Directors and management is not intended to be exhaustive, but is believed to include the material factors considered by them. In reaching its determination to approve and recommend the conversion, the Board of Directors considered the above issues and factors collectively without quantifying or assigning a greater weight to any one factor.

Recommendation of the North Dakota cooperative's Board of Directors

        The North Dakota cooperative's Board of Directors has approved the conversion. The Board of Directors believes that it is in the best interests of the North Dakota cooperative and its members to convert from a cooperative to a corporation. Accordingly, the Board of Directors has unanimously approved the Merger Agreement, the Transaction Agreement and the amendment of the Growers Agreement. The Board of Directors recommends that members of Dakota Growers Pasta Company vote "FOR" adoption of the Merger Agreement and Transaction Agreement and to ratify the amendment of the Growers Agreement. If the conversion is not consummated for any reason, the Board of Directors presently intends to continue to operate its business in a cooperative form. However, unless the cooperative's members are able to improve the production and delivery of the desired quality of durum wheat, the North Dakota cooperative anticipates that a significant portion of its business will be conducted on a non-patronage basis, resulting in increased tax liabilities at the entity level.

Tax Treatment

        The conversion will not be a taxable event to the North Dakota cooperative or its members. Please see "Federal Income Tax Considerations" for a discussion of important tax matters.

Accounting Treatment

        For financial statement purposes, the conversion will be accounted for as an exchange between related parties. Therefore, no gain or loss will be recognized at the time of conversion and the book value of the assets and liabilities of the North Dakota cooperative will carry over to the North Dakota corporation. Upon conversion, the North Dakota corporation will record deferred tax assets and liabilities for the tax effects of any temporary differences existing between income tax and financial reporting on the date of the change. Prior to conversion, the North Dakota cooperative had not recorded deferred taxes for temporary differences that were likely to be allocated to members through patronage allocations. In recording such deferred tax assets and liabilities upon conversion to a corporation, the North Dakota corporation anticipates recording a nonrecurring, non-cash income tax charge of approximately $6.5 million.

Regulatory Approval

        Other than the compliance with federal and state securities laws, no federal or state regulatory approvals must be obtained in connection with the proposed conversion.

Member Approval

        Members of the North Dakota cooperative are being asked to vote upon the merger of the North Dakota cooperative with and into the Colorado cooperative only, and they will not vote upon either the merger of the Colorado cooperative with and into the Colorado corporation or the merger of the Colorado corporation with and into the North Dakota corporation. In late January 2002, the Boards of Directors of the North Dakota cooperative's wholly-owned subsidiaries, the Colorado cooperative, the Colorado corporation and the North Dakota corporation, took action to approve the subsequent mergers of the Colorado cooperative with and into the Colorado corporation and the Colorado corporation with and into the North Dakota corporation. Furthermore, the North Dakota cooperative, in its capacity as the sole member or shareholder, as the case may be, of each of the Colorado cooperative, the Colorado corporation and the North Dakota corporation on the record date for voting upon the transaction, also approved the subsequent mergers. These approvals are all that is necessary, as a matter of state law, to approve the various mergers on behalf of each of the Colorado cooperative, the Colorado corporation and the North Dakota corporation.

        This approach was followed to allow the North Dakota cooperative, as the parent company of each of the three subsidiaries, to ensure that the various steps in the proposed transaction were fully integrated. Such action can be taken by the Board of Directors and the sole member or shareholder, as the case may be, of each of the subsidiaries at the applicable time, by virtue of the provisions of the Colorado statutes and North Dakota statutes, which allow the Board of Directors to establish a record date for the adoption of various matters. By approving the initial merger of the North Dakota cooperative with and into the Colorado cooperative, the members of the North Dakota cooperative will have the full rights to which they are entitled under the North Dakota cooperative statute.

Absence of Dissenters' Rights

        Members who object to the merger between the North Dakota cooperative and the Colorado cooperative will have no appraisal or dissenters' rights under North Dakota law.

Federal Securities Law Consequences

        Under the federal securities laws, shares of Common Stock of the North Dakota corporation received in the conversion by persons who are not affiliates under the Securities Act of 1933, as amended (the "Securities Act"), of the North Dakota corporation may be resold immediately in transactions not involving an issuer, underwriter or dealer. Shares of Common Stock received in the conversion by "affiliates" of the North Dakota corporation may be resold only pursuant to further registration under the Securities Act, in compliance with Rule 144 under the Securities Act or in transactions that are exempt from registration under the Securities Act. These restrictions are expected to apply to the directors and executive officers of the North Dakota corporation.

        This document cannot be used in connection with resales of shares of Common Stock of the North Dakota corporation received in the conversion by any person who may be deemed to be an affiliate of the North Dakota cooperative or the North Dakota corporation under the Securities Act.

THE MERGER AGREEMENTS AND THE TRANSACTION AGREEMENT

        The following is a summary of the material terms of the Merger Agreement between the North Dakota cooperative and the Colorado cooperative, the Second Amended and Restated Plan of Merger between the Colorado cooperative and the Colorado corporation, the Second Amended and Restated Plan of Merger between the Colorado corporation and the North Dakota corporation, and the Transaction Agreement among all of these parties. For more detailed information about these transactions, we encourage you to read these agreements which are included in Appendices A, B, C and D.

The Merger Agreement between the North Dakota cooperative and the Colorado cooperative

  General

        The Colorado cooperative is a wholly-owned subsidiary of the North Dakota cooperative. Subject to the terms and conditions of the Merger Agreement and the Transaction Agreement, immediately prior to the Colorado cooperative's merger with and into the Colorado corporation, the North Dakota cooperative will merge with and into the Colorado cooperative. The Colorado cooperative will be the surviving entity. After this merger, the separate corporate existence of the North Dakota cooperative will cease. The Articles of Incorporation and By-Laws of the Colorado cooperative retain the capital structure of the North Dakota cooperative as in effect immediately before the merger and only those other provisions necessary to effect the conversion. All shares of Membership Stock, Equity Stock, Series A Preferred and Series B Preferred Stock of the North Dakota cooperative will be automatically cancelled. Upon the conversion, the directors and officers of the North Dakota cooperative will be the directors and officers of the Colorado cooperative.

        The merger of the North Dakota cooperative with and into the Colorado cooperative is a necessary first step in the conversion process because North Dakota law does not explicitly address the merger of a North Dakota cooperative, such as Dakota Growers Pasta Company, with a corporation. Under Colorado law, cooperatives are explicitly permitted to merge with corporations.

  Conversion of Membership Stock, Equity Stock, Preferred Stock and Non-Qualified Written Notices of Allocation.

        Upon completion of the merger between the North Dakota cooperative and the Colorado cooperative, each member of the Company will be a member of the Colorado cooperative and will cease to be a member of the Company. All outstanding shares of the Company's Membership Stock, Equity Stock, Series A Preferred Stock and Series B Preferred Stock will be converted automatically into identical classes and series of shares of the Colorado cooperative on a one-to-one basis with the same rights and privileges as currently exist. In addition, all Non-Qualified Written Notices of Allocation on the records of the North Dakota cooperative (including Non-Qualified Written Notices of Allocation to be issued for the period up to the effective date of the conversion) will be converted automatically into comparable Non-Qualified Written Notices of Allocation on the books of the Colorado cooperative. Persons who hold options to acquire Series C Preferred Stock of the North Dakota cooperative will have those options converted automatically into identical options with regard to Series C Preferred Stock of the Colorado cooperative.

The Merger Agreement between the Colorado cooperative and the Colorado corporation

  General

        Prior to the execution of the Transaction Agreement, the Colorado corporation was formed as a wholly-owned subsidiary of the North Dakota cooperative. Subject to the terms and conditions of the Second Amended and Restated Plan of Merger between the Colorado cooperative and the Colorado corporation and the Transaction Agreement, immediately after the effective time of the merger between the North Dakota cooperative and the Colorado cooperative and immediately before the effective time of the merger between the Colorado corporation and the North Dakota corporation, the Colorado cooperative will merge with and into the Colorado corporation. At the effective time of the merger, the separate existence of the Colorado cooperative will cease and the Colorado corporation will survive the merger. All shares of Membership Stock, Equity Stock, Series A Preferred Stock and Series B Preferred Stock of the Colorado cooperative will be automatically cancelled. The directors and officers of the Colorado cooperative, who will be the current directors and officers of the North Dakota cooperative, will become the directors and officers of the Colorado corporation.

  Conversion of Membership Stock, Equity Stock, Preferred Stock and Non-Qualified Written Notices of Allocation

        Since the existence of the Colorado corporation will cease upon the merger of the Colorado corporation with and into the North Dakota corporation, which will occur immediately after the effective time of the merger of the Colorado cooperative with and into the Colorado corporation, you will be a shareholder of the Colorado corporation for only a very brief moment in time. As such, the rights and privileges of holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series D Delivery Preferred Stock and options to acquire Series C Preferred Stock of the Colorado corporation, as described below, will only be relevant to you to the extent that such rights and privileges are the same as those attached to the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series D Delivery Preferred Stock and options to acquire Series C Preferred Stock of the North Dakota corporation.

        Upon completion of the merger between the Colorado cooperative and the Colorado corporation, each member of the Colorado cooperative will be a shareholder of the Colorado corporation and will cease to be a member of the Colorado cooperative. As part of the merger, members of the Colorado cooperative will receive: (i) twenty-five shares of Common Stock of the Colorado corporation for each share of the Colorado cooperative's Membership Stock they hold as of the effective date of the merger; (ii) a number of shares of Common Stock, $.01 par value per share, of the Colorado corporation equal to the number of shares of the Colorado cooperative's Equity Stock they hold as of the effective date of the merger; (iii) a number of shares of Series D Delivery Preferred Stock, $.01 par value per share, of the Colorado corporation equal to the number of shares of the Colorado cooperative's Equity Stock they hold as of the effective date of the merger; and (iv) one share of Common Stock of the Colorado corporation for each $7.36 of Non-Qualified Written Notices of Allocation held in the member's name on the records of the Colorado cooperative. To the extent that shareholders of the Colorado cooperative hold Series A Preferred Stock or Series B Preferred Stock of the Colorado cooperative as of the effective date of the merger, they will receive a number of shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, of the Colorado corporation equal to the number of shares of the Colorado cooperative's Series A Preferred Stock or Series B Preferred Stock, as applicable, held as of such effective date. Persons who hold options to acquire Series C Preferred Stock of the Colorado cooperative will have those options converted automatically into options containing the same terms with regard to Series C Preferred Stock of the Colorado corporation.

        The rights and privileges of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Colorado corporation will be the same as the rights and privileges of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Colorado cooperative, which are similar to the rights and privileges of the comparable class of stock in the North Dakota cooperative. Each share of Series D Delivery Preferred Stock held by a shareholder will give such shareholder the rights and privileges described elsewhere in this document with respect to the Series D Delivery Preferred Stock to be issued by the North Dakota corporation.

        For the brief period of time the Colorado corporation will contain our business, the rights and privileges of holders of Common Stock in the Colorado corporation will be different in several respects from the rights of holders of Equity Stock in the North Dakota cooperative. As such, you are encouraged to read the sections "Comparison of Rights of Equityholders" and "Description of Capital Stock," for a comparison of the rights of holders of Equity Stock of the North Dakota cooperative and the rights of holders of Common Stock of the North Dakota corporation (which are identical in all material respect to the rights of holders of stock of the Colorado corporation) and for a summary of the terms of the Common Stock and Preferred Stock of the Colorado corporation.

The Merger Agreement between the Colorado corporation and the North Dakota corporation

  General

        The North Dakota corporation, like the Colorado cooperative and the Colorado corporation, is a wholly-owned subsidiary of the North Dakota cooperative and is party to the Transaction Agreement. Subject to the terms and conditions of the Second Amended and Restated Plan of Merger between the Colorado corporation and the North Dakota corporation as well as the Transaction Agreement, immediately after the effective time of the merger between the Colorado cooperative and the Colorado corporation, the Colorado corporation will merge with and into the North Dakota corporation. The North Dakota corporation will be the surviving entity. The separate corporate existence of the Colorado corporation will cease, and the shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Delivery Preferred Stock of the Colorado corporation will be automatically canceled.

        As a result of the mergers, all shareholders of the Colorado corporation will become shareholders of the North Dakota corporation, which means that all shareholders of the North Dakota cooperative will become shareholders of the North Dakota corporation. The business of the North Dakota cooperative will then be conducted by the North Dakota corporation, which will then change its name to "Dakota Growers Pasta Company, Inc." The current directors and officers of the North Dakota cooperative will become the directors and officers of the North Dakota corporation.

  Conversion of Common Stock and Preferred Stock

        Upon completion of the merger between the Colorado corporation and the North Dakota corporation, each shareholder of the Colorado corporation will become a shareholder of the North Dakota corporation and will cease to be a shareholder of the Colorado corporation. As part of the merger, each share of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series D Delivery Preferred Stock of the Colorado corporation will be converted into one share of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series D Delivery Preferred Stock, as applicable, of the North Dakota corporation. Persons who hold options to acquire Series C Preferred Stock of the Colorado corporation will have those options converted automatically into identical options with regard to Series C Preferred Stock of the North Dakota corporation. The rights and privileges of holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Delivery Preferred Stock of the North Dakota corporation will be identical in all material respects to the rights and privileges of holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Delivery Preferred Stock of the Colorado corporation. See "Comparison of Rights of Equityholders" and "Description of Capital Stock" for a comparison of the rights of holders of Equity Stock of the North Dakota cooperative and the rights of holders of Common Stock of the North Dakota corporation and for a summary of the terms of the Common Stock and Preferred Stock of the North Dakota corporation.

Effective Time

        The merger between the North Dakota cooperative and the Colorado cooperative will take effect upon the later of the filing of the articles of merger with the Secretary of State of North Dakota and the filing of the statement of merger with the Secretary of State of Colorado. The merger between the Colorado cooperative and the Colorado corporation will take effect upon the filing of the statement of merger with the Secretary of State of Colorado. The merger between the Colorado corporation and the North Dakota corporation will take effect upon the later of the filing of the articles of merger with the Secretary of State of North Dakota and the filing of the statement of merger with the Secretary of State of Colorado. If the mergers are approved, we anticipate that the closing will take place as soon as practicable following the member vote.

Non-Qualified Written Notices of Allocation

        The North Dakota cooperative estimates that, as of the effective date of the conversion, it will have Non-Qualified Written Notices of Allocation outstanding with a stated dollar amount of approximately $9.2 million. These notices are a form of members' equity that represents patronage income that was allocated among the members of the cooperative as non-cash patronage dividends. "Non-qualified" means that the members were not taxed upon receipt of the notice. These notices are redeemable in the sole discretion of the Board of Directors of the North Dakota cooperative. Holders of Non-Qualified Written Notices of Allocation will receive one share of Common Stock of the North Dakota corporation for every $7.36 of Non-Qualified Written Notices of Allocation attributable to them.

Representations and Warranties

        In the Transaction Agreement, the parties each have made representations and warranties as to, among other things, the organization and good standing of each party, the capitalization of each party and the corporate power and authority of each party. In addition, the Transaction Agreement contains representation and warranties of the North Dakota cooperative as to, among other things, its financial statements, the absence of undisclosed liabilities, compliance with applicable laws, the absence of legal proceedings, and the absence of material defaults under material contracts.

Employee Benefit Plans

        Under the Transaction Agreement, the North Dakota corporation will honor all benefits accrued by the North Dakota cooperative under any benefit plan, policy or arrangement in accordance with the respective terms of those benefit plans and to the extent required by law. All such benefit plans, policies or arrangements will continue to be in effect under the North Dakota corporation.

Conditions to Consummation of the Mergers

        The obligations of the parties to consummate the mergers are subject to the satisfaction or waiver, where permissible, of the following conditions at or prior to the consummation of the merger:

  •
  Approval by the members of the North Dakota cooperative of the Merger Agreement between the North Dakota cooperative and the Colorado cooperative and the Transaction Agreement;

  •
  The effectiveness of the Registration Statement, of which this document constitutes a part, and no Securities and Exchange Commission proceedings to stop the effectiveness are underway;

  •
  Receipt of all consents necessary in connection with the mergers, including those from the North Dakota cooperative's lenders. The North Dakota cooperative has already obtained the consent of its primary lender, CoBank;

  •
  The accuracy in all material respects of the representations and warranties of each party to the Transaction Agreement;

  •
  Material performance of all obligations required to be performed prior to the mergers; and

  •
  All actions, proceedings and documents necessary to carry out the mergers shall be reasonably satisfactory to the parties.

        As the sole shareholder of the Colorado cooperative, the Colorado corporation and the North Dakota corporation before the mergers, the North Dakota cooperative, through the actions of its Board of Directors, has approved the Second Amended and Restated Plan of Merger between the Colorado cooperative and the Colorado corporation and the Second Amended and Restated Plan of Merger between the Colorado corporation and the North Dakota corporation, as well as the Transaction Agreement among all of the parties. Except for conditions relating to the approval of the members of the North Dakota cooperative and the effectiveness of the Registration Statement, the Board of Directors of the North Dakota cooperative (acting on behalf of the North Dakota cooperative or as the sole shareholder of the Colorado cooperative, Colorado corporation and North Dakota corporation) may waive any of the conditions precedent to the conversion. However, to the extent that certain of the remaining conditions (i.e., consent of the North Dakota cooperative's lenders) must be satisfied if the North Dakota corporation is to operate on substantially the same basis as it did prior to the conversion, such remaining conditions must be satisfied. No assurance can be provided that the other conditions precedent to the conversion will be satisfied or waived by the party permitted to do so.

Conduct of Business Prior to Conversion

        The Transaction Agreement provides that, prior to consummating the mergers, the North Dakota cooperative will conduct its business in the ordinary course consistent with past practice. It also will use good faith efforts to preserve intact its business organization, properties and the goodwill of its members, suppliers and other business relationships.

        The parties have also agreed to use good-faith efforts to take or cause to be taken all actions, and to do or cause to be done, all things necessary, proper or advisable under applicable laws so as to permit consummation of the mergers and all related transactions as promptly as practicable. The parties have agreed to cooperate in obtaining necessary permits, consents, approvals and authorizations of all third parties and any court, administrative agency or other federal, state or local government authority.

Termination

        The Transaction Agreement may be terminated and the mergers may be abandoned at any time prior to their consummation by:

  •
  The North Dakota cooperative or the Colorado cooperative if members of the North Dakota cooperative fail to approve the merger of the North Dakota cooperative with and into the Colorado cooperative.

  •
  Mutual written consent of the North Dakota cooperative, the Colorado cooperative, the Colorado corporation and the North Dakota corporation, although consent would be a formality to the extent that the North Dakota cooperative controls the other parties to the Transaction Agreement.

  •
  Any party to the Transaction Agreement upon written notice if one or more of the conditions to its obligations cannot be met, the other parties have defaulted in any material respect under any of the covenants or agreements under the Transaction Agreement or any representation or warranty of the other party is or has become materially untrue or incorrect and in either case, has not been cured within 30 days after notice.

  •
  Any party if the conversion has not been consummated on or before September 30, 2002.

Amendment

        The terms of the Transaction Agreement may be amended or supplemented at any time by mutual agreement except, following members' approval of the merger of the North Dakota cooperative with and into the Colorado cooperative, the Transaction Agreement may not be amended if the amendment would violate applicable law, or change the amount or form of the consideration to be received by members of the North Dakota cooperative.

Indemnification and Insurance

        From and after the consummation of the mergers, the North Dakota corporation has agreed to indemnify each present and former director, officer, employee or agent of the North Dakota cooperative, the Colorado cooperative or the Colorado corporation. The North Dakota corporation has also agreed to indemnify each person who, while a director or officer of the North Dakota cooperative and at the request of the North Dakota cooperative, serves or has served another corporation, cooperative, partnership, joint venture, or other enterprise as a director, officer or partner. This indemnification obligation covers any losses, claims, damages, liabilities, or expenses arising out of or pertaining to matters existing or occurring at or before the consummation of the mergers, whether asserted or claimed before or after the consummation of the mergers, to the fullest extent permitted by law. The North Dakota corporation may purchase insurance coverage against these losses, claims or expenses, but is not obligated to do so.

INTERESTS OF CERTAIN PERSONS IN THE CONVERSION

        In considering whether to approve the conversion, members of Dakota Growers Pasta Company should be aware that the directors, officers and certain members of management of the cooperative have interests in the conversion in addition to their interests solely as members of the cooperative, as described below.

Indemnification

        The Transaction Agreement provides that the North Dakota cooperative's directors and officers will have rights to indemnification for all acts or omissions occurring at or before the conversion to the fullest extent permitted by law. The North Dakota corporation may maintain insurance for such acts or omissions. The Securities and Exchange Commission advises that indemnification for securities law violations is against public policy and may be unenforceable.

Treatment of Member Equity

        Since Dakota Growers Pasta Company is a cooperative with voting rights arising from ownership of a share of Membership Stock, each member has equal voting rights of one vote per member. No director or officer owns beneficially more than 0.5% of the North Dakota cooperative's issued and outstanding Membership Stock. The directors and officers of the North Dakota cooperative as a group beneficially own approximately 2.2% of the issued and outstanding Membership Stock. With regard to the Equity Stock, no director or officer owns beneficially more than 2.9% of the issued and outstanding shares on a fully-diluted basis. The directors and officers, as a group, beneficially own approximately 11.3% of the North Dakota cooperative's issued and outstanding Equity Stock on a fully-diluted basis. If the conversion had been completed on January 25, 2002, the record date for the determination of members of the North Dakota cooperative eligible to vote, directors and officers of the North Dakota corporation would beneficially own 11.2% of its issued and outstanding Common Stock on a fully-diluted basis.

Treatment of Options

        As part of the conversion, holders of options to purchase shares of Series C Preferred Stock of the North Dakota cooperation will receive options to purchase a like number of shares of Series C Preferred Stock of the North Dakota corporation. Messrs. Dodd and Friezen will be granted options to purchase 1,291 and 754 shares, respectively, of Series C Preferred Stock in the North Dakota corporation, with each share of Series C Preferred Stock being convertible into 24 shares of Common Stock of the North Dakota corporation.

SELECTED FINANCIAL DATA

        The following table sets forth selected financial data of Dakota Growers Pasta Company. The information for the fiscal years ended July 31 has been derived from the North Dakota cooperative's consolidated financial statements, which were audited by Eide Bailly LLP, independent auditors. The information presented as of and for the six months ended January, 2001 and 2002, is unaudited. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as the consolidated financial statements and related notes that the Company includes at the end of this document.

        We encourage you to read the financial data presented below along with "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as the consolidated financial statements and related notes that the Company includes at the end of this document.

SELECTED FINANCIAL DATA

(In Thousands, Except Share Information and Ratios)

Fiscal Year Ended July 31	Six months Ended January 31
1997	1998	1999	2000	2001	2001	2002
(Unaudited)
INCOME STATEMENT DATA
Net revenues	$70,702	$119,621	$124,869	$136,862	$135,921	$64,915	$74,566
Cost of product sold	58,357	100,229	106,062	116,890	124,811	60,957	63,665

Gross proceeds	12,345	19,392	18,807	19,972	11,110	3,958	10,901
Marketing, general and administrative expenses	3,542	6,754	7,886	9,713	9,631	5,071	4,810

Operating proceeds	8,803	12,638	10,921	10,259	1,479	(1,113)	6,091
Other income (expense)	(1,877)	(3,264)	(2,434)	(3,929)	(3,574)	(1,930)	(1,959)
Income tax (expense) benefit	—	—	(499)	1,298	311	159	159

Income (loss) before cumulative effect of change in accounting principle	6,926	9,374	7,988	7,628	(1,784)	(2,884)	4,291
Cumulative effect on prior years (to July 31, 1998) of changing to a different inventory valuation method	—	—	(3,429)	—	—	—	—

Net income (loss) from patronage and non-patronage business	6,926	9,374	4,559	7,628	(1,784)	(2,884)	4,291
Dividends on preferred stock	36	15	143	4	15	13	9

Net earnings (loss) from patronage and non-patronage business available for members	$6,890	$9,359	$4,416	$7,624	$(1,799)	$(2,897)	$4,282

Average equity shares outstanding(1)	7,356	7,356	8,603	11,166	11,253	11,253	11,275
Net earnings (loss) from patronage and non-patronage business per average equity share outstanding before cumulative effect of accounting change(1)	$0.94	$1.27	$0.91	$0.68	$(0.16)	$(0.26)	$0.38

Patronage and other dividends per average share outstanding(1)
Declared(2)	$0.65	$1.00	$0.86	$0.40	$—	$—	$—
Distributed(2)	0.65	1.00	0.86	0.40	—	—	—
Pro forma amounts assuming the inventory valuation method adopted in 1999 is applied retroactively(3)
Net earnings (loss) from patronage and non-patronage business available for members	$6,848	$6,731	$7,845	$7,624	$(1,799)	$(2,897)	$4,282

Net earnings (loss) from patronage and non-patronage business per average equity share outstanding(1)	$0.93	$0.92	$0.91	$0.68	$(0.16)	$(0.26)	$0.38

BALANCE SHEET DATA
Cash	$5	$182	$3,425	$1,725	$3	$—	$3
Working capital	6,329	22,813	31,065	25,089	14,420	11,512	14,363
Total assets	68,739	124,537	135,873	131,857	128,658	134,494	126,842
Long-term debt (excluding current maturities)	27,131	66,056	59,116	51,626	47,594	48,914	40,910
Redeemable preferred stock	453	253	53	126	113	120	106
Members' investment	29,956	36,875	58,982	60,533	54,267	53,170	58,549
OPERATING DATA
Ratio of long-term debt to members' investment	.91	x	1.79	x	1.00	x	.85	x	.88	x	.92	x	.70	x

(1)
Adjusted for the 3-for-2 stock split effective August 1, 1997.

(2)
Qualified patronage declarations have been made in October of each year based on the patronage earnings and average shares for the prior fiscal year ending July 31. Amounts shown for each fiscal year were declared and paid in the following fiscal year. Amounts reflected above include only dividends on Equity Stock and qualified patronage declarations, and exclude Non-Qualified Written Notices of Allocation to each member's account. Such non-qualified amounts are reserved in each member's account but are not taxable until paid.

(3)
The North Dakota cooperative changed its method of computing inventory valuations in the third quarter of fiscal year 1999 from the net realizable value method to the lower of cost or market method, determined on a first-in, first-out basis using specific standard costs. The impact of the change on prior years (to July 31, 1998) of $3,429,000 was included as a charge against income for the year ended July 31, 1999.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        We encourage you to read the following discussion in conjunction with the North Dakota cooperative's consolidated financial statements, the notes thereto and the other financial data included elsewhere in this document. The following discussion contains forward-looking statements. These statements are subject to risks and uncertainties, including those under the heading entitled "Risk Factors," that could cause actual results to differ materially from those anticipated. Because the North Dakota corporation will be the successor of the North Dakota cooperative, the following discussion will generally be equally applicable to the North Dakota corporation on a going-forward basis.

Forward-Looking Statements

        The following discussion contains forward-looking statements. Such statements are based on assumptions by the North Dakota cooperative's management, as of the date of this document, and are subject to risks and uncertainties, including those discussed under "Risk Factors" in this document, that could cause actual results to differ materially from those anticipated. The North Dakota cooperative and the North Dakota corporation caution readers not to place undue reliance on such forward-looking statements.

Summary

        Dakota Growers Pasta Company, which will be the predecessor of Dakota Growers Restructuring Company, Inc. if the conversion is consummated, had net earnings of $4.3 million for the six months ended January 31, 2002, compared to the $2.9 million net loss incurred for the six months ended January 31, 2001.

        Increases in sales volumes and per unit prices combined with various cost cutting measures contributed to the increase in profitability. The North Dakota cooperative realized volume and pricing gains in the foodservice and retail markets during the six months ended January 31, 2002 when compared to the corresponding period of the prior year. Though pricing within the dry pasta industry remains highly competitive, industry changes within the past six months have expanded opportunities for co-pack arrangements, which involve the sale of dry pasta products to other pasta manufacturers. The North Dakota cooperative continues to explore opportunities in the co-pack area. Cost efficiencies have been realized from the closure of the Minneapolis factory in conjunction with the completion of the lasagna line in New Hope. The North Dakota cooperative has also realized savings in the first half of fiscal 2002 by reducing its labor force where necessary to match product demand levels and continues to explore opportunities to reduce logistics costs.

        The North Dakota cooperative incurred a net loss of $1.8 million for the year ended July 31, 2001, compared to net earnings of $7.6 million for the prior year. The net loss resulted from lower sales volumes and competitive pricing within the dry pasta industry combined with increased raw material, packaging, freight, and utility costs. The North Dakota cooperative increased prices, where possible, to cover higher input costs. With excess capacity available in the pasta industry, the North Dakota cooperative was unable to implement price increases to fully cover the higher costs incurred.

        The North Dakota cooperative's core strength remains in private label for its retail and foodservice customers where it will continue to focus on customized growth strategy programs with these customers. It will also continue to look for greater sales opportunities for its branded product as well as organic and imported pasta. The North Dakota cooperative has implemented a certified organic program and markets organic pasta through its Dakota Growers Pasta Co.® retail label, as well as into the private label retail, foodservice, and ingredient markets. Imported pasta is distributed via an exclusive agreement with Gruppo Euricom, the second largest pasta manufacturer in Italy.

Effect of Change in Accounting Principle

        In the third quarter of fiscal year 1999, the North Dakota cooperative changed its method of computing inventory valuations from the net realizable value method used in prior years (a GAAP method of inventory valuation for cooperatives) to the lower of cost or market, determined on a FIFO basis, using product specific standard costs. The impact of this change on prior years (to July 31, 1998) of $3,429,000 is included as a charge against income for the year ended July 31, 1999.

        In the three years prior to the change, the North Dakota cooperative experienced significant increases in inventory, both overall quantities as well as in the number of product lines and number of items. Because of the incompatibility of the net realizable value methodology of valuing inventory with manufacturing software systems and the high cost of specialized programming to automate the net realizable value calculations, the North Dakota cooperative had been maintaining manual net realizable value calculations and analysis, resulting in higher than appropriate administrative costs. As part of a cost analysis and reduction process, the North Dakota cooperative determined that it was prudent to eliminate these recurring costs. The North Dakota cooperative also had experienced frequent and rapid market changes in inventory values using the net realizable value method, and its results of operations were impacted by such fluctuations.

        The adoption of the product specific standard cost methodology improves comparability of the North Dakota cooperative's operating results and its internal financial condition to industry practice, and provides a better matching of revenues, cash flows and costs.

        The statements of operations for the years ended July 31, 2001, 2000 and 1999 reflect the results utilizing the new methodology, with the change on prior years (to July 31, 1998) reflected as a charge against income for the year ended July 31, 1999. If the change had been applied retroactively, the following pro forma amounts would have been reflected (in thousands, except per share amounts):

	2001	2000	1999
Net revenues	$135,921	$136,862	$124,869
Cost of product sold	124,811	116,890	106,062

Gross proceeds	$11,110	$19,972	$18,807

Net earnings (loss)	$(1,799)	$7,624	$7,845

Basic earnings (loss) per share	$(0.16)	$0.68	$0.91

Effect of Change in Accounting Estimate

        Effective August 1, 1999, the North Dakota cooperative changed the period over which it depreciates certain mill and pasta production equipment from 15 years to 20 years. The North Dakota cooperative feels the change better reflects the useful life of the related equipment and is comparable to industry practice for similar equipment. The change in accounting estimate increased net income for the year ended July 31, 2000 by $917,000.

Results Of Operations

  Comparison of Six Months ended January 31, 2002 and 2001

        Net Revenues.    Net revenues increased $9.7 million, or 14.9%, to $74.6 million for the six months ended January 31, 2002, from $64.9 million for the six months ended January 31, 2001. Higher sales volumes and higher per unit selling prices contributed to the increase over the corresponding period of the prior year as pasta sales volumes increased 7.4% while pasta per unit selling prices increased 3.5%. Higher semolina sales volumes also contributed to the revenue increase.

        Revenues from the retail market increased $4.5 million, or 11.2%, as a result of an 8.3% increase in sales volumes combined with a 2.9% increase in per unit selling prices. Foodservice revenues increased $3.7 million, or 28.5%, primarily due to volume growth of 25.5% driven by expansions and acquisitions by our customers. Ingredient revenues decreased $1.4 million, or 18.8%, mainly as a result of a 19.7% decrease in sales volumes. The ingredient sales volume decline primarily resulted from the loss of one customer in this market due to competitive pricing issues.

        Revenues from semolina and by-product sales for the six months ended January 31, 2002 were up $2.8 million from the prior year as a result of increases in both sales volumes and per unit selling prices.

        Cost of Product Sold.    Cost of product sold for the six months ended January 31, 2002 totaled $63.7 million; an increase of 4.4% compared to the $61.0 million reported for the six months ended January 31, 2001. The $2.7 million increase resulted mainly from revenue growth offset by lower conversion costs due to labor reductions and other cost cutting and efficiency initiatives. Gross margin as a percentage of net revenues increased from 6.1% to 14.6% as a result of these factors.

        Marketing, General, and Administrative ("MG&A") Expenses.    MG&A expenses decreased by $261,000, or 5.2%, to $4.8 million for the six months ended January 31, 2002, from $5.1 million for the six months ended January 31, 2001. MG&A expenses as a percentage of net revenues decreased from 7.8% to 6.5%.

        Interest Expense.    Interest expense for the six months ended January 31, 2002, was $2.1 million, essentially unchanged from the six months ended January 31, 2001.

        Income Taxes.    The North Dakota cooperative has recorded an income tax benefit of $159,000 for each of the six month periods ending January 31, 2002 and 2001, relating to the reduction in deferred tax liabilities associated with differences between the book and tax basis of property and equipment.

        Net Income.    Net income for the six months ended January 31, 2002 was $4.3 million compared to the $2.9 million net loss incurred for the six months ended January 31, 2001. The $7.2 million increase in net earnings resulted from improved gross margins from increased sales prices and volumes combined with cost reductions as noted above.

  Comparison of Fiscal Years ended July 31, 2001 and 2000

        Net Revenues.    Net revenues totaled $135.9 million for the fiscal year ended July 31, 2001, a decrease of $0.9 million, or 0.7%, from the prior year. The decrease was primarily due to lower pasta and semolina sales volumes. Volume declines were partially offset by a small increase in pasta average sales prices of 0.8%, a result of price increases obtained in attempting to pass-through higher material and operating costs.

        Revenues from the retail market increased $2.4 million, or 3.0%, primarily due to volume increases of 4.3% offset partially by lower average selling prices. Growth in the club store market was particularly strong. Foodservice revenues increased by $1.4 million, or 5.3%, on volume growth of 3.0% and an increase in average selling prices of 2.3%. Volume growth in foodservice continues to be driven by expansions and acquisitions by our current customers. Ingredient revenues decreased $4.0 million, or 20.7%, mainly as a result of a 20.8% sales volume decrease. The ingredient sales volume decline resulted primarily from the loss of one customer in this market due to competitive pricing issues.

        The North Dakota cooperative markets semolina production in excess of its own requirements as well as by-products of the durum milling process. Revenues from semolina and by-product sales were down $0.7 million from the prior year mainly due to reductions in semolina sales volumes.

        Cost of Product Sold.    Cost of product sold increased 6.8% to $124.8 million. A majority of the $7.9 million increase was due to increases in durum, packaging, freight, and utility costs. As a result of competitive pressures within the pasta industry, the North Dakota cooperative was unable to fully cover increased input costs through sales price increases. Gross margin as a percentage of net revenues decreased from 14.6% to 8.2% reflecting reduced profitability due to higher manufacturing input costs.

        Marketing, General and Administrative ("MG&A") Expenses.    MG&A expenses totaled $9.6 million for the year ended July 31, 2001, down slightly from the prior year. MG&A expenses as a percentage of net revenues remained consistent at 7.1%.

        Interest Expense.    Interest expense, including patronage credits and adjustments, decreased $0.4 million. The North Dakota cooperative recorded a patronage credit to interest expense of $248,000 for the year ended July 31, 2001, and a net charge to interest expense of $68,000 related to adjustments for estimated patronage refunds from and investments in cooperative banks for the year ended July 31, 2000, accounting for a majority of the change.

        Income Taxes.    The North Dakota cooperative recorded an income tax benefit of $311,000 for the year ending July 31, 2001 related primarily to a reduction in deferred tax liabilities. The North Dakota cooperative recorded an income tax benefit of $1,298,000 for the year ended July 31, 2000, of which $407,000 related to current income tax benefits while $891,000 related to changes in deferred income taxes. The current income tax benefit recorded for fiscal 2000 was primarily a reversal of the income tax expense recorded in fiscal 1999, which resulted from a reclassification of approximately $2.0 million of income from non-patronage to patronage for gains on sale of properties in fiscal 1999. The reclassification was based on cooperative income tax developments taking place in the second quarter of fiscal 2000. The deferred income tax benefit related primarily to a reduction in deferred income tax liabilities associated with differences between the book and tax basis of property and equipment.

        Net Income (Loss).    The North Dakota cooperative incurred a net loss of $1.8 million for the year ended July 31, 2001 compared to net income of $7.6 million for the year ended July 31, 2001. The net loss resulted from a reduction in net revenues combined with higher manufacturing input costs as noted above.

  Comparison of Fiscal Years ended July 31, 2000 and 1999

        Net Revenues.    Overall net revenues increased $12.0 million, or 9.6%, compared to the prior year. The increase was primarily due to pasta volume growth of 10.2%. The pasta volume growth was offset by a decline in pasta average sales prices of 4.6% mainly due to competition within the pasta industry and contractual adjustments relating to lower average raw material costs. The North Dakota cooperative markets semolina production in excess of its own requirements as well as by-products of the durum milling process. Revenues from semolina and by-product sales increased 90%, due to the completion of the mill expansion project in May 1999, accounting for approximately $4.6 million of the increase in revenues.

        Retail revenues increased 6.3% due to volume increases. Foodservice revenues increased by 13.9%, primarily due to expansions and acquisitions made by current customers. Ingredient revenues were up 7.1% mainly due to sales to new customers.

        Cost of Product Sold.    Cost of product sold increased 10.2% to $116.9 million. A majority of the $10.8 million increase was due to sales volume growth. Gross margin as a percentage of net revenues decreased slightly from 15.1% to 14.6% reflecting reduced profitability due to competitive pressures.

        MG&A Expenses.    MG&A expense increased $1.8 million, or 23.2%, over the prior year. A majority of the increase was due to the enhancement of the North Dakota cooperative's sales and sales support efforts to meet the needs of new and existing customers while pursuing continued growth. The

North Dakota cooperative also incurred increased consulting fees in conjunction with an extensive study on strategic initiatives and capital structure options in fiscal 2000.

        Interest Expense.    Interest expense, including patronage adjustments, decreased $851,000. The North Dakota cooperative recorded a net charge to interest expense related to adjustments for estimated patronage refunds from and investments in cooperative banks totaling $68,000 and $310,000 for the years ended July 31, 2000 and 1999, respectively. The remainder of the decrease in interest expense relates to a decrease in average outstanding debt.

        Gain (Loss) on Sale of Property and Equipment.    The North Dakota cooperative recorded $2.5 million in gains on the sale of properties during fiscal year 1999, accounting for a majority of the difference between the years ended July 31, 2000 and 1999.

        Income Taxes.    The North Dakota cooperative has recorded an income tax benefit of $1,298,000 for the year ended July 31, 2000, of which $407,000 related to current income tax benefits while $891,000 related to changes in deferred income taxes. The current income tax benefit is primarily a reversal of the income tax expense recorded in the prior year, and relates to a reclassification of approximately $2.0 million of income from non-patronage to patronage for gains on sale of properties in fiscal 1999 noted above. The reclassification was based on the decision of the United States Tax Court in Farmland Industries, Inc. v. Commissioner, T.C. Memo 1999-388 (November 29, 1999) which held that gains on disposition of assets used in a cooperative's business are patronage sourced income, and may be allocated to the patrons as a tax deductible patronage dividend. The decision rejected the longstanding position of the Internal Revenue Service on that issue. The deferred income tax benefit relates primarily to a reduction in deferred income tax liabilities associated with differences between the book and tax basis of property and equipment.

        Net Income.    Net income increased $3.1 million from the prior year, primarily due to the $3.4 million charge related to cumulative effect of change in accounting principle recorded in fiscal 1999.

Liquidity and Capital Resources

        Dakota Growers Pasta Company's liquidity requirements include the operation of manufacturing facilities, investments in equipment and the expansion of working capital to meet its growth requirements, as well as providing a fair return to its members. The North Dakota cooperative meets these liquidity requirements from cash provided by operations, short-term borrowings under its credit facility, and outside debt financing. Working capital as of January 31, 2002 and July 31, 2001 was $14.4 million.

        The North Dakota cooperative utilizes financing on a short-term basis to fund operations and capital projects until permanent financing is issued. On February 15, 2002, Dakota Growers Pasta Company secured a $19 million revolving credit facility with CoBank, ACB ("CoBank" or "the Bank") covering the period from March 1, 2002 through February 25, 2003. The revolving line has a variable interest rate not to exceed CoBank's National Variable Rate plus 1% and is secured by property, equipment, and current assets of the North Dakota cooperative. The balance outstanding under the cooperative's previous line of credit agreements totaled $3.5 million and $8.1 million as of January 31, 2002 and July 31, 2001, respectively.

        The North Dakota cooperative's long-term financing is provided through various secured term loans and secured notes with the Bank and institutional investors. Variable interest rates on term and seasonal loans are based on the Bank's cost of funds.

        Dakota Growers Pasta Company is required to maintain a current ratio of 1.35 to 1.00 and a long-term debt to net worth ratio (adjusted to reflect a current ratio of 1.35:1.00) of not greater than 1.10 to

1.00 at the end of each month. On January 24, 2002, Dakota Growers Pasta Company and CoBank entered into an amendment of the Master Loan Agreement, which requires the North Dakota cooperative to maintain a debt service coverage ratio, measured at the end of each fiscal year, of 1.25 to 1. The North Dakota cooperative had previously been required to maintain a debt service coverage ratio of 1.50 to 1. The North Dakota cooperative cannot pay dividends on capital stock in excess of minimum requirements, or revolve any owner equity if such action will cause a noncompliance position in any financial condition without the prior written consent of the Bank. The North Dakota cooperative's consolidated net worth may not be less than the sum of (a) $27,000,000 plus (b) an aggregate amount equal to 30% of consolidated net income for each completed fiscal year beginning with the fiscal year ended July 31, 1998. The North Dakota cooperative's trailing twelve month ratio of consolidated cash flow to consolidated fixed charges may not be less than 2.00 to 1.00 at the end of each fiscal quarter. The North Dakota cooperative entered into a Waiver and Second Amendment to the Note Purchase Agreement and Notes effective June 1, 2001, whereby the events of default that existed in previous periods under Section 10.4(b) of the Note Purchase Agreement (as amended by the Waiver and First Amendment dated November 28, 2000) relating to the consolidated funded debt to consolidated funded cash flow ratio were waived. The Waiver and Second Amendment requires that the ratio of consolidated funded debt to consolidated cash flow not exceed 4.25 to 1.00 for the period from May 1, 2001 to and including July 31, 2001, 3.75 to 1.00 for the period from August 1, 2001 to and including October 31, 2001, 3.25 to 1.00 for the period from November 1, 2001 to and including January 31, 2002 and 3.00 to 1.00 at all times thereafter, in each case determined as of the end of each fiscal quarter for the immediately preceding four fiscal quarters, treating such period of four fiscal quarters as a single accounting period. The Notes were amended such that the rate of interest on the unpaid balance was increased by one percent at any time that either (a) the ratio of the North Dakota cooperative's consolidated funded debt to consolidated cash flow is greater than 3.00 to 1.00 as of the end of each fiscal quarter for the immediately preceding four fiscal quarters or (b) the Securities Valuation Office of the National Association of Insurance Commissioners has not assigned a designation category of "1" or "2" to the Notes. The one percent interest rate increase became effective August 1, 2001, amending the interest rate on the Series A Notes to 8.04% and the interest rate on the Series B Notes to 8.14% pursuant to the above.

        The North Dakota cooperative was in compliance with all debt covenants (as amended) as of July 31, 2001 and as of the date of this filing.

        The conversion to a North Dakota corporation will not trigger early repayment or change the scheduled payments on any of the North Dakota cooperative's current debt. The conversion will also not cause noncompliance with any debt covenants as we have received consents for all requirements relevant to the conversion. We anticipate one of the most significant items affecting liquidity and available cash as a result of the conversion to be the payment of quarterly income tax deposits based on corporate earnings.

        We anticipate that dividends paid by either the North Dakota corporation or the North Dakota cooperative will be lower than the patronage distributions previously received from the cooperative. Corporate dividends would be affected by the amount of income tax on corporate earnings, while distributions by the cooperative (if the conversion is not consummated) are expected to be affected by income tax on non-patronage earnings. We anticipate that dividends will also be reduced compared to historical patronage distributions as the Board of Directors reinvests a larger portion of the entity's earnings to fund debt repayments, strategic acquisitions, market expansions, working capital requirements, equipment acquisitions, cost-saving measures and efficiencies.

        Net cash provided by operations totaled $4.4 million for the year ended July 31, 2001, compared to $15.4 million and $6.9 million generated for the years ended July 31, 2000 and 1999. The $11.0 million decrease from fiscal years 2000 to 2001 primarily resulted from the decrease in net income and increased payments under long-term marketing agreements. Payments made under long-term marketing agreements totaled $5.0 million, $1.5 million and $0.9 million for the years ended July 31, 2001, 2000 and 1999, respectively. The increase in net cash provided by operations in fiscal 2000 compared to fiscal 1999 was primarily due to decreases in receivables partially offset by increases in inventories.

        Net cash used in investing activities relates primarily to the construction and installation of milling and pasta equipment offset by proceeds from sales of property and equipment. Expenditures for the purchase of property and equipment totaled $4.0 million, $5.3 million and $14.3 million for the years ended July 31, 2001, 2000, and 1999, respectively. A significant portion of the equipment expenditures for fiscal years 2001 and 2000 related to the installation of the lasagna line in the New Hope, Minnesota facility. A majority of the expenditures in 1999 were for mill expansion. Most of the North Dakota cooperative's technology assets are placed under lease agreements, which allow the North Dakota cooperative to stay relatively current with changing technologies.

        Net cash used for financing activities totaled $2.7 million and $11.7 million for the years ended July 31, 2001 and 2000, respectively. This compares to net cash provided by financing activities totaling $9.6 million for the year ended July 31, 1999. Net cash used for financing activities in fiscal years 2001 and 2000 related primarily to principal payments on long term debt totaling $4.5 million and $7.6 million, respectively, and patronage distributions. Cash patronage distributions to members of the North Dakota cooperative totaled $4.5 million, $7.4 million and $7.3 million for the years ended July 31, 2001, 2000 and 1999, respectively. These amounts were offset by proceeds from short term financing and stock options exercised. Through its stock offering ended February 28, 1999, the North Dakota cooperative received $24.4 million of proceeds, net of expenses of the offering and payments due the selling preferred shareholders. The proceeds from this offering were used for the mill expansion project, a reduction of debt and the enhancement of the North Dakota cooperative's working capital position.

        At July 31, 2001, the North Dakota cooperative had commitments for $5.7 million in raw material purchases, primarily durum purchase commitments from its members. The North Dakota cooperative anticipates capital expenditures in fiscal year 2002 to total approximately $2.0 million. These expenditures are primarily for pasta line upgrades and cost reduction projects. Commitments as of July 31, 2001 for monthly operating lease payments for technology and other assets total $0.9 million, of which $0.5 million is due in fiscal year 2002. Pursuant to a warehouse agreement with Sky Logistics & Distribution, Inc. (Sky), the North Dakota cooperative is obligated to minimum monthly storage and handling volumes totaling approximately $110,000 per month. This agreement expires October 31, 2004. The North Dakota cooperative has also transferred the obligation for a certain building lease to Sky. If Sky were unable to perform under the existing lease, the North Dakota cooperative would be obligated to make payments under this lease over the remaining term. Current monthly payments under this lease total approximately $67,000, and the lease expires April 30, 2004. See "Management—Relationships and Related Transactions—Warehouse Arrangements."

        Net cash provided by operations totaled $6.4 million for the six months ended January 31, 2002, compared to net cash used in operating activities totaling $2.9 for the six months ended January 31, 2001. The increase in net cash provided by operations was primarily due to an increase in net income and a decrease in payments made under long-term marketing agreements.

        Net cash used in financing activities totaled $0.4 million and $2.6 million for the six months ended January 31, 2002 and 2001, respectively. A majority of the pasta equipment expenditures for the six months ended January 31, 2001 related to the installation of a lasagna line at the New Hope, Minnesota plant. The lasagna line was completed and became operational in February 2001.

        Net cash used in financing activities totaled $6.0 million for the six months ended January 31, 2002 mainly related to payments made on the North Dakota cooperative's credit facility and long-term debt. Net cash from financing activities totaled $3.7 million for the six months ended January 31, 2001;

mainly from borrowings on the credit facility offset by payments for long-term debt service and patronage distributions.

        At January 31, 2002, the North Dakota cooperative had commitments for $7.6 million in raw material purchases, primarily durum purchase commitments from its members. The North Dakota cooperative anticipates capital expenditures to total approximately $2.0 million in fiscal year 2002, of which $0.2 million had been expended as of January 31, 2002. Commitments as of January 31, 2002 for monthly operating lease payments for technology and other assets total $0.6 million, of which $0.4 million is due within one year. As of January 31, 2002, the North Dakota cooperative had a commitment to pay $1.0 million under a long-term customer marketing agreement by December 31, 2002. The North Dakota cooperative expects to fund these commitments through cash from operations and borrowings under its credit facility.

        Management believes that net cash currently available and to be provided by operating activities, along with its available line of credit, will be sufficient to meet the North Dakota cooperative's expected capital and liquidity requirements for the foreseeable future.

        Effective March 29, 2002, the North Dakota cooperative completed a sale/leaseback transaction for certain pasta production equipment. That transaction generated $5 million in available funds, which we anticipate using to secure and expand the North Dakota cooperative's sales efforts. Commitments as of March 29, 2002 under the lease totaled $4.3 million, of which $0.9 million is due within one year.

Recent Accounting Pronouncements

        In October 2001, the Financial Accounting Standards Board (FASB) issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement will supersede SFAS Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for the Long-Lived Assets to Be Disposed Of", providing one accounting model for the review of asset impairment. Statement No. 144 retains much of the recognition and measurement provisions of Statement No. 121, but removes goodwill from its scope. It also requires long-lived assets to be disposed of other than by sale to be considered as held and used until disposed of, requiring the depreciable life to be adjusted as an accounting change. Criteria to classify long-lived assets to be disposed of by sale has changed from SFAS Statement No. 121, but these costs will continue to be reported at the lower of their carrying amount or fair value less cost to sell, and will cease to be depreciated. Statement 144 will also supercede the section of the Accounting Principles Board (APB) Opinion No. 30, which prescribes reporting for the effects of a disposal of a segment of a business. This statement retains the basic presentation provisions of the opinion, but requires losses on a disposal or discontinued operation to be recognized as incurred. It also broadens the definition of a discontinued operation to include a component of an entity. The provisions of Statement 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. This statement is not expected to have a material impact on the North Dakota cooperative's or North Dakota corporation's financial statements.

        In July 2001, the FASB issued Statement No. 143, "Accounting for Asset Retirement Obligations." The objective of this statement is to provide accounting guidance for legal obligations associated with the retirement of long-lived assets by requiring the fair value of a liability for the asset retirement obligation to be recognized in the period in which it is incurred. When the liability is initially recognized, the asset retirement costs should also be capitalized by increasing the carrying amount of the related long-lived asset. The liability is then accreted to its present value each period and the capitalized costs are depreciated over the useful life of the associated asset. This statement is effective for fiscal years beginning after June 15, 2002 and is not expected to have a material impact on the financial statements.

        In June 2001, the (FASB) issued Statement No. 141, "Business Combinations", and Statement No. 142, "Goodwill and Other Intangible Assets." Statement No. 141 supercedes APB Opinion No. 16, "Business Combinations," and FASB Statement No. 28," Accounting for Pre-acquisition Contingencies of Purchased Enterprises." This statement requires accounting for all business combinations using the purchase method, and changes the criteria for recognizing intangible assets apart from goodwill. This statement is effective for all business combinations initiated after June 30, 2001. Statement No. 142 supercedes APB Opinion No. 17, "Intangible Assets" and addresses how purchased intangibles should be accounted for upon acquisition. The statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. All intangibles will be subject to periodic impairment testing and will be adjusted to fair value. This statement is effective for fiscal years beginning after December 15, 2001, and is not expected to have a material impact on the financial statements.

Quantitative and Qualitative Disclosures About Market Risk

        Market risk is the risk of loss to future earnings, to fair values or to future cash flows that may result from changes in the price of a financial instrument. The value of a financial instrument may change as a result of changes in interest rates, commodity prices, exchange rates, equity prices and other market changes. Market risk is attributed to all market-risk sensitive financial instruments, including long-term debt.

        The North Dakota cooperative and the North Dakota corporation do not believe they are subject to any material market risk exposure with respect to interest rates, commodity prices, exchange rates, equity prices, or other market changes that would require disclosure.

BUSINESS

        To the extent that the North Dakota corporation will be the successor of the North Dakota cooperative and will continue to operate the business of the North Dakota cooperative, unless indicated otherwise, the following discussion, as it applies to the North Dakota cooperative, is equally applicable to the North Dakota corporation, and vice versa.

Overview

        The North Dakota cooperative is a North Dakota agricultural cooperative that was incorporated on December 16, 1991. It owns and operates a vertically integrated durum wheat milling and pasta production facility in Carrington, North Dakota. The facility, which became operational in 1994, currently has the capacity to grind in excess of twelve million bushels of grain annually and to produce approximately 275 million pounds of pasta annually. In February 1998, the North Dakota cooperative acquired all of the outstanding stock of Primo Piatto, Inc. (Primo Piatto) a Minnesota corporation engaged in pasta manufacturing. Primo Piatto, being operated as the Minnesota Division of the North Dakota cooperative, currently operates a pasta production plant in New Hope, Minnesota. The North Dakota cooperative closed its Minneapolis, Minnesota factory in fiscal year 2001. The closing of the Minneapolis, Minnesota facility combined with changes at its New Hope, Minnesota plant leaves the North Dakota cooperative with annual production capacity of approximately 440 million pounds.

        With membership limited to agricultural producers, the North Dakota cooperative has a total of 1,155 members, whose operations are predominantly located in North Dakota, Minnesota or Montana. Each member must enter into a Growers Agreement with the North Dakota cooperative. This agreement obligates the member to deliver one bushel of durum wheat during each processing year for each share of Equity Stock owned by that member, subject to a pro rata downward adjustment depending on the production needs of the North Dakota cooperative. The obligation to deliver durum wheat will cease upon conversion to the North Dakota corporation.

        The North Dakota corporation is a corporation which is incorporated under the laws of North Dakota on January 30, 2002. The North Dakota corporation is a wholly-owned subsidiary of the North Dakota cooperative and was formed for the specific purpose of consummating the North Dakota cooperative's conversion to a North Dakota corporation. Following the conversion, the North Dakota corporation will operate as the North Dakota cooperative's successor. As such, its operations will be a continuance of the operations of the North Dakota cooperative.

Pasta Industry and Markets

        North American annual pasta consumption is approximately 5.0 billion pounds. Pasta is widely recognized as a "healthy" food that is easily prepared and inexpensive in comparison to other types of foods. According to the U.S. Department of Commerce, American consumers have increased their average consumption of pasta during the last decade at an annualized growth rate of approximately 2% to 3%. However, based on the North Dakota cooperative's analysis of the marketplace and trade and industry information, it believes dry pasta consumption growth has slowed in recent years. In addition to the domestic market for dry pasta, much smaller domestic markets exist for refrigerated and frozen pasta.

        The pasta industry identifies domestic dry pasta into two basic markets: retail and institutional. The North Dakota cooperative recognizes the institutional market as being comprised of ingredient and food service sales.

  Retail Market

        The Retail market, which includes sales of branded and private label pasta to grocery stores, club stores, mass merchants and other consumer retail operations, represents an estimated 32% of the total market for dry pasta in the United States. Roughly 62% of the Retail market is represented by established national or regional pasta brands. New World Pasta Company, American Italian Pasta Company, and Barilla account for a majority of the branded retail market. The North Dakota cooperative focuses, and the North Dakota corporation will focus, a substantial portion of its marketing efforts on private label sales. The market leaders in private label sales are American Italian Pasta Company and the North Dakota cooperative. A small portion of the Retail market consists of sales to federal and state government entities.

  Ingredient Market

        The Ingredient market of the dry pasta industry consists of pasta used by food processors. Those entities use dry pasta as an ingredient or component in a further-processed or combination food product. Such food products include dry pasta dinners, including macaroni and cheese, frozen entrees, refrigerated salads, canned entrees, baby food, and canned and dry soups. The Ingredient market represents about 47% of the total domestic dry pasta industry. The size of the Ingredient market is influenced by the number of food processors that choose to produce pasta internally rather than outsource.

  Foodservice Market

        The Foodservice market consists of sales of dry pasta to food preparation operations such as restaurants, hotels, colleges and universities, elementary and secondary schools, airlines, in-plant and in-office cafeteria facilities, transportation services, and other away-from-home eating places. The Foodservice market represents about 18% of the total domestic dry pasta industry. Marketing dry pasta to this market generally consists of selling to a network of competitive distribution organizations and buying groups, and selling dry pasta to individual restaurant chains and other operator organizations. A small portion of the Foodservice market consists of sales to federal and state government entities.

Co-Pack Arrangements

        A portion of each end-user market is supplied under "co-pack" arrangements between pasta manufacturers. These agreements involve the sale of dry pasta products between pasta manufacturers in order to supply short-term volume deficiencies such manufacturers suffer from time to time in meeting customer requirements. Opportunities for co-pack arrangements had decreased in recent years due to the excess production capacity in the United States pasta production industry. However, industry changes within the past six months have expanded opportunities for co-pack arrangements, and the North Dakota cooperative continues to explore opportunities in the co-pack area. Co-pack sales comprised approximately 1.8% of total sales for the year ended July 31, 2001.

Production and Products

        As a cooperative, Dakota Growers Pasta Company's members are obligated to deliver durum wheat for the North Dakota cooperative's use. Following the conversion, the North Dakota corporation will purchase durum wheat from holders of Series D Delivery Preferred Stock and on the open market. The durum wheat is used in the production of semolina that is then used by the North Dakota cooperative, and will be used by the North Dakota corporation, to produce dry pasta products.

        Upon delivery, the durum wheat is sampled, weighed, pre-cleaned and unloaded into the mill's grain silos. From the grain silos, the durum wheat is pre-blended and conveyed into the mill's final mix bins, which use electronic mass flow controllers for precision blending and flow rate control. The wheat then proceeds to the cleaning and tempering sections of the mill. In those sections of the process, foreign grains and weed seeds are removed and the durum wheat is dampened to the optimum moisture level required for milling. From the tempering bins, the cleaned and tempered durum wheat is conveyed to the mill section where grinding, sifting and purifying is completed to produce a high quality semolina. In addition to the semolina, five additional categories of product result from the overall durum wheat milling and blending process: granulars, first clear (higher grade) flour, second clear (lower grade) flour, semolina/durum wheat flour blends, and mill feed. Mill feed and most second clear flour are sold primarily for animal feed.

        The semolina is then conveyed to the North Dakota cooperative's pasta production facilities or transferred to truck and rail load-out facilities for shipment to the North Dakota cooperative's Minnesota operations or sale to other U.S. pasta manufacturers. The first clear flour is either blended with semolina or transferred to rail and truck load-out bulk bins for sale to other users.

        Pasta production is basically a mixing, extrusion and drying process. The primary ingredients are semolina and water, although egg, tomato, spinach or other ingredients may be added to produce certain products. Individual shapes are the result of extruding this pasta "dough" through different dies. Each pasta production line operates independently and produces either long or short good items, the difference being in the way they are conveyed through the drying operation. Both processes utilize continuous ultra high temperature dryers and coolers. Consistent monitoring and control is a key element in this process. The entire pasta production process is controlled by programmable logic controllers located in control panels at the beginning of each production line, allowing for efficient operation and monitoring.

        The finished dry pasta is conveyed to various continuous box and film packaging machines. Dry pasta is packed to meet different markets and customer requirements, with containers ranging in size from 8 ounce cartons and bags to 2,000 pound totes. The packaged product is conveyed through metal detectors, check weighers and automatic case packers. From the case packers, the case travels past jet print coders to automated palletizing and stretch wrapping operations.

        The pasta products manufactured by the North Dakota cooperative consist of over 80 different shapes and are sold to customers in all markets. In addition to the dry pasta produced by the North Dakota cooperative, it purchases additional dry pasta shapes from other manufacturers and resells them. This practice is widely followed by many pasta manufacturers for efficiency reasons and allows distribution of wider product lines to the North Dakota cooperative's customers. Outside purchases of pasta, excluding imports, comprise approximately 1% of total sales. The North Dakota cooperative does not anticipate any significant change in its outside purchases of pasta in the foreseeable future.

        The North Dakota cooperative has an agreement with Gruppo Euricom, the second largest pasta manufacturer in Italy, to be the exclusive distributor of Gruppo Euricom's Italian pasta and rice products in the United States and Canada. These products are primarily private label retail and foodservice products. Sales of imported product comprised roughly 1% of net sales in fiscal 2001.

        The cooperative's Carrington, North Dakota facilities have been certified by Farm Verified Organics, which allows the North Dakota cooperative to also offer 100% organic pasta and semolina. The cooperative's facilities allow for the isolation of the durum, semolina and pasta to enable this certification.

        The cooperative's products are manufactured using a comprehensive Hazard Analysis Critical Control Point (HACCP) program, which requires strict monitoring in all aspects of the manufacturing process, to ensure food quality and safety. The North Dakota cooperative believes that meeting HACCP standards strengthens customer confidence in the quality of its products.

        In addition to its pasta products, the North Dakota cooperative has in the past sold semolina and durum wheat flour to other pasta manufacturers in bulk truckload or railcar quantities. Such sales represented less than 1% of total net revenues in fiscal year 2001.

        The cost of production of dry pasta is significantly impacted by changes in durum wheat prices. The cost of milling quality durum wheat steadily increased from the time the North Dakota cooperative was organized and remained at high levels through 1996. A significant 1996 crop led to a reduction in prices in 1997, when the 1997 crop was significantly smaller and durum wheat prices again increased. Worldwide, many durum wheat-producing areas reported large crops for 1998 and 1999, which led to extremely lower durum wheat prices. The quality of the 2000 crop in North Dakota and Canada, especially in North Dakota, was lower than in past years, which lead to an increase in the price of milling quality durum. United States durum production in 2001 was down 24% from the prior year. The decline was caused by a reduction in planted acres as well as disease problems. Such volatility with respect to the price of the basic raw material for the North Dakota cooperative's products leaves the North Dakota cooperative subject to wide variation in its costs from year to year. As a result, factors which impact the size and quality of the durum wheat crop and the availability of such wheat in the United States can have significant impact on the North Dakota cooperative, and may have a material adverse impact. Those factors include such variables as the weather in durum wheat production areas in the United States, Canada and other parts of the world, and import and export policies and regulations.

        Due to the intense competition present in the market for pasta products, pasta manufacturers have in the last several years been unable to fully implement price increases for their dry pasta products in periods when higher durum wheat prices impacted the cost of pasta production. The North Dakota cooperative believes that such competition results primarily from excess production capacity in the domestic pasta industry or from strategic actions relating to market share.

Sales, Marketing and Customers

        The North Dakota cooperative markets its products through direct and commissioned sales, supplemented by the efforts of brokers retained by it. These brokers receive a commission upon sale of the North Dakota cooperative's products. The North Dakota cooperative's pasta products are distributed on a broad basis throughout the United States and, on a limited basis, to Canada. The North Dakota cooperative does not directly export its pasta products other than to its Canadian customers, although several of its customers have exported minor quantities. No one customer accounts for 10% or more of the North Dakota cooperative's total revenues. The North Dakota cooperative's top 10 customers accounted for 48% of revenues in fiscal year 2001, 49% of revenues in fiscal year 2000 and 45% in fiscal year 1999. Pasta volumes consisted of 63% Retail, 21% Foodservice and 16% Ingredient for fiscal year 2001, and 60% Retail, 20% Foodservice and 20% Ingredient for fiscal years 2000 and 1999.

        Dakota Growers Pasta Company sells most of its pasta under "purchase orders", whereby the customer and the North Dakota cooperative are not obligated for any pre-determined length of time. Occasionally, a pricing commitment is agreed to with a term of one year or less. During fiscal year 2001, the North Dakota cooperative and one of its major customers, U.S. Foodservice, extended a long-term agreement including volume and pricing commitments through December 31, 2006. This agreement was further amended in December, 2001 to include U.S. Foodservice's acquisition of Alliant Foodservice. Effective August 2000, the North Dakota cooperative entered into an agreement with Gruppo Euricom ("EU"), the second largest pasta manufacturer in Italy, to be the exclusive distributor of EU's Italian pasta and rice products in the United States and Canada for a term of six years. These products are primarily sold in the private label retail and foodservice markets.

Growers Agreement; Durum Delivery System

        Prior to the conversion, the durum wheat purchased and used in the operations has been obtained through the delivery of grain pursuant to the Growers Agreements between the North Dakota cooperative and its members. The contractual obligations imposed on each member under the Growers Agreement are intended to insure the availability of sufficient quantities of durum wheat for use in the North Dakota cooperative's processing operations. The Growers Agreement is paired with ownership of the Equity Stock. For each share of Equity Stock held, the member is obligated to deliver to the North Dakota cooperative, subject to adjustment, one bushel of No. 1 hard amber U.S. durum wheat. Prior to each of the North Dakota cooperative's three marketing periods during its fiscal year, the Board of Directors makes its best estimate of the market price per bushel of durum for the marketing period then beginning. Members are paid this pre-determined price on each bushel of durum delivered to the North Dakota cooperative during such marketing period, regardless of any fluctuations in the daily market price of durum during that marketing period. The North Dakota cooperative maintains the ability to withhold a portion of the price to be paid to its members for durum delivered as a per-unit retain. The Board of Directors has approved an amendment to the Growers Agreement which provides that the Growers Agreement will be terminated upon the approval of any merger (or series of mergers) in which the North Dakota cooperative is not the surviving entity and in which the surviving entity's governing documents do not require the delivery of durum wheat as a condition of ownership in such entity. If the members of the North Dakota cooperative vote in favor of the conversion, they will be ratifying this amendment to the Growers Agreement. As a result, upon the effective date of the conversion, the Growers Agreement between the North Dakota cooperative and its members will be terminated.

        Following the conversion, the North Dakota corporation will continue to require the same quantities of durum wheat for processing as are currently required. In order to fulfill those requirements, the North Dakota corporation will be required to acquire substantial quantities of durum wheat in the marketplace. Also, for each share of Series D Delivery Preferred Stock held by a shareholder, such shareholder will have the privilege, but not the obligation, to deliver durum wheat to the North Dakota corporation on a first-come, first-served basis. The privilege of a holder of Series D Delivery Preferred Stock to sell durum wheat to the North Dakota corporation is not absolute, however.

        At any time that the North Dakota corporation posts a notice to the market on its Web site (holders may also telephone the North Dakota corporation for information on market notices) for the purchase of durum wheat, holders of Series D Delivery Preferred Stock will be given a "first-come, first-served" opportunity to sell their durum to the North Dakota corporation on the terms stated in the notice. Because the North Dakota corporation will not contact holders of Series D Delivery Preferred Stock when it posts a market notice for the purchase of durum, holders of Series D Delivery Preferred Stock will be required to monitor the North Dakota corporation's Web site (or, alternatively, telephone the North Dakota corporation) to determine whether the North Dakota corporation has posted any such notice. If, after the lapse of a certain amount of time (not less than one day), holders of Series D Delivery Preferred Stock have not sold to the North Dakota corporation all of the durum wheat requested in the notice, the North Dakota corporation will be allowed to fulfill its remaining requirements outside of the Series D Delivery Preferred Stock delivery privilege. Such remaining requirements may be filled by purchases of durum from any party, without volume limitation. For any durum wheat delivered to the North Dakota corporation (whether by a holder or non-holder of Series D Delivery Preferred Stock), the North Dakota corporation will pay a price based upon the then-prevailing market price of durum.

Competition

        The markets for semolina/durum wheat flour and pasta are highly competitive in most markets and geographic regions. In all, there are an estimated 60 to 65 significant plants in the U.S. which manufacture dry pasta. The intensity of competition varies from time to time as a result of a number of factors, including: (1) the degree of industry capacity utilization, (2) comparative product distribution costs, (3) ability to render distinctive service to customers, (4) the price of raw materials, primarily durum wheat, and (5) a distinguishing or unique ability to provide consistent product quality in line with customer specifications. The North Dakota cooperative believes that, in a broad sense, the most influential factor on the intensity of competitive conditions is industry capacity utilization. It should be noted that detailed information regarding pasta production is somewhat difficult to obtain, as many pasta producers are closely-held enterprises.

  Competition in the Pasta Market

        The pasta market is highly competitive and includes several well-established enterprises. Those competitors are both independent companies and divisions or subsidiaries of other, larger, food products companies. In addition, according to United States government data, the overall U.S. pasta market has experienced rapid penetration by foreign suppliers, particularly in the last four to five years. Those suppliers include Italian, Turkish and Mexican enterprises.

        The North Dakota cooperative markets in the retail area primarily as a private label supplier. The North Dakota cooperative's Dakota Growers Pasta Co. label to date has most effectively penetrated local area markets in the Dakotas and Minnesota. The Zia Briosa label is marketed through club stores on the West Coast and its Pasta Sanita label is sold in small niches ranging from the upper Midwest to select markets in the Northeast United States.

        The North Dakota cooperative's top competitors in the private label retail market include American Italian Pasta Company and New World Pasta Company. These private label retail sales compete with retail branded products distributed primarily by American Italian Pasta (Muellers, R&F, Anthony's brands et al), New World Pasta (Ronzoni, San Georgio, Skinner, American Beauty, Creamette, Prince brands et al), Barilla and a variety of smaller domestic and imported brands. Borden Pasta recently sold seven pasta brands, including R&F and Anthony's, to American Italian Pasta. New World Pasta purchased Borden's remaining pasta brands and pasta production facilities.

        In the foodservice area, the North Dakota cooperative also markets its pasta primarily as a private label supplier, including sales to three of the largest foodservice distributors in the country under their labels. The North Dakota cooperative's "Dakota Growers" foodservice brand is sold throughout the U.S. to independent distributors and national chain accounts.

        The North Dakota cooperative focuses a majority of its ingredient marketing efforts on companies that do not also manufacture the dry pasta ingredient for their end-products.

        In the institutional market, the North Dakota cooperative's top competitors include American Italian Pasta, Philadelphia Macaroni Co. Inc., and A. Zerega's Sons, Inc., as well as foreign competitors that sell product in the United States. Approximately 20% of total domestic industry production capacity is represented by the largest self-suppliers, which include Kraft Foods, General Mills, Campbell Soup Company, ConAgra, Inc., Pillsbury and Stouffers Corporation.

        The competitive environment in our industry depends largely on the aggregate industry capacity relative to aggregate demand for pasta products. The pasta manufacturing industry has experienced capacity changes and restructuring in recent years. As indicated elsewhere in this document, the North Dakota cooperative believes that current pasta production capacity exceeds the current demand for pasta as several domestic pasta producers have completed production capacity additions in recent years.

New World Pasta Company recently announced that it would close certain production facilities, which may help to rationalize pasta production with current demand.

  Competition in the Semolina and Durum Wheat Flour Market

        Given the commodity nature of the market for semolina and durum flour, sales volume is largely dependent on delivered price when adequate supply conditions exist. Italgrani USA, Inc., Horizon Milling, LLC and Miller Milling collectively are believed to represent approximately 40% of total domestic milling capacity. The North Dakota cooperative's current milling operation represents about 15% of total domestic milling capacity. Some of the mills operated by the North Dakota cooperative's competitors have established integrated pasta production capabilities or have developed alliances with pasta manufacturers. The North Dakota cooperative believes that the integration of its milling and pasta production facilities enables it to compete more effectively with those competitors who also have integrated facilities.

Government Regulation

  Trade Policies

        Governmental policies and regulations, including those impacting the amount of durum wheat imported from Canada, may affect the operations of the North Dakota cooperative and the volume of pasta imports. United States government farm policies also affect durum plantings and thus can have a significant impact on the market price of durum.

        Pricing policy actions by the Canadian Wheat Board may have resulted in increased sales of Canadian durum wheat in the United States and lower durum wheat prices. These actions have resulted in complaints from durum growers in the United States, and a continuing dispute over possible restrictions on durum wheat imports. In response to a petition filed by the North Dakota Wheat Commission ("Wheat Commission"), on October 23, 2000, the Office of the United States Trade Representative announced the initiation of a Section 301 investigation. The United States Trade Representative recently issued an affirmative finding that the wheat trading practices of the Canadian government and the Canadian Wheat Board, among other things, are unreasonable and restrict United States commerce. The United States Trade Representative announced that it will pursue multiple courses of action to remedy the practices of the Canadian government and Canadian Wheat Board, including the following:

  •
  examining the potential for a dispute settlement case against the Canadian Wheat Board in the World Trade Organization;

  •
  working in unison with the United States wheat industry to determine the possibility of filing United States countervailing and anti-dumping protections;

  •
  identifying impediments to United States wheat entering Canada and relating them to the Canadian government in an effort to negotiate fair trade policies; and

  •
  pursuing reform of monopoly state trading enterprises in the World Trade Organization agricultural negotiations scheduled to take place late in 2002.

If restrictions are implemented, it could impact both the milling and pasta areas of the North Dakota cooperative's business operations in a variety of ways.

        Lower durum wheat prices could ultimately lead to reduced pasta production costs and provide opportunity for increased profitability for pasta manufacturers without requiring price increases for finished pasta products, while higher durum prices could trigger price increases or reduced margins dependent on the industry capacity utilization and pasta import levels. Conversely, the North Dakota cooperative believes lower durum wheat prices have in the past allowed certain pasta producers to lower their prices and price proposals with reduced risk in efforts to gain market share.

  Food and Drug Administration Regulation

        As a producer of products intended for human consumption, the North Dakota cooperative's operations are subject to certain federal and state regulations, including regulations promulgated by the United States Food and Drug Administration. The North Dakota cooperative believes that it is in material compliance with the applicable regulatory requirements.

  Environmental Regulation

        The North Dakota cooperative is subject to extensive federal and state environmental laws and regulations with respect to water and air quality, solid waste disposal and odor and noise control. The North Dakota cooperative conducts an on-going control program designed to meet these environmental laws and regulations. There are no pending regulatory enforcement actions and the North Dakota cooperative believes that it is in substantial compliance with applicable environmental laws and regulations.

        The North Dakota cooperative cannot predict whether future changes in environmental laws or regulations might increase the cost of operating its facilities and conducting its business. Any such changes could have adverse financial consequences for the North Dakota cooperative and its members.

Intellectual Property Rights

        The North Dakota cooperative relies on a combination of trade secret, trademark law, nondisclosure agreements and technical measures to establish and protect its proprietary rights to its products and processes. The North Dakota cooperative owns the following trademarks that have been registered with the United States Patent and Trademark Office: the design on its packaging, Pasta Growers®, Pasta Sanita®, Zia Briosa® and Dakota Growers Pasta Co.®.

Research and Development

        The North Dakota cooperative supports research and development programs in North Dakota that focus on improved varieties of durum wheat. In fiscal year 1999, the North Dakota cooperative hired an agronomist and initiated a long-term project of small plot, replicated variety trial research, as well as field-scale fungicide research. In connection with plant breeders and researchers, the North Dakota cooperative is working to develop scab-resistant, high-gluten durum varieties. The North Dakota cooperative, as part of its operations, maintains a modern, well-equipped laboratory facility designed primarily to evaluate and maintain high quality standards for incoming raw materials, ongoing product manufacturing, and development of new pasta shapes.

Properties

        The North Dakota cooperative operates a vertically integrated durum milling and pasta manufacturing plant in Carrington, North Dakota, and a pasta production facility in New Hope, Minnesota through its wholly owned subsidiary Primo Piatto, Inc. The North Dakota cooperative closed its Minneapolis, Minnesota factory in February 2001 and has terminated its lease on the property.

        The Carrington mill became operational in January 1994, was expanded in 1996 and again in 1999. It has the capacity to grind 40,000 bushels of durum per day, and over twelve million bushels per year. It has grain silos with a capacity to hold 620,000 bushels. Its semolina production capability meets the requirements of all of the North Dakota cooperative's pasta manufacturing capacity, with excess capacity available for semolina sales to other producers.

        The Carrington pasta operations, initially operational in January 1994, have been expanded in 1997 and 1998. The plant now has seven pasta production lines, three operated as long goods lines and four of which are short goods lines. Electronic control scales are used throughout the facility to continuously track production and yields. A central computer control room allows one operator to monitor efficiently both the milling and the pasta operations. Total dry pasta manufacturing capacity is 275 million pounds annually. The North Dakota cooperative owns the physical plant in Carrington, and the land on which it is located.

        The North Dakota cooperative's Primo Piatto, Inc. subsidiary operates a pasta production facility in New Hope, Minnesota. This facility contains six production lines capable of producing approximately 165 million pounds of dry pasta each year, predominantly in retail packaging. A lasagna line installed at the New Hope, Minnesota plant became operational in February 2001. There is a direct Canadian Pacific rail line connecting the New Hope factory to the Carrington milling facility. This highly automated, cost effective processing and packaging facility has gone through significant upgrades within the last decade. Primo Piatto owns the physical plant and land at the New Hope facility.

        The North Dakota cooperative owns the warehousing at the Carrington and New Hope plants. These facilities are supplemented by public warehouses in Kansas, Kentucky, Minnesota, New York, North Dakota, Ohio, Oregon, Utah and Washington where inventory is maintained and redistributed for the needs of specific customers.

Employees

        As of April 12, 2002, the North Dakota cooperative had 435 employees, 126 of which are covered by collective bargaining agreements at its Primo Piatto, Inc. subsidiary. These collective bargaining agreements expire on October 1, 2002 and December 1, 2004. The North Dakota cooperative considers its employee relations to be good.

Legal Proceedings

        From time to time and in the ordinary course of its business, the North Dakota cooperative is named as a defendant in legal proceedings related to various issues, including worker's compensation claims, tort claims and contractual disputes. Other than such routine litigation, the North Dakota cooperative is not currently involved in any material legal proceedings. In addition, the North Dakota cooperative is not aware of other potential claims that could result in the commencement of legal proceedings. The North Dakota cooperative carries insurance that provides protection against certain types of claims, up to the policy limits of the North Dakota cooperative's insurance.

MANAGEMENT

Directors

        Immediately after the conversion, the Board of Directors of the North Dakota corporation will be composed of the current members of the Board of Directors of the North Dakota cooperative. The current directors of the North Dakota cooperative will continue to serve as directors of the North Dakota corporation for the same terms for which they would otherwise have served as directors of North Dakota cooperative. The Board of Directors of the North Dakota corporation will initially consist of nine directors.

        The Board of Directors of the North Dakota corporation will be divided into three classes: Class I, Class II and Class III. There will be an equal number of directors in each of Class I, Class II and Class III, except that, if the Board of Directors consists of a number of directors such that mathematically there cannot be a equal number of directors in each of Class I, Class II and Class III, then the one remaining director shall be made a member of Class I and, if there is more than one remaining director, the first remaining director shall be made a member of Class I and the second remaining director shall be made a member of Class II. Each director in each of Class I, Class II and Class III will hold office until the third regular meeting of shareholders following the regular meeting of the shareholders at which such director or such director's predecessor was elected, until his successor shall have been elected and shall qualify, or until he resigns or is removed. Each initial director who is a member of Class I shall hold office until the North Dakota corporation's regular meeting of shareholders in 2003, each initial director who is a member of Class II shall hold office until the North Dakota corporation's regular meeting of shareholders in 2004 and each initial director who is a member of Class III shall hold office until the North Dakota corporation's regular meeting in 2005. This means that approximately one-third of the seats on the Board of Directors of the North Dakota corporation will be up for election at any given regular meeting of the shareholders.

        The table below sets forth important information concerning the initial directors of the North Dakota corporation.

Name and Address	Age	Term Expires
John S. Dalrymple, III, Chairman P.O. Box 220 Casselton, ND 58102	53	2003
Allyn K. Hart RR 1, Box 61 Wales, ND 58281	62	2005
Roger A. Kenner RR 2, Box 53 Leeds, ND 58346	52	2004
James F. Link 1304 4th Street North Wahpeton, ND 58075	74	2003
Eugene J. Nicholas 214 14th Street Cando, ND 58324	56	2004
John D. Rice, Jr., Vice Chairman 3556 52nd Avenue NE Maddock, ND 58348	47	2003

Jeffrey O. Topp RR 1, Box 23 Grace City, ND 58445	42	2004
Curtis R. Trulson RR 1, Box 62 Ross, ND 58776	49	2005
Michael E. Warner RR2, Box 119 Hillsboro, ND 58045	52	2005

        John S. Dalrymple III.    Mr. Dalrymple has been Chairman of the Board of Directors of Dakota Growers Pasta Company since 1991. He became Lieutenant Governor of North Dakota in 2000. He had been a state representative since 1984 and served as Chairman of the House Appropriations Committee and of the Budget Section of the North Dakota House of Representatives. Mr. Dalrymple previously served on the board of directors of Spring Wheat Bakers and the U.S. Durum Growers Association. He has been a farmer in the Casselton area since 1971. In 1983, he was a winner of the National Outstanding Young Farmer award given by the Jaycees. He currently serves on the board of directors of the U.S. Chamber of Commerce. He received a Bachelor of Arts in American Studies from Yale University.

        Allyn K. Hart.    Mr. Hart has been a director of the North Dakota cooperative since 1991. He has been a farmer in the Cavalier County area since 1961. He is a member of the board of directors of Cavalier County Job Development Authority. Mr. Hart received a Bachelor of Science from North Dakota State University.

        Roger A. Kenner.    Mr. Kenner has been a director of the North Dakota cooperative since 1991. He is the chairman of the American Simmental Association and a past president of the North Dakota Simmental Association. Mr. Kenner is currently chairman of Golden Plains Frozen Foods LLC and is a director of Blue Cross Blue Shield of North Dakota. He is active in many economic development projects and has served on various other boards and committees. He has been a farmer and certified seed producer in the Leeds area since 1964. Mr. Kenner received a Bachelor of Science in Agricultural Economics from North Dakota State University in 1971.

        James F. Link.    Mr. Link has been a director of the North Dakota cooperative since 1991. Mr. Link has served on the boards of directors of Farm Credit and Minn-Dak Farmers cooperative, including 15 years as its chairman. Mr. Link served on the Pro-Gold high-fructose corn plant development committee. He has been a farmer in the Wahpeton area since 1947.

        Eugene J. Nicholas.    Mr. Nicholas has been a director of the North Dakota cooperative since 1991. Mr. Nicholas has been a state representative since 1974. He serves as chairman of the North Dakota House of Representatives Agriculture Committee. Mr. Nicholas also serves on the boards of directors of Country Bank USA, Cando, North Dakota, the Durum Triangle Economic Development Committee and the board of governors of Golden Plains Frozen Foods LLC. Mr. Nicholas previously served on the board of directors of the U.S. Durum Growers Association. Mr. Nicholas received a Bachelor of Science in Business Economics from North Dakota State University.

        John D. Rice, Jr.    Mr. Rice is the vice-chairman of the Board of Directors of the North Dakota cooperative and has been a director of the North Dakota cooperative since 1991. He also served on the boards of directors of National Pasta Association and U.S. Durum Growers Association. Mr. Rice also serves as a trustee for Maddock Zion Lutheran Church. He has been a farmer in the Maddock area since 1968. Mr. Rice received an Associate of Science in Agricultural Economics from North Dakota State University.

        Jeffrey O. Topp.    Mr. Topp has been a director of the North Dakota cooperative since 1991. He serves on the board of directors of Farmers Elevator, Inc. in Grace City, North Dakota, and has been a member of the Grace City School Board for twelve years. Mr. Topp is a past president of the Eddy County Agricultural Improvement Association and was a member of the Spring Wheat Bakers steering committee. He also served on the board of Bethel Chapel. In 1995, he was a winner of the National Outstanding Young Farmer award given by the Jaycees. He is a partner in T-T Ranch and has been a farmer in the Grace City area since 1978.

        Curtis R. Trulson.    Mr. Trulson has been secretary/treasurer of the Board of Directors and a director of the North Dakota cooperative since 1991. He previously served on the boards of directors of the National Association of Wheat Growers and the North Dakota Grain Growers Association including service as its President. He has been a farmer in Mountrail County, North Dakota, since 1975. Mr. Trulson received a Bachelor of Science in Business Administration from the University of North Dakota.

        Michael E. Warner.    Mr. Warner has been a director of the North Dakota cooperative since 1992. Mr. Warner has been a farmer since 1967 and is currently owner of Mike Warner Farm near Hillsboro, North Dakota. Mr. Warner is chairman of the board of directors of Spring Wheat Bakers. He also serves on the board of directors of Warner Equipment Co., and as a trustee of Meritcare Health Systems of Fargo, North Dakota. Mr. Warner served on the board of directors of American Crystal Sugar from 1989 through 1996 and also served as the President of the Red River Valley Sugarbeet Growers Association. Mr. Warner received a Bachelor of Science in Pharmacy from North Dakota State University.

Committees of the Board of Directors

        Following the conversion, the Board of Directors of the North Dakota corporation will appoint a compensation committee, an audit committee and a nomination committee.

        The compensation committee will make recommendations to the Board of Directors of the North Dakota corporation regarding stock and compensation plans, approve transactions of certain officers and grant stock options. Messrs. Dalrymple, Nicholas, Trulson and Warner currently serve as members of the compensation committee for the North Dakota cooperative.

        Messrs. Dalrymple, Nicholas, Trulson and Warner are members of the audit committee. The audit committee will make recommendations to the Board of Directors of the North Dakota corporation regarding the selection of independent auditors, review the scope of audit and other services by the independent auditors, review the accounting principles and auditing practices and procedures to be used for the North Dakota corporation's financial statements and review the results of those audits.

        The nomination committee will responsible for recommending nominees to the Board of Directors of the North Dakota corporation. That committee will consist of the North Dakota corporation's Chairman, Vice Chairman, and Chief Executive Officer.

Compensation of Directors

        The North Dakota corporation will provide its directors with minimal compensation, consisting of (i) a per diem payment of $200 (except for the Chairman who will receive $250 per day) for any day on which a director undertakes activities on the North Dakota corporation's behalf, including board meetings and other functions of the North Dakota corporation, (ii) a monthly fee of $450, and (iii) reimbursement for out-of-pocket expenses incurred on behalf of the North Dakota corporation.

Executive Officers

        Upon completion of the conversion, the current executive officers of the Dakota Growers Pasta Company will hold comparable offices of the North Dakota corporation on a full-time basis. The table below sets forth information concerning the current executive officers of the North Dakota cooperative.

Name	Age	Position
Timothy J. Dodd	47	President and Chief Executive Officer
Thomas P. Friezen	42	Chief Financial Officer
Eldon Buschbom	54	Vice President, Operations (Minnesota)
Susan M. Clemens	40	Vice President, Human Resources and Administration
James D. Cochran	34	Vice President, Supply Chain
Jack B. Hasper	60	Vice President, Sales and Marketing
Radwan Ibrahim	58	Vice President, Quality Assurance
Edward O. Irion	31	Vice President, Finance and Chief Accounting Officer
David E. Tressler	47	Vice President, Operations (North Dakota)

        Timothy J. Dodd.    Mr. Dodd is the President and Chief Executive Officer of the North Dakota cooperative and will serve as the President and Chief Executive Officer of the North Dakota corporation. Prior to joining the North Dakota cooperative in December 1991, he had been the vice president of manufacturing of the American Italian Pasta Co., a durum milling and pasta production company located in Missouri, since 1988. Previously, Mr. Dodd participated in the construction and management of two other grain processing facilities, one in Texas and one in Cando, North Dakota. Mr. Dodd also serves on the board of directors of Country Bank USA, Cando, North Dakota. He received a Bachelor of Science degree in milling science and management from Kansas State University.

        Thomas P. Friezen.    Mr. Friezen will hold the office of Chief Financial Officer of the North Dakota corporation. Mr. Friezen joined the North Dakota cooperative in April 1995 as Vice President, Finance and became Chief Financial Officer of the North Dakota cooperative in August 2000. From 1991 to 1995 he was the Accounting Supervisor at Arizona Electric Power cooperative, an electricity generation and transmission company. Prior to that Mr. Friezen was the Accounting Manager at Williston Basin Interstate Pipeline, a natural gas transmission company. Mr. Friezen also is a member of the board of directors of CDT, Inc., a water technology company. He received a Bachelor of Science in accounting from University of Mary, Bismarck, North Dakota and is a certified public accountant.

        Eldon F. Buschbom.    Mr. Buschbom will be the Vice President, Operations (Minnesota) of the North Dakota corporation. He has been Vice President, Operations (Minnesota) of the North Dakota cooperative since May 30, 2000. He joined Borden/Creamette in February 1996 as Engineering Manager. He served as Vice President of Engineering and Manufacturing Technology for Primo Piatto, Inc. from August 1997 to February 1998. Prior to joining the North Dakota cooperative, Mr. Buschbom was Plant Manager for Steel Prep, Inc., and during the previous 14 years, held various engineering and manufacturing operations management positions with divisions of Pillsbury including American Beauty Pasta, Green Giant Frozen Vegetables, Totino's Pizza and the International Foods Division. He received a Bachelor of Science Degree in mechanical engineering from the University of Minnesota, IT.

        Susan M. Clemens.    Ms. Clemens will be the Vice President, Human Resources and Administration of the North Dakota corporation. Ms. Clemens has been Vice President, Human

Resources and Administration of the North Dakota cooperative since February 20, 1998. From August 1997 to February 1998, she was Vice President of Human Resources and Administration at Primo Piatto, Inc. Ms. Clemens was Senior Human Resources Manager at Borden Foods from January 1993 to August 1997. Ms. Clemens has a bachelor degree in business and education from the University of Wisconsin—Stout.

        James D. Cochran.    Mr. Cochran will serve as Vice President, Supply Chain of the North Dakota corporation following the conversion. He has been Vice President, Supply Chain of the North Dakota cooperative since February 20, 1998. From 1997 to 1998, he was Vice President of New Business Development at Primo Piatto, Inc. Mr. Cochran held various positions with Borden Foods from 1990 to 1997, most recently as Materials Manager. Mr. Cochran has a Bachelor of Science degree in industrial management from Purdue University and a Master's degree in manufacturing systems from the University of St. Thomas, St. Paul, Minnesota.

        Jack B. Hasper.    Mr. Hasper will be the Vice President, Sales and Marketing of the North Dakota corporation. He joined the North Dakota cooperative in May, 1997 as Vice President of Retail Private Label Sales and was promoted to Vice President, Sales and Marketing in January, 2002. Mr. Hasper has 39 years of experience in the food business and held various marketing and sales positions with Borden Foods, Super Valu, Pillsbury and General Mills prior to joining the North Dakota cooperative. He graduated with a Bachelors Degree from the University of Michigan and pursued an MBA at the University of Minnesota and the University of Michigan.

        Radwan Ibrahim.    Mr. Ibrahim will hold the office of Vice President, Quality Control of the North Dakota corporation. He has been Vice President, Quality Assurance of the North Dakota cooperative since February 20, 1998. From August 1997 to February 1998, he served as Chief Technical Officer and Vice President of Primo Piatto, Inc. Mr. Ibrahim also was Group Quality Control Manager at Borden Foods from 1992 to 1997. Mr. Ibrahim received a Bachelor of Science degree in food science and a master's degree in cereal technology from Alexandria University, Egypt and holds a Ph.D. degree in cereal chemistry from North Dakota State University.

        Edward O. Irion.    Mr. Irion will serve as the Vice President, Finance and Chief Accounting Officer. Mr. Irion joined the North Dakota cooperative in December 1999 as Assistant Vice President, Planning and Control and became Vice President—Finance and Chief Accounting Officer in August 2000. Prior to joining the North Dakota cooperative, he spent six years with the regional accounting firm of Eide Bailly LLP in Fargo, North Dakota. Mr. Irion's most recent position with Eide Bailly LLP prior to joining the Company was Senior Associate. He received a Bachelor of Science in accounting from Minnesota State University-Moorhead and is a certified public accountant.

        David E. Tressler.    Mr. Tressler will be the Vice President, Operations (North Dakota) of the North Dakota corporation. Currently Vice President, Operations (North Dakota) of the North Dakota cooperative, he joined the North Dakota cooperative in February 1992 as a Project Engineer. Prior to joining the North Dakota cooperative, Mr. Tressler worked as a director of engineering at American Italian Pasta Company, where he was responsible for monitoring the completion of the initial pasta plant. From 1977 to 1988 he was plant engineer at International Multi-Foods, Inc. He received a Bachelor of Science in industrial engineering from Iowa State University at Ames, Iowa.

Executive Compensation

        Upon completion of the conversion, the current executive officers of the North Dakota cooperative will hold the comparable offices in the North Dakota corporation on a full-time basis The following table shows the compensation paid by the North Dakota cooperative for the President and Chief Executive Officer of the North Dakota cooperative (to be the President and Chief Executive Officer of

the North Dakota corporation) and the four next highest paid executive officers at the end of fiscal year 2001.

Summary Compensation Table

		Annual Compensation				Long Term Compensation Awards
Name and principal position	Year	Salary	Bonus		Other annual compensation(1)	Securities Underlying Options/SARs
Timothy J. Dodd President and Chief Executive Officer	2001 2000 1999	$185,652 175,000 177,869	$	— 102,785 94,221	$6,234 3,884 6,312	— 4,950 1,168
Thomas P. Friezen Chief Financial Officer	2001 2000 1999	137,955 136,250 129,385		— 22,510 17,229	4,813 4,194 9,997	— 580 386
James D. Cochran Vice President, Supply Chain	2001 2000 1999	106,217 100,000 80,269		— 15,000 —	3,881 6,023 6,349	— — —
David E. Tressler Vice President, Operations (North Dakota)	2001 2000 1999	106,152 100,000 100,000		— 50,000 20,165	1,378 4,423 1,154	— — —
Eldon D. Buschbom(2) Vice President, Operations (Minnesota)	2001 2000 1999	105,506 58,119 73,925		— 10,000 —	3,693 2,397 3,108	— — —

(1)
Includes the North Dakota cooperative's 401(k) matching contribution, excess life insurance and with respect to Mr. Dodd, Mr. Friezen and Mr. Cochran the taxable portion of reimbursable business expenses.

(2)
Mr. Buschbom left the North Dakota cooperative in March 2000 and returned in May 2000 as Vice President, Operations (Minnesota).

(3)
No options were issued to or exercised by Messrs. Dodd, Friezen, Cochran, Tressler or Buschbom during the North Dakota cooperative's fiscal year ended July 31, 2001.

Employment Agreements

        The North Dakota cooperative has entered into an employment agreement, dated March 25, 2002, with its Vice President of Sales and Marketing, Jack B. Hasper. The agreement provides for Mr. Hasper's employment for a period of thirty-six months commencing on March 25, 2002. The North Dakota cooperative will pay him an annual salary of $130,000 under the employment agreement. His salary will be reviewed annually and, based upon his performance, may be increased each year by the Board of Directors. In addition, Mr. Hasper will be entitled to receive bonuses and other fringe benefits consistent with the North Dakota cooperative's bonus and benefit plans that are in effect during the term of his employment agreement.

        Mr. Hasper will be entitled to the following compensation and benefits if his employment is terminated under the circumstances noted prior to the expiration of the thirty-six month employment period:

  •
  If the North Dakota cooperative terminates Mr. Hasper with cause, then he will be entitled to receive any earned but unpaid bonuses, any accrued but unused vacation pay and any then-existing but unreimbursed business expenses.

  •
  If the North Dakota cooperative (or its successor, in the case of a change of control of the North Dakota cooperative) terminates Mr. Hasper's employment without cause or Mr. Hasper resigns from his employment for good cause, Mr. Hasper will be entitled to receive his salary then in effect for a period of six months (or twelve months, in the case of his termination without cause or his resignation for good cause following a change of control of the North Dakota cooperative) following such termination or such resignation, in addition to any earned but unpaid bonuses, any accrued but unused vacation pay and any then-existing but unreimbursed business expenses. However, Mr. Hasper will only receive the compensation and benefits described in the immediately-preceding sentence if, upon his termination or resignation, he releases any and all claims that he might have against the North Dakota cooperative (or its successor, in the case of a change of control of the North Dakota cooperative). For purposes of Mr. Hasper's employment agreement, the conversion of the North Dakota cooperative to a North Dakota corporation does not constitute a change of control.

  •
  If Mr. Hasper resigns from his employment for any reason other than for good cause, he will be entitled to receive his salary earned through the date of such resignation, any earned but unpaid bonuses, any accrued but unused vacation pay and any then-existing but unreimbursed business expenses. Again, he will only receive the compensation and benefits described in the immediately-preceding sentence if, upon his resignation, he releases any and all claims he might have against the North Dakota cooperative.

  •
  In the event that Mr. Hasper's employment is terminated due to his death or disability, he or his estate will receive his salary then in effect accrued up to and including the date of termination, any earned but unpaid bonuses, any accrued but unused vacation pay and any then-existing but unreimbursed business expenses.

        The North Dakota cooperative may terminate Mr. Hasper for "cause" if he: (i) commits an act of fraud, embezzlement or misappropriation involving the North Dakota cooperative; (ii) is convicted of any felony; (iii) commits an act, or fails to commit an act, involving the North Dakota cooperative that amounts to willful misconduct or gross negligence; (iv) intentionally engages in any activity that is adverse to the interests of the North Dakota cooperative; (v) commits an act of dishonesty in connection with his employment; (vi) breaches his fiduciary duty to the North Dakota cooperative; (vii) commits an act of self-dealing; (viii) materially breaches his employment agreement; or (ix) commits an act that brings the North Dakota cooperative into substantial public disgrace or disrespect.

        Mr. Hasper's employment agreement prohibits the disclosure to third parties of information, observations and data obtained while he is employed by the North Dakota cooperative concerning the business and affairs of the cooperative and its affiliates. It also contains provisions that prohibit Mr. Hasper, at any time after the termination of his employment, from using confidential information to compete with the North Dakota cooperative or disclosing confidential information to third parties that do or will compete with the North Dakota cooperative. In addition, at any time after the termination of his employment, Mr. Hasper may not solicit or recruit employees or customers of the North Dakota cooperative.

        Following the conversion to a North Dakota corporation, the North Dakota corporation will employ Mr. Hasper on the same terms as described above.

Employee Benefit Plans

        On January 31, 1997 the Compensation Committee of the Board of Directors of the North Dakota cooperative adopted the Dakota Growers Incentive Stock Option Plan (the "Plan"). The purpose of the Plan is to provide benefits to participants in the form of additional compensation for services that have been or will be rendered as an inducement for continuing as employees of the North Dakota cooperative. The Plan was ratified by the members at the annual meeting in January 1998.

        The Compensation Committee administers the Plan. The Compensation Committee or the Board of Directors has the power to determine the key management employees of the North Dakota cooperative to receive options and the number of shares to be optioned to each of the employees. At the time of each grant of options, the Compensation Committee or the Board of Directors determines, in its business judgment, the fair market value of the shares to be covered by the options and establishes the exercise price of each option at that fair market value. In determining fair market value, the Board of Directors has considered such factors as any recent sales of shares by the cooperative and the absence of a liquid and established market for resale of such shares.

        Options granted under the Plan are for the purchase of Series C Convertible Preferred Stock at fair market value, convertible into Equity Stock at the option of the employee, under the applicable conversion ratio. The maximum number of preferred shares which may be issued pursuant to options granted under the Plan is fifteen thousand (15,000), of which 14,314 have been issued. Each share of Series C Preferred Stock carries a non-cumulative dividend of 6% per annum. Under the terms of the Plan, the option price may not be less than the fair market value of the Series C Preferred Stock at the time the option is granted. The unexercised options granted to date are scheduled to expire on December 1, 2011, ten years after the date of grant. All such options were immediately vested when granted.

        The conversion ratio is 24 shares of Equity Stock for each share of Series C Preferred Stock after adjustment for the 3-for-2 stock split declared effective August 1, 1997. The conversion ratio is proportionately adjusted if the North Dakota cooperative increases the outstanding shares of Equity Stock without the payment of consideration by the members for such additional shares (e.g. stock split, stock dividend or other action).

        The North Dakota cooperative and its subsidiary, Primo Piatto, Inc., have a 401(k) plan that covers employees who have met age and service requirements. The plan covers employees who have reached 21 years of age and completed six months of service as defined in the plan document. The North Dakota cooperative matches 100% on the first 2% of the employees' elected deferral, 50% on the next 1%, and 25% on the next 4%. Employer contributions to the plan totaled $342,000, $291,000 and $216,000 for the years ended July 31, 2001, 2000 and 1999, respectively.

        Primo Piatto, Inc. is also required to contribute to a multi-employer pension plan covering certain hourly employees subject to a collective bargaining agreement. Such employees may also participate in the 401(k) plan but are excluded from amounts contributed by Primo Piatto. Contributions for the years ended July 31, 2001, 2000 and 1999 totaled $99,000, $74,000 and $83,000, respectively.

Compensation Committee Interlocks and Insider Participation

        The current members of the Compensation Committee are John S. Dalrymple III, Eugene J. Nicholas and Curtis R. Trulson. None of these directors are or have been an officer or employee of the North Dakota cooperative. During fiscal year 2001, no executive officer of the North Dakota cooperative served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the North Dakota cooperative.

Relationships and Related Transactions

  Patronage Payments

        Each of the North Dakota cooperative's directors and those officers who hold membership in the North Dakota cooperative are also agricultural producers and members of the North Dakota cooperative. By virtue of their membership status and ownership of Equity Stock, each such director and officer is obligated to deliver durum wheat to the North Dakota cooperative. The North Dakota cooperative makes payments to each such director and officer for such deliveries and the payments often exceed $60,000. However, the amount and terms of the payments received by those directors and officers (or the entities they represent) are made on exactly the same basis as those received by other members of the North Dakota cooperative for the delivery of their durum wheat.

  Conversion of Series D Convertible Preferred Stock

        On March 1, 1999, the North Dakota cooperative recorded the conversion of its Series D Convertible Preferred Stock into Equity Stock, and recorded the payment of $2,592,000 of the proceeds from the stock offering due the selling shareholders. Certain of these selling shareholders are officers of the North Dakota cooperative. The following table sets forth the amounts paid to such officers:

Susan C. Clemens	$291,000
James D. Cochran	$362,475
Radwan Ibrahim	$349,800
Eldon F. Buschbom	$244,148

  Advances to Executive Officers

        Upon review and approval by the Compensation Committee of the Board of Directors of the North Dakota cooperative, the cooperative has advanced funds to certain officers to cover personal alternative minimum taxes and other costs generated as a result of these officers exercising stock options. The North Dakota cooperative has not established a pre-determined amount of funds available for advances to officers, and interest on such advances is charged at the applicable federal rate as published by the Internal Revenue Service. The North Dakota corporation does not expect to deviate from the North Dakota cooperative's policy of making advances to officers in certain limited circumstances. The amount due from officers as of March 31, 2001 for indebtedness exceeding $60,000 are as set forth below. Such amounts represent the current outstanding balance of funds advanced and are the highest amounts of outstanding advances since the beginning of the North Dakota cooperative's last fiscal year.

Timothy J. Dodd	$153,658
Thomas P. Friezen	$79,995

The North Dakota cooperative has also pledged certificates of deposit as security for loans totaling approximately $1,974,000 which have been made by a financial institution to officers of the cooperative. These loans are currently scheduled to mature on December 1, 2002.

        Except for durum wheat sales and the above transactions noted, none of the directors or executive officers of the North Dakota cooperative have engaged in any other transactions with the North Dakota cooperative involving amounts in excess of $60,000.

  Warehouse Arrangements

        Pursuant to a warehouse agreement, effective April 1, 1999, with Sky Logistics & Distribution, Inc. ("Sky"), the North Dakota cooperative is obligated to minimum monthly storage and handling volumes totaling approximately $110,000 per month. This agreement expires October 31, 2004. The North

Dakota cooperative has also transferred the obligation for a certain building lease to Sky. If Sky were unable to perform under the existing lease, the North Dakota cooperative would be obligated to make payments under this lease over the remaining term. Current monthly payments under this lease total approximately $67,000, and the lease expires April 30, 2004.

        No current director or officer of the North Dakota cooperative is affiliated with Sky, which was formed on March 3, 1999. Investors not affiliated with the North Dakota cooperative, together with Maury Hanson, who is the former Vice President of Logistics of the North Dakota cooperative, own Sky. Mr. Hanson, who terminated his employment with the North Dakota cooperative on April 1, 1999, is a member of the North Dakota cooperative. He owns 3,375 of the 11,275,000 shares of the North Dakota cooperative's outstanding Equity Stock, and one share of its Membership Stock. Mr. Hanson did not negotiate the Sky warehouse agreement on behalf of the North Dakota cooperative, although he did provide input (notably with respect to pricing) to those persons at the North Dakota cooperative who were responsible for negotiating the warehouse agreement.

        Prior to entering into the warehouse agreement with Sky, the North Dakota cooperative had operated a portion of its warehousing in a leased facility. The lease on the facility expires on October 31, 2004. In addition to storing inventory at the North Dakota cooperative's owned warehouse, the North Dakota cooperative paid a per-pallet charge to maintain inventory in numerous off-site warehouses. In March 1999, the North Dakota cooperative decided to outsource all of its logistics operations, exit the cooperative-operated warehouse and terminate all employees who had worked in those areas. Sky assumed the warehouse lease, with the North Dakota cooperative retaining the ultimate obligation for the minimum monthly lease payments for the lease term through minimum monthly storage and handling volumes. In addition to providing services to the North Dakota cooperative on an arm's-length basis, Sky provides storage and distribution services to other customers.

Equity Ownership of Management

        Since Dakota Growers Pasta Company is a cooperative with voting rights arising from ownership of a share of Membership Stock, each member has equal voting rights of one vote per member. No director or officer owns beneficially more than 0.5% of the North Dakota cooperative's issued and outstanding Membership Stock. The directors and officers of the North Dakota cooperative as a group beneficially own approximately 2.2% of the issued and outstanding Membership Stock. With regard to the Equity Stock, no director or officer owns beneficially more than 2.9% of the issued and outstanding shares on a fully-diluted basis. The directors and officers, as a group, beneficially own approximately 11.3% of the North Dakota cooperative's issued and outstanding Equity Stock on a fully-diluted basis.

PRINCIPAL SHAREHOLDERS

        The following table furnishes information, assuming that the conversion was consummated on March 1, 2002, as to the beneficial ownership of the North Dakota corporation's Common Stock, Series C Preferred Stock and Series D Delivery Preferred Stock by (a) each person known by us to beneficially own more than 5% of the issued and outstanding shares of the North Dakota corporation's voting securities, (b) each of the North Dakota corporation's executive officers, (c) each of the North Dakota corporation's directors and (d) all of the North Dakota corporation's directors and executive officers as a group.

        The address of each person listed below is c/o Dakota Growers Pasta Company, One Pasta Avenue, Carrington, North Dakota 58421. Each person listed below has sole investment discretion and voting power. In accordance with the Securities and Exchange Commission's rules, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities subject to options held by that person that are currently exercisable or exercisable within 60 days of March 1, 2002 are treated as outstanding. These shares, however, are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Beneficially Owned Securities
Name of Beneficial Owner	Number of Shares of Common Stock	Percent of Total Common Stock	Number of Shares of Series C Preferred	Percent of Total Series C Preferred	Number of Shares of Series D Preferred	Percent of Total Series D Preferred
John S. Dalrymple, III(1)	370,143	2.9%	—	—	333,000	2.9%
Allyn K. Hart	16,711	0.1	—	—	15,000	0.1
Roger A. Kenner(2)	155,500	1.2	—	—	140,000	1.2
James F. Link(3)	59,643	0.5	—	—	54,550	0.5
Eugene J. Nicholas(4)	65,482	0.5	—	—	58,951	0.5
John D. Rice(5)	22,566	0.2	—	—	20,200	0.2
Jeffrey O. Topp(6)	217,916	1.7	—	—	196,420	1.7
Curtis R. Trulson(7)	68,579	0.5	—	—	61,750	0.5
Michael E. Warner	63,402	0.5	—	—	57,038	0.5
Timothy J. Dodd(8)(9)	236,346	1.9	1,291	63.1%	221,784	2.0
Thomas P. Friezen(8)(9)	129,779	1.0	754	36.9	121,752	1.1
All directors and officers as a Group (11 persons)(10)	1,406,067	11.2	2,045	100.0	1,280,445	11.3

(1)
Includes shares held in the names of Mr. Dalrymple's spouse, daughter and the John S. Dalrymple III Trust.

(2)
Includes shares held in the name of Mr. Kenner's spouse.

(3)
Includes shares held in the names of Link Farms LLP LSB Pasta and Link Farms LLP.

(4)
Includes shares held in the name of Mr. Nicholas' spouse.

(5)
Includes shares held in the name of Rice Farm.

(6)
Includes shares held in the names of T-T Ranch and Mr. Topp's spouse and children.

(7)
Includes shares held in the name of Trulson Brothers.

(8)
Messrs. Dodd and Friezen have been granted options to purchase 1,291 and 754 shares, respectively, of Series C Preferred Stock in the North Dakota cooperative.

  Each share of Series C Preferred Stock of the North Dakota cooperative is convertible into 24 shares of Equity Stock in the North Dakota cooperative. While these options are fully vested, neither Mr. Dodd nor Mr. Friezen has exercised his options to purchase Series C Preferred Stock in the North Dakota cooperative. Therefore, as part of the conversion, Messrs. Dodd and Friezen will be issued options to purchase a like number of shares of Series C Preferred Stock in the North Dakota corporation. Each share of Series C Preferred Stock of the North Dakota corporation is convertible into 24 shares of Common Stock in the North Dakota corporation. The number of shares of Series C Preferred Stock presented for Messrs. Dodd and Friezen include 1,291 and 754 shares, respectively, of Series C Preferred Stock in the North Dakota corporation issuable upon exercise of the foregoing options.

(9)
As part of the conversion, Messrs. Dodd and Friezen will be granted options to purchase 1,291 and 754 shares, respectively, of Series C Preferred Stock in the North Dakota corporation, with each share of Series C Preferred Stock being convertible into 24 shares of Common Stock of the North Dakota corporation. See footnote 8 above. The number of shares of Common Stock presented for Messrs. Dodd and Friezen include 30,984 and 18,096 shares, respectively, of Common Stock issuable upon exercise of the options to purchase Series C Preferred Stock of the North Dakota corporation and conversion of each such share of Series C Preferred Stock into 24 shares of Common Stock in the North Dakota corporation. The number of shares of Series D Delivery Preferred Stock presented for Messrs. Dodd and Friezen includes 30,984 and 18,096 shares, respectively, of Series D Delivery Preferred Stock issuable upon exercise of the options to purchase Series C Preferred Stock of the North Dakota corporation and conversion of each such share of Series C Preferred Stock into 24 shares of Common Stock in the North Dakota corporation, with one share of Series D Delivery Preferred Stock issuable for each share of Common Stock so issued upon conversion.

(10)
The number of shares of Common Stock and Series D Delivery Preferred Stock and the percentage of the total number of shares of Common Stock and Series D Delivery Preferred Stock beneficially owned by all directors and officers as a group are shown on a fully-diluted basis, based upon 12,598,638 shares of Common Stock and 11,324,377 shares of Series D Delivery Preferred Stock issued and outstanding on a fully-diluted basis.

DESCRIPTION OF CAPITAL STOCK

        The following summary of the material features of the North Dakota corporation capital stock does not purport to be complete and is qualified in its entirety by reference to the Articles of Incorporation and By-Laws of the North Dakota corporation.

        Following the merger and conversion to a North Dakota corporation, the North Dakota corporation will have authority to issue an aggregate of 100,000,000 shares of capital stock, consisting of 75,000,000 shares of Common Stock, $.01 par value per share, 533 shares of Series A Preferred Stock, $100 par value per share, 525 shares of Series B Preferred Stock, $100 par value per share, 2,045 shares of Series C Preferred Stock, $100 par value per share, 11,324,377 shares of Series D Delivery Preferred Stock, $.01 par value per share, 130,000 shares of Series E Junior Participating Preferred Stock, $.01 par value per share, and 13,672,520 shares of undesignated preferred stock, $.01 par value per share.

Common Stock

        Voting Rights.    Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of the shareholders of the North Dakota corporation. As required by North Dakota law, there is cumulative voting in the election of directors. Because there will be cumulative voting in the election of directors of the North Dakota corporation, each holder of Common Stock will have a number of votes equal to the number of such holder's shares of Common Stock multiplied by the number of seats on the Board of Directors to be filled. A holder of Common Stock can concentrate such holder's votes upon one nominee or distribute them among the nominees as such holder sees fit.

        Dividends.    Holders of Common Stock are entitled to receive dividends if and when declared by the Board of Directors of the North Dakota corporation out of assets legally available for the payment of dividends, subject to the preferential dividend rights of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Delivery Preferred Stock and any future class of Preferred Stock with dividend rights preferential to the dividend rights of Common Stock.

        Liquidation.    In the event of any dissolution, liquidation, or winding up of the affairs of the North Dakota corporation, whether voluntary or involuntary, after payment of the debts and other liabilities of the North Dakota corporation and after making provision for the preferential liquidation rights of holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Delivery Preferred Stock and any future class of Preferred Stock with liquidation rights preferential to the liquidation rights of Common Stock, the remaining assets of the North Dakota corporation will be distributed ratably among the holders of Common Stock.

Preferred Stock

  Series A Preferred Stock

        Voting Rights.    Except as required by North Dakota law, holders of Series A Preferred Stock are not entitled to vote on any matters to be voted upon by the North Dakota corporation's shareholders.

        Dividends.    Each share of Series A Preferred Stock of the North Dakota corporation entitles its holder to receive, out of assets legally available for the payment of dividends, a cumulative annual dividend of 6% of the $100 par value on each share of Series A Preferred Stock held by such holder. Because dividends on Series A Preferred Stock must be paid annually, they have a preference over dividends on Series B Preferred Stock, Series C Preferred Stock, Series D Delivery Preferred Stock and Common Stock.

        Liquidation.    In the event of any dissolution, liquidation, or winding up of the affairs of the North Dakota corporation, whether voluntary or involuntary, after payment of the debts and other liabilities of the North Dakota corporation and after making provision for the liquidation rights of any future class of Preferred Stock with a liquidation preference that is senior to the liquidation rights of Series A Preferred Stock, but before making provision for the liquidation rights of Series B Preferred Stock, Series C Preferred Stock, Series D Delivery Preferred Stock, Common Stock and any future class of Preferred Stock with a liquidation preference that is junior to the liquidation rights of Series A Preferred Stock, the remaining assets of the North Dakota corporation will be distributed ratably among the holders of Series A Preferred Stock such that each holder of Series A Preferred Stock receives the $100 par value on each share of Series A Preferred Stock held by such holder. If, upon a liquidation of the North Dakota corporation, the remaining assets of the North Dakota corporation are insufficient to permit payment to holders of Series A Preferred Stock the aggregate amount to which they are entitled to be paid, then the remaining assets will be distributed ratably among such holders.

        Redemption.    The North Dakota corporation may, subject to contractual and other restrictions and the legal availability of funds, at any time redeem all or any portion of the Series A Preferred Stock outstanding. On any such redemption, the North Dakota corporation will pay a price per share equal to the $100 par value of Series A Preferred Stock, plus any accumulated but unpaid dividends on Series A Preferred Stock accruing through the redemption date. The North Dakota corporation will provide holders of Series A Preferred Stock notice of its intent to redeem shares of Series A Preferred Stock not more than 60 days nor less than 30 days before the date on which the redemption is to be made.

  Series B Preferred Stock

        Voting Rights.    Except as required by North Dakota law, holders of Series B Preferred Stock are not entitled to vote on any matters to be voted upon by the North Dakota corporation's shareholders.

        Dividends.    Each share of Series B Preferred Stock of the North Dakota corporation entitles its holder to receive, out of assets legally available for the payment of dividends, if and when declared by the Board of Directors, a noncumulative annual dividend of 2% of the $100 par value on each share of Series B Preferred Stock held by such holder. Dividends on Series B Preferred Stock are junior to dividends on Series A Preferred Stock and will be junior to dividends on any future class of Preferred Stock with dividend rights preferential to the dividend rights of Series B Preferred Stock, but have a priority over dividends on Series C Preferred Stock, Series D Delivery Preferred Stock and Common Stock and will have priority over dividends on any future class of Preferred Stock with dividend rights that are junior to the dividend rights of Series B Preferred Stock.

        Liquidation.    In the event of any dissolution, liquidation, or winding up of the affairs of the North Dakota corporation, whether voluntary or involuntary, after payment of the debts and other liabilities of the North Dakota corporation and after making provision for the liquidation preference of Series A Preferred Stock and any future class of Preferred Stock with a liquidation preference that is senior to the liquidation rights of Series B Preferred Stock, but before making provision for the liquidation rights of Series D Delivery Preferred Stock, Common Stock and any future class of Preferred Stock with a liquidation preference that is junior to the liquidation rights of Series B Preferred Stock, the remaining assets of the North Dakota corporation will be distributed ratably among the holders of Series B Preferred Stock and Series C Preferred Stock such that each holder of Series B Preferred Stock and Series C Preferred Stock receives the $100 par value on each share of Series B Preferred Stock and Series C Preferred Stock held by such holder. If, upon a liquidation of the North Dakota corporation, the remaining assets of the North Dakota corporation are insufficient to permit payment to holders of Series B Preferred Stock and Series C Preferred Stock the aggregate amount to which they are entitled to be paid, then the remaining assets will be distributed ratably among such holders.

        Redemption.    The North Dakota corporation may, subject to contractual and other restrictions and the legal availability of funds, at any time redeem all or any portion of the Series B Preferred Stock outstanding. On any such redemption, the North Dakota corporation will pay a price per share equal to the $100 par value of Series B Preferred Stock, plus any declared but unpaid dividends on Series B Preferred Stock through the redemption date. The North Dakota corporation will provide holders of Series B Preferred Stock notice of its intent to redeem shares of Series B Preferred Stock not more than 60 days nor less than 30 days before the date on which the redemption is to be made.

  Series C Preferred Stock

        Voting Rights.    Except as required by North Dakota law, holders of Series C Preferred Stock are not entitled to vote on any matters to be voted upon by the North Dakota corporation's shareholders.

        Dividends.    Subject to the preferential dividend rights of Series A Preferred Stock, Series B Preferred Stock and any future class of Preferred Stock with dividend rights preferential to the dividend rights of Series C Preferred Stock, holders of Series C Preferred Stock of the North Dakota corporation will be entitled to receive, if and when declared by the Board of Directors of the North Dakota corporation out of assets legally available for the payment of dividends, a noncumulative annual dividend of 6% of the $100 par value on each share of Series C Preferred Stock held by such holder. Dividends on Series C Preferred Stock have a priority over dividends on Series D Delivery Preferred Stock and Common Stock and will have priority over dividends on any future class of Preferred Stock with dividend rights that are junior to the dividend rights of Series C Preferred Stock.

        Liquidation.    In the event of any dissolution, liquidation, or winding up of the affairs of the North Dakota corporation, whether voluntary or involuntary, after payment of the debts and other liabilities of the North Dakota corporation and after making provision for the liquidation preference of Series A Preferred Stock and any future class of Preferred Stock with a liquidation preference that is senior to the liquidation rights of Series C Preferred Stock, but before making provision for the liquidation rights of Series D Delivery Preferred Stock, Common Stock and any future class of Preferred Stock with a liquidation preference that is junior to the liquidation rights of Series C Preferred Stock, the remaining assets of the North Dakota corporation will be distributed ratably among the holders of Series C Preferred Stock and Series B Preferred Stock such that each holder of Series C Preferred Stock and Series B Preferred Stock receives the $100 par value on each share of Series C Preferred Stock and Series B Preferred Stock held by such holder. If, upon a liquidation of the North Dakota corporation, the remaining assets of the North Dakota corporation are insufficient to permit payment to holders of Series C Preferred Stock and Series B Preferred Stock the aggregate amount to which they are entitled to be paid, then the remaining assets will be distributed ratably among such holders.

        Conversion.    Each share of Series C Preferred Stock is convertible into 24 shares of Common Stock and 24 shares of Series D Delivery Preferred Stock of the North Dakota corporation. A holder of Series C Preferred Stock may convert such holder's shares, in whole or in part, at any time by providing notice to the North Dakota corporation of such holder's intent to effect a conversion. A holder of Series C Preferred Stock must provide notice to the North Dakota corporation its intent to convert shares of Series C Preferred Stock not more than 60 days nor less than 30 days before the date on which the conversion is to occur.

  Series D Delivery Preferred Stock

        Voting Rights.    Except as required by North Dakota law, holders of Series D Delivery Preferred Stock are not entitled to vote on any matters to be voted upon by the North Dakota corporation's shareholders.

        Dividends.    Subject to the preferential dividend rights of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any future class of Preferred Stock with dividend rights preferential to the dividend rights of Series D Delivery Preferred Stock, holders of Series D Delivery Preferred Stock of the North Dakota corporation will be entitled to receive, if and when declared by the Board of Directors of the North Dakota corporation out of assets legally available for the payment of dividends, a noncumulative annual dividend of up to $.04 per share on each share of Series D Delivery Preferred Stock held by such holder. The North Dakota corporation must pay holders of Series D Delivery Preferred Stock a dividend of at least $.01 per share before paying any dividends on Common Stock. Dividends on Series D Delivery Preferred Stock have a preference over dividends on Common Stock and will have priority over dividends on any future class of Preferred Stock with dividend rights that are junior to the dividend rights of Series D Delivery Preferred Stock.

        Liquidation.    In the event of any dissolution, liquidation, or winding up of the affairs of the North Dakota corporation, whether voluntary or involuntary, after payment of the debts and other liabilities of the North Dakota corporation and after making provision for the liquidation preference of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any future class of Preferred Stock with a liquidation preference that is senior to the liquidation rights of Series D Delivery Preferred Stock, but before making provision for the liquidation rights of Common Stock and any future class of Preferred Stock with a liquidation preference that is junior to the liquidation rights of Series D Delivery Preferred Stock, the remaining assets of the North Dakota corporation will be distributed ratably among the holders of Series D Delivery Preferred Stock such that each holder of Series D Delivery Preferred Stock receives the $.01 par value on each share of Series D Delivery Preferred Stock held by such holder. If, upon a liquidation of the North Dakota corporation, the remaining assets of the North Dakota corporation are insufficient to permit payment to holders of Series D Delivery Preferred Stock the aggregate amount to which they are entitled to be paid, then the remaining assets will be distributed ratably among such holders.

        Delivery Privilege.    Each share of Series D Delivery Preferred Stock of the North Dakota corporation gives its holder the privilege, but not the obligation, to deliver one bushel of durum wheat to the North Dakota corporation each year on a "first-come, first-served" basis. From time to time the North Dakota corporation will post notices to the market on its Web site (holders may also telephone the North Dakota corporation for information on market notices) for the purchase of durum wheat. Because the North Dakota corporation will not contact holders of Series D Delivery Preferred Stock when it posts a market notice for the purchase of durum, holders of Series D Delivery Preferred Stock will be required to monitor the North Dakota corporation's Web site (or, alternatively, telephone the North Dakota corporation) to determine whether the North Dakota corporation has posted any such notice. During the 24-hour period following the posting of any market notice and to the extent that the North Dakota corporation's durum wheat requirements as set forth in the market notice have not been fulfilled by other holders of Series D Delivery Preferred Stock, holders of Series D Delivery Preferred Stock will have the right to (i) accept the North Dakota corporation's offer to purchase durum wheat and (ii) deliver durum wheat to the North Dakota corporation on such terms and conditions as are set forth in the market notice. However, in any given fiscal year of the North Dakota corporation, the first-come, first-served privilege to deliver durum wheat shall be exercisable to deliver one bushel of durum wheat only once with respect to each share of Series D Delivery Preferred Stock. During the 24-hour period following the posting of any market notice, the North Dakota corporation will not purchase durum wheat from non-holders of Series D Delivery Preferred Stock to fulfill the North Dakota corporation's durum wheat requirements as set forth in the market notice. If, after the lapse of a certain amount of time (not less than one day), holders of Series D Delivery Preferred Stock have not sold to the North Dakota corporation all of the durum wheat requested in the notice, the North Dakota corporation will be allowed to fulfill its remaining requirements outside of the Series D Delivery Preferred Stock delivery privilege. Such remaining requirements may be filled by purchases of durum from any party, without volume limitation.

        Because the privilege of a holder of Series D Delivery Preferred Stock to deliver durum wheat to the North Dakota corporation only arises if the North Dakota corporation actually requires durum, the privilege is not absolute. Any and all durum wheat delivered by a holder of Series D Delivery Preferred

Stock to the North Dakota corporation shall conform to quality specifications established by the North Dakota corporation.

        Transferability.    A holder of Series D Delivery Preferred Stock may not transfer his shares of Series D Delivery Preferred Stock without the consent of the North Dakota corporation. The Board of Directors of the North Dakota corporation may withhold giving consent to transfer shares of Series D Delivery Preferred Stock if it believes, in the good-faith exercise of its informed judgment, that such a transfer would not be in the best interests of the North Dakota corporation. In making this determination, the Board of Directors will consider, among other factors, the concentration of shares of Series D Delivery Preferred Stock in any one shareholder.

  Series E Junior Participating Preferred Stock

        Voting Rights.    Each share of Series E Preferred Stock entitles its holder to one hundred (100) votes on all matters submitted to a vote of the shareholders of the North Dakota corporation, subject to adjustment for any division or reclassification of the North Dakota corporation's Common Stock.

        Dividends.    Each share of Series E Preferred Stock entities its holder to receive, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends, quarterly dividends payable in cash on the 15th day of April, July, October and January in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of Series E Preferred Share Stock. The North Dakota corporation will declare a dividend on Series E Preferred Stock at any time that it declares a dividend on its Common Stock, except that if no dividend has been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on a Series E Preferred Stock will be payable, out of funds legally available for such purpose, on such subsequent Quarterly Dividend Payment Date. Dividends on Series E Preferred Stock are junior to dividends on Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Delivery Preferred Stock, but have a priority over dividends on Common Stock.

        Liquidation.    Upon any liquidation, dissolution, or winding up of the North Dakota corporation, after payment of the debts and other liabilities of the North Dakota corporation and after making provision for the liquidation preference of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Delivery Preferred Stock, but before making provision for the liquidation rights of holders of Common Stock, the holders of Series E Preferred Stock will receive the greater of (i) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share equal to one hundred (100) times the aggregate amount to be distributed per share to holders of Common Stock.

        Redemption.    Shares of Series E Preferred Stock will not be redeemable.

  Undesignated Preferred Stock

        The Board of Directors of the North Dakota corporation will have the authority, without further action by the shareholders, to issue up to 13,672,520 shares of Preferred Stock in one or more series and to fix the designations, powers, preferences, privileges and relative participating, options or special rights and the qualifications, limitations or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the Common Stock. Preferred Stock could thus be issued with terms that may delay or prevent and change of control of the North Dakota corporation or make removal of management more difficult.

Anti-Takeover Provisions

  Provisions in Articles of Incorporation and By-Laws

        The governing documents of the North Dakota corporation contain a number of provisions which may have the effect of delaying (or reducing the likelihood) of a change of control of the North Dakota corporation. First, as described above, only one third of the members of the Board of Directors of the North Dakota corporation stand for election in any year. Second, voting in the election of members of the Board of Directors of the North Dakota corporation will be completed using cumulative voting, as required by North Dakota law. Third, the Articles and Bylaws of the North Dakota corporation require that at least five members of the Board of Directors be residents of the State of North Dakota and that at least three members be agricultural producers. Finally, the articles of incorporation of the North Dakota corporation authorize undesignated shares of Preferred Stock and give the members of the Board of Directors the authority to establish the terms and conditions of such undesignated stock. See "Description of Capital Stock" for a discussion of the provisions regarding the election of directors.

  Rights Plan

        The Board of Directors of the North Dakota corporation also has adopted a Rights Plan that will be effective upon consummation of the conversion. The Rights Plan does not require approval of the members of the North Dakota cooperative or the shareholders of the North Dakota corporation. Under the Rights Plan, the Board of Directors of the North Dakota corporation will declare a dividend of one purchase right (a "Right") for each outstanding share of Common Stock held of record immediately following the conversion. Each Right will entitle the holder to purchase from the North Dakota corporation one-hundredth of one share of Series E Junior Participating Preferred Stock at a specified price, subject to certain adjustments. The Rights will not become exercisable, and will not be transferable apart from the North Dakota corporation's shares of Common Stock, until a person or group has acquired 15% or more of the North Dakota corporation's Common Stock or has commenced a tender or exchange offer for 15% or more of the North Dakota corporation's Common Stock. In those events, each Right will entitle the holder (other than the acquiring person or group) to receive, upon exercise, common shares of either the North Dakota corporation or the acquiring company having value equal to two times the exercise price of the Right.

        The Rights issued under the Rights Plan will be redeemable by the North Dakota corporation's Board of Directors in certain circumstances and will expire ten years from the date of adoption. The effect of the Rights Plan will be to permit shareholders other than the potential acquirer to purchase a significant amount of shares of Common Stock at a steep discount to the market, causing significant dilution to a potential acquirer and making an unwanted acquisition unlikely. A Rights Plan can force a potential acquirer to negotiate with the Board of Directors of the North Dakota corporation in order to avoid triggering the Rights Plan. A Rights Plan can also grant the Board of Directors of the North Dakota corporation time to conduct an orderly search for alternatives and gives the Board of Directors time to seek out parties other than the initial suitor. The existence of a Rights Plan and the North Dakota corporation's ability to issue additional shares of Common Stock may be to delay or prevent attempts by other persons or entities to acquire control of the North Dakota corporation without shareholder approval and this could prevent shareholders from realizing a premium on their shares in the event of a change in control transaction.

FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of, and the opinion of our legal counsel as to, the material federal income tax consequences of the conversion of the North Dakota cooperative into a North Dakota corporation. Except as otherwise noted, this summary and the opinion of our legal counsel described below are based on current provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Neither this summary nor the opinion of our counsel discuss all the tax considerations that may be relevant to particular shareholders in light of their personal circumstances (including their state of residence), or to certain types of shareholders that may be subject to special tax rules. Therefore, members are urged to consult their tax advisors regarding the tax consequences of the conversion to them as well as the tax consequences of subsequent operations.

Tax opinions and federal income tax consequences of the conversion

        Our legal counsel, Lindquist & Vennum, P.L.L.P., Minneapolis, MN, has given its opinion that: the conversion will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); each of the North Dakota cooperative, the Colorado cooperative, the Colorado corporation and the North Dakota corporation will be a party to the reorganization within the meaning of Section 368(b) of the Code; no gain or loss will be recognized by any of those entities as a result of the conversion; and no gain or loss will be recognized by a shareholder of the North Dakota cooperative as a result of the conversion. In addition to those opinions, our legal counsel has advised us that the statements in this discussion of "Federal Income Tax Consequences," insofar as they are summaries of the federal income tax law or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

        Opinions of counsel are not equivalent to rulings from the Internal Revenue Service ("IRS"), and the conclusions expressed in such opinions could be challenged by the IRS. Counsel's opinion is based primarily on its conclusion that the three proposed mergers will be treated as integrated steps constituting a "mere change in identity, form, or place of organization of one corporation, however effected" that is treated by Code Section 368(a)(1)(F) as a reorganization.

        Counsel's opinions are based on substantial legal authority except that there is no direct authority on the tax treatment of the receipt of Preferred Stock having delivery privileges in an otherwise tax free reorganization under circumstances where the value of those privileges may substantially exceed the value of the other attributes of the stock. The IRS ruled privately in 2001 in a somewhat similar reorganization under Code Section 368(a)(1)(F) that no gain or loss was recognized where members exchanged membership interests that embodied both "equity" and "non-equity" rights for separate classes of equity and non-equity membership interests in the surviving corporation. A favorable private ruling does not constitute authoritative legal precedent, but it suggests there is no reason to believe that the IRS would take a contrary position on audit. If the IRS were to challenge and prevail on the delivery privileges issue, a shareholder would likely recognize ordinary income in the amount of the fair market value of the delivery privilege, and it is possible, but not likely, that the North Dakota corporation would have taxable income in the same amount. The privilege to deliver wheat to the North Dakota cooperative now accompanies the Equity Stock of the North Dakota cooperative. These privileges in modified form will accompany the Series D Delivery Preferred Stock that will be issued in the conversion. Counsel reasons that delivery privileges are analogous to voting rights in that both are shareholder rights, both may have value, but neither are corporate property nor a right to corporate distributions. It is clear that voting rights may be altered, eliminated or reshuffled in a recapitalization without tax consequences, and counsel suggests that delivery privileges should be treated similarly.

Counsel believes that it will be difficult for the IRS to prevail in a court of law on this issue because the North Dakota cooperative does not now own, nor will any of the corporate parties to the reorganization at any time become the owner of the delivery privileges. Instead, where attributes of stock ownership are reshuffled among the shareholders in a tax free recapitalization, the Code addresses any perceived tax avoidance by treating Preferred Stock received as "Section 306 stock" as discussed below.

  Post-conversion taxation of the North Dakota corporation

        The corporation that survives a reorganization defined in Code Section 368(a)(1)(F) is treated for tax purposes as a continuation of its predecessor. Accordingly, the North Dakota corporation will retain the fiscal year, accounting methods, tax elections and other tax attributes of the North Dakota cooperative. However, because it will not operate on a cooperative basis after the conversion, the North Dakota corporation will be taxable as a "C corporation." As such, it will no longer pay deductible patronage dividends and any distributions to the shareholders will be treated as nondeductible dividends.

        The North Dakota cooperative may have unused net operating losses that arose from its patronage business. A general rule of cooperative taxation is that a patronage sourced loss or net operating loss carryover may not be used to offset non-patronage income. Although tax attributes, including net operating loss carryovers, generally survive a reorganization under Section 368(a)(1)(F), the North Dakota corporation will not operate on a cooperative business, and may be precluded from utilizing the patronage sourced loss carryovers.

  Post-conversion taxation of the shareholders of the North Dakota corporation

        Distributions.    Distributions to the shareholders of cooperative generally qualify as patronage dividends that, in the case of individuals, are treated as earnings from self-employment for self-employment tax purposes. However, since the North Dakota corporation will not operate on a cooperative basis, distributions to its shareholders will be taxable to them as ordinary dividends to the extent of the corporation's earnings and profits, and will not be treated as earnings from self-employment. Distributions are not likely to exceed the corporation's earnings and profits, but if and to the extent they do, the distribution will be a nontaxable reduction of the adjusted tax basis of the recipient's stock, and any excess is treated as capital gain.

        Apportionment of the shareholders' adjusted tax basis to shares of the North Dakota corporation.    In general, Treasury Regulations Section 1.358-2(a)(4) requires each shareholder who owns more than one class of stock that is exchanged in a reorganization to determine the tax consequences separately for each class of stock that is surrendered.

        Each shareholder's adjusted tax basis in the Membership Stock of the North Dakota cooperative that is exchanged for Common Stock in the North Dakota corporation should be assigned to the Common Stock received in that exchange.

        Each shareholder's adjusted tax basis in Equity Stock of the North Dakota cooperative should be apportioned between the Common Stock of the North Dakota corporation and the Series D Delivery Preferred Stock of the North Dakota corporation in proportion to their fair market values. We are not able to provide guidance on the relative fair market values of the Common Stock and the Series D Delivery Preferred Stock at this time. Those values are likely to be determined by the selling prices of the shares, if any, that are sold in the period following the conversion. We will endeavor to provide the shareholders with any valuation information that later becomes available.

        Each shareholder's adjusted tax basis in Preferred Stock of the North Dakota cooperative should be assigned to the Preferred Stock of the North Dakota corporation that is received in the exchange.

Most shareholders have a zero basis in the Non-Qualified Written Notices of Allocation that were issued by the North Dakota cooperative because they were not required to include the stated amount in taxable income. Accordingly, the shares of Common Stock of the North Dakota corporation that are received in exchange for Non-Qualified Written Notices of Allocation will have a zero basis. We will establish procedures for identifying those shares of Common Stock that were issued in exchange for Non-Qualified Written Notices of Allocation. Shareholders who acquired Non-Qualified Written Notices of Allocation from by purchase, gift or inheritance should consult their tax advisors as to their basis.

        Special treatment of Series D Delivery Preferred Stock as "Section 306 stock."    Section 306 stock includes preferred stock received in a reorganization exchange if a distribution of cash in lieu of the preferred stock would have been treated as a dividend. If cash were distributed in lieu of the Series D Delivery Preferred Stock, the shareholders would have dividend income. Therefore, Series D Delivery Preferred Stock received by each shareholder will be treated as "Section 306 stock." When Section 306 stock is disposed of, some or all of the proceeds are taxed as dividend income rather than as capital gains. We do not intend to redeem the Series D Delivery Preferred Stock, but if we do, the redemption price will be a dividend to the extent of our "earnings and profits" at the time of the redemption. If the Series D Delivery Preferred Stock is disposed of other than by redemption, the proceeds are treated as ordinary income to the shareholder to the extent of the stock's ratable share of the our "earnings and profits" at the time of the conversion. We estimate this to be approximately $9 million, or $0.79 per share of Series D Delivery Preferred Stock. We will furnish more precise information after the conversion. No loss may be recognized on disposition of section 306 stock. There are a number of exceptions to the adverse treatment of Section 306 stock. These include dispositions in complete liquidation of the issuer, nonrecognition dispositions such as tax free reorganizations, dispositions that are part of a complete termination of the shareholder's interest in the corporation, and if the shareholder can demonstrate to the IRS that the issuance of Section 306 stock and its disposition was not in pursuance of a plan having as one of its principal purposes the avoidance of federal income tax. Under IRS guidelines, the nonavoidance exception is not likely to be available where the Section 306 stock was distributed on a pro rata basis among the shareholders which is the case with the Series D Delivery Preferred Stock.

        Special treatment of Common Stock received in exchange for Non-Qualified Written Notices of Allocation.    It is likely that the shares of Common Stock of the North Dakota corporation that are received in exchange for Non-Qualified Written Notices of Allocation will continue to be treated for tax purposes as Non-Qualified Written Notices of Allocation. This means that the proceeds of a redemption, sale or other disposition of those shares of Common Stock will be taxed as ordinary income to the shareholder, as well as being subject to self-employment taxes, to the extent of the stated dollar amounts of the Non-Qualified Written Notices of Allocation that were surrendered. Code Section 1385(c). If the common shares that will be issued in exchange for Non-Qualified Written Notices of Allocation are ever redeemed or if we are liquidated, it is unclear whether we will be entitled to the deduction or tax credit that is available to cooperatives under Code Section 1383 for the stated amount of the Non-Qualified Written Notices of Allocation as originally issued. We will establish procedures for segregating those shares of Common Stock that retain their character as Non-Qualified Written Notices of Allocation from those that are received in exchange for other forms of equity in the North Dakota cooperative.

        Treatment of substitution of stock options.    Existing non-qualified employee stock options to purchase Series C 6% Convertible Non-Cumulative Preferred Stock of the North Dakota cooperative will be replaced with substantially identical options to acquire the same class of stock of the North Dakota corporation. The substitution of stock options in a reorganization does not have federal income tax consequences to the option holders nor to the corporate parties to the reorganization.

        Treatment of the issuance of rights to purchase Series E Junior Participating Preferred Stock.    The principal purpose of the post-conversion dividend distribution of rights to purchase Series E Junior Participating Preferred Stock is to establish a mechanism by which the North Dakota corporation could, in the future, provide shareholders with rights to purchase stock at substantially less than fair market value as a means of responding to unsolicited acquisition offers. The adoption of such a plan is not a taxable event to the recipient or the corporation. Revenue Ruling 90-11, 1990-1 C.B. 10. The ruling does not, however, address the tax consequences of the future exercise, redemption or disposition of the rights.

        Holding periods.    The period during which the shareholder held the Membership Stock, Equity Stock, Preferred Stock and Non-Qualified Written Notices of Allocation of the North Dakota cooperative will be "tacked" on to the holding period of the stock received in the respective reorganization exchanges, provided that the asset surrendered was held as a capital asset on the date of the reorganization. Code Section 1223(1).

LEGAL MATTERS

        The validity of the Common Stock and Preferred Stock to be issued in connection with the conversion will be passed upon by Lindquist & Vennum P.L.L.P.

EXPERTS

        The consolidated financial statements of Dakota Growers Pasta Company at July 31, 2001 provided in this document have been audited by Eide Bailly LLP, independent auditors, as set forth in their report thereon. The consolidated financial statements have been included herein in reliance upon said report given upon the authority of said firm as experts in accounting and auditing. The information presented as of and for the six months ended January 31, 2001 and 2002 is unaudited. In the opinion of the North Dakota cooperative's management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

WHERE YOU CAN FIND MORE INFORMATION

        The Dakota Growers Pasta Company files annual, quarterly and special reports with the SEC. The North Dakota corporation has not filed any reports with the SEC, but will do so after the conversion. You may read and copy any reports that either the North Dakota cooperative or the North Dakota corporation files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The reports also will be available from commercial document retrieval services and at the SEC's web site (http://www.sec.gov).

        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THE DOCUMENT TO VOTE ON THE CONVERSION. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS DOCUMENT. THIS DOCUMENT IS DATED MAY 1, 2002. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY OTHER DATE, AND NEITHER THE MAILING OF THE THIS DOCUMENT TO MEMBERS NOR THE ISSUANCE OF STOCK IN THE CONVERSION SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

        For financial statement purposes, the conversion will be accounted for as an exchange between related parties. Therefore, no gain or loss will be recognized at the time of conversion and the book value of the assets and liabilities of the North Dakota cooperative will carry over to the North Dakota corporation. Upon conversion, the North Dakota corporation will record deferred tax assets and liabilities for the tax effects of any temporary differences existing between income tax and financial reporting on the date of the change. Prior to conversion, the cooperative had not recorded deferred taxes for temporary differences that were likely to be allocated to members through patronage allocations. In recording such deferred tax assets and liabilities upon conversion to a corporation, the North Dakota cooperative anticipates recording a nonrecurring, non-cash income tax charge of approximately $6.5 million, which is not considered in the unaudited pro forma consolidated statements of operations presented below.

        The unaudited pro forma consolidated statements of operations for the fiscal year ended July 31, 2001 and the six months ended January 31, 2002, are computed as if the conversion from a cooperative to a corporation was consummated at the beginning of the fiscal year ended July 31, 2001 and carried forward through the six months ended January 31, 2002. The unaudited pro forma consolidated balance sheet as of January 31, 2002 is presented assuming the transaction was consummated on January 31, 2002.

        The unaudited pro forma adjustments, as described in the notes to the unaudited pro forma consolidated statements of operations and balance sheet, are based on available information and various assumptions which management believes are reasonable. Significant assumptions made in deriving the pro forma information presented below include:

  •
  Income tax expense and deferred income taxes were calculated as if the North Dakota cooperative had consummated the conversion to a corporation on the dates noted above. Deferred taxes were calculated based on an approximate 39% effective tax rate.

  •
  Pro forma weighted average common shares outstanding were calculated based on the weighted average equity shares outstanding as a cooperative for the periods presented adjusted for the pro forma impact of each membership share being equal to 25 shares of Common Stock in the corporation, and holders of cooperative Non-Qualified Written Notices of Allocations receiving one share of Common Stock in the corporation for every $7.36 of Non-Qualified Written Notices of Allocation attributable to them.

        The following unaudited pro forma consolidated statements of operations and balance sheet are provided for illustrative purposes only and do not necessarily reflect what the results of operations or financial position of the North Dakota Corporation would have been if the conversion had actually occurred on the dates specified.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(In Thousands, Except Per Share Amounts)

	For the Year Ended July 31, 2001
	Historical	Adjustments		Pro forma
Net revenues (net of discounts and allowances of $17,312)	$135,921			$135,921
Cost of product sold	124,811			124,811

Gross proceeds	11,110	—		11,110
Marketing, general and administrative expenses	9,631			9,631

Operating proceeds	1,479	—		1,479
Other income (expense)
Interest and other income	373			373
Gain on sale of property and equipment	201			201
Interest expense, net	(4,148)			(4,148)

Loss before income taxes	(2,095)	—		(2,095)
Income tax benefit	(311)	(495	)(a)	(806)

Net loss	$(1,784)	$495		$(1,289)

Weighted average common shares outstanding	11,253	654	(b)	11,907

Net loss per common share
Basic	$(0.16)			$(0.11)

Diluted	$(0.16)			$(0.11)

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(In Thousands, Except Per Share Amounts)

	For the Six Months Ended January 31, 2002
	Historical	Adjustments		Pro forma
Net revenues (net of discounts and allowances of $8,251)	$74,566			$74,566
Cost of product sold	63,665			63,665

Gross proceeds	10,901			10,901
Marketing, general and administrative expenses	4,810			4,810

Operating proceeds	6,091			6,091
Other income (expense)
Interest and other income	178			178
Gain on sale of property and equipment	2			2
Interest expense, net	(2,139)			(2,139)

Income before income taxes	4,132			4,132
Income tax expense (benefit)	(159)	1,812	(a)	1,653

Net income	$4,291	$(1,812)		$2,479

Weighted average common shares outstanding	11,275	654	(b)	11,929

Net income per common share
Basic	$0.38			$0.21

Diluted	$0.38			$0.21

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(In Thousands, Except Share Information)

	January 31, 2002 Historical	Adjustments		January 31, 2002 Pro forma
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3			$3
Short-term investments (restricted)	1,974			1,974
Trade accounts receivable, Less allowance for cash discounts And doubtful accounts of $588	13,378			13,378
Other receivables	425			425
Inventories	20,105			20,105
Prepaid expenses	2,137			2,137
Deferred income taxes	—	331	(c)	331

Total current assets	38,022	331		38,353

PROPERTY AND EQUIPMENT
In service	115,276			115,276
Construction in process	39			39

	115,315			115,315
Less accumulated depreciation	(36,755)			(36,755)

Net property and equipment	78,560			78,560

INVESTMENT IN COOPERATIVE BANKS	2,211			2,211

OTHER ASSETS	8,049			8,049

Total assets	$126,842	$331		$127,173

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Notes payable	$3,500			$3,500
Current portion of long-term debt	7,983			7,983
Accounts payable	3,334			3,334
Excess outstanding checks over cash on deposit	2,238			2,238
Accrued grower payments	880			880
Accrued liabilities	5,724			5,724

Total current liabilities	23,659	—		23,659
COMMITMENTS AND CONTINGENCIES	—			—
LONG-TERM DEBT, net of current portion	40,910			40,910
DEFERRED INCOME TAXES	3,618	8,098	(c)	11,716

Total liabilities	68,187	8,098		76,285

REDEEMABLE PREFERRED STOCK
Series A, 6% non-cumulative, $100 par value, issued 533 shares	53			53
Series B, 2% non-cumulative, $100 par value, issued 525 shares	53			53

Total preferred stock	106			106

STOCKHOLDERS' EQUITY
Series D delivery preferred stock, $.01 par value, issued 11,275,297 shares	—	113	(b)	113
Membership stock, $125 par value, issued 1,155 shares	144	(144)	(b)	—
Equity stock, $2.50 par value, issued 11,275,297 shares	28,188	(28,188	)(b)	—
Common stock, $0.01 par value, issued 12,310,914 shares	—	123	(b)	123
Additional paid-in capital	22,913	35,506	(b)	58,419
Accumulated allocated earnings	4,596	(4,596	)(b)	—
Retained earnings	2,708	(10,581	)(c)	(7,873)

Total stockholders' equity	58,549	(7,767)		50,782

Total liabilities and stockholders' equity	$126,842	$331		$127,173

NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS AND BALANCE SHEET

        The following pro forma adjustments are reflected in the unaudited pro forma statements of operations and balance sheet presented above.

  (a)
  Pro forma income tax effect as if the North Dakota cooperative had been taxed as a corporation and not a cooperative for the periods presented.

  (b)
  Pro forma effect of each share of Equity Stock held in Dakota Growers Pasta Company being converted into one share of Common Stock, $.01 par value per share, and one share of Series D Delivery Preferred Stock, $.01 par value per share, of the new North Dakota corporation. Each share of Membership Stock held in Dakota Growers Pasta Company will be converted into twenty-five shares of Common Stock of the North Dakota corporation. In addition, one share of Common Stock in the North Dakota corporation is reflected as issued for (i) each $7.36 of Non-Qualified Written Notices of Allocation held on the records of the North Dakota cooperative as of July 31, 2000 and (ii) each $7.36 of the approximately $2.8 million in accumulated patronage earnings of the North Dakota cooperative as of January 31, 2002 which is to be allocated as Non-Qualified Written Notices of Allocation prior to the conversion of the North Dakota cooperative into a North Dakota corporation. Each share of Series A 6% Redeemable Non-Cumulative Preferred Stock, Series B 2% Redeemable Non-Cumulative Preferred Stock and/or Series C 6% Convertible Non-Cumulative Preferred Stock held in Dakota Growers Pasta Company will be converted into one share of Series A 6% Redeemable Cumulative Preferred Stock, $100 par value per share, Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, or Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, as applicable, of the North Dakota corporation.

  (c)
  Pro forma effect of recording deferred taxes based on a 39% estimated applicable effective tax rate.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

DAKOTA GROWERS PASTA COMPANY

INDEPENDENT AUDITOR'S REPORT

The Board of Directors
Dakota Growers Pasta Company
Carrington, North Dakota

        We have audited the accompanying consolidated balance sheets of Dakota Growers Pasta Company (a North Dakota Cooperative) and subsidiary as of July 31, 2001 and 2000, and the related consolidated statements of operations, changes in members' investment and cash flows for the years ended July 31, 2001, 2000 and 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dakota Growers Pasta Company and subsidiary as of July 31, 2001 and 2000, and the results of their operations and their cash flows for the years ended July 31, 2001, 2000 and 1999, in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 1 to the financial statements, the Company changed its method of valuing inventories in fiscal year 1999.

/s/ EIDE BAILLY LLP

Fargo, North Dakota
September 5, 2001

DAKOTA GROWERS PASTA COMPANY

CONSOLIDATED BALANCE SHEETS

JULY 31, 2001 AND 2000

(In Thousands, Except Share Information)

	2001	2000
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3	$1,725
Short-term investments (restricted)	1,974	1,974
Trade accounts receivable, less allowance for cash discounts and doubtful accounts of $610 and $348	11,560	12,890
Other receivables	1,138	593
Inventories	21,050	21,781
Prepaid expenses	1,602	1,603

Total current assets	37,327	40,566

PROPERTY AND EQUIPMENT
In service	114,984	110,021
Construction in process	108	2,560

	115,092	112,581
Less accumulated depreciation	(33,367)	(27,009)

Net property and equipment	81,725	85,572

INVESTMENT IN COOPERATIVE BANKS	2,211	2,037

OTHER ASSETS	7,395	3,682

	$128,658	$131,857

LIABILITIES AND MEMBERS' INVESTMENT
CURRENT LIABILITIES
Notes payable	$8,100	$1,875
Current portion of long-term debt	2,657	3,104
Accounts payable	4,400	4,104
Excess outstanding checks over cash on deposit	1,072	—
Accrued grower payments	969	1,287
Accrued liabilities	5,709	5,107

Total current liabilities	22,907	15,477
COMMITMENTS AND CONTINGENCIES	—	—
LONG-TERM DEBT, net of current portion	47,594	51,626
DEFERRED INCOME TAXES	3,777	4,095

Total liabilities	74,278	71,198

REDEEMABLE PREFERRED STOCK
Series A, 6% non-cumulative, $100 par value, 800 shares authorized, 600 and 733 shares issued and outstanding at July 31, 2001 and 2000, respectively	60	73
Series B, 2% non-cumulative, $100 par value, 2,700 shares authorized, 525 shares issued and outstanding at July 31, 2001 and 2000	53	53

Total redeemable preferred stock	113	126

MEMBERS' INVESTMENT
Convertible preferred stock Series C, 6% non-cumulative, $100 par value, 15,000 shares authorized, 924 shares issued and outstanding at July 31, 2001 and 2000	92	92
Membership stock, $125 par value, 2,000 shares authorized, 1,156 and 1,158 shares issued and outstanding at July 31, 2001 and 2000, respectively	144	145
Equity stock, $2.50 par value, 25,000,000 shares authorized, 11,253,121 shares issued and outstanding at July 31, 2001 and 2000	28,133	28,133
Additional paid-in capital	22,876	22,876
Accumulated allocated earnings	4,596	1,931
Accumulated unallocated earnings	(1,574)	7,356

Total members' investment	54,267	60,533

Total liabilities and members' investment	$128,658	$131,857

See Notes to Consolidated Financial Statements

DAKOTA GROWERS PASTA COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED JULY 31, 2001, 2000 AND 1999

(In Thousands, Except Per Share Amounts)

	2001	2000	1999
Net revenues (net of discounts and allowances of $17,312, $20,899 and $20,534 for 2001, 2000 and 1999, respectively)	$135,921	$136,862	$124,869
Cost of product sold	124,811	116,890	106,062

Gross proceeds	11,110	19,972	18,807
Marketing, general and administrative expenses	9,631	9,713	7,886

Operating proceeds	1,479	10,259	10,921
Other income (expense)
Interest and other income	373	645	400
Gain (loss) on sale of property and equipment	201	(52)	2,539
Interest expense, net	(4,148)	(4,522)	(5,373)

Income (loss) before income taxes	(2,095)	6,330	8,487
Income tax expense (benefit)	(311)	(1,298)	499

Income (loss) before cumulative effect of change in accounting principle	(1,784)	7,628	7,988
Cumulative effect on prior years (to July 31, 1998) of changing to a different inventory valuation method	—	—	(3,429)

Net income (loss) from patronage and non-patronage business	(1,784)	7,628	4,559
Dividends on preferred stock	15	4	143

Net earnings (loss) from patronage and non-patronage business available for members	$(1,799)	$7,624	$4,416

Average equity shares outstanding	11,253	11,166	8,603
Net earnings (loss) from patronage and non-patronage business per average equity share outstanding
Basic, before cumulative effect of accounting change	$(0.16)	$0.68	$0.91
Cumulative effect of accounting change	—	—	(0.40)

Basic	$(0.16)	$0.68	$0.51

Diluted, before cumulative effect of accounting change	$(0.16)	$0.68	$0.90
Cumulative effect of accounting change	—	—	(0.39)

Diluted	$(0.16)	$0.68	$0.51

Pro forma amounts assuming the inventory valuation method adopted in 1999 is applied retroactively
Net earnings (loss) from patronage and non-patronage business available for members	$(1,799)	$7,624	$7,845

Net earnings (loss) from patronage and non-patronage business per average equity share outstanding
Basic	$(0.16)	$0.68	$0.91

Diluted	$(0.16)	$0.68	$0.90

See Notes to Consolidated Financial Statements

DAKOTA GROWERS PASTA COMPANY

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' INVESTMENTS

YEARS ENDED JULY 31, 2001, 2000 AND 1999

(In Thousands, Except Share Information)

	Number of Shares
	Convertible Preferred Stock	Membership Stock	Equity Stock
BALANCE, JULY 31, 1998	23,038	1,101	7,356,059
Preferred dividends declared	—	—	—
Net membership stock issued	—	51	—
Equity stock issued	—	—	3,624,782
Expenses of stock offering	—	—	—
Contributed capital	—	—	—
Preferred Series D stock retired	(23,038)	—	—
Equity stock options exercised	—	—	116,568
Net income for the year ended July 31, 1999	—	—	—
Patronage allocations	—	—	—
Patronage paid	—	—	—

BALANCE, JULY 31, 1999	—	1,152	11,097,409
Preferred dividends declared	—	—	—
Net membership stock issued	—	6	—
Reclass to Series A redeemable preferred stock	—	—	—
Series C preferred stock issued	7,412	—	—
Series C preferred stock converted to equity stock	(6,488)	—	155,712
Net income for the year ended July 31, 2000	—	—	—
Patronage allocations	—	—	—
Cumulative effect of accounting change allocated against non-qualified accumulated earnings	—	—	—
Patronage paid	—	—	—

BALANCE, JULY 31, 2000	924	1,158	11,253,121
Preferred dividends declared	—	—	—
Net membership stock retired	—	(2)	—
Net loss for the year ended July 31, 2001	—	—	—
Patronage allocations	—	—	—
Patronage paid	—	—	—

BALANCE, JULY 31, 2001	924	1,156	11,253,121

(continued on next page)

DAKOTA GROWERS PASTA COMPANY

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' INVESTMENTS

YEARS ENDED JULY 31, 2001, 2000 AND 1999

(In Thousands, Except Share Information)

					Allocated Accumulated Earnings		Unallocated Accumulated Earnings (Deficit)
	Convertible Preferred Stock	Membership Stock	Equity Stock	Additional Paid-in Capital
					Qualified	Non-Qualified	Patronage	Non-member	Total
BALANCE, JULY 31, 1998	$2,304	$137	$18,390	$4,101	$—	$2,914	$9,917	$(888)	$36,875
Preferred dividends declared	—	—	—	—	—	—	(138)	(5)	(143)
Net membership stock issued	—	7	—	—	—	—	—	—	7
Equity stock issued	—	—	9,062	18,134	—	—	—	—	27,196
Expenses of stock offering	—	—	—	(137)	—	—	—	—	(137)
Contributed capital	—	—	—	42	—	—	—	—	42
Preferred Series D stock retired	(2,304)	—	—	(288)	—	—	—	—	(2,592)
Equity stock options exercised	—	—	291	222	—	—	—	—	513
Net income for the year ended July 31, 1999	—	—	—	—	—	—	4,393	166	4,559
Patronage allocations	—	—	—	—	7,338	1,982	(9,320)	—	—
Patronage paid	—	—	—	—	(7,338)	—	—	—	(7,338)

BALANCE, JULY 31, 1999	$—	$144	$27,743	$22,074	$—	$4,896	$4,852	$(727)	$58,982
Preferred dividends declared	—	—	—	—	—	—	(4)	—	(4)
Net membership stock issued	—	1	—	—	—	—	—	—	1
Reclass to Series A redeemable preferred stock	—	—	—	(22)	—	—	—	—	(22)
Series C preferred stock issued	741	—	—	565	—	—	—	—	1,306
Series C preferred stock converted to equity stock	(649)	—	390	259	—	—	—	—	—
Net income for the year ended July 31, 2000	—	—	—	—	—	—	7,134	494	7,628
Patronage allocations	—	—	—	—	3,929	464	(4,393)	—	—
Cumulative effect of accounting change allocated against non-qualified accumulated earnings	—	—	—	—	3,429	(3,429)	—	—	—
Patronage paid	—	—	—	—	(7,358)	—	—	—	(7,358)

BALANCE, JULY 31, 2000	$92	$145	$28,133	$22,876	$—	$1,931	$7,589	$(233)	$60,533
Preferred dividends declared	—	—	—	—	—	—	(15)	—	(15)
Net membership stock retired	—	(1)	—	—	—	—	—	—	(1)
Net loss for the year ended July 31, 2001	—	—	—	—	—	—	(1,542)	(242)	(1,784)
Patronage allocations	—	—	—	—	4,466	2,665	(7,131)	—	—
Patronage paid	—	—	—	—	(4,466)	—	—	—	(4,466)

BALANCE, JULY 31, 2001	$92	$144	$28,133	$22,876	$—	$4,596	$(1,099)	$(475)	$54,267

See notes to Consolidated Financial Statements

DAKOTA GROWERS PASTA COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED JULY 31, 2001, 2000 AND 1999

(In Thousands)

	2001	2000	1999
OPERATING ACTIVITIES
Net income (loss)	$(1,784)	$7,628	$4,559
Adjustments to reconcile net income (loss) to net cash from operating activities:
Cumulative effect of changing to a different inventory valuation method	—	—	3,429
Depreciation and amortization	8,859	7,853	8,642
Undistributed patronage capital from other cooperatives	(204)	18	241
Cooperative bank stock valuation adjustment	—	36	68
(Gain) loss on sale of property and equipment	(201)	52	(2,539)
Deferred income taxes	(318)	(891)	32
Payments for long-term prepaid marketing costs	(5,038)	(1,463)	(941)
Changes in assets and liabilities
Trade receivables	1,330	2,953	(3,439)
Other receivables	(545)	1,158	(1,091)
Inventories	731	(3,100)	(175)
Prepaid expenses	40	88	941
Other assets	(100)	111	(25)
Accounts payable	296	244	(1,888)
Excess outstanding checks over cash on deposit	1,072	—	(2,336)
Growers payables	(318)	168	(235)
Other accrued liabilities	602	544	1,669

NET CASH FROM OPERATING ACTIVITIES	4,422	15,399	6,912

INVESTING ACTIVITIES
Purchases of property and equipment	(4,005)	(5,278)	(14,278)
Proceeds from sale of property and equipment	1,050	121	1,833
Receipts on note receivable	—	1,884	—
Net purchase of short-term investments	—	(1,461)	(513)
Payments for package design costs	(440)	(656)	(280)

NET CASH USED FOR INVESTING ACTIVITIES	(3,395)	(5,390)	(13,238)

FINANCING ACTIVITIES
Net change in short-term notes payable	6,225	1,875	(9,808)
Issuance of long-term debt	—	—	6,711
Payments on long-term debt	(4,479)	(7,580)	(4,682)
Preferred stock issued	—	58	—
Preferred stock retirements	(13)	(7)	(2,792)
Dividends paid on preferred stock	(15)	(4)	(143)
Memberships issued	—	3	8
Memberships retired	(1)	(2)	(1)
Proceeds of stock offering	—	—	27,196
Expenses of stock offering	—	—	(137)
Contributed capital	—	—	42
Options exercised	—	1,306	513
Patronage distributions	(4,466)	(7,358)	(7,338)

NET CASH FROM (USED FOR) FINANCING ACTIVITIES	(2,749)	(11,709)	9,569

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,722)	(1,700)	3,243
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1,725	3,425	182

CASH AND CASH EQUIVALENTS, END OF YEAR	$3	$1,725	$3,425

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash payments for
Interest (net of amounts capitalized)	$4,375	$3,443	$5,297

Income taxes (refunded)	$(21)	$548	$279

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES
Issuance of short-term note receivable in conjunction with sale of property			$1,884

See Notes to Consolidated Financial Statements

DAKOTA GROWERS PASTA COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JULY 31, 2001, 2000 AND 1999

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

        Dakota Growers Pasta Company ("the Company" or "the Cooperative") was formed on December 16, 1991 and commenced operation on January 1, 1994. The Company is organized as a farmers' cooperative for purposes of manufacturing food from durum and other grain products. The Company operates milling facilities in Carrington, North Dakota, and pasta manufacturing facilities in Carrington, North Dakota and New Hope, Minnesota.

Principles of Consolidation

        The consolidated financial statements include the accounts of the Company and Primo Piatto, Inc. (Primo), its wholly owned subsidiary. All significant inter-company accounts and transactions have been eliminated in the preparation of the consolidated financial statements.

Estimates

        The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

        Reclassifications have been made to the financial statements as of July 31, 2000 and for the years ended July 31, 2000 and 1999 to facilitate comparability with the statements as of and for the year ended July 31, 2001. Such reclassifications have no effect on the net result of operations.

Risks and Uncertainties

        The Company grants unsecured credit to certain customers who meet the Company's credit requirements. Credit losses are provided for in the financial statements. Trade accounts receivable are presented net of allowances for cash discounts and doubtful accounts which totaled $610,000 and $348,000 as of July 31, 2001 and 2000, respectively. No customer represented greater than 10% of revenues for the years ended July 31, 2001, 2000 and 1999.

        The Company's durum wheat requirements are provided through the delivery of grain pursuant to a Growers Agreement between the Cooperative and its members. The contractual obligations imposed on each member under the Growers Agreement are intended to insure the availability of sufficient quantities of durum wheat for use in the Company's processing operations. The Company attempts to minimize the effects of durum wheat cost fluctuations mainly through forward contracting and through agreements with certain customers that provide for price adjustments based on raw material cost changes. Such efforts, while undertaken to minimize the risks associated with fluctuating durum prices, may temporarily prevent the Company from recognizing the benefits of declining durum prices.

        Most of the Company's currently outstanding debt instruments have fixed interest rates to maturity. If the Company's operations require additional debt issuance, any changes in interest rates may have an impact on future results.

        The Company's cash balances are maintained in various bank deposit accounts. The deposit accounts may exceed federally insured limits at various times throughout the year.

Commodities Futures Contracts

        In connection with durum acquisitions for milling and pasta production requirements, the Company entered into durum and wheat futures contracts in fiscal year 1999 to reduce the effect of price fluctuations. In accordance with Statement of Financial Accounting Standards No. 80, "Accounting for Futures Contracts," these futures contracts met the hedge criteria and were accounted for as hedges. Accordingly, gains and losses were deferred and recognized in cost of sales as part of the product cost for the fiscal year ended July 31, 1999.

        Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities" was effective for the Company in fiscal 2001. The Company did not enter into any material commodities futures contracts during fiscal years 2001 and 2000, and no material futures contracts were outstanding as of July 31, 2001 and 2000.

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of

        The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Revenue Recognition

        Revenues are recognized when risk of loss transfers, which occurs when goods are shipped. Pricing terms, including promotions and rebates, are final at that time. Revenues include amounts billed for products as well as any associated shipping costs billed to deliver such products.

        The Company provides allowances for annual promotional programs based upon annual sales volumes. Revenues are presented net of discounts and allowances of $17,312,000, $20,899,000 and $20,534,000 for the years ended July 31, 2001, 2000 and 1999, respectively.

Cash and Cash Equivalents

        Cash and cash equivalents include cash on hand and in financial institutions, and investments with maturities of less than 90 days.

Short-term Investments (Restricted)

        Short-term investments (restricted) represent certificates of deposit that are pledged as security for loans made by a financial institution, which has restricted such investments, to officers of the Company to exercise stock options. These loans totaled $1,974,000 as of July 31, 2001 and 2000 and mature December 1, 2001. The Company expects these loans will be fully satisfied by the officers.

Inventories

        Inventories are stated at the lower of cost or market, determined on a first-in, first-out (FIFO) basis, using product specific standard costs.

        The major components of inventories as of July 31, 2001 and 2000 are as follows (in thousands):

	2001	2000
Durum	$2,010	$1,626
Finished goods	15,340	16,452
Packaging and ingredients	3,700	3,703

	$21,050	$21,781

Change in Inventory Valuation Method

        In the third quarter of fiscal year 1999, the Company's method of computing inventory valuations was changed from the net realizable value method used in prior years (a GAAP method of inventory valuation for cooperatives) to the lower of cost or market, determined on a FIFO basis, using product specific standard costs. The impact of this change on prior years (to July 31, 1998) of $3,429,000 is included as a charge against income for the year ended July 31, 1999.

        In the three years prior to the change, the Company experienced significant increases in inventory, both overall quantities as well as in the number of product lines and number of items. Because of the incompatibility of the net realizable value methodology of valuing inventory with manufacturing software systems and the high cost of specialized programming to automate the net realizable value calculations, the Company had been maintaining manual net realizable value calculations and analysis, resulting in higher than appropriate administrative costs. As part of a cost analysis and reduction process, the Company determined that it was prudent to eliminate these recurring costs. The Company also had experienced frequent and rapid market changes in inventory values using the net realizable value method, and its results of operations were impacted by such fluctuations.

        The adoption of the product specific standard cost methodology will improve comparability of the Company's operating results and its internal financial condition to industry practice, and provides a better matching of revenues, cash flows and costs.

        The statements of operations for the years ended July 31, 2001, 2000 and 1999 reflect the results utilizing the new methodology, with the change on prior years (to July 31, 1998) reflected as a charge against income for the year ended July 31, 1999. If the change had been applied retroactively, the following pro forma amounts would have been reflected (in thousands, except per share amounts):

	2001	2000	1999
Net revenues	$135,921	$136,862	$124,869
Cost of product sold	124,811	116,890	106,062

Gross proceeds	$11,110	$19,972	$18,807

Net earnings (loss)	$(1,799)	$7,624	$7,845

Basic earnings (loss) per share	$(0.16)	$0.68	$0.91

Property and Equipment

        Property and equipment are stated at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. When depreciable properties are retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income.

        Interest is capitalized on construction projects of higher cost and longer duration. Interest capitalized totaled $112,000, $115,000 and $306,000 for the years ended July 31, 2001, 2000 and 1999.

        The initial acquisition of land by the Cooperative is stated at the estimated fair value of the land at acquisition. Subsequent land acquisitions are recorded at cost.

        Depreciation is provided for over the estimated useful lives of the individual assets using the straight-line method. The estimated useful lives used in the computation of depreciation expense range from 3 to 40 years. Depreciation expense totaled $7,003,000, $6,702,000 and $7,068,000 for the years ended July 31, 2001, 2000 and 1999, respectively.

        Effective August 1, 1999, the Company changed the period over which it depreciates certain mill and pasta production equipment from 15 years to 20 years. The Company feels the change better reflects the useful life of the related equipment and is comparable to industry practice for similar equipment. The change in accounting estimate increased net income for the year ended July 31, 2000 by $917,000.

        Details relative to property and equipment are as follows (in thousands):

	2001	2000
Land and improvements	$2,865	$2,800
Buildings	21,998	22,048
Equipment	90,121	85,173

Property and equipment in service	114,984	110,021
Construction in process	108	2,560
Less accumulated depreciation	(33,367)	(27,009)

	$81,725	$85,572

Investments in Cooperative Banks

        Investments in cooperative banks are stated at cost, plus unredeemed patronage refunds received in the form of capital stock. Patronage refunds estimated to be received are shown as other receivables or other assets.

        The Company was notified of reductions in its estimated patronage refunds from CoBank, ACB (CoBank) as well as its investment in CoBank during each of fiscal years 2000 and 1999. The Company has included a charge against income for the adjustment of its estimated patronage refunds totaling $23,000 and $284,000 for the years ended July 31, 2000 and 1999, respectively. The Company also recorded a write down of the value of its investment in CoBank, which includes the former St. Paul Bank for Cooperatives, totaling $36,000 and $68,000 for the years ended July 31, 2000 and 1999, respectively.

Other Assets

        The Company capitalizes package design costs, which relate to certain third party costs to design artwork and to produce die plates and negatives necessary to manufacture and print packaging materials according to Company and customer specifications. These costs are amortized ratably over three to five year periods based on estimated useful life. Minor revisions are expensed as incurred. If a product design is discontinued or replaced prior to the end of the amortization period, the remaining unamortized balance is charged to expense. Package design costs are presented net of accumulated amortization totaling $2,263,000 and $1,636,000 as of July 31, 2001 and 2000, respectively.

        Prepaid marketing costs relate to payments made to certain customers covering contract terms and pricing for varying periods extending beyond one year. These costs are amortized in proportion to sales volumes over the term of the agreement.

        The debt issuance costs relate to expenditures incurred in obtaining long-term debt. These costs are being amortized over the term of the related debt based on the effective interest rate.

        The breakdown of other assets, net of accumulated amortization, is as follows (in thousands):

	2001	2000
Package design costs	$1,265	$1,453
Prepaid marketing costs	5,780	1,979
Debt issuance costs	152	182
Other	198	68

	$7,395	$3,682

Accrued Grower Payments

        Accrued grower payments represent amounts due to growers for amounts withheld from durum purchases pursuant to the Growers Agreement.

        Effective August 1, 1998, the durum delivery system to the Company was modified to include deliveries made through Northern Grains Institute (NGI), a North Dakota non-profit company. NGI administers the delivery arrangements and acts as each member's grain handling and delivery agent for purposes of satisfying that member's obligations under the Growers Agreement. NGI is responsible for arranging the logistics of durum deliveries and handling payment and accounting matters. NGI acts only as the agent for the member, and the member retains the economic risk and legal liability for such deliveries under the Growers Agreement.

Accrued Liabilities

        Accrued liabilities consisted of the following (in thousands):

	2001	2000
Accrued promotional costs	$2,033	$2,012
Accrued interest	1,159	1,167
Accrued freight	800	683
Other	1,717	1,245

	$5,709	$5,107

Shipping and Handling Costs

        Shipping and handling costs are included in cost of product sold upon shipment of the Company's product to its customers.

Advertising

        Costs of advertising are immaterial and expensed as incurred.

Interest Expense, Net

        The Company earns patronage refunds from its patronage-based debt issued through cooperative banks based on its share of the net interest income earned by the banks. These patronage refunds received or estimated to be received are applied against interest expense. The Company recorded a net credit to interest expense of $248,000 for the year ended July 31, 2001. The Company recorded a charge to interest expense of $68,000 and $310,000 for the years ended July 31, 2000 and 1999, respectively.

Income Taxes

        The Company is a non-exempt cooperative for federal income tax purposes. Business conducted with its members constitutes patronage business as defined by the Internal Revenue Code. The Company calculates income from patronage sources based on income derived from bushels of durum delivered by members. Non-patronage income is derived from the resale of wheat flour containing spring wheat flour purchased from non-members, the resale of pasta purchased from non-members, the resale of semolina purchased from non-members, rental income, certain amounts of interest income, and any income taxes assessed on non-member business.

        The Company is subject to income taxes on earnings from non-patronage sources and patronage earnings not qualified to its members. Cooperative organizations have 8 1/2 months after their fiscal year-end to make qualified patronage allocations in the form of written notices of allocation or cash. The provision for income taxes relates to the results of operations from non-patronage business, state income taxes and certain other permanent and temporary differences between financial and income tax reporting.

Members' Investment

        Accumulated unallocated earnings represents cumulative net income which has not been allocated to members, while accumulated non-qualified allocated earnings represents earnings which have been allocated to members based on patronage but not distributed or qualified for income tax purposes.

        Cooperative organizations have 8 1/2 months after their fiscal year-end to make patronage allocations in the form of written notices of allocation or cash. As such, these allocations are normally reflected in the financial statements in the period in which such allocations are declared by the Board of Directors.

Stock Options

        The Company has elected to follow Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its employee stock options and has adopted the pro forma disclosure requirements under SFAS No. 123, "Accounting for Stock-Based Compensation." The Company has not recognized any compensation expense under APB No. 25 upon the granting or exercise of stock options because the exercise price is equal to or greater than the market price of the underlying stock on the date of grant.

Earnings per Share

        The Company has presented earnings per share (EPS) for the years ended July 31, 2001, 2000 and 1999 using the guidelines established in Statement of Financial Accounting Standards No. 128, "Earnings per Share". Basic EPS is calculated by dividing net earnings from patronage and non-patronage business available for members by the weighted average number of equity shares effective and outstanding during the period. Diluted EPS includes the effect of all potentially dilutive securities, such as options and convertible preferred stock.

        Dilutive securities, consisting of options and convertible preferred stock, included in the calculation of diluted weighted average common shares were 22,000 in fiscal year 2001, 59,000 in fiscal year 2000 and 239,000 in fiscal year 1999. Because the Company's stock is only traded in a small secondary market through private transactions, the Company has assumed the proceeds from the exercise of stock options would reduce debt and, thus, interest expense.

Recently Issued Accounting Standards

        In October 2001, the Financial Accounting Standards Board (FASB) issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement will supersede SFAS Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for the Long-Lived Assets to Be Disposed Of", providing one accounting model for the review of asset impairment. Statement No. 144 retains much of the recognition and measurement provisions of Statement No. 121, but removes goodwill from its scope. It also requires long-lived assets to be disposed of other than by sale to be considered as held and used until disposed of, requiring the depreciable life to be adjusted as an accounting change. Criteria to classify long-lived assets to be disposed of by sale has changed from SFAS Statement No. 121, but these costs will continue to be reported at the lower of their carrying amount or fair value less cost to sell, and will cease to be depreciated. Statement 144 will also supercede the section of the Accounting Principles Board (APB) Opinion No. 30, which prescribes reporting for the effects of a disposal of a segment of a business. This statement retains the basic presentation provisions of the opinion, but requires losses on a disposal or discontinued operation to be recognized as incurred. It also broadens the definition of a discontinued operation to include a component of an entity. The provisions of Statement 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. This statement is not expected to have a material impact on the North Dakota cooperative's or North Dakota corporation's financial statements.

        In July 2001, the FASB issued Statement No. 143, "Accounting for Asset Retirement Obligations." The objective of this statement is to provide accounting guidance for legal obligations associated with the retirement of long-lived assets by requiring the fair value of a liability for the asset retirement obligation to be recognized in the period in which it is incurred. When the liability is initially recognized, the asset retirement costs should also be capitalized by increasing the carrying amount of the related long-lived asset. The liability is then accreted to its present value each period and the capitalized costs are depreciated over the useful life of the associated asset. This statement is effective for fiscal years beginning after June 15, 2002, and is not expected to have a material impact on the financial statements.

        In June 2001, the (FASB) issued Statement No. 141, "Business Combinations", and Statement No. 142, "Goodwill and Other Intangible Assets." Statement No. 141 supercedes APB Opinion No. 16, "Business Combinations," and FASB Statement No. 28," Accounting for Pre-acquisition Contingencies of Purchased Enterprises." This statement requires accounting for all business combinations using the purchase method, and changes the criteria for recognizing intangible assets apart from goodwill. This statement is effective for all business combinations initiated after June 30, 2001. Statement No. 142 supercedes APB Opinion No. 17, "Intangible Assets" and addresses how purchased intangibles should be accounted for upon acquisition. The statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. All intangibles will be subject to periodic impairment testing and will be adjusted to fair value. This statement is effective for fiscal years beginning after December 15, 2001, and is not expected to have a material impact on the financial statements.

NOTE 2—SHORT-TERM NOTES PAYABLE

        The Cooperative has a $19.0 million seasonal line of credit with CoBank, which is secured by property, equipment and current assets of the Company. The seasonal line of credit has a variable interest rate and matures on December 31, 2001. The balance outstanding as of July 31, 2001 and 2000 was $8,100,000 and $1,875,000, respectively.

        Maximum borrowings, average borrowing levels and average interest rates for short-term debt for the years ended July 31, 2001, 2000 and 1999 are as follows (in thousands, except interest rates):

	2001	2000	1999
Maximum borrowings	$15,490	$7,875	$10,108

Average borrowing levels	$9,055	$2,257	$3,536

Average interest rates	6.97%	7.82%	7.30%

NOTE 3—LONG-TERM DEBT

        Information regarding long-term debt at July 31, 2001 and 2000 is as follows (in thousands):

	2001	2000
Term loans due to cooperative banks due in quarterly installments of $685,000 plus interest through December 31, 2004, interest at 8.68% to 8.76%, collateralized by property and equipment	$6,000	$6,000
Term loans due to cooperative banks due in quarterly installments of $625,000 plus interest through December 31, 2004, interest at 8.54% to 8.76%, collateralized by property and equipment	7,375	10,375
Non-patronage term loan from cooperative banks due in annual principal installments of $1,200,000 through September 30, 2008, interest at 5.71%, collateralized by property and equipment	9,600	10,800
Senior Secured Guaranteed Notes, Series A, due in annual principal installments of $2,571,000 commencing August 1, 2002 through August 1, 2008, interest at 7.04%, collateralized by property and equipment	18,000	18,000
Senior Secured Guaranteed Notes, Series B, due in annual principal installments of $1,000,000 commencing August 1, 2002 through August 1, 2010, interest at 7.14%, collateralized by property and equipment	9,000	9,000
Capital lease, three year term through March 1, 2002, Imputed interest at 9.1%	124	323
Term loan from the City of Carrington, due in monthly installments through 2003, interest rate of 4%	112	172
Convertible debt from Northern Plains Cooperative, due in annual installments through 2003, non-interest bearing	20	30
Convertible debt from Dakota Central Telecommunications, due in annual installments through 2003, non-interest bearing	20	30

Total long-term debt	50,251	54,730
Less current portion	2,657	3,104

Net long-term debt	$47,594	$51,626

        As of July 31, 2001, the Company has prepaid $3,500,000, or approximately five quarterly installments on one term loan due to CoBank, and $1,250,000, or two quarterly installments, of the second term loan due to CoBank. These prepayments are reflected in the aggregate future maturities schedule present herein.

        Aggregate future maturities required on long-term debt are as follows (in thousands):

Years Ending July 31,	Long-term Debt	Capital Lease	Total
2002	$2,533	$128	$2,661
2003	9,320	—	9,320
2004	10,011	—	10,011
2005	7,176	—	7,176
2006	4,771	—	4,771
Thereafter	16,316	—	16,316

	50,127	128	50,255
Less imputed interest	—	4	4

Present value of net minimum payments	50,127	124	50,251
Less current portion	2,533	124	2,657

Long-term obligations	$47,594	$—	$47,594

        The Company has a $9,600,000 letter of credit commitment with CoBank, securing the non-patronage loan from CoBank. The letter of credit commitment is subject to a commitment fee of 1.0% on an annualized basis and expires December 31, 2008. Advances on the letter of credit commitment are payable on demand.

        The Company's loan agreements with its lenders contain certain covenants related to, among other matters, the maintenance of certain working capital, leverage, and debt service ratios and a minimum net worth requirement. The Company entered into a Waiver and Second Amendment to the Note Purchase Agreement and Notes effective June 1, 2001, whereby the events of default existing under Section 10.4(b) of the Note Purchase Agreement (as amended by the Waiver and First Amendment dated November 28, 2000) relating to the consolidated funded debt to consolidated funded cash flow ratio were waived. The Waiver and Second Amendment requires that the ratio of consolidated funded debt to consolidated cash flow not exceed 4.25 to 1.00 for the period from May 1, 2001 to and including July 31, 2001, 3.75 to 1.00 for the period from August 1, 2001 to and including October 31, 2001, 3.25 to 1.00 for the period from November 1, 2001 to and including January 31, 2002 and 3.00 to 1.00 at all times thereafter, in each case determined as of the end of each fiscal quarter for the immediately preceding four fiscal quarters, treating such period of four fiscal quarters as a single accounting period. The Notes were amended such that the rate of interest on the unpaid balance was increased by one percent at any time that either (a) the ratio of the Company's consolidated funded debt to consolidated cash flow is greater than 3.00 to 1.00 as of the end of each fiscal quarter for the immediately preceding four fiscal quarters or (b) the Securities Valuation Office of the National Association of Insurance Commissioners has not assigned a designation category of "1" or "2" to the Notes. The one percent interest rate increase became effective August 1, 2001, amending the interest rate on the Series A Notes to 8.04% and the interest rate on the Series B Notes to 8.14% pursuant to the above.

        The Company has convertible debt related to two non-interest bearing notes with annual installments of $10,000 each. Per the loan agreements, from March 1, 1995 through February 1, 2003,

the Company shall have the privilege of converting the unpaid balance of indebtedness into series B preferred stock. The holders of the debt do not have the option to convert this debt.

        The Company incurred $4,508,000, $4,569,000 and $5,369,000 of interest on long and short-term debt and other obligations in fiscal years 2001, 2000 and 1999, respectively, of which $112,000, $115,000 and $306,000 was capitalized in the respective periods. Patronage income from cooperative banks of $248,000 was netted against interest expense on the statement of operations for the year ended July 31, 2001. A charge from cooperative banks of $68,000 and $310,000 was included in interest expense in fiscal years 2000 and 1999, respectively.

NOTE 4—MEMBERS' INVESTMENT

        The Company had 1,156 and 1,158 shares of membership stock issued and outstanding as of July 31, 2001 and 2000, respectively. 11,253,121 shares of equity stock were issued and outstanding as of July 31, 2001 and 2000.

        Under the terms of the Cooperative's bylaws, the Cooperative's net income, determined in accordance with generally accepted accounting principles consistently applied, shall be distributed annually based on the volume of patronage business (bushels of durum delivered, which approximates one bushel of durum per equity share). The distribution can be in the form of cash or credits to each member-producer's patronage credit account which has been established on the books of the Cooperative as determined by the Board of Directors. Equity requirements of the Cooperative may be retained as unallocated earnings, or retained from amounts due to patrons and credited to members' investments in the form of unit retains or undistributed allocated patronage. In the event of a net loss in any fiscal year, the Company may first offset the net loss against any earned unallocated surplus. If the net loss exceeds the earned unallocated surplus, the Company can elect to recover the net loss from prior or subsequent years net margins or savings. In no event can the Company make any assessment against the members. The Company can only allocate the current year net loss against prior years net operating margins or retains if the Company is in liquidation or a majority of the membership approves at a special meeting called before the end of the Company's fiscal year.

        For presentation purposes only, the Company has calculated net income (loss) per share by dividing earnings (loss) from patronage and non-patronage business available for members (net income (loss) less preferred dividends) by the weighted average number of equity shares outstanding during the period.

        The net loss allocable to patronage business totaled $1,542,000 for the year ended July 31, 2001. Net income allocable to patronage business totaled $7,134,000 for the year ended July 31, 2000. For the year ended July 31, 1999, net income allocable to patronage business totaled $7,822,000 before the cumulative effect of a change in accounting method and $4,393,000 after the effect of the change.

        The Board of Directors authorized a qualified patronage allocation of $4,466,000 ($.4284 per bushel acquired or $.40 per average outstanding equity share) for fiscal year 2000 at its November 2000 meeting. The total qualified patronage allocation was paid in cash on November 30, 2000. The Board also voted to allocate, on a non-qualified basis, the remainder of the fiscal 2000 patronage earnings totaling $2,665,000. In taking these actions, the Board of Directors rescinded the patronage allocations authorized at the October 2000 meeting as reported in the Company's Form 10-K for the year ended July 31, 2000.

        The Board of Directors authorized a qualified patronage allocation of $5,787,000 ($.70 per bushel) and declared a dividend on equity stock of $.10 per share in October 1999. In addition, the Board voted to allocate the $3,429,000 cumulative effect of the change in accounting principle proportionately against prior non-qualified, allocated accumulated earnings. The qualified patronage allocation and dividend authorized in October 1999 were rescinded by the Board at the January 2000 meeting in response to the reclassification of $2,000,000 of income from non-patronage to patronage for the year ended July 31, 1999 described in Note 7. The Board then voted to qualify and allocate $7,358,000 ($.89 per bushel acquired or $.86 per average outstanding equity share) of the revised core patronage income for fiscal year 1999. The total qualified patronage allocation was paid in cash, of which a portion was paid in November 1999 and the remainder in January 2000. The Board also voted to allocate, on a non-qualified basis, the remainder of the fiscal 1999 patronage earnings before cumulative effect of the change in accounting principle, which totaled $464,000.

        A qualified patronage allocation of $7,338,000 ($1.00 per bushel) and a non-qualified patronage allocation of $1,982,000 ($.27 per bushel) were authorized by the Board of Directors in October 1998. All of the qualified patronage allocation was distributed in cash to the Cooperative's members in November 1998.

        At the time of issuance, each share of Series D Convertible Preferred Stock was convertible into ten shares of the Company's Equity Stock; each holder could exercise his or her conversion rights by providing written notice of the desire to convert such Preferred Stock at least 45 days prior to the end of the then current marketing period. On November 12, 1998, the Company and the various holders of the Series D Convertible Preferred Stock entered into a letter agreement pursuant to which the Company granted certain registration rights to the Preferred Stockholders. The Preferred Stockholders exercised the registration rights granted in the letter agreement and included the shares of Equity Stock into which their Series D Convertible Preferred Stock could be converted in the Registration Statement for the stock offering held in fiscal year 1999. On March 1, 1999, the Company, pursuant to the agreement reached with the selling stockholders, made a payment of $2,592,000 of the proceeds from the stock offering to retire all outstanding Series D Convertible Preferred shares outstanding.

NOTE 5—PREFERRED STOCK

        The Company is authorized to issue 50,000 shares of preferred stock with a par value of $100 per share. 800 shares are authorized for Series A preferred stock, 2,700 shares are authorized for Series B preferred stock, 15,000 shares are authorized for Series C preferred stock and the remaining 31,500 shares authorized are for undesignated preferred stock. Preferred stock may be held by persons or entities that are not members of the Cooperative.

        The Company issued 800 shares of series A preferred stock in fiscal 2000, of which 200 had been redeemed as of July 31, 2001. Each share of preferred series A stock entitles its holder to receive a non-cumulative 6% annual dividend. The preferred series A stock is scheduled to be redeemed ratably on a quarterly basis through December 2005.

        Each share of series B preferred stock entitles its holder to receive an annual cash dividend at the rate of $2.00 per share, when and as declared by the Board of Directors. Dividends on the series B preferred stock shall not accumulate if not declared by the board.

        The 525 shares of outstanding preferred series B stock may be redeemed, in whole or in part, at the option of the Company at any time at the redemption price of $100 per share, plus any declared but unpaid dividends. The stockholder may require the Company to redeem all or a said portion of the shares for $100 per share, plus any declared but unpaid dividends.

        Each share of preferred series C stock shall receive payment of non-cumulative dividends at the rate of 6% per annum, calculated on the par value of the preferred stock. Each share of series C preferred stock is convertible into 24 shares of the Company's equity stock. The conversion ratio shall be proportionately adjusted at any time the outstanding shares of equity stock are increased or decreased without payment by or to the Company or the Company's members. The Company had 924 shares of preferred series C stock issued and outstanding as of July 31, 2001 and 2000.

NOTE 6—EMPLOYEE BENEFIT PLANS

        Dakota Growers Pasta Company and Primo Piatto, Inc. have a 401(k) plan that covers employees who have met age and service requirements. The plan covers employees who have reached 21 years of age and completed six months of service as defined in the plan document. The Company matches 100% on the first 2% of the employees' elected deferral, 50% on the next 1%, and 25% on the next 4%. Employer contributions to the plan totaled $342,000, $291,000 and $216,000 for the years ended July 31, 2001, 2000 and 1999, respectively.

        Primo Piatto, Inc. is also required to contribute to a multi-employer pension plan covering certain hourly employees subject to a collective bargaining agreement. Such employees may also participate in the 401(k) plan but are excluded from amounts contributed by Primo. Contributions for the years ended July 31, 2001, 2000 and 1999 totaled $99,000, $74,000 and $83,000, respectively.

NOTE 7—INCOME TAXES

        The Company is a non-exempt cooperative as defined by Section 1381(a)(2) of the Internal Revenue Code. Accordingly, net margins from business done with member patrons, which are allocated and paid as prescribed in Section 1382 of the Code (hereafter referred to as "qualified"), will be taxable to the members and not to the Cooperative. Net margins and member allocations are determined on the basis of accounting used for financial reporting purposes. To the extent that net margins are not qualified as stated above or arise from business done with non-members, the Cooperative shall have taxable income subject to corporate income tax rates.

        Certain temporary differences exist between financial statement and income tax reporting that also create a difference in the amount of patronage income determined on either basis. Some of these differences are likely to be allocated to the members through patronage allocations; therefore, no deferred taxes are provided for the temporary differences likely to be allocated to members.

        Significant components of the Company's deferred tax assets and liabilities as of July 31, 2001 and 2000 related to temporary differences are as follows (in thousands):

	2001	2000
Deferred tax assets
AMT credit carryforward	$20	$20
Nonpatronage net operating loss carryforward	266	169

	286	189

Less valuation allowance	(286)	(189)

Total deferred tax assets	—	—

Deferred tax liabilities
Property and equipment	3,777	4,095
Deferred gain on installment sale	—	—

Total deferred tax liabilities	3,777	4,095

Net deferred tax liabilities	$(3,777)	$(4,095)

        Classified in the accompanying balance sheets as follows:

	2001	2000
Noncurrent liabilities	$(3,777)	$(4,095)

        The Company has a non-patronage net operating loss carryforward as of July 31, 2001 totaling $666,000, of which $424,000 will expire in fiscal year 2018 and $242,000 will expire in fiscal year 2021. The AMT credit carryforward may be carried forward indefinitely.

        Income tax expense (benefit) consists of the following (in thousands):

	2001	2000	1999
Current income tax expense (benefit)	$7	$(407)	$467
Deferred income taxes	(318)	(891)	32

Income tax expense (benefit)	$(311)	$(1,298)	$499

        The current income tax benefit for the year ended July 31, 2000 relates primarily to an overaccrual of income taxes for the year ended July 31, 1999. $2,000,000 of income relating to the year ended July 31, 1999 was reclassified from non-patronage to patronage based on cooperative income tax developments taking place in the second quarter of fiscal year 2000, subsequent to the publishing of the July 31, 1999 financial statements. The deferred income tax benefit relates primarily to reductions in deferred tax liabilities associated with differences between the book and tax basis of property and equipment.

        The reconciliation of the federal statutory income tax rate to the effective income tax rate for the years ended July 31, 2001, 2000 and 1999 is as follows:

	2001	2000	1999
Federal statutory income tax rate	(34.0)%	34.0%	34.0%
Adjustment of prior year accrual	—	(6.9)	—
State income tax expense, net of federal income tax benefit	(5.0)	5.0	5.0
Patronage (earnings) loss	34.5	(39.0)	(35.9)
Adjustment of deferred taxes (patronage versus nonpatronage use of property)	(15.2)	(13.6)	—
Other (net)	4.9	—	2.8

Effective income tax rate	(14.8)%	(20.5)%	5.9%

NOTE 8—FAIR VALUE OF FINANCIAL INSTRUMENTS

        The fair value of a financial instrument is generally defined as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced liquidation sale. Quoted market prices are generally not available for the Company's financial instruments. Accordingly, fair values are based on judgments regarding anticipated cash flows, future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates involve uncertainties and matters of judgment, and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

        The carrying amount of cash and cash equivalents, receivables, payables, short-term debt and other current liabilities approximates fair value because of the short maturity and/or frequent repricing of those instruments.

        The Company believes it is not practical to estimate the fair value of the securities of non-subsidiary cooperatives without incurring excessive costs because there is no established market for these securities and it is inappropriate to estimate future cash flows, which are largely dependent on future patronage earnings of the non-subsidiary cooperatives.

        Based upon current borrowing rates with similar maturities, the fair value of the long-term debt and capital leases approximates the carrying value as of July 31, 2001 and 2000.

NOTE 9—OPERATING LEASES

        The Company leases various items of equipment, primarily rail cars, forklifts and computers.

        Future obligations for the above leases for the fiscal years ended July 31 are as follows (in thousands):

2002	$531
2003	189
2004	114
2005	59
2006	12

$905

        Lease expense totaled $988,000, $907,000 and $849,000 for the years ended July 31, 2001, 2000 and 1999, respectively.

NOTE 10—COMMITMENTS AND CONTINGENCIES

        The Company forward contracts for a certain portion of its future durum wheat requirements. At July 31, 2001, the Company had outstanding commitments for grain purchases totaling $5,661,000 related to forward purchase contracts. These contracts are set price contracts to deliver grain to the Company's mill, and are not derivative in nature as they have no net settlement provision and are not transferable.

        Pursuant to a warehouse agreement with Sky Logistics & Distribution, Inc. (Sky), the Company is obligated to minimum monthly storage and handling volumes totaling approximately $1.3 million for fiscal years 2002, 2003, and 2004. This agreement expires October 31, 2004. The Company has also transferred the obligation for a certain building lease to Sky. If Sky were unable to perform under the existing lease, the Company would be obligated to make payments under this lease over the remaining term. Current monthly payments under this lease total approximately $67,000, and the lease expires April 30, 2004. See "Management—Relationships and Related Transactions—Warehouse Arrangements."

        During fiscal year 2001, the North Dakota cooperative and U.S. Foodservice extended a long-term agreement including volume and pricing commitments through December 31, 2006. Effective August 2000, the North Dakota cooperative entered into an agreement with Gruppo Euricom ("EU"), an Italian pasta manufacturer, to be the exclusive distributor of EU's Italian pasta and rice products in the United States and Canada for a term of six years. These products are primarily sold in the private label retail and foodservice markets.

        The Cooperative is subject to various lawsuits and claims which arise in the ordinary course of its business. While the results of such litigation and claims cannot be predicted with certainty, management believes the disposition of all such proceedings, individually or in aggregate, should not have a material adverse effect on the Company's financial position, results of operations or cash flows.

NOTE 11—STOCK OPTION PLANS

        On January 31, 1997 the Company's Compensation Committee of the Board of Directors (the "Compensation Committee") adopted the Dakota Growers Incentive Stock Option Plan (the "Plan").

The purpose of the Plan is to provide benefits to participants in the form of additional compensation for services which have been or will be rendered as an inducement for continuing as employees of the Company. The Plan was ratified by membership at its annual meeting on January 10, 1998.

        The Plan is administered by the Compensation Committee. The Compensation Committee or the Board of Directors have the power to determine the key management employees of the Company to receive options and the number of shares to be optioned to each of the employees.

        Options granted under the Plan are for the purchase of preferred stock at fair market value, convertible into equity stock at the option of the employee, under the applicable conversion ratio. The maximum number of preferred shares, which may be issued pursuant to options granted under the Plan, is fifteen thousand (15,000).

        The conversion ratio with respect to each of the options is 24 shares of equity stock for each share of preferred stock. The conversion ratio shall be proportionately adjusted if the Company increases the outstanding shares of equity stock without the payment of consideration by the members for such additional shares (e.g. stock split, stock dividend or other action).

        Options granted under this Plan must be exercised within ten years from the date such options are granted. Options are exercisable only by the employee during the employee's lifetime. In the event of the employee's termination with the Company, all exercisable options may be exercised within 90 days of the termination date. If not exercised, such options lapse. The employee must sell or dispose of the preferred stock, or equity stock upon conversion, within 15 months from the date of employment termination.

        The following table sets out information on options outstanding and exercisable:

	Number of Shares	Option Price Per Share	Weighted Average Exercise Price	Exercisable
Outstanding at July 31, 1998	5,728	$100 - $150	$108.84	3,809
Exercised	(4,857)	$100 - $150	$105.71
Granted	2,174	$150	$150.00
Canceled/Expired	—

Outstanding at July 31, 1999	3,045	$100 - $150	$108.84	958
Exercised	(7,412)	$150 - $180	$176.12
Granted	8,142	$180	$180.00
Canceled/Expired	(3,775)	$100 - $180	$157.95

Outstanding at July 31, 2000	—

        There was no stock option activity in fiscal year 2001, and no options were outstanding as of July 31, 2001 and 2000.

        The Company applies APB No. 25 in accounting for employee stock options. Accordingly, no compensation expense was recorded during the years ended July 31, 2000 and 1999 related to the issuance or exercise of stock options. The fair value of the stock options granted during 2000 and 1999 was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions (excluding a volatility assumption): 2000—risk free interest rate of 6.0%, expected dividend yield of zero and an expected life of 3 years; 1999—risk free interest rate of 6.0%, expected dividend yield of zero and an expected life of 3 years. The pro forma application of Statement of Financial Accounting Standard (SFAS) No. 123 "Accounting for Stock-Based Compensation" would not have had a material impact on net income and earnings per share for the periods presented.

NOTE 12—RELATED PARTY TRANSACTIONS

        Each of the North Dakota cooperative's directors and those officers who hold membership in the North Dakota cooperative are also agricultural producers and members of the North Dakota cooperative. By virtue of their membership status and ownership of Equity Stock, each such director and officer is obligated to deliver durum wheat to the North Dakota cooperative. However, the amount and terms of the payments received by those directors and officers (or the entities they represent) are made on exactly the same basis as those received by other members of the North Dakota cooperative for the delivery of their durum wheat.

        On March 1, 1999, the North Dakota cooperative recorded the conversion of its Series D convertible preferred stock into equity stock, and recorded the payment of $2,592,000 of the proceeds from the stock offering due the selling shareholders. Amounts paid to certain selling shareholders who are now officers of the North Dakota cooperative totaled $1,247,000.

        The North Dakota cooperative has advanced funds to certain officers to cover personal (Unaudited) alternative minimum taxes and other costs generated as a result of these officers exercising stock options. Interest on the advances is charged at the applicable federal rate as published by the Internal Revenue Service. Amounts due from officers as of December 31, 2001 and 2000 totaled $163,000 and $92,000, respectively.

DAKOTA GROWERS PASTA COMPANY

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Information)

	January 31, 2002	July 31, 2001
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3	$3
Short-term investments (restricted)	1,974	1,974
Trade accounts receivable, less allowance for cash discounts and doubtful accounts of $588 and $610, respectively	13,378	11,560
Other receivables	425	1,138
Inventories	20,105	21,050
Prepaid expenses	2,137	1,602

Total current assets	38,022	37,327

PROPERTY AND EQUIPMENT
In service	115,276	114,984
Construction in process	39	108

	115,315	115,092
Less accumulated depreciation	(36,755)	(33,367)

Net property and equipment	78,560	81,725

INVESTMENT IN COOPERATIVE BANKS	2,211	2,211

OTHER ASSETS	8,049	7,395

	$126,842	$128,658

LIABILITIES AND MEMBERS' INVESTMENT
CURRENT LIABILITIES
Notes payable	$3,500	$8,100
Current portion of long-term debt	7,983	2,657
Accounts payable	3,334	4,400
Excess outstanding checks over cash on deposit	2,238	1,072
Accrued grower payments	880	969
Accrued liabilities	5,724	5,709

Total current liabilities	23,659	22,907
COMMITMENTS AND CONTINGENCIES	—	—
LONG-TERM DEBT, net of current portion	40,910	47,594
DEFERRED INCOME TAXES	3,618	3,777

Total liabilities	68,187	74,278

REDEEMABLE PREFERRED STOCK
Series A, 6% non-cumulative, $100 par value, 800 shares authorized, 533 and 600 shares issued and outstanding as of January 31, 2002 and July 31, 2001, respectively	53	60
Series B, 2% non-cumulative, $100 par value, 2,700 shares authorized, 525 shares issued and outstanding	53	53

Total redeemable preferred stock	106	113

MEMBERS' INVESTMENT
Convertible preferred stock
Series C, 6% non-cumulative, $100 par value, 15,000 shares authorized, 924 shares issued and outstanding as of July 31, 2001	—	92
Membership stock, $125 par value, 2,000 shares authorized, 1,155 and 1,156 shares issued and outstanding as of January 31, 2002 and July 31, 2001, respectively	144	144
Equity stock, $2.50 par value, 25,000,000 shares authorized, 11,275,297 and 11,253,121 shares issued and outstanding as of January 31, 2002 and July 31, 2001, respectively	28,188	28,133
Additional paid-in capital	22,913	22,876
Accumulated allocated earnings	4,596	4,596
Accumulated unallocated earnings (deficit)	2,708	(1,574)

Total members' investment	58,549	54,267

Total liabilities and members' investment	$126,842	$128,658

See Notes to Consolidated Financial Statements

DAKOTA GROWERS PASTA COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts)(Unaudited)

	Three Months Ended January 31,
	2002	2001
Net revenues (net of discounts and allowances of $4,083 and $4,537, respectively)	$37,020	$31,632
Cost of product sold	32,023	30,010

Gross proceeds	4,997	1,622
Marketing, general and administrative expenses	2,381	2,469

Operating proceeds (loss)	2,616	(847)
Other income (expense)
Interest and other income	66	46
Interest expense, net	(1,028)	(1,062)

Income (loss) before income taxes	1,654	(1,863)
Income tax benefit	79	80

Net income (loss) from patronage and non-patronage business	1,733	(1,783)
Dividends on preferred stock	1	1

Net earnings (loss) from patronage and non-patronage business available for members	$1,732	$(1,784)

Average equity shares outstanding	11,275	11,253
Net earnings (loss) from patronage and non-patronage business per average equity share outstanding
Basic	$0.15	$(0.16)

See Notes to Consolidated Financial Statements

	Six Months Ended January 31,
	2002	2001
Net revenues (net of discounts and allowances of $8,251 and $9,401, respectively)	$74,566	$64,915
Cost of product sold	63,665	60,957

Gross proceeds	10,901	3,958
Marketing, general and administrative expenses	4,810	5,071

Operating proceeds (loss)	6,091	(1,113)
Other income (expense)
Interest and other income	178	185
Gain on sale of other assets	2	—
Interest expense, net	(2,139)	(2,115)

Income (loss) before income taxes	4,132	(3,043)
Income tax benefit	159	159

Net income (loss) from patronage and non-patronage business	4,291	(2,884)
Dividends on preferred stock	9	13

Net earnings (loss) from patronage and non-patronage business available for members	$4,282	$(2,897)

Average equity shares outstanding	11,275	11,253
Net earnings (loss) from patronage and non-patronage business per average equity share outstanding
Basic	$0.38	$(0.26)

See Notes to Consolidated Financial Statements

DAKOTA GROWERS PASTA COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Six Months Ended January 31,
	2002	2001
OPERATING ACTIVITIES
Net income (loss)	$4,291	$(2,884)
Adjustments to reconcile net income (loss) to net cash from (used in) operating activities:
Depreciation and amortization	4,398	4,403
Gain on sale of other assets	(2)	—
Deferred income taxes	(159)	(159)
Payments for long-term prepaid marketing costs	(2,250)	(5,038)
Changes in assets and liabilities:
Trade receivables	(1,818)	1,125
Other receivables	713	130
Inventories	945	(2,574)
Prepaid expenses	221	178
Other assets	—	2
Accounts payable	(1,066)	141
Excess outstanding checks over cash deposits	1,166	1,459
Growers payables	(89)	(130)
Other accrued liabilities	15	497

NET CASH FROM (USED IN) OPERATING ACTIVITIES	6,365	(2,850)

INVESTING ACTIVITIES
Purchases of property and equipment	(223)	(2,415)
Proceeds from sale of other assets	53	—
Payments for package design costs	(221)	(173)

NET CASH USED IN INVESTING ACTIVITIES	(391)	(2,588)

FINANCING ACTIVITIES
Net change in short-term debt	(4,600)	12,525
Payments on long-term debt	(1,358)	(4,327)
Preferred stock retirements	(7)	(6)
Dividends paid on preferred stock	(9)	(13)
Patronage distributions	—	(4,466)

NET CASH FROM (USED IN) FINANCING ACTIVITIES	(5,974)	3,713

NET CHANGE IN CASH AND CASH EQUIVALENTS	—	(1,725)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3	1,725

CASH AND CASH EQUIVALENTS, END OF PERIOD	$3	$—

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash payments for
Interest (net of amounts capitalized)	$2,035	$2,056

Income taxes	$10	$4

See Notes to Consolidated Financial Statements

DAKOTA GROWERS PASTA COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The following notes should be read in conjunction with the notes to the financial statements for the year ended July 31, 2001 as filed in the Company's Form 10-K.

NOTE 1—ORGANIZATION

        Dakota Growers Pasta Company ("Dakota Growers", "the Company" or "the Cooperative") is organized as a farmers' cooperative for purposes of manufacturing food for human consumption from durum and other grain products. Net proceeds are allocated to patrons who are members on the basis of their participation in the Cooperative.

        The ownership of membership stock, which signifies membership in the Cooperative, is restricted to producers of agricultural products. The ownership of equity stock is restricted to members of the Cooperative. Preferred stock may be held by persons who are not members of the Cooperative.

        The Company formed three wholly owned subsidiaries in January 2002. On February 1, 2002, Dakota Growers Restructuring Company, Inc, one of the wholly owned subsidiaries created by the Company, filed a Registration Statement on Form S-4 with the United States Securities and Exchange Commission. The S-4 describes the proposed conversion of the Company from a North Dakota cooperative into a North Dakota corporation. Subject to the approval of the members of the Company, the proposed conversion will be effected by a series of mergers, via the newly created wholly owned subsidiaries, as described within the S-4. If the proposed conversion is completed, the Company's wholly owned subsidiary, Dakota Growers Restructuring Company, Inc., would be the surviving entity, conducting the Company's on-going business. Upon completion of the conversion, the surviving entity would adopt the name Dakota Growers Pasta Company, Inc. Please see the aforementioned Form S-4 for more information regarding the proposed transaction.

NOTE 2—FINANCIAL STATEMENT PRESENTATION

        The unaudited consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six month periods ended January 31, 2002 are not necessarily indicative of the results that may be expected for the year ended July 31, 2002. The information included in this Form 10-Q should be read in conjunction with Management's Discussion and Analysis and the consolidated financial statements and footnotes included in the Company's Form 10-K for the year ended July 31, 2001. The information contained in the balance sheet as of July 31, 2001 was derived from the Company's audited annual report for fiscal 2001. Reclassifications have been made to facilitate comparability with current presentation. Such reclassifications have no effect on the net results of operations.

        The financial information presented herein includes the consolidated balances and results of operations of Dakota Growers Pasta Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

NOTE 3—INVENTORIES

        Inventories are valued at lower of cost or market. Inventories as of January 31, 2002 include raw materials of $5,813,000 and finished goods of $14,292,000. Inventories at July 31, 2001 include raw materials of $5,710,000 and finished goods of $15,340,000.

NOTE 4—LOAN AGREEMENTS

        On February 15, 2002, the Company secured a $19 million revolving credit facility with CoBank covering the period from March 1, 2002 through February 25, 2003. The revolving line has a variable interest rate not to exceed CoBank's National Variable Rate plus 1% and is secured by property, equipment, and current assets of the Company. The balance outstanding under the Company's previous line of credit agreements totaled $3.5 million and $8.1 million as of January 31, 2002 and July 31, 2001, respectively.

        The various debt agreements with the Bank and institutional investors obligate the Company to maintain or achieve certain amounts of equity and certain financial ratios and impose certain restrictions on the Company. The Company was in compliance with these financial covenants as of January 31, 2002. On January 24, 2002, the Company and CoBank entered into an amendment of the Master Loan Agreement, which requires the Company to maintain a debt service coverage ratio, measured at the end of each fiscal year, of 1.25 to 1. The Company had previously been required to maintain a debt service coverage ratio of 1.50 to 1.

NOTE 5—STOCK OPTIONS

        In December 2001, the Board of Directors approved the issuance of non-qualified stock options for 2,045 shares of Series C convertible preferred stock with a total exercise price of $204,500. Each share of Series C convertible preferred stock may be converted into 24 shares of equity stock at the option of the holder.

NOTE 6—INCOME TAXES

        The Company is a non-exempt cooperative as defined by Section 1381(a)(2) of the Internal Revenue Code ("Code"). Accordingly, net margins from business transacted with its member patrons which are allocated, qualified, and paid as prescribed in Section 1382 of the Code will be taxable to the members and not to the Company. Net margins and member allocations are determined on the basis of accounting used for financial reporting purposes. To the extent that net margins are not allocated and paid as stated above or arise from business done with non-members, the Company shall have taxable income subject to corporate income tax rates. Cooperative organizations have 8 1/2 months after their fiscal year end to make such allocations in the form of written notices of allocation or cash.

        Income tax benefit amounts shown for the periods presented resulted from reductions in deferred tax liabilities associated with differences between the book and tax basis of property and equipment.

NOTE 7—PATRONAGE BUSINESS

        The Company's business is conducted on a cooperative basis. The Company calculates income from patronage sources based on income derived from bushels of durum delivered by members. Non-patronage income is derived from the resale of pasta purchased from non-members, the resale of semolina purchased from non-members, certain amounts of interest income and any income taxes assessed on non-member business. Net income allocable to patronage business totaled $4,381,000 for the six months ended January 31, 2002, compared to a net loss allocable to patronage business of $2,720,000 for the six months ended January 31, 2001.

NOTE 8—EARNINGS (LOSS) PER SHARE

        The Company allocates its earnings (loss) and patronage distributions based on patronage business (bushels of durum delivered, which approximates one bushel of durum per equity share). For presentation purposes, it has calculated basic net earnings (loss) per share by dividing earnings (loss) from patronage and non-patronage business available for members (net income (loss) less preferred dividends) by the weighted average number of equity shares effective and outstanding during the period.

        The Company had convertible preferred stock and stock options for convertible preferred stock outstanding during the periods presented. Fully diluted earnings (loss) per share are calculated for the assumed conversion of these dilutive securities. As the Company's stock is only traded in a small secondary market through private transactions, the Company has assumed the proceeds from the exercise of stock options would reduce debt and, thus, interest expense. Fully diluted earnings (loss) per share are not presented, as the dilutive effect of outstanding convertible preferred stock and stock options is not material for the periods presented.

NOTE 9—COMMITMENTS

        The Company forward contracts for a certain portion of its future durum wheat requirements. The Company had outstanding commitments for grain purchases totaling $7,612,000 at January 31, 2002, related to forward purchase contracts. These contracts are set price contracts to deliver grain to the Company's mill, and are not derivative in nature as they have no net settlement provision and are not transferable. The Company also has a commitment to pay $1.0 million under a long-term customer marketing agreement by December 31, 2002.

NOTE 10—SUBSEQUENT EVENT

        The Company entered into a sale/leaseback transaction effective March 29, 2002, for certain pasta production equipment. The transaction generated $5 million in available funds, which we anticipate using to secure and expand the Company's sales efforts. The lease, which is classified as operating, sets forth an initial term of five years and calls for lease payments of $72,000 per month. At the end of the initial lease term, the Company may renew the lease at fair rental value, terminate the lease and surrender the equipment with the payment of a 10% of equipment cost remarketing fee, or purchase the equipment for $1,750,000. The Company realized a gain on the sale of $255,000, which has been deferred and will be amortized in proportion to the gross rentals charged to expense over the five-year lease term. Future minimum rentals required under the lease for the fiscal years ending July 31 are as follows (in thousands):

2002	$288
2003	863
2004	863
2005	863
2006	863
Thereafter	576

$4,316

Appendix A

SECOND AMENDED AND RESTATED
PLAN OF MERGER

        THIS SECOND AMENDED AND RESTATED PLAN OF MERGER (the "Plan") is dated as of April 18, 2002, and is by and between DAKOTA GROWERS PASTA COMPANY (the "North Dakota Cooperative") and DAKOTA GROWERS PASTA RESTRUCTURING COOPERATIVE ("Colorado Cooperative"), each of which may be referred to herein as a "Constituent Cooperative" and both of which may be collectively referred to herein as the "Constituent Cooperatives."

        WHEREAS, the North Dakota Cooperative and the Colorado Cooperative have entered into a certain Plan of Merger, dated as of January 31, 2002, as amended and restated by a certain Amended and Restated Plan of Merger, dated as of March 12, 2002, which the Constituent Cooperatives desire to amend and restate hereby.

        WHEREAS, the North Dakota Cooperative is a cooperative association organized under Section 10-15 of the North Dakota Cooperative Association Act (the "North Dakota Act"); and Colorado Cooperative is a cooperative association organized under Title 7, Article 56 of the Colorado Revised Statutes, as amended (the "Colorado Cooperative Act"), and is a wholly owned subsidiary of the North Dakota Cooperative. The North Dakota Act and the Colorado Cooperative Act may be referred to herein collectively as the "Acts."

        WHEREAS, the Board of Directors of the North Dakota Cooperative, the Board of Directors of the Colorado Cooperative, the members of the North Dakota Cooperative and the Board of Directors of the North Dakota Cooperative, as the sole member of the Colorado Cooperative, each has approved and adopted this Plan and the transactions contemplated hereby in the manner required by their respective Articles of Incorporation and Bylaws, and the appropriate sections of the Acts.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties contained herein, the parties hereto agree as follows:

        SECTION 1.    THE MERGER.    The North Dakota Cooperative and Colorado Cooperative shall combine through merger (the "Dakota Merger") in accordance with the applicable provisions of the Acts, and Colorado Cooperative shall be the surviving cooperative and shall continue to exist as a Colorado cooperative association by virtue of, and shall be governed by, the Colorado Cooperative Act.

        SECTION 2.    ARTICLES OF MERGER.    As soon as practicable following satisfaction or waiver of all conditions to the consummation of the Dakota Merger, the articles of merger (the "Articles of Merger") and a statement of merger ("Statement of Merger") shall be executed in compliance with Section 10-15 of the North Dakota Act and Title 7, Article 56 of the Colorado Cooperative Act, respectively. The Articles of Merger shall be filed with the Secretary of State of the State of North Dakota and the Statement of Merger shall be filed with the Secretary of State of the State of Colorado, or as otherwise required by the Acts.

        SECTION 3.    EFFECT OF MERGER.    From and after the effective time of the Dakota Merger, without any further action by the Constituent Cooperatives or any of their respective members: (a) Colorado Cooperative, as the surviving cooperative in the Dakota Merger, shall have all of the rights, privileges, immunities and powers, and shall be subject to all the duties and liabilities, of a cooperative organized under the Colorado Cooperative Act; (b) Colorado Cooperative, as the surviving cooperative in the Dakota Merger, shall possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each Constituent Cooperative, and all property, real, personal and mixed, and all debts due on whatever account, including all choices in action, and each and every other interest of or belonging to or due to each Constituent Cooperative, shall be deemed to be and hereby is vested in Colorado Cooperative, without further act or deed, and the title to any property, or any interest therein, vested in either Constituent Cooperative, shall not revert or be in any way impaired by reason of the Dakota Merger; (c) Colorado Cooperative shall be responsible and liable for all of the liabilities and obligations of each Constituent Cooperative, and any claim existing or action or proceeding pending by or against one of the Constituent Cooperatives may be prosecuted as if the Dakota Merger had not taken place or Colorado Cooperative may be substituted in its place; (d) neither the rights of creditors nor any liens upon the property of either of the Constituent Cooperatives shall be impaired by the Dakota Merger; and (e) the Dakota Merger shall have any other effect set forth in the Acts and the Second Amended and Restated Transaction Agreement dated April 18, 2002, between the North Dakota Cooperative, Colorado Cooperative, Dakota Growers Corporation (the "Colorado Corporation"), a Colorado corporation, and Dakota Growers Restructuring Company, Inc. (the "North Dakota Corporation"), a North Dakota corporation (the "Transaction Agreement"), in each case with the effect and to the extent provided in the applicable provisions of the Acts.

        SECTION 4.    ARTICLES OF INCORPORATION AND BYLAWS.    From and after the effective time of the Dakota Merger, pursuant to the Articles of Merger and without any further action by the Constituent Cooperatives or any of their respective members, the Articles of Incorporation of Colorado Cooperative in effect immediately prior to the effective time of the Dakota Merger shall be the Articles of Incorporation of Colorado Cooperative, as the surviving cooperative in the Dakota Merger (the "Surviving Entity Articles"). From and after the effective time of the Dakota Merger, without any further action by the Constituent Cooperatives or any of their respective members, the Bylaws of Colorado Cooperative in effect immediately prior to the effective time of the Dakota Merger shall be the Bylaws of Colorado Cooperative, as the surviving cooperative in the Dakota Merger (the "Surviving Entity Bylaws"). A copy of the Surviving Entity Articles of Incorporation and Bylaws has been provided to the respective members of each Constituent Cooperative.

        SECTION 5.    BOARD OF DIRECTORS AND OFFICERS.    From and after the effective time of the Dakota Merger, without any further action by the Constituent Cooperatives or any of their respective members, each person serving as a director or an officer of the North Dakota Cooperative immediately prior to the effective time of the Dakota Merger shall become a director or an officer of Colorado Cooperative, as the surviving cooperative in the Dakota Merger, (in the case of officers, holding the same office in Colorado Cooperative as they held in the North Dakota Cooperative immediately prior to the effective time of the Dakota Merger) to serve in accordance with the Surviving Entity Bylaws. The directors and officers of Colorado Cooperative immediately prior to the effective time of the Dakota Merger shall resign their positions as directors and officers of Colorado Cooperative as of the effective time of the Dakota Merger.

        SECTION 6.    EXCHANGE, REDESIGNATION AND CONVERSION AND CONTINUATION OF CAPITAL STOCK, NON-STOCK EQUITY INTERESTS, PATRONS' EQUITIES AND MEMBERSHIPS.    At the effective time of the Dakota Merger, the manner and basis of exchanging and continuing the shares of capital stock, non-stock equity interests, units of equity participation, non-voting units of equity participation, patronage equity interests and options (including all entitlements to patronage refunds), any other allocated equity interests, and unallocated and capital reserves of the North Dakota Cooperative and Colorado Cooperative (all such interests referred to herein as "North Dakota Cooperative Equity Interests" or "Colorado Cooperative Equity Interests", respectively), and membership interests in the North Dakota Cooperative and Colorado Cooperative, for equal Equity Interests and membership interests in Colorado Cooperative, shall be as follows:

          (a)  EXCHANGE AND CONTINUATION OF NORTH DAKOTA COOPERATIVE MEMBERSHIPS.    At the effective time of the Dakota Merger, without any further action by the Constituent Cooperatives or any of their respective members, each holder of Membership Stock, $125 par value per share, of the North Dakota Cooperative shall become and be a member of Colorado Cooperative, to the extent they are eligible for membership under the Surviving Entity

  Articles and the Surviving Entity Bylaws, in such class and with such incidents of membership as are set forth in the Surviving Entity Articles and the Surviving Entity Bylaws.

          (b)  COLORADO COOPERATIVE MEMBERSHIPS.    As of the effective time of the Dakota Merger, without any further action by the Constituent Cooperatives or any of their respective members, the North Dakota Cooperative, as the sole member of Colorado Cooperative immediately prior to the effective time of the Dakota Merger, shall cease to exist by operation of the Dakota Merger and shall cease to be a member of Colorado Cooperative.

          (c)  EXCHANGE AND CONTINUATION OF NORTH DAKOTA COOPERATIVE EQUITY INTERESTS.    As of the effective time of the Dakota Merger, without any further action by the Constituent Cooperatives or any of their respective members, all North Dakota Cooperative Equity Interests standing on the books of the North Dakota Cooperative immediately prior to the effective time of the Dakota Merger, shall be determined and exchanged for equal Colorado Cooperative Equity Interests in Colorado Cooperative at its stated dollar amount on a dollar-for-dollar basis, including as follows:

    (i)
    Membership Stock.    Each share of Membership Stock, $125 par value per share, of the North Dakota Cooperative issued and outstanding immediately prior to the effective time of the Dakota Merger shall cease to be outstanding and shall be exchanged for one (1) share of Membership Stock, $125 par value per share, of Colorado Cooperative.

    (ii)
    Equity Stock.    Each share of Equity Stock, $2.50 par value per share, of the North Dakota Cooperative issued and outstanding immediately prior to the effective time of the Dakota Merger shall cease to be outstanding and shall be exchanged for one (1) share of Equity Stock, $2.50 par value per share, of Colorado Cooperative.

    (iii)
    Series A 6% Redeemable Non-Cumulative Preferred Stock.    Each share of Series A 6% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, of the North Dakota Cooperative issued and outstanding immediately prior to the effective time of the Dakota Merger shall cease to be outstanding and shall be exchanged for one (1) share of Series A 6% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Cooperative.

    (iv)
    Series B 2% Redeemable Non-Cumulative Preferred Stock.    Each share of Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, of the North Dakota Cooperative issued and outstanding immediately prior to the effective time of the Dakota Merger shall cease to be outstanding and shall be exchanged for one (1) share of Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Cooperative.

    (v)
    Series C 6% Convertible Non-Cumulative Preferred Stock.    Each share of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of the North Dakota Cooperative issued and outstanding immediately prior to the effective time of the Dakota Merger shall cease to be outstanding and shall be exchanged for one (1) share of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Cooperative.

    (vi)
    Options to Purchase Series C 6% Convertible Non-Cumulative Preferred Stock.    Each option to purchase shares of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of the North Dakota Cooperative which have been granted and which have not been exercised immediately prior to the effective time of the Dakota Merger shall cease to be exercisable and shall be exchanged for an option to purchase a like number of shares of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Cooperative.

    (vii)
    Patronage Equity Interests and Units of Equity Participation.    All patronage refunds (qualified and non-qualified), units of equity participation and non-voting units of equity participation and any other allocated or to be allocated patronage equity interests (including all entitlements thereto) standing on the books of the North Dakota Cooperative immediately prior to the effective time of the Dakota Merger (which are not otherwise evidenced by capital stock) shall be exchanged for equal patronage refunds, units of equity participation and non-voting units of equity participation, and allocated or to be allocated equity interests, entitlements to patronage refunds, or other equal patronage equity interests on the books of Colorado Cooperative, at their stated dollar amount on a dollar-for-dollar basis, and in such denominations or other designations or series so as to preserve the year of issue (as Colorado Cooperative deems necessary) and other terms and conditions of the original issuance; and each unit of equity participation so exchanged shall be subject on the books of Colorado Cooperative to the same obligation for loss allocation as standing on the books of the North Dakota Cooperative immediately prior to the effective time of the Dakota Merger.

    (viii)
    Net Effect.    The net effect of the exchange of North Dakota Cooperative Equity Interests for equal Colorado Cooperative Equity Interests shall be that the holders of North Dakota Cooperative Equity Interests standing on the books of the North Dakota Cooperative immediately prior to the effective time of the Dakota Merger shall hold and will have equal Colorado Cooperative Equity Interests immediately following the effective time of the Dakota Merger, in terms of stated dollar amount on a dollar-for-dollar basis, year of issue (as determined necessary), loss allocation obligations and any other rights and preferences, and that the deferred patronage, unallocated reserves and other unallocated North Dakota Cooperative Equity Interests, as standing on its books immediately prior to the effective time of the Dakota Merger, shall be exchanged and credited for an equal Colorado Cooperative Equity Interest immediately following the effective time of the Dakota Merger, in terms of stated dollar amount on a dollar-for-dollar basis and other rights and preferences.

          (d)  NORTH DAKOTA COOPERATIVE EQUITY INTERESTS.    All shares of Membership Stock, $125 par value per share, Equity Stock, $2.50 par value per share, Series A 6% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, and options to purchase Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, on the books of North Dakota Cooperative immediately prior to the effective time of the Dakota Merger shall be cancelled and shall cease to exist.

          (e)  COLORADO COOPERATIVE EQUITY INTERESTS.    Prior to the effective time of the Dakota Merger, the North Dakota Cooperative is the sole member of Colorado Cooperative and all equity interest of any and every nature in Colorado Cooperative is owned by and held in the name of the North Dakota Cooperative. At the effective time of the Dakota Merger, the North Dakota Cooperative, as the merging entity, shall merge with and into Colorado Cooperative and shall cease to exist in its own right. All Colorado Cooperative Equity Interests of any and every nature standing on the books of Colorado Cooperative and held by the North Dakota Cooperative immediately prior to the effective time of the Dakota Merger shall be cancelled.

          (f)    SURVIVING ENTITY ARTICLES AND BYLAWS TO GOVERN.    Membership in Colorado Cooperative and all Colorado Cooperative Equity Interests, whether issued or credited in exchange for North Dakota Cooperative Equity Interests or continued with respect to Colorado Cooperative Equity Interests as described above, shall in all instances be governed by the provisions of the Surviving Entity Articles and the Surviving Entity Bylaws.

          (g)  FURTHER ASSURANCES OF HOLDERS OF EQUITY.    Each holder of North Dakota Cooperative Equity Interests and each holder of Colorado Cooperative Equity Interests shall take such action or cause to be taken such action as Colorado Cooperative may reasonably deem necessary or appropriate to effect the exchange and continuation of the equity interests hereunder, including without limitation the execution and delivery of any stock certificates or other evidences of equity being exchanged or continued hereunder.

        SECTION 7.    FURTHER ASSURANCES.    From time to time and after the effective time of the Dakota Merger, as and when requested by Colorado Cooperative, or its successors or assigns, the North Dakota Cooperative shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further action or actions, as Colorado Cooperative, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to Colorado Cooperative, or its successors or assigns, title to and possession of all of the properties, rights, privileges, powers and franchises referred to in Section 3 of this Plan, and otherwise to carry out the intent and purposes of this Plan. If Colorado Cooperative shall at any time deem that any further assignments or assurances or any other acts are necessary or desirable to vest, perfect or confirm of record or otherwise the title to any property or to enforce any claims of the North Dakota Cooperative or Colorado Cooperative vested in Colorado Cooperative pursuant to this Plan, the officers of Colorado Cooperative or its successors or assigns, are hereby specifically authorized as attorneys-in-fact of each the North Dakota Cooperative and Colorado Cooperative (which appointment is irrevocable and coupled with an interest), to execute and deliver any and all such deeds, assignments and assurances and to do all such other acts in the name and on behalf of each the North Dakota Cooperative and Colorado Cooperative, or otherwise, as such officer shall deem necessary or appropriate to accomplish such purpose.

        SECTION 8.    GOVERNING LAW.    This Plan shall be governed by and construed in accordance with the laws of the State of Colorado. In addition, this Plan complies with the requirements of the laws of the State of North Dakota.

        IN WITNESS WHEREOF, this Plan has been agreed to and executed by the duly authorized representatives of the North Dakota Cooperative and Colorado Cooperative, as of the date first set forth above.

DAKOTA GROWERS PASTA COMPANY
/s/ JOHN S. DALRYMPLE III
By:	John S. Dalrymple, III
Its:	Chairman
DAKOTA GROWERS PASTA RESTRUCTURING COOPERATIVE
/s/ JOHN S. DALRYMPLE, III
By:	John S. Dalrymple, III
Its:	Chairman

Appendix B

AMENDED AND RESTATED
PLAN OF MERGER

        THIS SECOND AMENDED AND RESTATED PLAN OF MERGER (the "Plan") is dated as of April 18, 2002, and is by and between DAKOTA GROWERS PASTA RESTRUCTURING COOPERATIVE, ("Colorado Cooperative") and DAKOTA GROWERS CORPORATION ("Colorado Corporation"), each of which may be referred to herein as a "Constituent Entity" and both of which may be collectively referred to herein as the "Constituent Entities".

        WHEREAS, the Colorado Cooperative and the Colorado Corporation have entered into a certain Plan of Merger, dated as of January 31, 2002, as amended and restated by a certain Amended and Restated Plan of Merger, dated as of March 12, 2002, which the Constituent Entities desire to amend and restate hereby.

        WHEREAS, Colorado Cooperative is a cooperative association organized under Title 7, Article 56 of the Colorado Revised Statutes as amended (the "Colorado Cooperative Act"), and Colorado Corporation is a corporation organized under Title 7, Article 101 of the Colorado Revised Statutes, as amended (the "Colorado Corporation Act"). The Colorado Cooperative Act and the Colorado Corporation Act may be referred to herein collectively as the "Acts."

        Whereas, prior to the effective time of the merger of the Colorado Cooperative with and into the Colorado Corporation as contemplated by this Plan, Dakota Growers Pasta Company, a North Dakota cooperative (the "North Dakota Cooperative"), merged with and into the Colorado Cooperative, with the Colorado Cooperative surviving such transaction (the "Initial Merger").

        WHEREAS, prior to the Initial Merger, each of the Colorado Cooperative and the Colorado Corporation were wholly-owned subsidiaries of the North Dakota Cooperative and, by virtue of the Initial Merger, the Colorado Corporation became a wholly-owned subsidiary of the Colorado Cooperative.

        WHEREAS, the Board of Directors of Colorado Cooperative and the Board of Directors of North Dakota Cooperative, as the sole member of Colorado Cooperative prior to the Initial Merger and on the record date for voting upon this Plan, have approved and adopted this Plan and the transactions contemplated hereby in the manner required by its Articles of Incorporation and Bylaws, the Colorado Cooperative Act and other applicable provisions of Colorado law including specifically the Colorado Corporations and Associations Act found at Title 7, Article 90 of the Colorado Revised Statues ("CCA Act"); and

        WHEREAS, the Board of Directors of Colorado Corporation and the Board of Directors of North Dakota Cooperative, as the sole shareholder of Colorado Corporation prior to the Initial Merger and on the record date for voting upon this Plan, have approved and adopted this Plan and the transactions contemplated hereby in the manner required by its Articles of Incorporation and Bylaws, the Colorado Corporation Act and the CCA Act; and

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties contained herein, the parties hereto agree as follows:

        SECTION 1.    THE MERGER.    Colorado Cooperative and Colorado Corporation shall combine through merger (the "Colorado Corporation Merger") in accordance with the applicable provisions of the Acts and the CCA Act, and Colorado Corporation shall be the surviving entity and shall continue to exist as a Colorado corporation with principal offices at One Pasta Avenue, Carrington, North Dakota 58421, by virtue of, and shall be governed by, the Colorado Corporation Act.

        SECTION 2.    STATEMENT OF MERGER.    As soon as practicable following satisfaction or waiver of all conditions to the consummation of the Colorado Corporation Merger, statements of merger (the "Statement of Merger") shall be executed by each of the Colorado Cooperative and the Colorado Corporation in accordance with all legal requirements. The Statements of Merger shall be filed with the Secretary of State of the State of Colorado or as otherwise required by law.

        SECTION 3.    EFFECT OF MERGER.    From and after the effective time of the Colorado Corporation Merger, without any further action by the Constituent Entities or any of their respective members: (a) Colorado Corporation, as the surviving entity in the Colorado Corporation Merger, shall have all of the rights, privileges, immunities and powers, and shall be subject to all the duties and liabilities, of a corporation organized under the Colorado Corporation Act; (b) Colorado Corporation, as the surviving entity in the Colorado Corporation Merger, shall possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each Constituent Entity, and all property, real, personal and mixed, and all debts due on whatever account, including all choices in action, and each and every other interest of or belonging to or due to each Constituent Entity, shall be deemed to be and hereby is vested in Colorado Corporation, without further act or deed, and the title to any property, or any interest therein, vested in either Constituent Entity, shall not revert or be in any way impaired by reason of the Colorado Corporation Merger; (c) Colorado Corporation shall be responsible and liable for all of the liabilities and obligations of each Constituent Entity, and any claim existing or action or proceeding pending by or against one of the Constituent Entities may be prosecuted as if the Colorado Corporation Merger had not taken place or Colorado Corporation may be substituted in its place; (d) neither the rights of creditors nor any liens upon the property of either of the Constituent Entity shall be impaired by the Colorado Corporation Merger; and (e) the Colorado Corporation Merger shall have any other effect set forth in the Acts, the CCA Act, and the Second Amended and Restated Transaction Agreement dated January 30, 2002 between the North Dakota Cooperative, Colorado Cooperative, Colorado Corporation and Dakota Growers Restructuring Company, Inc. (the "North Dakota Corporation"), a North Dakota corporation (the "Transaction Agreement"), in each case with the effect and to the extent provided in the applicable provisions of Colorado law.

        SECTION 4.    ARTICLES OF INCORPORATION; BYLAWS.    From and after the effective time of the Colorado Corporation Merger, pursuant to the Statements of Merger and without any further action by the Constituent Entities or any of their respective members, the Articles of Incorporation of Colorado Corporation in effect immediately prior to the effective time of the Colorado Corporation Merger shall be the Articles of Incorporation of Colorado Corporation, as the surviving entity in the Colorado Corporation Merger (the "Surviving Entity Articles"). From and after the effective time of the Colorado Corporation Merger, without any further action by the Constituent Entities or any of their respective members, the Bylaws of Colorado Corporation as in effect immediately prior to the effective time of the Colorado Corporation Merger shall be the Bylaws of Colorado Corporation, as the surviving entity in the Colorado Corporation Merger (the "Surviving Entity Operating Agreement"). A copy of the Surviving Entity Articles of Incorporation and Bylaws has been provided to the respective members of each Constituent Entity.

        SECTION 5.    BOARD OF DIRECTORS.    From and after the effective time of the Colorado Corporation Merger, without any further action by the Constituent Entities or any of their respective members, each person serving as a director or an officer of Colorado Cooperative immediately prior to the effective time of the Colorado Corporation Merger shall be a director or an officer of Colorado Corporation, as the surviving entity in the Colorado Corporation Merger, (in the case of officers, holding the same office in Colorado Corporation as they held in Colorado Cooperative immediately prior to the effective time of the Colorado Corporation Merger, except that the person holding the office of President and General Manager of Colorado Cooperative immediately prior to the effective time of the Colorado Corporation Merger shall hold the office of President and Chief Executive

Officer of Colorado Corporation) to serve in accordance with the Surviving Entity Articles. The directors and officers of Colorado Corporation immediately prior to the effective time of the Colorado Corporation Merger shall resign their positions as directors and officers of Colorado Corporation as of the effective time of the Colorado Corporation Merger .

        SECTION 6.    EXCHANGE, REDESIGNATION AND CONVERSION OF CAPITAL STOCK, NON-STOCK EQUITY INTERESTS, PATRONS' EQUITIES AND MEMBERSHIPS.    At the effective time of the Colorado Corporation Merger, the manner and basis of exchanging or converting the shares of capital stock, non-stock equity interests, units of equity participation, non-voting units of equity participation, patronage equity interests (including all entitlements to patronage refunds), any other allocated equity interests, unallocated and capital reserves and options of Colorado Cooperative and Colorado Corporation (all such interests referred to herein as "Colorado Cooperative Equity Interests" or "Colorado Corporation Equity Interests," respectively), and membership interests in Colorado Cooperative and ownership interests in Colorado Corporation, for proportionally equivalent Equity Interests and ownership interests in Colorado Corporation, shall be as follows:

          (a)  EXCHANGE OF COLORADO COOPERATIVE MEMBERSHIPS.    As of the effective time of the Colorado Corporation Merger, without any further action by the Constituent Entities or any of their respective members, (i) each member and holder of Membership Stock, $125 par value per share, and Equity Stock, $2.50 par value per share, of Colorado Cooperative shall become and be a shareholder and holder of Common Stock, $.01 par value per share, of Colorado Corporation, (ii) each holder of Equity Stock, $2.50 par value per share, of Colorado Cooperative, shall become and be a shareholder and holder of Series D Non-Cumulative Delivery Preferred Stock, $.01 par value per share, of Colorado Corporation, (iii) each member and holder of Non-Qualified Written Notices of Allocation of Colorado Cooperative shall receive one (1) share of Common Stock, $.01 par value per share, of Colorado Corporation for every $7.36 of Non-Qualified Written Notices of Allocation so held, (iv) each holder of Series A 6% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Cooperative, shall become and be a shareholder and holder of Series A 6% Redeemable Cumulative Preferred Stock, $100 par value per share, of Colorado Corporation, (v) each holder of Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Cooperative, shall become and be a shareholder and holder of Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Corporation and (vi) each holder of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Cooperative, shall become and be a shareholder and holder of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Corporation. Holders of Common Stock, Series A 6% Redeemable Cumulative Preferred Stock, Series B 2% Redeemable Non-Cumulative Preferred Stock, Series C 6% Convertible Non-Cumulative Preferred Stock and Series D Non-Cumulative Delivery Preferred Stock shall have such incidents of ownership as are set forth in the Surviving Entity Articles and the Surviving Entity Bylaws.

          (b)  COLORADO CORPORATION OWNERSHIP.    At the effective time of the Colorado Corporation Merger, without any further action by the Constituent Entities or any of their respective members or shareholders, Colorado Cooperative, as the sole member of Colorado Corporation immediately prior to the effective time of the Colorado Corporation Merger, shall cease to exist by operation of the Colorado Corporation Merger and shall also cease to be a shareholder of Colorado Corporation.

          (c)  EXCHANGE AND CONTINUATION OF COLORADO COOPERATIVE EQUITY INTERESTS.    At the effective time of the Colorado Corporation Merger, without any further action by the Constituent Entities or any of their respective members or shareholders, as the case may be, all Colorado Cooperative Equity Interests standing on the books of Colorado Cooperative immediately after the consummation of the Initial Merger and immediately prior to the effective time of the Colorado Corporation Merger, shall be determined and exchanged for proportionally equivalent Colorado Corporation Equity Interests in Colorado Corporation as follows:

    (i)
    Membership Stock.    Each share of Membership Stock, $125 par value per share, standing on the books of Colorado Cooperative and held by members of Colorado Cooperative immediately prior to the effective time of the Colorado Corporation Merger shall cease to be outstanding and shall be exchanged for twenty-five (25) shares of Common Stock, $.01 par value per share, of Colorado Corporation.

    (ii)
    Equity Stock.    Each share of Equity Stock, $2.50 par value per share, standing on the books of Colorado Cooperative and held by members of Colorado Cooperative immediately prior to the effective time of the Colorado Corporation Merger shall cease to be outstanding and shall be exchanged for one (1) share of Common Stock, $.01 par value per share, of Colorado Corporation and one (1) share of Series D Non-Cumulative Delivery Preferred Stock, $.01 par value per share, of Colorado Corporation.

    (iii)
    Series A 6% Redeemable Non-Cumulative Preferred Stock.    Each share of Series A 6% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, standing on the books of Colorado Cooperative and held by stockholders of Colorado Cooperative immediately prior to the effective time of the Colorado Corporation Merger shall cease to be outstanding and shall be exchanged for one (1) share of Series A 6% Redeemable Cumulative Preferred Stock, $100 par value per share, of Colorado Corporation.

    (iv)
    Series B 2% Redeemable Non-Cumulative Preferred Stock.    Each share of Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, standing on the books of Colorado Cooperative and held by stockholders of Colorado Cooperative immediately prior to the effective time of the Colorado Corporation Merger shall cease to be outstanding and shall be exchanged for one (1) share of Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Corporation.

    (v)
    Series C 6% Convertible Non-Cumulative Preferred Stock.    Each share of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, standing on the books of Colorado Cooperative and held by stockholders of Colorado Cooperative immediately prior to the effective time of the Colorado Corporation Merger shall cease to be outstanding and shall be exchanged for one (1) share of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Corporation.

    (vi)
    Options to Purchase Series C 6% Convertible Non-Cumulative Preferred Stock.    Each option to purchase shares of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Cooperative which have been granted and which have not been exercised immediately prior to the effective time of the Colorado Corporation Merger shall cease to be exercisable and shall be exchanged for an option to purchase a like number of shares of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Corporation.

          (d)  COLORADO COOPERATIVE EQUITY INTERESTS.    All shares of Membership Stock, $125 par value per share, Equity Stock, $2.50 par value per share, Series A 6% Redeemable Cumulative Preferred Stock, $100 par value per share, Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, and options to purchase Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, on the books of Colorado Cooperative immediately prior to the effective time of the Colorado Corporation Merger shall be cancelled and shall cease to exist.

          (e)  NON-QUALIFIED WRITTEN NOTICES OF ALLOCATION.    Every $7.36 of Non-Qualified Written Notices of Allocation standing on the books of Colorado Cooperative immediately prior to the effective time of the Colorado Corporation Merger shall be converted into one (1) share of Common Stock, $.01 par value per share, of Colorado Corporation.

          (f)    COLORADO CORPORATION EQUITY INTERESTS.    After the Initial Merger and immediately prior to the effective time of the Colorado Corporation Merger, Colorado Cooperative is the sole member of Colorado Corporation and all equity interest of any and every nature in Colorado Corporation is owned by and held in the name of Colorado Cooperative. At the effective time of the Colorado Corporation Merger, Colorado Cooperative, as the merging entity, shall merge with and into Colorado Corporation and shall cease to exist in its own right. All Colorado Corporation Equity Interests of any and every nature standing on the books of Colorado Cooperative immediately prior to the effective time of the Colorado Corporation Merger shall be cancelled.

          (g)  SURVIVING ENTITY ARTICLES AND BYLAWS TO GOVERN.    Ownership in Colorado Corporation and all Colorado Corporation Equity Interests issued or credited in exchange for Colorado Cooperative Equity Interests and continued with respect to Colorado Corporation Equity Interests as described above, shall in all instances be governed by the provisions of the Surviving Entity Articles and the Surviving Entity Bylaws.

          (h)  FURTHER ASSURANCES OF HOLDERS OF EQUITY.    Each holder of Colorado Cooperative Equity Interests and each holder of Colorado Corporation Equity Interests shall take such action or cause to be taken such action as Colorado Corporation may reasonably deem necessary or appropriate to effect the exchange and continuation of the equity interests hereunder, including without limitation the execution and delivery of any stock certificates or other evidences of equity being exchanged or continued hereunder.

        SECTION 7.    FURTHER ASSURANCES.    From time to time and after the effective time of the Colorado Corporation Merger, as and when requested by Colorado Corporation, or its successors or assigns, Colorado Cooperative shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further action or actions, as Colorado Corporation, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to Colorado Corporation, or its successors or assigns, title to and possession of all of the properties, rights, privileges, powers and franchises referred to in Section 3 of this Plan, and otherwise to carry out the intent and purposes of this Plan. If Colorado Corporation shall at any time deem that any further assignments or assurances or any other acts are necessary or desirable to vest, perfect or confirm of record or otherwise the title to any property or to enforce any claims of Colorado Cooperative or Colorado Corporation vested in Colorado Corporation pursuant to this Plan, the officers of Colorado Corporation or its successors or assigns, are hereby specifically authorized as attorneys-in-fact of each Colorado Cooperative and Colorado Corporation (which appointment is irrevocable and coupled with an interest), to execute and deliver any and all such deeds, assignments and assurances and to do all such other acts in the name and on behalf of each Colorado Cooperative and Colorado Corporation, or otherwise, as such officer shall deem necessary or appropriate to accomplish such purpose.

        SECTION 8.    GOVERNING LAW.    This Plan shall be governed by and construed in accordance with the laws of the State of Colorado.

        IN WITNESS WHEREOF, this Plan has been agreed to and executed by the duly authorized representatives of Colorado Cooperative and Colorado Corporation, as of the date first set forth above.

DAKOTA GROWERS PASTA RESTRUCTURING COOPERATIVE
/s/ JOHN S. DALRYMPLE III
By:	John S. Dalrymple, III
Its:	Chairman
DAKOTA GROWERS CORPORATION
/s/ JOHN S. DALRYMPLE III
By:	John S. Dalrymple, III
Its:	Chairman

Appendix C

SECOND AMENDED AND RESTATED
PLAN OF MERGER

        THIS SECOND AMENDED AND RESTATED PLAN OF MERGER (the "Plan") is dated as of April 18, 2002, and is by and between DAKOTA GROWERS CORPORATION (the "Colorado Corporation") and DAKOTA GROWERS RESTRUCTURING COMPANY, INC. (the "North Dakota Corporation"), each of which may be referred to herein as a "Constituent Corporation" and both of which may be collectively referred to herein as the "Constituent Corporations."

        WHEREAS, the Colorado Corporation and the North Dakota Corporation have entered into a certain Plan of Merger, dated as of January 31, 2002, as amended and restated by a certain Amended and Restated Plan of Merger, dated as of March 12, 2002, which the Constituent Corporations desire to amend and restate hereby.

        WHEREAS, the Colorado Corporation is a corporation organized under Title 7, Article 101 of the Colorado Revised Statutes, as amended (the "Colorado Corporation Act"); and North Dakota Corporation is a corporation organized under Section 10-19.1 of the North Dakota Business Corporation Act (the "North Dakota Corporation Act"), and is a wholly owned subsidiary of North Dakota Cooperative. The Colorado Corporation Act and the North Dakota Corporation Act may be referred to herein collectively as the "Acts."

        WHEREAS, prior to the effective time of the merger of the Colorado Corporation with and into the North Dakota Corporation as contemplated by this Plan, Dakota Growers Pasta Company, a North Dakota cooperative (the "North Dakota Cooperative"), merged with and into Dakota Growers Restructuring Cooperative, a Colorado cooperative (the "Colorado Cooperative"), with the Colorado Cooperative surviving such transaction (the "First Merger"), and after the effective time of the First Merger but prior to the effective time of the merger of the Colorado Corporation with and into the North Dakota Corporation as contemplated by this Plan, the Colorado Cooperative merged with and into the Colorado Corporation, with the Colorado Corporation surviving such transaction (the "Second Merger"; and, together with the First Merger, the "Initial Mergers").

        WHEREAS, prior to the Initial Mergers, each of the Colorado Corporation and the North Dakota Corporation were wholly-owned subsidiaries of the North Dakota Cooperative and, by virtue of the Initial Mergers, the North Dakota Corporation became a wholly-owned subsidiary of the Colorado Corporation.

        WHEREAS, the respective Boards of Directors of the Colorado Corporation and North Dakota Corporation and the Board of Directors of North Dakota Cooperative, as the sole shareholder of each of Colorado Corporation and North Dakota Corporation prior to the Initial Mergers and on the record date for voting upon this Plan, each has approved and adopted this Plan and the transactions contemplated hereby in the manner required by their respective Articles of Incorporation and Bylaws, and the appropriate sections of the Acts.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties contained herein, the parties hereto agree as follows:

        SECTION 1.    THE MERGER.    The Colorado Corporation and North Dakota Corporation shall combine through merger (the "Dakota Pasta Merger") in accordance with the applicable provisions of the Acts, and North Dakota Corporation shall be the surviving corporation and shall continue to exist as a North Dakota corporation by virtue of, and shall be governed by, the North Dakota Corporation Act.

        SECTION 2.    ARTICLES OF MERGER.    As soon as practicable following satisfaction or waiver of all conditions to the consummation of the Dakota Pasta Merger, the articles of merger (the "Articles of Merger") and a statement of merger ("Statement of Merger") shall be executed in compliance with Title 7, Article 101 of the Colorado Corporation Act and Section 10-19.1 of the North Dakota Corporation Act, respectively. The Articles of Merger shall be filed with the Secretary of State of the State of North Dakota and the Statement of Merger shall be filed with the Secretary of State of the State of Colorado, or as otherwise required by the Acts.

        SECTION 3.    EFFECT OF MERGER.    From and after the effective time of the Dakota Pasta Merger, without any further action by the Constituent Corporations or any of their respective shareholders: (a) North Dakota Corporation, as the surviving corporation in the Dakota Pasta Merger, shall have all of the rights, privileges, immunities and powers, and shall be subject to all the duties and liabilities, of a corporation organized under the North Dakota Corporation Act; (b) North Dakota Corporation, as the surviving corporation in the Dakota Pasta Merger, shall possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each Constituent Corporation, and all property, real, personal and mixed, and all debts due on whatever account, including all choices in action, and each and every other interest of or belonging to or due to each Constituent Corporation, shall be deemed to be and hereby is vested in North Dakota Corporation, without further act or deed, and the title to any property, or any interest therein, vested in either Constituent Corporation, shall not revert or be in any way impaired by reason of the Dakota Pasta Merger; (c) North Dakota Corporation shall be responsible and liable for all of the liabilities and obligations of each Constituent Corporation, and any claim existing or action or proceeding pending by or against one of the Constituent Corporations may be prosecuted as if the Dakota Pasta Merger had not taken place or North Dakota Corporation may be substituted in its place; (d) neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Dakota Pasta Merger; and (e) the Dakota Pasta Merger shall have any other effect set forth in the Acts and the Second Amended and Restated Transaction Agreement dated April 18, 2002 between the Colorado Corporation, North Dakota Corporation, Colorado Cooperative and North Dakota Cooperative (the "Transaction Agreement"), in each case with the effect and to the extent provided in the applicable provisions of the Acts.

        SECTION 4.    ARTICLES OF INCORPORATION AND BYLAWS.    From and after the effective time of the Dakota Pasta Merger, pursuant to the Articles of Merger and without any further action by the Constituent Corporations or any of their respective shareholders, the Articles of Incorporation of North Dakota Corporation in effect immediately prior to the effective time of the Dakota Pasta Merger shall be the Articles of Incorporation of North Dakota Corporation, as the surviving corporation in the Dakota Pasta Merger (the "Surviving Entity Articles"). From and after the effective time of the Dakota Pasta Merger, without any further action by the Constituent Corporations or any of their respective shareholders, the Bylaws of North Dakota Corporation in effect immediately prior to the effective time of the Dakota Pasta Merger shall be the Bylaws of North Dakota Corporation, as the surviving corporation in the Dakota Pasta Merger (the "Surviving Entity Bylaws"). A copy of the Surviving Entity Articles of Incorporation and Bylaws has been provided to the respective shareholders of each Constituent Corporation.

        SECTION 5.    BOARD OF DIRECTORS AND OFFICERS.    From and after the effective time of the Dakota Pasta Merger, without any further action by the Constituent Corporations or any of their respective shareholders, each person serving as a director or an officer of the Colorado Corporation immediately prior to the effective time of the Dakota Pasta Merger shall become a director or an officer of North Dakota Corporation, as the surviving corporation in the Dakota Pasta Merger, (in the case of officers, holding the same office in North Dakota Corporation as they held in the Colorado Corporation immediately prior to the effective time of the Dakota Pasta Merger) to serve in accordance with the Surviving Entity Bylaws. The directors and officers of North Dakota Corporation immediately prior to the effective time of the Dakota Pasta Merger shall resign their positions as directors and officers of North Dakota Corporation as of the effective time of the Dakota Pasta Merger.

        SECTION 6.    EXCHANGE, REDESIGNATION AND CONVERSION AND CONTINUATION OF EQUITY INTERESTS.    At the effective time of the Dakota Pasta Merger, the manner and basis of exchanging and continuing the shares of capital stock and options to purchase capital stock of the Colorado Corporation and North Dakota Corporation (all such interests referred to herein as "Colorado Corporation Equity Interests" or "North Dakota Corporation Equity Interests", respectively), and ownership interests in the Colorado Corporation and North Dakota Corporation, for equal Equity Interests and ownership interests in North Dakota Corporation, shall be as follows:

          (a)  COLORADO CORPORATION SHARES.    As of the effective time of the Dakota Pasta Merger, without any further action by the Constituent Corporations or any of their respective shareholders, the Colorado Corporation, as the sole shareholder of North Dakota Corporation after the Initial Mergers and immediately prior to the effective time of the Dakota Pasta Merger, shall cease to exist by operation of the Dakota Pasta Merger and shall cease to be a shareholder of North Dakota Corporation.

          (b)  EXCHANGE AND CONTINUATION OF CORPORATE EQUITY INTERESTS.    As of the effective time of the Dakota Pasta Merger, without any further action by the Constituent Corporations or any of their respective shareholders, all Colorado Corporation Equity Interests standing on the books of the Colorado Corporation immediately prior to the effective time of the Dakota Pasta Merger shall be determined and exchanged for equal North Dakota Corporation Equity Interests at its stated dollar amount on a dollar-for-dollar basis, including as follows:

    (i)
    Common Stock.    Each share of Common Stock, $.01 par value per share, of the Colorado Corporation issued and outstanding immediately prior to the effective time of the Dakota Pasta Merger shall cease to be outstanding and shall be exchanged for one (1) share of Common Stock, $.01 par value per share, of North Dakota Corporation.

    (ii)
    Series A 6% Redeemable Cumulative Preferred Stock.    Each share of Series A 6% Redeemable Cumulative Preferred Stock, $100 par value per share, of the Colorado Corporation issued and outstanding immediately prior to the effective time of the Dakota Pasta Merger shall cease to be outstanding and shall be exchanged for one (1) share of Series A 6% Redeemable Cumulative Preferred Stock, $100 par value per share, of North Dakota Corporation.

    (iii)
    Series B 2% Redeemable Non-Cumulative Preferred Stock.    Each share of Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, of the Colorado Corporation issued and outstanding immediately prior to the effective time of the Dakota Pasta Merger shall cease to be outstanding and shall be exchanged for one (1) share of Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, of North Dakota Corporation.

    (iv)
    Series C 6% Convertible Non-Cumulative Preferred Stock.    Each share of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of the Colorado Corporation issued and outstanding immediately prior to the effective time of the Dakota Pasta Merger shall cease to be outstanding and shall be exchanged for one (1) share of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of North Dakota Corporation.

    (v)
    Options to Purchase Series C 6% Convertible Non-Cumulative Preferred Stock.    Each option to purchase shares of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Corporation which have been granted and which have not been exercised immediately prior to the effective time of the Dakota Pasta

      Merger shall cease to be exercisable and shall be exchanged for an option to purchase a like number of shares of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of North Dakota Corporation.

    (vi)
    Series D Non-Cumulative Delivery Preferred Stock.    Each share of Series D Non-Cumulative Delivery Preferred Stock, $.01 par value per share, of the Colorado Corporation issued and outstanding immediately prior to the effective time of the Dakota Pasta Merger shall cease to be outstanding and shall be exchanged for one (1) share of Series D Non-Cumulative Delivery Preferred Stock, $.01 par value per share, of North Dakota Corporation.

    (vii)
    Net Effect.    The net effect of the exchange of Colorado Corporation Equity Interests for equal North Dakota Corporation Equity Interests shall be that the holders of Colorado Corporation Equity Interests standing on the books of the Colorado Corporation immediately prior to the effective time of the Dakota Pasta Merger shall hold and will have equal North Dakota Corporation Equity Interests immediately following the effective time of the Dakota Pasta Merger, in terms of stated dollar amount on a dollar-for-dollar basis and any other rights and preferences.

          (c)  NORTH DAKOTA CORPORATION EQUITY INTERESTS.    After the Initial Mergers and immediately prior to the effective time of the Dakota Pasta Merger, the Colorado Corporation is the sole shareholder of North Dakota Corporation and all equity interest of any and every nature in North Dakota Corporation is owned by and held in the name of the Colorado Corporation. At the effective time of the Dakota Pasta Merger, the Colorado Corporation, as the merging entity, shall merge with and into North Dakota Corporation and shall cease to exist in its own right. All North Dakota Corporation Equity Interests of any and every nature standing on the books of North Dakota Corporation and held by the Colorado Corporation immediately prior to the effective time of the Dakota Pasta Merger shall be cancelled.

          (d)  SURVIVING ENTITY ARTICLES AND BYLAWS TO GOVERN.    Ownership in North Dakota Corporation and all North Dakota Corporation Equity Interests, whether issued or credited in exchange for Colorado Corporation Equity Interests or continued with respect to North Dakota Corporation Equity Interests as described above, shall in all instances be governed by the provisions of the Surviving Entity Articles and the Surviving Entity Bylaws.

          (e)  FURTHER ASSURANCES OF HOLDERS OF EQUITY.    Each holder of Colorado Corporation Equity Interests and each holder of North Dakota Corporation Equity Interests shall take such action or cause to be taken such action as North Dakota Corporation may reasonably deem necessary or appropriate to effect the exchange and continuation of the equity interests hereunder, including without limitation the execution and delivery of any stock certificates or other evidences of equity being exchanged or continued hereunder.

        SECTION 7.    FURTHER ASSURANCES.    From time to time and after the effective time of the Dakota Pasta Merger, as and when requested by North Dakota Corporation, or its successors or assigns, the Colorado Corporation shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further action or actions, as North Dakota Corporation, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to North Dakota Corporation, or its successors or assigns, title to and possession of all of the properties, rights, privileges, powers and franchises referred to in Section 3 of this Plan, and otherwise to carry out the intent and purposes of this Plan. If North Dakota Corporation shall at any time deem that any further assignments or assurances or any other acts are necessary or desirable to vest, perfect or confirm of record or otherwise the title to any property or to enforce any claims of the Colorado Corporation or North Dakota Corporation vested in North Dakota Corporation pursuant to this Plan, the officers of North Dakota Corporation or its successors or assigns, are hereby specifically authorized as attorneys-in-fact of each the Colorado Corporation and North Dakota Corporation (which appointment is irrevocable and coupled with an interest), to execute and deliver any and all such deeds, assignments and assurances and to do all such other acts in the name and on behalf of each the Colorado Corporation and North Dakota Corporation, or otherwise, as such officer shall deem necessary or appropriate to accomplish such purpose.

        SECTION 8.    AMENDMENTS TO ARTICLES.    As part of the Dakota Pasta Merger, immediately following the effective time of the Dakota Pasta Merger, the Surviving Entity Articles shall be amended to change the name of the North Dakota Corporation from Dakota Growers Restructuring Company, Inc. to Dakota Growers Pasta Company, Inc.

        SECTION 9.    GOVERNING LAW.    This Plan shall be governed by and construed in accordance with the laws of the State of Colorado. In addition, this Plan complies with the requirements of the laws of the State of North Dakota.

        IN WITNESS WHEREOF, this Plan has been agreed to and executed by the duly authorized representatives of the Colorado Corporation and North Dakota Corporation, as of the date first set forth above.

DAKOTA GROWERS RESTRUCTURING COMPANY, INC.
/s/ JOHN S. DALRYMPLE III
By:	John S. Dalrymple, III
Its:	Chairman
DAKOTA GROWERS CORPORATION
/s/ JOHN S. DALRYMPLE III
By:	John S. Dalrymple, III
Its:	Chairman

Appendix D

SECOND AMENDED AND RESTATED
TRANSACTION AGREEMENT

by and among

DAKOTA GROWERS PASTA COMPANY,
a North Dakota cooperative association

and

DAKOTA GROWERS PASTA RESTRUCTURING COOPERATIVE,
a Colorado cooperative association

and

DAKOTA GROWERS CORPORATION,
a Colorado corporation

and

DAKOTA GROWERS RESTRUCTURING COMPANY, INC.,
a North Dakota corporation

Dated as of April 18, 2002

SECOND AMENDED AND RESTATED
TRANSACTION AGREEMENT

        THIS SECOND AMENDED AND RESTATED TRANSACTION AGREEMENT ("Agreement") is made and entered into as of April 18, 2002, by and among DAKOTA GROWERS PASTA COMPANY, a North Dakota cooperative association (the "North Dakota Cooperative"), DAKOTA GROWERS PASTA RESTRUCTURING COOPERATIVE, a Colorado cooperative association (the "Colorado Cooperative"), DAKOTA GROWERS CORPORATION, a Colorado corporation (the "Colorado Corporation"), and DAKOTA GROWERS RESTRUCTURING COMPANY, INC., a North Dakota corporation (the "North Dakota Corporation"), and amends and restates that certain Amended and Restated Transaction Agreement, dated as of March 12, 2002, by and among the North Dakota Cooperative, the Colorado Cooperative, the Colorado Corporation and the North Dakota Corporation.

        WHEREAS, North Dakota Cooperative, Colorado Cooperative, Colorado Corporation and North Dakota Corporation entered into a certain Transaction Agreement, dated as of January 31, 2002, as amended and restated by a certain Amended and Restated Transaction Agreement, dated as of March 12, 2002, and desire to amend and restate such Amended and restated Transaction Agreement hereby; and

        WHEREAS, North Dakota Cooperative, Colorado Cooperative, Colorado Corporation and North Dakota Corporation are each organized to benefit and serve their respective members, patrons and/or shareholders; and

        WHEREAS, the parties believe the interests of their respective members or shareholders will best be benefited and served if the parties reorganize their business operations and corporate structure whereby: (i) the North Dakota Cooperative will merge with and into Colorado Cooperative, with Colorado Cooperative being the surviving entity (the "Colorado Cooperative Merger"); (ii) Colorado Cooperative will then merge with and into Colorado Corporation, with Colorado Corporation being the surviving entity (the "Colorado Corporation Merger"); and (iii) Colorado Corporation will then merge with and into North Dakota Corporation, with North Dakota Corporation being the surviving entity (the "North Dakota Corporation Merger"). The Colorado Cooperative Merger, the Colorado Corporation Merger and the North Dakota Corporation Merger may be referred to in this Agreement individually as a "Merger" or "Transaction" and collectively as the "Mergers" or "Transactions"; and

        WHEREAS, the parties have now agreed on the final terms and conditions of the Mergers, and wish to: (i) memorialize these agreements as more particularly described herein; and (ii) enter into this Agreement for the purpose of effecting the Mergers;

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto agree as follows:

ARTICLE I
OVERVIEW OF THE TRANSACTIONS

        SECTION 1.01    PURPOSE.    The purpose of the transactions contemplated by this Agreement is to reorganize the structure of the North Dakota Cooperative from a North Dakota cooperative association into a North Dakota corporation. This reorganization will be accomplished through a three-step merger process. First, the North Dakota Cooperative shall merge with and into Colorado Cooperative. Second, Colorado Cooperative will merge with and into Colorado Corporation. Third, Colorado Corporation will merge with and into North Dakota Corporation. The Colorado Cooperative Merger, the Colorado Corporation Merger and the North Dakota Corporation Merger are separate and distinct transactions, and each Merger shall be individually consummated. Although the Mergers are separate transactions: (i) consummation of the Colorado Corporation Merger is contingent upon consummation of the Colorado Cooperative Merger and consummation of the Colorado Cooperative

Merger is contingent upon satisfaction of all conditions precedent for consummation of the Colorado Corporation Merger; and (ii) consummation of the North Dakota Corporation Merger is contingent upon consummation of the Colorado Corporation Merger and consummation of the Colorado Corporation Merger is contingent upon satisfaction of all conditions precedent for consummation of the North Dakota Corporation Merger. Upon completion of all of the Mergers, the North Dakota Cooperative, Colorado Cooperative and Colorado Corporation will cease to exist and North Dakota Corporation will continue as the sole surviving entity.

        SECTION 1.02    THE COLORADO COOPERATIVE MERGER.    Subject to the terms and conditions set forth in this Agreement and the Second Amended and Restated Plan of Merger attached hereto as Exhibit A (the "Colorado Cooperative Merger Agreement"), the North Dakota Cooperative will merge with and into Colorado Cooperative. Colorado Cooperative shall be the surviving entity (the "Surviving Colorado Cooperative Merger Entity"). After completion of the Colorado Cooperative Merger and without any further action by its board of directors and members, Colorado Cooperative, as the Surviving Colorado Cooperative Merger Entity, shall merge with and into Colorado Corporation as described in Section 1.03 hereof.

        SECTION 1.03    THE COLORADO CORPORATION MERGER.    Subject to the terms and conditions set forth in this Agreement and the Second Amended and Restated Plan of Merger attached hereto as Exhibit B (the "Colorado Corporation Merger Agreement"), Colorado Cooperative will merge with and into Colorado Corporation. Colorado Corporation shall be the surviving entity (the "Surviving Colorado Corporation Merger Entity"). After completion of the Colorado Corporation Merger and without any further action by its board of directors and members, Colorado Corporation, as the Surviving Colorado Corporation Merger Entity, shall merge with and into North Dakota Corporation as described in Section 1.04 hereof.

        SECTION 1.04    THE NORTH DAKOTA CORPORATION MERGER.    Subject to the terms and conditions set forth in this Agreement and the Second Amended and Restated Plan of Merger attached hereto as Exhibit C (the "North Dakota Corporation Merger Agreement), Colorado Corporation will merge with and into North Dakota Corporation. North Dakota Corporation shall be the surviving entity (the "Surviving Entity"), and thereafter shall continue to exist and operate as Dakota Growers Restructuring Company, Inc. under the laws of the State of North Dakota until such time as the name of Dakota Growers Restructuring Company, Inc. is changed to Dakota Growers Pasta Company, Inc. which shall be effected shortly after consummation of the North Dakota Corporation Merger.

        SECTION 1.05    THE CLOSINGS.    The closings of the Colorado Cooperative Merger, the Colorado Corporation Merger and the North Dakota Corporation Merger (the "Closings") will take place at the effective time of the Colorado Cooperative Merger (the "Colorado Cooperative Merger Effective Time"), the effective time of the Colorado Corporation Merger (the "Colorado Corporation Merger Effective Time") and the effective time of the North Dakota Corporation Merger (the "North Dakota Corporation Merger Effective Time"), respectively, at the offices of Lindquist & Vennum P.L.L.P., 4200 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402 or on such other time and/or at such other place as the parties may agree. The Colorado Cooperative Merger Effective Time shall be before the Colorado Corporation Merger Effective Time and the North Dakota Corporation Merger Effective Time. The Colorado Corporation Merger Effective Time shall be after the Colorado Cooperative Merger Effective Time and before the North Dakota Corporation Merger Effective Time. The North Dakota Merger Effective Time shall be after the Colorado Cooperative Merger Effective Time and the Colorado Corporation Merger Effective Time.

        SECTION 1.06    ACTIONS AT THE CLOSINGS.    At the Closings, the parties shall take the following actions:

  (a)
  Colorado Cooperative Merger. The North Dakota Cooperative and Colorado Cooperative shall (i) execute and deliver to each other the various certificates, instruments, and documents referred to in the Colorado Cooperative Merger Agreement, and (ii) file with the Secretary of State of the States of North Dakota and Colorado articles of merger as required by the laws of the States of North Dakota and Colorado to effectuate the merger in accordance with the terms of the Colorado Cooperative Merger Agreement.

  (b)
  Colorado Corporation Merger. Colorado Cooperative and Colorado Corporation shall (i) execute and deliver to each other the various certificates, instruments, and documents referred to in the Colorado Corporation Merger Agreement, and (ii) file with the Colorado Secretary of State statements of merger as required by the laws of the State of Colorado to effectuate the merger in accordance with the terms of the Colorado Corporation Merger Agreement.

  (c)
  North Dakota Corporation Merger. Colorado Corporation and North Dakota Corporation shall (i) execute and deliver to each other the various certificates, instruments, and documents referred to in the North Dakota Corporation Merger Agreement, and (ii) file with the Secretaries of States of State for Colorado and North Dakota articles of merger as required by the laws of the States of Colorado and North Dakota to effectuate the merger in accordance with the terms of the North Dakota Corporation Merger Agreement.

        SECTION 1.07    ACTION FOLLOWING NORTH DAKOTA CORPORATION MERGER EFFECTIVE TIME.    At any time after the North Dakota Corporation Merger Effective Time, North Dakota Corporation as the Surviving Entity may take any action (including executing and delivering any document) in the name and on behalf of any party to this Agreement in order to carry out and effectuate the transactions contemplated by this Agreement.

        SECTION 1.08    EFFECT OF THE MERGERS.

        (a)  Articles of Incorporation and By-Laws. The Articles of Incorporation of North Dakota Corporation attached hereto as Exhibit D and the By-Laws of North Dakota Corporation attached hereto as Exhibit E shall become the Articles of Incorporation and By-Laws of the Surviving Entity.

        (b)  Directors and Officers. The officers and directors of the North Dakota Cooperative at the Colorado Cooperative Merger Effective Time shall, from and after the North Dakota Corporation Effective Time, be the directors and officers of North Dakota Corporation (the "North Dakota Corporation Directors and Officers") to serve until their respective terms have expired and their successors have been duly elected and qualified in accordance with the terms of North Dakota Corporation's Articles of Incorporation and By-Laws. The terms of the North Dakota Corporation Directors and Officers shall expire on the date each such director's or officer's term would have expired under the North Dakota Cooperative's Articles of Incorporation and By-Laws had the Mergers not occurred. At the Colorado Cooperative Merger Effective Time, the Colorado Corporation Merger Effective Time and the North Dakota Corporation Merger Effective Time, respectively, the initial directors and officers of Colorado Cooperative, Colorado Corporation and North Dakota Corporation, respectively, immediately prior to the Colorado Cooperative Merger Effective Time, the Colorado Corporation Merger Effective Time and the North Dakota Corporation Merger Effective Time, respectively, shall resign as directors and officers of Colorado Cooperative, Colorado Corporation and North Dakota Corporation, respectively.

        (c)  Stock and Units of Equity Participation. As a result of the Mergers, without any further action by the parties or any of their respective members or shareholders, and as further described in the

Colorado Cooperative Merger Agreement, the Colorado Corporation Merger Agreement and the North Dakota Corporation Merger Agreement:

            (i)  Each member of the North Dakota Cooperative immediately prior to the Colorado Cooperative Merger Effective Time shall first become a member of Colorado Cooperative as a result of the Colorado Cooperative Merger, then shall automatically become a shareholder of Colorado Corporation upon consummation of the Colorado Corporation Merger and then shall automatically become a shareholder of North Dakota Corporation as the Surviving Entity upon consummation of the North Dakota Corporation Merger; and

          (ii)  Upon consummation of the Colorado Cooperative Merger, (1) the stock and units of equity participation held by each member of the North Dakota Cooperative shall be automatically converted into like forms and amounts (on a one-for-one basis) of stock and units of equity participation of Colorado Cooperative and (2) all stock and units of equity participation of Colorado Cooperative owned by the North Dakota Cooperative shall be cancelled without payment of any consideration therefor. Upon consummation of the Colorado Corporation Merger, (1) each share of Membership Stock of Colorado Cooperative shall be automatically converted into twenty-five (25) shares of Common Stock of Colorado Corporation, (ii) each share of Equity Stock of Colorado Cooperative shall be automatically converted into one (1) share of Common Stock of Colorado Corporation and one (1) share of Series D Non-Cumulative Delivery Preferred Stock of Colorado Corporation, (iii) each share of Series A 6% Redeemable Non-Cumulative Preferred Stock of Colorado Cooperative, shall be automatically converted into one (1) share of Series A 6% Redeemable Cumulative Preferred Stock of Colorado Corporation, (iv) each share of Series B 2% Redeemable Non-Cumulative Preferred Stock of Colorado Cooperative shall be automatically converted into one (1) share of Series B 2% Redeemable Non-Cumulative Preferred Stock of Colorado Corporation, (v) each share of Series C 6% Convertible Non-Cumulative Preferred Stock of Colorado Cooperative shall be automatically converted into one (1) share of Series C 6% Convertible Non-Cumulative Preferred Stock of Colorado Corporation, (vi) each option to purchase shares of Series C 6% Convertible Non-Cumulative Preferred Stock of Colorado Cooperative shall be automatically converted into an option to purchase a like number of shares of Series C 6% Convertible Non-Cumulative Preferred Stock of Colorado Corporation and (vii) every $7.36 of Non-Qualified Written Notices of Allocation in Colorado Cooperative shall be automatically converted into one (1) share of Common Stock of Colorado Corporation, and (2) all stock of Colorado Corporation owned by Colorado Cooperative shall be cancelled without payment of any consideration therefor. Upon consummation of the North Dakota Corporation Merger, (1) the stock held by each shareholder of Colorado Corporation shall be automatically converted into like forms and amounts (on a one-for-one basis) of stock of North Dakota Corporation, (2) the options held by each holder of options to purchase shares of Series C 6% Convertible Non-Cumulative Preferred Stock of Colorado Corporation shall be automatically converted into options to purchase a like number of shares of Series C 6% Convertible Non-Cumulative Preferred Stock of North Dakota Corporation and (3) all stock of North Dakota Corporation owned by Colorado Corporation shall be cancelled without payment of any consideration therefor.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE NORTH DAKOTA COOPERATIVE

        SECTION 2.01    REPRESENTATIONS AND WARRANTIES OF THE NORTH DAKOTA COOPERATIVE.    The North Dakota Cooperative represents and warrants to Colorado Cooperative that the statements contained in this Article II are correct and complete in all material respects as of the date of this Agreement.

        SECTION 2.02    ORGANIZATION AND GOOD STANDING.    The North Dakota Cooperative is a cooperative association duly organized and existing under Section 10-15 of the North Dakota Cooperative Association Act (as amended, the "North Dakota Cooperative Act"), is in good standing under the laws of the State of North Dakota, and has all requisite corporate power and authority to own its properties and conduct its business as it is presently being conducted. The North Dakota Cooperative is duly qualified to do business and is in good standing in each jurisdiction in which it conducts business or owns or leases properties of a nature which would require such qualification.

        SECTION 2.03    CAPITAL STOCK AND EQUITY PARTICIPATION UNITS.    As of the date hereof, the authorized capital stock of the North Dakota Cooperative consists of 2,000 shares of Membership Stock, of which 1,155 shares are issued and outstanding, 25,000,000 shares of Equity Stock, of which 11,275,297 shares are issued and outstanding, and 50,000 shares of Preferred Stock. Of the 50,000 shares of Preferred Stock authorized, a total of 13,327 shares have been designated as Series A 6% Redeemable Non-Cumulative Preferred Stock, Series B 6% Redeemable Non-Cumulative Preferred Stock or Series C 6% Convertible Non-Cumulative Preferred Stock. The outstanding shares of Membership Stock, Equity Stock and Preferred Stock of North Dakota Cooperative have been duly authorized and are validly issued and outstanding.

        SECTION 2.04    FINANCIAL STATEMENTS.    The North Dakota Cooperative has delivered to Colorado Cooperative its audited financial statements as of July 31, 2001, accompanied by the opinion of Eide Bailly LLP and its unaudited financial statements as of January 31, 2002, certified by the Chief Financial Officer of the North Dakota Cooperative. Such financial statements fairly present the financial position of the North Dakota Cooperative at the dates indicated therein and the results of its operation for the periods indicated therein, in conformity with generally accepted accounting principles consistently applied. There has been no material adverse change in the financial condition or results of operations of the North Dakota Cooperative since the date of such financial statements.

        SECTION 2.05    UNDISCLOSED LIABILITIES.    Except for those liabilities reflected in the financial statements referred to in Section 2.04 and for liabilities incurred in the ordinary course of business since January 31, 2002, the North Dakota Cooperative has not incurred a liability that, either individually or in the aggregate, has had or will have a material adverse effect on the North Dakota Cooperative.

        SECTION 2.06    COMPLIANCE WITH APPLICABLE LAWS.    The North Dakota Cooperative is in compliance with all applicable laws and regulations the violation of which would have a material adverse effect on the North Dakota Cooperative or on its business as currently conducted. The North Dakota Cooperative has all material licenses and permits required by law or otherwise necessary for the proper operation of its business as currently conducted, all of such licenses and permits are in full force and effect, and no action to terminate, withdraw, not renew or materially limit or otherwise change any such license or permit is pending or has been threatened by any governmental agency or other party.

        SECTION 2.07    LEGAL PROCEEDINGS.    There is no material action, proceeding or investigation by any administrative or regulatory body or other person which has been commenced or is pending, or to the best of the North Dakota Cooperative's knowledge after reasonable inquiry, is threatened against the North Dakota Cooperative or any of the assets which are owned by the North Dakota Cooperative.

        SECTION 2.08    ABSENCE OF DEFAULTS.    The North Dakota Cooperative is not in any material respect in default under any provision of its Articles of Incorporation or By-Laws or any material indenture, mortgage, loan agreement or other material agreement to which it is a party or by which it is bound, and the North Dakota Cooperative is not in violation of any statute, order, rule or regulation of any court or governmental agency having jurisdiction over it or its properties which if enforced could have a material adverse effect on its business, and except for any consent or approval identified on Exhibit F attached hereto, neither the execution and delivery of this Agreement nor the consummation of the Transactions in accordance with this Agreement will in any material respect conflict with or result in a breach of any of the foregoing, which if enforced could have a material adverse effect on its business.

        SECTION 2.09    AUTHORIZATION.    The North Dakota Cooperative has the corporate power and authority to execute and to perform its obligations under this Agreement (subject to Section 7.01(a)). This Agreement and the Transaction have been duly and validly authorized by the Board of Directors of the North Dakota Cooperative and, except for the approval of its members as required by Section 7.01(a), no other corporate action is required by the North Dakota Cooperative in connection with this Agreement or the Transaction. This Agreement constitutes the valid and binding agreement of the North Dakota Cooperative, enforceable against the North Dakota Cooperative in accordance with its terms, except to the extent such enforcement may be limited by the application of equitable principles where equitable relief is sought or bankruptcy and other laws relating to the enforcement of creditors, rights generally.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF COLORADO COOPERATIVE

        SECTION 3.01    REPRESENTATIONS AND WARRANTIES OF COLORADO COOPERATIVE.    Colorado Cooperative represents and warrants to the North Dakota Cooperative and Colorado Corporation that the statements contained in this Article III are correct and complete in all material respects as of the date of this Agreement.

        SECTION 3.02    ORGANIZATION AND GOOD STANDING.    Colorado Cooperative is a cooperative association duly organized and existing under Title 7, Article 56 of the Colorado Revised Statutes (the "Colorado Cooperative Act"), is in good standing under the laws of the State of Colorado, and has all requisite corporate power and authority to own its properties and conduct its business as it is presently being conducted. Colorado Cooperative is duly qualified to do business and is in good standing in each jurisdiction in which it conducts business or owns or leases properties of a nature which would require such qualification.

        SECTION 3.03    CAPITAL STOCK.    As of the date hereof, the authorized capital stock of Colorado Cooperative consists of 2,000 shares of Membership Stock, of which one (1) share is issued and outstanding, 25,000,000 shares of Equity Stock, of which no shares are issued and outstanding, and 50,000 shares of Preferred Stock, of which no shares are outstanding. Of the 50,000 shares of Preferred Stock authorized, a total of 13,327 shares have been designated as Series A 6% Redeemable Non-Cumulative Preferred Stock, Series B 6% Redeemable Non-Cumulative Preferred Stock or Series C 6% Convertible Non-Cumulative Preferred Stock.

        SECTION 3.04    AUTHORIZATION.    Colorado Cooperative has the corporate power and authority to execute and to perform its obligations under this Agreement (subject to the approval of its member as required by Sections 7.01(b) and 7.02(a)). This Agreement and the Transaction have been duly and validly authorized by the Board of Directors of Colorado Cooperative, and except for the approval of the Board of Directors of North Dakota Cooperative in its capacity as the sole member of Colorado Cooperative (as required by Sections 7.01(b) and 7.02(a)) no other corporate action is required by Colorado Cooperative in connection with this Agreement or the Transactions. This Agreement constitutes the valid and binding agreement of Colorado Cooperative, enforceable against Colorado Cooperative in accordance with its terms, except to the extent such enforcement may be limited by the application of equitable principles where equitable relief is sought or bankruptcy and other laws relating to the enforcement of creditors, rights generally.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF COLORADO CORPORATION

        SECTION 4.01    REPRESENTATIONS AND WARRANTIES OF COLORADO CORPORATION.    Colorado Corporation represents and warrants to Colorado Cooperative and North Dakota Corporation that the statements contained in this Article IV are correct and complete in all material respects as of the date of this Agreement.

        SECTION 4.02    ORGANIZATION AND GOOD STANDING.    Colorado Corporation is a corporation duly organized and existing under Title 7, Article 101 of the Colorado Revised Statutes, (the "Colorado Corporation Act"), is in good standing under the laws of the State of Colorado, and has all requisite corporate power and authority to own its properties and conduct its business as it is presently being conducted. Colorado Corporation is duly qualified to do business and is in good standing in each jurisdiction in which it conducts business or owns or leases properties of a nature which would require such qualification.

        SECTION 4.03    CAPITAL STOCK.    As of the date hereof, the authorized capital stock of Colorado Corporation consists of consists of 75,000,000 shares of Common Stock, of which one (1) share is issued and outstanding, and 25,000,000 shares of Preferred Stock, of which no shares are outstanding. Of the 25,000,000 shares of Preferred Stock authorized, a total of 11,327,480 shares have been designated as Series A 6% Redeemable Cumulative Preferred Stock, Series B 6% Redeemable Non-Cumulative Preferred Stock, Series C 6% Convertible Non-Cumulative Preferred Stock or Series D Delivery Preferred Stock.

        SECTION 4.04    AUTHORIZATION.    Colorado Corporation has the corporate power and authority to execute and to perform its obligations under this Agreement (subject to the approval of its shareholder as required by Sections 7.02(b) and 7.03(a)). This Agreement and the Transaction have been duly and validly authorized by the Board of Directors of Colorado Corporation, and except for the approval of the Board of Directors of North Dakota Cooperative as the sole shareholder of Colorado Corporation (as required by Sections 7.02(b) and 7.03(a)) no other corporate action is required by Colorado Corporation in connection with this Agreement or the Transactions. This Agreement constitutes the valid and binding agreement of Colorado Corporation, enforceable against Colorado Corporation in accordance with its terms, except to the extent such enforcement may be limited by the application of equitable principles where equitable relief is sought or bankruptcy and other laws relating to the enforcement of creditors, rights generally.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF NORTH DAKOTA CORPORATION

        SECTION 5.01    REPRESENTATIONS AND WARRANTIES OF NORTH DAKOTA CORPORATION.    North Dakota Corporation represents and warrants to Colorado Corporation that the statements contained in this Article V are correct and complete in all material respects as of the date of this Agreement.

        SECTION 5.02    ORGANIZATION AND GOOD STANDING.    North Dakota Corporation is a corporation duly organized and existing under the North Dakota Business Corporation Act, is in good standing under the laws of the State of North Dakota, and has all requisite corporate power and authority to own its properties and conduct its business as it is presently being conducted. North Dakota Corporation is duly qualified to do business and is in good standing in each jurisdiction in which it conducts business or owns or leases properties of a nature which would require such qualification.

        SECTION 5.03    CAPITAL STOCK.    As of the date hereof, the authorized capital stock of North Dakota Corporation consists of consists of 75,000,000 shares of Common Stock, of which one (1) share is issued and outstanding, and 25,000,000 shares of Preferred Stock, of which no shares are outstanding. Of the 25,000,000 shares of Preferred Stock authorized, a total of 11,327,480 shares have been designated as Series A 6% Redeemable Cumulative Preferred Stock, Series B 6% Redeemable Non-Cumulative Preferred Stock, Series C 6% Convertible Non-Cumulative Preferred Stock or Series D Delivery Preferred Stock.

        SECTION 5.04    AUTHORIZATION.    North Dakota Corporation has the corporate power and authority to execute and to perform its obligations under this Agreement (subject to the approval of its shareholder as required by Sections 7.03(b)). This Agreement and the Transaction have been duly and validly authorized by the Board of Directors of North Dakota Corporation, and except for the approval of the Board of Directors of North Dakota Cooperative as the sole shareholder of North Dakota Corporation (as required by Section 7.03(b)) no other corporate action is required by North Dakota Corporation in connection with this Agreement or the Transactions. This Agreement constitutes the valid and binding agreement of North Dakota Corporation, enforceable against North Dakota Corporation in accordance with its terms, except to the extent such enforcement may be limited by the application of equitable principles where equitable relief is sought or bankruptcy and other laws relating to the enforcement of creditors, rights generally.

ARTICLE VI
COVENANTS

        SECTION 6.01    REASONABLE BEST EFFORTS.    Each party agrees to cooperate with the other parties hereto and to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Mergers as promptly as practicable. In addition, each party shall cooperate and use its reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties necessary to consummate the Transactions contemplated by this Agreement.

        SECTION 6.02    CONDUCT OF BUSINESS.    During the period from the date of this Agreement to the Colorado Cooperative Effective Time, the Colorado Corporation Effective Time and the North Dakota Corporation Effective Time, as the case may be, except as expressly contemplated by this Agreement, each of the North Dakota Cooperative, Colorado Cooperative, Colorado Corporation and North Dakota Corporation shall conduct its business in the ordinary course and in a manner consistent with its past practices (except as expressly contemplated hereby), and shall use good faith efforts to preserve intact its business organization, properties (except as they may be sold, used or otherwise disposed of in the ordinary course) and the good will of its members, suppliers, customers and others having business relationships with it.

        SECTION 6.03    FORBEARANCES.    During the period from the date of this Agreement to the Colorado Cooperative Merger Effective Time, the Colorado Corporation Merger Effective Time and the North Dakota Corporation Merger Effective Time, as the case may be, except as expressly contemplated by this Agreement, without the prior consent of the other parties to this Agreement, no party shall:

          (a)  grant to any person any option or other right to acquire capital stock or other equity interests, except for allocation of patronage equities in a manner consistent with past practice;

          (b)  issue any additional shares or units of capital stock and other equity interests, except in the ordinary course of business and consistent with past practice;

          (c)  enter into, amend or terminate any material contract, lease or understanding;

          (d)  amend its Articles of Incorporation, its By-Laws or any board policies;

          (e)  incur any indebtedness for borrowed money or make any commitment to borrow money, except indebtedness incurred in the ordinary course of business pursuant to credit arrangements existing as of the date of this Agreement (including any renewals thereof);

          (f)    make any material capital expenditures other than in the ordinary course of business or which were disclosed to the other party;

          (g)  mortgage any of its assets or properties, or except in the ordinary course of business, sell any of its material assets or properties;

          (h)  pay any dividends or make any distributions with respect to its capital stock or equity interests, except in the ordinary course of business;

          (i)    reclassify, combine, subdivide, split, or amend its capital stock or equity interests;

          (j)    purchase, acquire or redeem any shares of its capital stock or equity interests, except in the ordinary course of business; or

          (k)  agree or commit to do any of the foregoing.

        SECTION 6.04    MEETINGS OF MEMBERS OR STOCKHOLDERS.    The North Dakota Cooperative will take all steps necessary to call an appropriate meeting of its members, for the purpose of considering and voting on this Agreement (which vote is only necessary and shall only constitute a vote to the extent that this Agreement relates to the Colorado Cooperative Merger) and the Colorado Cooperative Merger Agreement in accordance with its respective Articles of Incorporation, By-Laws and applicable law.

        SECTION 6.05    ACCESS.    Each party will permit the authorized representatives of the other parties to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of such party, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to such party, and will furnish them such additional financial and operating data and other information concerning its business and properties as such other parties may from time to time reasonably request. Each of the parties will use their best efforts to cause all confidential information obtained by it from the other parties to be treated as such, will also use its best efforts not to use such information in a manner detrimental to such party and, if for any reason the Transactions are not consummated, will promptly return all documents, papers, books, records and other materials (and all copies thereof) obtained in the course of its investigation and evaluation.

        SECTION 6.06    NOTICE OF DEVELOPMENTS.    Each party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties contained herein. Except as specified in such written notice, no disclosure by a party pursuant to this Section 6.06 shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

        SECTION 6.07    EXCLUSIVITY.    Except for the Transactions contemplated by this Agreement, none of the parties will (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of such party (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. Each party will notify the other party immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

        SECTION 6.08    REGISTRATION STATEMENT.    North Dakota Corporation shall promptly prepare and file with the SEC a Registration Statement on Form S-4 and any necessary amendments thereto (the "Registration Statement") in connection with the issuance of Common Stock, Series A 6% Redeemable Cumulative Preferred Stock, Series B 6% Redeemable Non-Cumulative Preferred Stock, Series C 6% Convertible Non-Cumulative Preferred Stock and Series D Delivery Preferred Stock in the North Dakota Corporation Merger. The parties shall use their reasonable best efforts to have the Registration Statement declared effective under the Securities Act of 1933 (the "Securities Act") as promptly as practicable after such filing, and the parties shall thereafter mail or deliver the Member Vote Information Statement—Prospectus, which constitutes a part of the Registration Statement, to their respective members.

ARTICLE VII
CONDITIONS PRECEDENT

        SECTION 7.01    CONDITIONS TO OBLIGATIONS OF EACH PARTY TO THE COLORADO COOPERATIVE MERGER.    The respective obligations of the North Dakota Cooperative and Colorado Cooperative to consummate the Colorado Cooperative Merger and other matters described in this Agreement, are subject to the satisfaction or waiver of each of the following conditions on or before the Colorado Cooperative Merger Effective Time, except that condition (f) must be satisfied and cannot be waived by either party:

          (a)  The members of the North Dakota Cooperative shall have approved this Agreement (which approval is only necessary and shall only constitute an approval of this Agreement to the extent that this Agreement relates to the Colorado Cooperative Merger) and the Colorado Cooperative Merger Agreement, all in accordance with the requirements of applicable law and the Articles of Incorporation and By-Laws of the North Dakota Cooperative;

          (b)  The Board of Directors of North Dakota Cooperative, as the sole member of Colorado Cooperative, shall have approved the Colorado Cooperative Merger Agreement and this Agreement all in accordance with the requirements of applicable law and the Articles of Incorporation and By-Laws of Colorado Cooperative;

          (c)  No injunction, restraining order or order of any nature issued by any court of competent jurisdiction, government or governmental agency enjoining the Transaction shall have been issued and remain in effect;

          (d)  All consents, approvals and waivers which are necessary in connection with the Transactions, or any part thereof, shall have been obtained, including the consents and approvals referred to in Exhibit F attached hereto;

          (e)  No action shall have been threatened or instituted by any governmental agency or any other person challenging the legality of the Transactions, seeking to prevent or delay consummation of the Transactions or seeking to obtain divestiture or other relief in the event of consummation of the Transactions. It is understood in the event that such an action is threatened or instituted, the parties will first attempt for a period of 90 days to obtain dismissal or other favorable resolution of such threatened or actual action prior to exercise of their right to terminate hereunder;

          (f)    The Board of Directors of North Dakota Cooperative, as the sole member of Colorado Cooperative, shall have approved the Colorado Corporation Merger Agreement and this Agreement as set forth in Section 7.02(a); and

          (g)  The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        SECTION 7.02    CONDITIONS TO OBLIGATIONS OF EACH PARTY TO THE COLORADO CORPORATION MERGER.    The respective obligations of Colorado Cooperative and Colorado Corporation to consummate the Colorado Corporation Merger and other matters described in this Agreement, are subject to the satisfaction or waiver of each of the following conditions on or before the Colorado Corporation Merger Effective Time, except that condition (f) must be satisfied and cannot be waived by either party:

          (a)  The Board of Directors of North Dakota Cooperative, as the sole member of Colorado Cooperative, shall have approved this Agreement and the Colorado Corporation Merger Agreement, all in accordance with the requirements of applicable law and the Articles of Incorporation and By-Laws of Colorado Cooperative;

          (b)  The Board of Directors of North Dakota Cooperative, as the sole shareholder of Colorado Corporation, shall have approved this Agreement and the Colorado Corporation Merger Agreement, all in accordance with the requirements of applicable law and the Articles of Incorporation and By-Laws of Colorado Corporation;

          (c)  No injunction, restraining order or order of any nature issued by any court of competent jurisdiction, government or governmental agency enjoining the Transaction shall have been issued and remain in effect;

          (d)  All consents, approvals and waivers which are necessary in connection with the Transactions, or any part thereof, shall have been obtained, including the consents and approvals referred to in Exhibit F attached hereto;

          (e)  No action shall have been threatened or instituted by any governmental agency or any other person challenging the legality of the Transactions, seeking to prevent or delay consummation of the Transactions or seeking to obtain divestiture or other relief in the event of consummation of the Transactions. It is understood in the event that such an action is threatened or instituted, the parties will first attempt for a period of 90 days to obtain dismissal or other favorable resolution of such threatened or actual action prior to exercise of their right to terminate hereunder;

          (f)    The members of the North Dakota Cooperative and the Board of Directors of North Dakota Cooperative, as the sole member of Colorado Cooperative, shall have approved the Colorado Cooperative Merger Agreement and this Agreement as set forth in Section 7.01(a) and 7.01(b), and the Colorado Cooperative Merger should be consummated, and the Board of Directors of North Dakota Cooperative, as the sole shareholder of the Colorado Corporation, shall have approved the North Dakota Corporation Merger Agreement as set forth in Section 7.03(a); and

          (g)  The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        SECTION 7.03    CONDITIONS TO OBLIGATIONS OF EACH PARTY TO THE NORTH DAKOTA CORPORATION MERGER.    The respective obligations of Colorado Corporation and North Dakota Corporation to consummate the North Dakota Corporation Merger and other matters described in this Agreement, are subject to the satisfaction or waiver of each of the following conditions on or before the North Dakota Corporation Merger Effective Time, except that condition (f) must be satisfied and cannot be waived by either party:

          (a)  The Board of Directors of North Dakota Cooperative, as the sole shareholder of Colorado Corporation, shall have approved this Agreement and the North Dakota Corporation

  Merger Agreement, all in accordance with the requirements of applicable law and the Articles of Incorporation and By-Laws of Colorado Corporation;

          (b)  The Board of Directors of North Dakota Cooperative, as the sole shareholder of North Dakota Corporation, shall have approved this Agreement and the North Dakota Corporation Merger Agreement, all in accordance with the requirements of applicable law and the Articles of Incorporation and By-Laws of North Dakota Cooperative

          (c)  No injunction, restraining order or order of any nature issued by any court of competent jurisdiction, government or governmental agency enjoining the Transaction shall have been issued and remain in effect;

          (d)  All consents, approvals and waivers which are necessary in connection with the Transactions, or any part thereof, shall have been obtained, including the consents and approvals referred to in Exhibit F attached hereto;

          (e)  No action shall have been threatened or instituted by any governmental agency or any other person challenging the legality of the Transactions, seeking to prevent or delay consummation of the Transactions or seeking to obtain divestiture or other relief in the event of consummation of the Transactions. It is understood in the event that such an action is threatened or instituted, the parties will first attempt for a period of 90 days to obtain dismissal or other favorable resolution of such threatened or actual action prior to exercise of their right to terminate hereunder;

          (f)    The members of the North Dakota Cooperative and the Board of Directors of North Dakota Cooperative, as the sole member of the Colorado Cooperative, shall have approved the Colorado Cooperative Merger Agreement as set forth in Section 7.01(a) and 7.01(b), and the Board of Directors of North Dakota Cooperative, as the sole member of the Colorado Cooperative and the sole shareholder of Colorado Corporation, shall have approved the Colorado Corporation Merger Agreement and this Agreement as set forth in Section 7.02(a) and 7.02(b), and the Colorado Cooperative Merger and the Colorado Corporation Merger shall be consummated; and

          (g)  The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        SECTION 7.04    ADDITIONAL CONDITIONS TO OBLIGATION OF THE NORTH DAKOTA COOPERATIVE.    The obligation of the North Dakota Cooperative to consummate the Colorado Cooperative Merger is subject to the satisfaction or waiver of each of the following additional conditions at or before the Colorado Cooperative Merger Effective Time:

          (a)  The representations and warranties of Colorado Cooperative contained in this Agreement shall be true and correct in all material respects as of the Colorado Cooperative Merger Effective Time as though such representations and warranties were made on and as of the Colorado Cooperative Merger Effective Time, and Colorado Cooperative shall have performed in all material respects all obligations required to be performed by it under this Agreement and the Colorado Cooperative Merger Agreement prior to the Colorado Cooperative Merger Effective Time;

          (b)  The North Dakota Cooperative shall have received a certificate, dated as of the Colorado Cooperative Merger Effective Time, and executed by the President of Colorado Cooperative, certifying in such detail as the North Dakota Cooperative may reasonably request as to the accuracy of such representations and warranties, the fulfillment of such obligations, compliance with such covenants and satisfaction of the conditions to the North Dakota Cooperative's obligation as of the Colorado Cooperative Merger Effective Time; and

          (c)  All actions, proceedings and documents necessary to carry out the Transactions shall be reasonably satisfactory to the North Dakota Cooperative.

        SECTION 7.05    ADDITIONAL CONDITIONS TO OBLIGATION OF COLORADO COOPERATIVE.    The obligation of Colorado Cooperative to consummate the Colorado Cooperative Merger and the Colorado Corporation Merger is subject to the satisfaction or waiver of each of the following additional conditions at or before the Colorado Cooperative Merger Effective Time and the Colorado Corporation Merger Effective Time, as the case may be:

          (a)  The representations and warranties of the North Dakota Cooperative and Colorado Corporation contained in this Agreement shall be true and correct in all material respects as of the Colorado Cooperative Merger Effective Time and the Colorado Corporation Merger Effective Time, as the case may be, as though such representations and warranties were made on and as of the Colorado Cooperative Merger Effective Time and the Colorado Corporation Merger Effective Time, as the case may be, and the North Dakota Cooperative and Colorado Corporation shall have performed in all material respects all of their respective obligations required to be performed by each of them under this Agreement, the Colorado Cooperative Merger Agreement and the Colorado Corporation Merger Agreement prior to the Colorado Cooperative Merger Effective Time and the Colorado Corporation Merger Effective Time, as the case may be;

          (b)  No fact, event or circumstance shall have occurred or become known to Colorado Cooperative after the date hereof that alone, or together with all other facts, events or circumstances, has had or is reasonably likely to have a material adverse effect on the North Dakota Cooperative or the Colorado Corporation;

          (c)  Colorado Cooperative shall have received a certificate, from each of the North Dakota Cooperative and Colorado Corporation dated as of the Colorado Cooperative Merger Effective Time and the Colorado Corporation Merger Effective Time, as the case may be, executed by their respective Presidents, certifying in such detail as Colorado Cooperative may reasonably request as to the accuracy of their representations and warranties, the fulfillment of their obligations, compliance with their covenants and satisfaction of the conditions to Colorado Cooperative's obligations as of the Colorado Cooperative Merger Effective Time and the Colorado Corporation Merger Effective Time, as the case may be; and

          (d)  All actions, proceedings and documents necessary to carry out the Transaction shall be reasonably satisfactory to Colorado Cooperative.

        SECTION 7.06    ADDITIONAL CONDITIONS TO OBLIGATION OF COLORADO CORPORATION.    The obligation of Colorado Corporation to consummate the Colorado Corporation Merger and the North Dakota Corporation Merger is subject to the satisfaction or waiver of each of the following additional conditions at or before the Colorado Corporation Merger Effective Time and the North Dakota Corporation Merger Effective Time, as the case may be:

          (a)  The representations and warranties of the Colorado Cooperative and North Dakota Corporation contained in this Agreement shall be true and correct in all material respects as of the Colorado Corporation Merger Effective Time and the North Dakota Merger Effective Time, as the case may be, as though such representations and warranties were made on and as of the Colorado Corporation Merger Effective Time and the North Dakota Corporation Merger Effective Time, as the case may be, and the Colorado Cooperative and North Dakota Corporation shall have performed in all material respects all of their respective obligations required to be performed by each of them under this Agreement, the Colorado Corporation Merger Agreement and the North

  Dakota Corporation Merger Agreement prior to the Colorado Corporation Merger Effective Time and the North Dakota Corporation Merger Effective Time, as the case may be;

          (b)  No fact, event or circumstance shall have occurred or become known to Colorado Corporation after the date hereof that alone, or together with all other facts, events or circumstances, has had or is reasonably likely to have a material adverse effect on the Colorado Cooperative or the North Dakota Corporation;

          (c)  Colorado Corporation shall have received a certificate, from each of the Colorado Cooperative and North Dakota Corporation dated as of the Colorado Corporation Merger Effective Time and the North Dakota Corporation Merger Effective Time, as the case may be, executed by their respective Presidents, certifying in such detail as Colorado Corporation may reasonably request as to the accuracy of their representations and warranties, the fulfillment of their obligations, compliance with their covenants and satisfaction of the conditions to Colorado Corporation's obligations as of the Colorado Corporation Merger Effective Time and the North Dakota Merger Effective Time, as the case may be; and

          (d)  All actions, proceedings and documents necessary to carry out the Transaction shall be reasonably satisfactory to Colorado Corporation.

        SECTION 7.07    ADDITIONAL CONDITIONS TO OBLIGATION OF NORTH DAKOTA CORPORATION.    The obligation of North Dakota Corporation to consummate the North Dakota Corporation Merger is subject to the satisfaction or waiver of each of the following additional conditions at or before the North Dakota Merger Effective Time:

          (a)  The representations and warranties of Colorado Corporation contained in this Agreement shall be true and correct in all material respects as of the North Dakota Merger Effective Time as though such representations and warranties were made on and as of the North Dakota Merger Effective Time, and Colorado Corporation shall have performed in all material respects all obligations required to be performed by it under this Agreement and the North Dakota Corporation Merger Agreement prior to the North Dakota Merger Effective Time;

          (b)  No fact, event or circumstance shall have occurred or become known to North Dakota Corporation after the date hereof that alone, or together with all other facts, events or circumstances, has had or is reasonably likely to have a material adverse effect on Colorado Corporation;

          (c)  North Dakota Corporation shall have received a certificate, dated as of the North Dakota Corporation Merger Effective Time, and executed by the President of Colorado Corporation, certifying in such detail as North Dakota Corporation may reasonably request as to the accuracy of such representations and warranties, the fulfillment of such obligations, compliance with such covenants and satisfaction of the conditions to North Dakota Corporation's obligation as of the North Dakota Corporation Merger Effective Time; and

          (d)  All actions, proceedings and documents necessary to carry out the Transactions shall be reasonably satisfactory to Colorado Corporation and to North Dakota Corporation.

ARTICLE VIII
POST CLOSING AGREEMENTS

        SECTION 8.01    EMPLOYEE BENEFIT PLANS.    From and after the North Dakota Corporation Merger Effective Time, the employee benefit plans of the North Dakota Cooperative in effect as of the date of this Agreement shall remain in effect with respect to employees of the North Dakota Cooperative (or their subsidiaries) covered by such plans at the closing date until such time as North Dakota Corporation shall, subject to applicable law and the terms of such plans, adopt new benefit plans with respect to employees of North Dakota Corporation. North Dakota Corporation agrees to honor in accordance with their terms all benefits vested as of the date hereof under the employee benefit plans of the North Dakota Cooperative. Nothing in this Section 8.01 shall be interpreted as preventing North Dakota Corporation from amending, modifying or terminating any employee benefit plan of the North Dakota Cooperative or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

        SECTION 8.02    INDEMNIFICATION; DIRECTORS' AND OFFICERS; INSURANCE.    From and after the North Dakota Corporation Merger Effective Time, the Surviving Entity shall indemnify each present and former director, officer, employee or agent of the North Dakota Cooperative, Colorado Cooperative or Colorado Corporation and each person who, while a director or officer of the North Dakota Cooperative and at the request of the North Dakota Cooperative, serves or has served another corporation, cooperative, partnership, joint venture or any other enterprise as a director, officer or partner, against any losses, claims, damages, liabilities or expenses (including legal fees) arising out of or pertaining to matters existing or occurring at or before the Colorado Cooperative Merger Effective Time, the Colorado Corporation Merger Effective Time and the North Dakota Corporation Merger Effective Time, whether asserted or claimed prior to, at or after the North Dakota Corporation Merger Effective Time, to the fullest extent permitted by law. The Surviving Entity may obtain insurance coverage against any such loss, claim or expense, subject to standard exclusions and exceptions to coverage, but is not obligated to do so.

ARTICLE IX
TERMINATION

        SECTION 9.01    TERMINATION OF AGREEMENT.    This Agreement shall be terminated and the Transactions abandoned if at any time prior to the Colorado Cooperative Merger Effective Time, the Colorado Corporation Merger Effective Time and the North Dakota Corporation Merger Effective Time, as the case may be:

          (a)  The members of the North Dakota Cooperative fail to approve the Merger as required by Section 7.01(a), or the member of Colorado Cooperative fails to approve the Merger as required by Sections 7.01(b) and 7.02(a), or the shareholder of Colorado Corporation fails to approve the Merger as required by Sections 7.02(b) and 7.03(a), or the shareholder of North Dakota Corporation fails to approve the Merger as required by Section 7.03(b).

          (b)  The parties mutually agree in writing to terminate this Agreement; or

          (c)  Either party to a Merger delivers a written notice to the other, to the effect that (i) one or more of the conditions to its obligations as set forth herein cannot be met, (ii) the other party has defaulted in a material respect under one or more of its covenants or agreements contained herein, or (iii) any of the representations or warranties of the other party are or have become materially untrue or incorrect as of the date of such notice, and in any case such condition or conditions have not been satisfied, such default or defaults have not been remedied or such representation or warranty has not been rendered true and correct within thirty(30) days after such notice is mailed; or

          (d)  The Closings have not occurred on or before June 30, 2002, or such later date as the parties may mutually agree upon.

        SECTION 9.02    EFFECT OF TERMINATION.    If this Agreement is terminated pursuant to Section 9.01 above, all rights and obligations of the parties hereunder shall terminate without any liability of either party to the other (except for any liability of a party then in breach); provided, however, that the confidentiality and return of documents provisions contained in or referred to Section 6.05 above shall survive any such termination.

ARTICLE X
MISCELLANEOUS

        SECTION 10.01    WAIVER.    At any time before the Colorado Cooperative Merger Effective Time, the Colorado Corporation Merger Effective Time and the North Dakota Corporation Merger Effective Time, as the case may be, any provision of this Agreement may, to the extent legally allowed, be waived by the party benefited by the provision, either orally or in writing. The consummation of the Mergers shall be conclusive evidence that every provision that benefits a party has been either complied with or waived by such party. After approval of the Colorado Cooperative Merger and that part of this Agreement relating thereto by the respective members of the North Dakota Cooperative and Colorado Cooperative, there may not be any waiver of any provision of this Agreement which would reduce the form of consideration to be received by such members in the Mergers.

        SECTION 10.02    AMENDMENT.    The parties by mutual consent may amend, modify or supplement this Agreement in such manner as may be agreed upon in writing; provided, however, that after approval of the Mergers by the respective members of the North Dakota Cooperative and Colorado Cooperative, this Agreement may not be amended if it would violate applicable law or reduce the form of the consideration to be received by members in the Mergers.

        SECTION 10.03    BINDING NATURE.    This Agreement shall be binding upon and inure only to the benefit of the parties hereto and their respective successors and assigns, provided that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties hereto.

        SECTION 10.04    COUNTERPARTS.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        SECTION 10.05    ENTIRE AGREEMENT.    This Agreement, the Colorado Cooperative Merger Agreement, the Colorado Corporation Merger Agreement, the North Dakota Corporation Merger Agreement and the other documents referred to herein and therein set forth the entire understanding of the parties hereto with respect to the matters provided for herein and therein and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of either party.

        SECTION 10.06    NOTICES.    All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if delivered personally, telecopied (with confirmation) or mailed by certified or registered mail (return receipt requested), to the parties at the following addresses (or such other address as such party may specify by like notice):

        If to the North Dakota Cooperative: Dakota Growers Pasta Company

    One Pasta Avenue
    Carrington, North Dakota 58421
    Attn: Timothy J. Dodd

        If to the Colorado Cooperative: Dakota Growers Restructuring Cooperative

    One Pasta Avenue
    Carrington, North Dakota 58421
    Attn: Timothy J. Dodd

        If to the Colorado Corporation: Dakota Growers Corporation

    One Pasta Avenue
    Carrington, North Dakota 58421
    Attn: Timothy J. Dodd

        If to the North Dakota Corporation: Dakota Growers Restructuring Company, Inc.

    One Pasta Avenue
    Carrington, North Dakota 58421
    Attn: Timothy J. Dodd

        SECTION 10.07    NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES.    The representations and warranties of the parties contained in Articles II, III, IV and V of this Agreement shall form the basis for closing conditions only, shall not survive the Colorado Cooperative Merger Effective Time, the Colorado Corporation Merger Effective Time and the North Dakota Corporation Merger Effective Time, as the case may be, and shall not form the basis for any action by or on behalf of either party or any third party for breach, misrepresentation or indemnity at any time after the Colorado Cooperative Merger Effective Time, the Colorado Corporation Merger Effective Time and the North Dakota Corporation Merger Effective Time, as the case may be.

        SECTION 10.08    CAPTIONS.    The article and section headings of this Agreement are for convenience only and shall not affect the meaning or construction of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

DAKOTA GROWERS PASTA COMPANY
/s/ JOHN S. DALRYMPLE, III
By:	John S. Dalrymple, III
Its:	Chairman
DAKOTA GROWERS PASTA RESTRUCTURING COOPERATIVE
/s/ JOHN S. DALRYMPLE, III
By:	John S. Dalrymple, III
Its:	Chairman
DAKOTA GROWERS CORPORATION
/s/ JOHN S. DALRYMPLE, III
By:	John S. Dalrymple, III
Its:	Chairman
DAKOTA GROWERS RESTRUCTRUING COMPANY, INC.
/s/ JOHN S. DALRYMPLE, III
By:	John S. Dalrymple, III
Its:	Chairman

EXHIBIT A TO TRANSACTION AGREEMENT

COLORADO COOPERATIVE MERGER AGREEMENT

See Appendix A for Exhibit A to Transaction Agreement

EXHIBIT B TO TRANSACTION AGREEMENT

COLORADO CORPORATION MERGER AGREEMENT

See Appendix B for Exhibit B to Transaction Agreement

EXHIBIT C TO TRANSACTION AGREEMENT

NORTH DAKOTA CORPORATION MERGER AGREEMENT

See Appendix C for Exhibit C to Transaction Agreement

EXHIBIT D TO TRANSACTION AGREEMENT

ARTICLES OF INCORPORATION OF NORTH DAKOTA CORPORATION

See Appendix E for Exhibit D to Transaction Agreement

EXHIBIT E TO TRANSACTION AGREEMENT

BY-LAWS OF NORTH DAKOTA CORPORATION

See Appendix F for Exhibit E to Transaction Agreement

EXHIBIT F TO TRANSACTION AGREEMENT

CONSENTS AND APPROVALS

Consent of CoBank
Consent of holders of Series A Preferred Stock
Consent of holders of Series B Preferred Stock

Appendix E

SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
DAKOTA GROWERS RESTRUCTURING COMPANY, INC.

        The undersigned incorporator, a natural person of full age, in order to form a business corporation under the North Dakota Business Corporation Act, hereby adopts the following articles of incorporation:

        ARTICLE I.    NAME.    The name of this corporation is Dakota Growers Restructuring Company, Inc. (hereinafter called the "Company").

        ARTICLE II.    EXISTENCE.    The period of the Company's duration is perpetual.

        ARTICLE III.    PURPOSE.    The purposes for which the Company is organized are to engage in any lawful act or activity for which corporations may be organized under the North Dakota Business Corporation Act, including, but not limited to, the manufacturing of food for human consumption from durum and other grain products, engaging in any related activity or service in conjunction with the marketing, manufacturing, processing or utilization of grain, grain products, grain by-products and other agricultural products.

        ARTICLE IV.    AUTHORIZED SHARES.    The total number of shares of capital stock which the Company has authority to issue is One Hundred Million (100,000,000) shares, consisting of:

  (1)
  Seventy Five Million (75,000,000) shares which are hereby designated as Common Stock, par value $.01 per share (the "Common Stock");

  (2)
  Thirteen Million Six Hundred Seventy-Two Thousand Five Hundred Twenty (13,672,520) shares which are hereby designated as Unclassified Preferred Stock, par value $.01 per share (the "Preferred Stock");

  (3)
  Five Hundred Thirty-Three (533) shares which are hereby designated as Series A 6% Redeemable Cumulative Preferred Stock, par value $100 per share (the "Series A Preferred Stock");

  (4)
  Five Hundred Twenty-Five (525) shares which are hereby designated as Series B 2% Redeemable Non-Cumulative Preferred Stock, par value $100 per share (the "Series B Preferred Stock");

  (5)
  Two Thousand Forty-Five (2,045) shares which are hereby designated as Series C 6% Convertible Non-Cumulative Preferred Stock, par value $100 per share (the "Series C Preferred Stock"); and

  (6)
  Eleven Million Three Hundred Twenty-Four Thousand Three Hundred Seven-Seven (11, 324, 377) shares which are hereby designated as Series D Non-Cumulative Delivery Preferred Stock, par value $.01 per share (the "Series D Delivery Preferred Stock").

        The Common Stock, Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Delivery Preferred Stock shall have the rights, privileges, preferences, qualifications, limitations and restrictions set forth below. All shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and all future classes of Preferred Stock will be uncertificated when originally issued and shall be originally issued, recorded and transferred by electronic means. Following the date of original issuance of any shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or any future class of Preferred Stock, a holder thereof may make a written request, addressed to the attention of the Secretary of the Company, that any or all of such holder's shares be reissued to such holder in certificated form, in which event the Company shall deliver to such holder one or more certificates representing the shares so requested to be reissued in certificated form. Any such written request shall specify: (i) the name and address of the person making the request; (ii) the total number shares within each class of shares held by such person; and (iii) the number of shares within each class of shares held by such person that such person desires to have reissued in certificated form, in addition to any other information that is requested by the Company to be provided to effect the reissuance of such shares in certificated form. Any shares reissued in certificated form will be signed by the President or Vice President and the Secretary or Assistant Secretary of the corporation. The signatures of the President or Vice President and the Secretary or Assistant Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a share certificate shall have ceased to be an officer, transfer agent or registrar before such certificate is issued, the certificate may be reissued by the Company with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its reissue. Each certificated share shall contain all proper and relevant information as required under North Dakota law.

        ARTICLE V.    COMMON STOCK.

        5.1    Voting.    Except as required by applicable law, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters to be voted upon by the Company's shareholders. The right to vote provided herein shall be subject to the provisions of the By-Laws of the Company in effect from time to time with respect to closing the transfer books and fixing a record date for the determination of shares entitled to vote.

        5.2    Dividends.    Subject to the preferential dividend rights of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Delivery Preferred Stock and any future class of Preferred Stock with dividend rights preferential to the dividend rights of Common Stock, holders of Common Stock shall be entitled to receive when, as and if declared by the Board of Directors of the Company, out of any assets of the Company legally available therefor, such dividends as may be declared from time to time by the Board of Directors of the Company.

        5.3    Liquidation.    Upon the occurrence of a Liquidation Event (as hereinafter defined), after payment of amounts to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Delivery Preferred Stock and any future class of Preferred Stock with a liquidation preference senior to the liquidation rights of Common Stock, the remaining assets of the Company available for distribution shall be paid to the holders of Common Stock ratably among such holders based upon the number of share of Common Stock held by each holder as of the time of such distribution. "Liquidation Event" means the voluntary or involuntary liquidation, dissolution or winding up of the Company The Company shall mail written notices of a Liquidation Event to each record holder of Common Stock no less than 60 days prior to the payment date stated therein. Payments required to be made pursuant to this Section 5.3 shall be made in cash.

        5.4    Preemptive Rights.    Unless otherwise provided by the Board of Directors of the Company, no holder of Common Stock of the Company shall have any preferential, preemptive, or other rights of subscription to any shares of any class of capital stock of the Company allotted or sold or to be allotted or sold now or hereafter authorized, or to any obligations convertible into the capital stock of the Company of any class, or any right of subscription to any part thereof.

        ARTICLE VI.    PREFERRED STOCK.    From the pool of unclassified Preferred Stock one or more series may be issued as determined from time to time by the Board of Directors of the Company. The Board of Directors of the Company is hereby granted the express authority to fix any other designations, powers, preferences, rights, qualifications, limitations or restrictions with respect to any particular series of Preferred Stock prior to issuance thereof.

        ARTICLE VII.    SERIES A PREFERRED STOCK.

        7.1    Voting.    Except as required by North Dakota law, the holders of Series A Preferred Stock shall not be entitled to vote any matters to be voted upon by the Company's shareholders.

        7.2    Dividends.    Holders of Series A Preferred Stock shall receive, out of funds legally available therefor, cumulative dividends on each share of Series A Preferred Stock accruing at the rate of six percent (6.0%) of the par value of each share per annum. One quarter of the annual dividends on Series A Preferred Stock shall be payable each quarter.

        7.3    Liquidation.    Upon the occurrence of a Liquidation Event, after any distribution or payment is made on any future class of Preferred Stock with a liquidation preference that is senior to the liquidation rights of Series A Preferred Stock, but before any distribution or payment is made on Series B Preferred Stock, Series C Preferred Stock, Series D Delivery Preferred Stock, Common Stock and any future class of Preferred Stock with a liquidation preference junior to the liquidation rights of Series A Preferred Stock, each holder of Series A Preferred Stock shall be entitled to receive the $100.00 par value on every share of Series A Preferred Stock held by such holder, plus any accumulated and unpaid dividends thereon to the date fixed for distribution. If, upon any Liquidation Event, the Company's remaining assets to be distributed among the holders of Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount to which they are entitled to be paid, then the entire remaining assets to be distributed shall be distributed ratably among the holders of Series A Preferred Stock. The Company shall mail written notices of a Liquidation Event to each record holder of Series A Preferred Stock no less than 60 days prior to the payment date stated therein. Payments required to be made pursuant to this Section 7.3 shall be made in cash.

        7.4    Redemption.

  (a)
  Redemption by the Company.    The Company may (subject to contractual and other restrictions with respect thereto and the legal availability of funds therefore) at any time redeem all or any portion of the Series A Preferred Stock outstanding. On any such redemption, the Company shall pay a price per share of Series A Preferred Stock equal to the $100.00 par value thereof, plus any accumulated but unpaid dividends thereon to the date fixed for redemption (the "Series A Redemption Value).

  (b)
  Redemption Payment.    For each share of Series A Preferred Stock to be redeemed, the Company shall be obligated on the date such share of Series A Preferred Stock is to be redeemed to pay the holder thereof (upon surrender by such holder at the Company's principal office of the certificate representing such share of Series A Preferred Stock, to the extent held in certificated form) an amount in immediately available funds equal to the Series A Redemption Value of such share of Series A Preferred Stock (the "Series A Redemption Payment"). If the funds of the Company legally available for redemption of Series A Preferred Stock on any redemption date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of share of Series A Preferred Stock ratably among the holders of Series A Preferred Stock. At any time thereafter, when additional funds of the Company are legally available for the redemption of shares of Series A Preferred Stock, such funds shall immediately be used to redeem the balance (or such ratable amount as is possible as described above) of the shares of Series A Preferred Stock which the Company has become obligated to redeem.

  (c)
  Notice of Redemption.    The Company shall mail written notice of redemption of any Series A Preferred Stock to each record holder thereof not more than 60 days nor less than 30 days prior to the date on which such redemption is to be made. In the case of shares of Series A Preferred Stock represented by a certificate, in the event that fewer than the total number of shares of Series A Preferred Stock represented by such certificate are redeemed, a new certificate representing the number of unredeemed shares of Series A Preferred Stock shall be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed shares of Series A Preferred Stock.

  (d)
  Determination of the Number of Each Holder's Series A Preferred Stock to be Redeemed.    The number of shares of Series A Preferred Stock to be redeemed from each holder thereof in redemptions hereunder shall be the number of shares of Series A Preferred Stock determined by multiplying the total number of shares of Series A Preferred Stock to be redeemed times a fraction, the numerator of which shall be the total number of shares of Series A Preferred Stock then held by such holder and the denominator of which shall be the total number of shares of Series A Preferred Stock then outstanding.

  (e)
  Redeemed or Otherwise Acquired Shares.    Any shares of Series A Preferred Stock that are redeemed or otherwise acquired by the Company shall be cancelled and shall not be reissued, sold or transferred by the Company.

        7.5    Preemptive Rights.    Unless otherwise provided by the Board of Directors of the Company, no holder of Series A Preferred Stock of the Company shall have any preferential, preemptive, or other rights of subscription to any shares of any class of capital stock of the Company allotted or sold or to be allotted or sold now or hereafter authorized, or to any obligations convertible into the capital stock of the Company of any class, or any right of subscription to any part thereof.

        ARTICLE VIII.    SERIES B PREFERRED STOCK.

        8.1    Voting.    Except as required by North Dakota law, the holders of Series B Preferred Stock shall not be entitled to vote any matters to be voted upon by the Company's shareholders.

        8.2    Dividends.    Subject to the preferential dividend rights of the Series A Preferred Stock and any future class of Preferred Stock with dividend rights preferential to the dividend rights of Series B Preferred Stock, holders of the Series B Preferred Stock shall receive when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available therefor, dividends on each share of Series B Preferred Stock accruing at the rate of two percent (2.0%) of the par value of each share per annum. Dividends on Series B Preferred Stock shall not accrue if not declared by the Board of Directors of the Company.

        8.3    Liquidation.    Upon the occurrence of a Liquidation Event, after any distribution or payment is made on Series A Preferred Stock and any future class of Preferred Stock with a liquidation preference that is senior to the liquidation rights of Series B Preferred Stock, but before any distribution or payment is made on Series D Delivery Preferred Stock, Common Stock and any future class of Preferred Stock with a liquidation preference junior to the liquidation rights of Series B Preferred Stock, each holder of Series B Preferred Stock shall be entitled to receive the $100.00 par value on every share of Series B Preferred Stock held by such holder, plus any declared and unpaid dividends thereon to the date fixed for distribution. If, upon any Liquidation Event, the Company's remaining assets to be distributed among the holders of Series B Preferred Stock and Series C Preferred Stock are insufficient to permit payment to such holders of the aggregate amount to which they are entitled to be paid, then the entire remaining assets to be distributed shall be distributed ratably among such holders. The Company shall mail written notices of a Liquidation Event to each record holder of Series B Preferred Stock no less than 60 days prior to the payment date stated therein. Payments required to be made pursuant to this Section 8.3 shall be made in cash.

        8.4    Redemptions.

  (a)
  Redemptions by the Company.    The Company may (subject to contractual and other restrictions with respect thereto and the legal availability of funds therefore) at any time redeem all or any portion of the Series B Preferred Stock outstanding. On any such redemption, the Company shall pay a price per share of Series B Preferred Stock equal to the $100.00 par value thereof, plus any accumulated but unpaid dividends thereon to the date fixed for redemption (the "Series B Redemption Value).

  (b)
  Redemption Payment.    For each share of Series B Preferred Stock to be redeemed, the Company shall be obligated on the date such share of Series B Preferred Stock is to be redeemed to pay the holder thereof (upon surrender by such holder at the Company's principal office of the certificate representing such share of Series B Preferred Stock, to the extent held in certificated form) an amount in immediately available funds equal to the Series B Redemption Value of such share of Series B Preferred Stock (the "Series B Redemption Payment"). If the funds of the Company legally available for redemption of Series B Preferred Stock on any redemption date are insufficient to redeem the total number of shares of Series B Preferred Stock to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of share of Series B Preferred Stock ratably among the holders of Series B Preferred Stock. At any time thereafter when additional funds of the Company are legally available for the redemption of shares of Series B Preferred Stock, such funds shall immediately be used to redeem the balance (or such ratable amount as is possible as described above) of the shares of Series B Preferred Stock which the Company has become obligated to redeem.

  (c)
  Notice of Redemption.    The Company shall mail written notice of redemption of any Series B Preferred Stock to each record holder thereof not more than 60 days nor less than 30 days prior to the date on which such redemption is to be made. In the case of shares of Series B Preferred Stock represented by a certificate, in the event that fewer than the total number of shares of Series B Preferred Stock represented by such certificate are redeemed, a new certificate representing the number of unredeemed shares of Series B Preferred Stock shall be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed shares of Series B Preferred Stock.

  (d)
  Determination of the Number of Each Holder's Series B Preferred Stock to be Redeemed.    The number of share of Series B Preferred Stock to be redeemed from each holder thereof in redemptions hereunder shall be the number of shares of Series B Preferred Stock determined by multiplying the total number of shares of Series B Preferred Stock to be redeemed times a fraction, the numerator of which shall be the total number of shares of Series B Preferred Stock then held by such holder and the denominator of which shall be the total number of shares of Series B Preferred Stock then outstanding.

  (e)
  Redeemed or Otherwise Acquired Shares.    Any shares of Series B Preferred Stock that are redeemed or otherwise acquired by the Company shall be cancelled and shall not be reissued, sold or transferred by the Company.

        8.5    Preemptive Rights.    Unless otherwise provided by the Board of Directors of the Company, no holder of Series B Preferred Stock of the Company shall have any preferential, preemptive, or other rights of subscription to any shares of any class of capital stock of the Company allotted or sold or to be allotted or sold now or hereafter authorized, or to any obligations convertible into the capital stock of the Company of any class, or any right of subscription to any part thereof.

        ARTICLE IX.    SERIES C PREFERRED STOCK.

        9.1    Voting.    Unless required by North Dakota law, the holders of Series C Preferred Stock shall not be entitled to vote any matters to be voted upon by the Company's shareholders.

        9.2    Dividends.    Subject to the preferential dividend rights of the Series A Preferred Stock, Series B Preferred Stock and any future class of Preferred Stock with dividend rights preferential to the dividend rights of Series C Preferred Stock, holders of the Series C Preferred Stock shall receive when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available therefor, dividends on each share of Series C Preferred Stock accruing at the rate of six percent (6.0%) of the par value of each share per annum. Dividends on Series C Preferred Stock shall not accrue if not declared by the Board of Directors of the Company.

        9.3    Liquidation.    Upon the occurrence of a Liquidation Event, after any distribution or payment is made on Series A Preferred Stock and any future class of Preferred Stock with a liquidation preference that is senior to the liquidation rights of Series C Preferred Stock, but before any distribution or payment is made on Series D Delivery Preferred Stock, Common Stock and any future class of Preferred Stock with a liquidation preference junior to the liquidation rights of Series C Preferred Stock, each holder of Series C Preferred Stock shall be entitled to receive the $100.00 par value on every share of Series C Preferred Stock held by such holder, plus any declared and unpaid dividends thereon to the date fixed for distribution. If, upon any Liquidation Event, the Company's remaining assets to be distributed among the holders of Series C Preferred Stock and Series B Preferred Stock are insufficient to permit payment to such holders of the aggregate amount to which they are entitled to be paid, then the entire remaining assets to be distributed shall be distributed ratably among such holders. The Company shall mail written notices of a Liquidation Event to each record holder of Series C Preferred Stock no less than 60 days prior to the payment date stated therein. Payments required to be made pursuant to this Section 9.3 shall be made in cash.

        9.4    Conversion.

  (a)
  Conversion Generally.    A holder of Series C Preferred Stock may, at any time, convert all or any portion of such holder's shares of Series C Preferred Stock into shares of the Common Stock and Series D Delivery Preferred Stock in accordance with the terms and conditions of this Section 9.4.

  (b)
  Conversion Ratio.    For each share of Series C Preferred Stock that the holder thereof elects to convert to Common Stock and Series D Delivery Preferred Stock, the Company shall be obligated on the Exchange Date (as hereinafter defined) to issue to the holder thereof twenty-four (24) shares of Common Stock of the Company and 24 shares of Series D Delivery Preferred Stock.

  (c)
  Notice of Conversion.    A holder of Series C Preferred Stock who elects to convert all or any portion of such holder's shares of Series C Preferred Stock into Common Stock and Series D Delivery Preferred Stock shall mail written notice of the conversion to the attention of the Secretary of the Company at the Company's principal offices, not more than 60 nor less than 30 days prior to the date on which such conversion is to be made, which must be a business day (the "Exchange Date"). Such notice shall set forth: (i) the name of the holder of the Series C Preferred Stock to be converted; (ii) the number of shares of Series C Preferred Stock held by such holder; (iii) the number of shares of Series C Preferred Stock that such holder elects to convert to Common Stock and Series D Delivery Preferred Stock; and (iv) the Exchange Date. The holder of Series C Preferred Stock shall, along with the notice called for by this Section 9.3(c), tender such holder's certificate representing all of the shares of Series C Preferred Stock owned by such holder, to the extent that such holder holds shares of Series C Preferred Stock in certificated form.

  (d)
  Rights Upon Conversion.    On the Exchange Date, all rights of the holder of such share of Series C Preferred Stock shall cease, and such share of Series C Preferred Stock shall not be deemed to be outstanding.

  (e)
  Cancellation of Shares.    Any shares of Series C Preferred Stock that are exchanged by the Company shall be canceled and shall not be reissued, sold or transferred.

        9.5    Preemptive Rights.    Unless otherwise provided by the Board of Directors of the Company, no holder of Series C Preferred Stock of the Company shall have any preferential, preemptive, or other rights of subscription to any shares of any class of capital stock of the Company allotted or sold or to be allotted or sold now or hereafter authorized, or to any obligations convertible into the capital stock of the Company of any class, or any right of subscription to any part thereof.

        ARTICLE X.    SERIES D DELIVERY PREFERRED STOCK.

        10.1    Voting.    Except as required by North Dakota law, the holders of Series D Delivery Preferred Stock shall not be entitled to vote on any matters to be voted upon by the Company's shareholders.

        10.2    Dividends.    Subject to the preferential dividend rights of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any future class of Preferred Stock with dividend rights preferential to the dividend rights of Series D Delivery Preferred Stock, holders of the Series D Delivery Preferred Stock shall receive when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available therefor, a dividend of up to $.04 per share on each share of Series D Delivery Preferred Stock; provided however an annual dividend of $.01 per share of Series D Delivery Preferred Stock must be paid prior to payment of any dividend on Common Stock. Dividends on Series D Delivery Preferred Stock shall not accrue if not declared by the Board of Directors of the Company.

        10.3    Liquidation.    Upon the occurrence of a Liquidation Event, subject to the liquidation preference of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any future class of Preferred Stock with a liquidation preference that is senior to the liquidation rights of Series D Preferred Stock, but before any distribution or payment is made on Common Stock and any future class of Preferred Stock with a liquidation preference junior to the liquidation rights of Series D Preferred Stock, each holder of Series D Delivery Preferred Stock shall be entitled to receive the $.01 par value on every share of Series D Delivery Preferred Stock held by such holder, plus any declared and unpaid dividends thereon to the date fixed for distribution. If, upon any Liquidation Event, the Company's remaining assets to be distributed among the holders of Series D Delivery Preferred Stock are insufficient to permit payment to such holders of the aggregate amount to which they are entitled to be paid, then the entire remaining assets to be distributed shall be distributed ratably among such holders. The Company shall mail written notices of a Liquidation Event to each record holder of Series D Delivery Preferred Stock no less than 60 days prior to the payment date stated therein. Payments required to be made pursuant to this Section 10.3 shall be made in cash.

        10.4    Delivery of Durum Wheat.

  (a)
  Each share of Series D Delivery Preferred Stock shall carry the privilege but not the obligation to deliver one (1) bushel of durum wheat to the Company per fiscal year under the terms of this section. From time to time the Company will post notices to the market (a "Market Notice"), typically on the North Dakota corporation's Web site, for the purchase of durum wheat. Holders of Series D Delivery Preferred Stock may also telephone the Company for information on Market Notices. A posted Market Notice will contain, along with other terms in this section, unique grading factors and quality specifications that will be applicable to every delivered bushel of durum wheat. The Company reserves the right to reject, in whole or in part, any delivery of durum wheat that pursuant to the delivery privilege fails to meet the grading factors or quality specifications contained within the most recently posted Market Notice.

  (b)
  During the period specified in the Market Notice (which shall not be less than twenty-four (24) hours), the holders of Series D Delivery Preferred Stock may avail themselves of the privilege to deliver one (1) bushel per share of durum wheat on a first-come first-serve basis. The delivery of durum wheat to the Company shall be on such terms and conditions as are set forth in the Market Notice; provided, however, that, in any given fiscal year of the Company, the delivery privilege shall be exercisable only once with respect to each share of Series D Delivery Preferred Stock. In the event that, upon expiration of the period specified in the Market Notice, holders of Series D Delivery Preferred Stock have not fulfilled all of the Company's durum wheat requirements as set forth in such Market Notice, the Company shall have the right to purchase durum wheat to fulfill its remaining requirements outside the Series D Delivery Preferred Stock delivery privilege. Such remaining requirements may be filled by purchases of durum from any party, without volume limitation.

        10.5    Preemptive Rights.    Unless otherwise provided by the Board of Directors of the Company, no holder of Series D Delivery Preferred Stock of the Company shall have any preferential, preemptive, or other rights of subscription to any shares of any class of capital stock of the Company allotted or sold or to be allotted or sold now or hereafter authorized, or to any obligations convertible into the capital stock of the Company of any class, or any right of subscription to any part thereof.

        10.6    Transfers.    Any transfer of Series D Delivery Preferred Stock shall be subject to the prior approval of the Board of Directors; any transfer attempted or completed without such approval shall be null and void.

        ARTICLE XI.    REGISTERED AGENT.    The registered office and the executive office of the Company in the State of North Dakota shall be One Pasta Avenue, Carrington, ND 58421. The name and address of the registered agent of the Company is Thomas P. Friezen, One Pasta Avenue, Carrington, ND 58421.

        ARTICLE XII.    REGISTRATION OF TRANSFER.    The Company shall keep at its principal office (or at such other place as the Company reasonably designates) a register for the registration of shares of Common Stock, Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Delivery Preferred Stock.

        ARTICLE XIII.    REPLACEMENT.    Upon: (i) receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Delivery Preferred Stock or any future class of Preferred Stock; and (ii) receipt of indemnity reasonably satisfactory to the Company (in the case of any such loss, theft or destruction) or surrender of such certificate (in the case of any such mutilation); and (iii) payment of any costs and/or fees that may be required by the Company and/or the Company's transfer agent, the Company shall promptly execute and deliver in lieu of such certificate of like kind representing the number of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Delivery Preferred Stock or future class of Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

        ARTICLE XIV.    NOTICES.    All notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid or by a reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (a) to the Company at its principal executive offices or (b) to any shareholder at such holder's address as it appears in the stock records of the Company (unless otherwise indicated by any holder).

        ARTICLE XV.    AMENDMENT AND WAIVER.    No amendment or waiver of any provision of these Articles of Incorporation shall be effective without the prior consent of the holders of at least a majority of the then outstanding shares of Common Stock voting as a class.

        ARTICLE XVI.    VOTES REQUIRED.    At all meetings of shareholders, each shareholder of record shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such shareholder of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the voting power of all of the shares of stock of the Company outstanding and entitled to vote on any matter, question or proposal brought before such meeting shall decide such question, unless the question is one upon which, by express provision of law, this Articles of Incorporation or the By-Laws of the Company, a different vote is required, in which case such express provision shall govern and control the decision of such question.

        ARTICLE XVII.    BOARD OF DIRECTORS.    For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company and of the directors and of its shareholders, as the case may be, it is further provided:

  (a)
  The business and affairs of the Company shall be managed by or under the direction of the Board of Directors.

  (b)
  The Board of Directors must be comprised of at least five (5) directors who are residents of the State of North Dakota (each director who is elected to fill one of the minimum of five (5) seats on the Board of Directors that are to be held by residents of the State of North Dakota being, individually, a "Qualified Resident Director" and, collectively, the "Qualified Resident Directors"). Further, at least three (3) of the directors must be agricultural producers, with the ability and resources to produce small grains, including but not limited to Hard Amber Durum Wheat (each director who is elected to fill one of the minimum of three (3) seats on the Board of Directors that are to be held by agricultural producers with the ability and resources to produce small grains being, individually, a "Qualified Producing Director" and, collectively, the "Qualified Producing Directors"). Any one individual who is both a resident of North Dakota and an agricultural producer of small grains may be counted twice solely towards fulfilling the foregoing requirements for the makeup of the Board of Directors.

  (c)
  If a director: (i) is elected to fill one of the minimum of five (5) seats on the Board of Directors that are to be held by Qualified Resident Directors and such director fails to maintain continuous, uninterrupted residency in North Dakota following such director's election to the Board of Directors; or (ii) is elected to fill one of the minimum of three (3) seats on the Board of Directors that are to be held by Qualified Producing Directors and such director no longer has the ability or means to preserve his status as an agricultural producer of small grains following such director's election to the Board of Directors, then such director may be removed, at the discretion of the Board of Directors, pursuant to a majority vote of the then remaining directors.

  (d)
  No otherwise valid action taken by the Board of Directors shall be void or voidable due to the failure of the Board of Directors to be comprised of at least five (5) Qualified Resident Directors and at least three (3) Qualified Producing Directors at the time of such action if each of the directors then on the Board of Directors who were elected to fill a seat to be held by a Qualified Resident Director or Qualified Producing Director satisfied the requirements to be a Qualified Resident Director or Qualified Producing Director, as the case may be, at the time of such directors' election to the Board of Directors.

  (e)
  The Board of Directors will be divided into three classes: Class I, Class II and Class III. There will be an equal number of directors in each of Class I, Class II and Class III, except that, if the Board of Directors consists of a number of directors such that mathematically there cannot be an equal number of directors in each of Class I, Class II or Class III, then the one remaining director shall be made a member of Class I and, if there is more than one remaining director, then the first remaining director shall be made a member of Class I and the second remaining director shall me made a member of Class II. Each director in each of Class I, Class II and Class III will hold office until the third regular meeting of shareholders following the regular meeting of the shareholders at which such director or director's predecessor was elected, until his successor shall have been elected and shall qualify, or until he resigns or is removed. Each initial director who is a member of Class I shall hold office until the North Dakota corporation's regular meeting of shareholders in 2003, each initial director who is a member of Class II shall hold office until the North Dakota corporation's regular meeting in 2004 and each initial director who is a member of Class II shall hold office until the North Dakota corporation's regular meeting in 2005.

  (f)
  The provisions and requirements of subsections (b), (c), (d) and (e) of this Article XVII shall not be effective until such time of the consummation of the transactions contemplated by that certain Transaction Agreement, dated as of January 30, 2002, as amended, by and among the Company, Dakota Growers Pasta Company, a North Dakota cooperative association, Dakota Growers Pasta Restructuring Cooperative, a Colorado cooperative association, and Dakota Growers Corporation, a Colorado corporation, whereupon the provisions and requirements of subsections (b), (c), (d) and (e) of this Article XVII shall automatically be effective.

  (g)
  The directors shall have concurrent power with the shareholders to make, alter, amend, change, add to or repeal the By-Laws of the Company, subject to the approval of holders of a majority of shares of Common Stock; and

  (h)
  In addition to the powers and authority hereinabove or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject, nevertheless, to the provisions of the North Dakota Business Corporation Act, this Articles of Incorporation and any By-Laws adopted by the shareholders; provided, however, that no By-Laws hereafter adopted by the shareholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

        ARTICLE XVIII.    DIRECTOR LIABILITY.    A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the corporation's stock under Section 10-19.1-95 of the North Dakota Business Corporation Act or in violation of federal or state securities laws; or (iv) liability for any transaction from which the director derived an improper personal benefit. If the North Dakota Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended North Dakota Business Corporation Act.

        ARTICLE XIX.    DIRECTOR INDEMNIFICATION.    Any person who at any time shall serve or shall have served as a director, officer, or employee of the corporation, or of any other enterprise at the request of the corporation, and the heirs, executors and administrators of such person shall be indemnified by the corporation in accordance with, and to the fullest extent permitted by, the provisions of the North Dakota Business Corporation Act, as it may be amended from time to time.

Appendix F

SECOND AMENDED AND RESTATED BYLAWS
OF
DAKOTA GROWERS RESTRUCTURING COMPANY, INC.

ARTICLE I

OFFICES AND CORPORATE SEAL

        Section 1.01.    Registered and Other Offices.    The registered office of the corporation in North Dakota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or statement of the Board of Directors filed with the Secretary of State of North Dakota changing the registered office in the manner prescribed by law. The corporation may have such other offices, within or without the State of North Dakota, as the Board of Directors shall, from time to time, determine.

        Section 1.02.    Corporate Seal.    If so directed by the Board of Directors, the corporation may use a corporate seal. The failure to use such seal, however, shall not affect the validity of any documents executed on behalf of the corporation. The seal need only include the word "seal," but it may also include, at the discretion of the Board, such additional wording as is permitted by law.

ARTICLE II

DIRECTORS

        Section 2.01    General Purposes.    The business and affairs of this Corporation shall be managed by and shall be under the direction of the Board of Directors.

        Section 2.02.    Number and Qualifications.    The Board of Directors of this corporation shall consist of a minimum of seven (7) persons and a maximum of fifteen (15) persons. The Board of Directors must be comprised of at least five (5) directors who are residents of the State of North Dakota (each director who is elected to fill one of the minimum of five (5) seats on the Board of Directors that are to be held by residents of the State of North Dakota being, individually, a "Qualified Resident Director" and, collectively, the "Qualified Resident Directors"). Further, at least three (3) of the directors must be agricultural producers, with the ability and resources to produce small grains, including but not limited to Hard Amber Durum wheat (each director who is elected to fill one of the minimum of three (3) seats on the Board of Directors that are to be held by agricultural producers with the ability and resources to produce small grains being, individually, a "Qualified Producing Director" and, collectively, the "Qualified Producing Directors"). Any one individual who is both a resident of North Dakota and an agricultural producer of small grains may be counted twice solely towards fulfilling the foregoing requirements for the makeup of the Board of Directors. Each of the directors shall hold office until the regular meeting of the shareholders next held after his or her election, until his or her successor shall have been elected and shall qualify, or until he or she shall resign or shall have been removed as hereinafter provided. The number of directors may be increased or, subject to North Dakota Business Corporation Act, decreased by any time by action of the Board of Directors. The provisions and requirements of Sections 2.02 and 2.08 of this Article II shall not be effective until such time of the consummation of the transaction contemplated by that certain Transaction Agreement, dated as of January 31, 2002, as from time to time amended and/or restated, by and among the Corporation, Dakota Growers Pasta Company, a North Dakota cooperative association, Dakota Growers Pasta Restructuring Cooperative, a Colorado cooperative association, and Dakota Growers Corporation, a Colorado corporation, whereupon the provisions and requirements of Sections 2.02 and 2.08 of this Article II shall automatically be effective.

F-1

        Section 2.03.    Officers of the Board.    The Board of Directors shall elect a Chairman of the Board of Directors, who shall preside at all meetings of the shareholders and Board of Directors, and who shall have such other powers as the Board shall prescribe, and a Vice-Chairman of the Board of Directors, who shall perform the duties of the Chairman in the absence of the Chairman, and such other duties as may be delegated by the Chairman. The positions of Chairman and Vice-Chairman may not be held by one person.

        Section 2.04.    Terms of Office.    The Board of Directors shall be divided into three (3) classes designated as follows: Class I, Class I and Class III. There shall be an equal number of directors in each of Class I, Class II and Class III, except that, in the event that the Board of Directors consists of a number of directors such that mathematically there cannot be a equal number of directors in each of Class I, Class II and Class III, then the one remaining director shall be made a member of Class I and, if there is more than one remaining director, the first remaining director shall be made a member of Class I and the second remaining director shall be made a member of Class II. Each director in each Class I, Class II and Class III shall hold office until the third regular meeting of stockholders following the regular meeting of the stockholders at which such director or such director's predecessor was elected, until his successor shall have been elected and shall qualify, or until he shall resign or shall have been removed as hereinafter provided; provided, however, that each initial director who is a member of Class I shall hold office until the corporation's regular meeting of stockholders in 2003; each initial director who is a member of Class II shall hold office until the corporation's regular meeting of stockholders in 2004; and each initial director who is a member of Class III shall hold office until the corporation's regular meeting in 2005.

        Section 2.05.    Board Meetings; Place and Notice.    Meetings of the Board of Directors may be held from time to time at any place within or without the State of North Dakota that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally or in writing or by attendance. A majority of the directors may call a meeting of the Board of Directors by giving ten (10) days notice to all directors of the date and time of meeting. The notice need not state the purpose of the meeting. Notice may be given by mail, telephone, telegram, or in person. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting.

        Section 2.06.    Waiver of Notice.    A director may waive notice of a meeting of the Board. A waiver of notice by a director is effective, whether given before, at or after the meeting and whether given in writing, orally or by attendance.

        Section 2.07.    Quorum.    Sixty (60%) percent of the directors currently holding office is a quorum for the transaction of business.

        Section 2.08.    Removal and Vacancies.    Vacancies on the Board resulting from the death, resignation or removal of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Each director elected under this Section 2.08 to fill a vacancy shall hold office until a qualified successor is elected by the shareholders at the next regular or special meeting of the shareholders. If a director: (i) is elected to fill one of the minimum of five (5) seats on the Board of Directors that are to be held by Qualified Resident Directors and such director fails to maintain continuous, uninterrupted residency in North Dakota following such director's election to the Board of Directors; or (ii) is elected to fill one of the minimum of three (3) seats on the Board of Directors that are to be held by Qualified Producing Directors and such director no longer has the ability or means to preserve his status as an agricultural producer of small grains following such director's election to the Board of Directors, then such director may be removed, at the discretion of the Board of Directors, pursuant to a majority vote of the then remaining directors.

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        Section 2.09.    Validity of Board Action.    No otherwise valid action taken by the Board of Directors shall be void or voidable due to the failure of the Board of Directors to be comprised of at least five (5) Qualified Resident Directors and at least three (3) Qualified Producing Directors at the time of such action if each of the directors then on the Board of Directors who were elected to fill a seat to be held by a Qualified Resident Director or Qualified Producing Director satisfied the requirements to be a Qualified Resident Director or Qualified Producing Director, as the case may be, at the time of such directors' election to the Board of Directors.

        Section 2.10.    Committees.    The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more committees, each such committee to consist of one or more persons who need not be directors. Except as expressly limited by the North Dakota Business Corporation Act, any such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the resolution designating such committee. The Board of Directors, by resolution adopted by a majority of the Board of Directors, may also designate one or more additional persons who need not be directors as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. Each committee shall keep a record of proceedings and report the same to the Board of Directors to such extent and in such form as the Board of Directors may require. Unless otherwise provided in the resolution designating a committee, a majority of all of the members of any such committee may fix its rules of procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

        Section 2.11.    Compensation Committee.    The Board of Directors will appoint three or more directors who are not employees of the Company to serve as members of the Compensation Committee. The Compensation Committee will make recommendations to the Board of Directors regarding stock and compensation plans, approve transactions of certain officers and grant stock options.

        Section 2.12.    Audit Committee.    The Board of Directors will appoint three or more directors who are not employees of the Company to serve as members of the Audit Committee. The Audit Committee will make recommendations to the Board of Directors regarding the selection of independent auditors, review the scope of audit and other services by the independent auditors, review the accounting principles and auditing practices and procedures to be used for the Company's financial statements and review the results of those audits.

        Section 2.13.    Nomination Committee.    The Nomination Committee shall be comprised of the Chairman of the Board, the Vice-Chairman and the Chief Executive Officer, except that if one individual holds two of the designated offices, the Board of Directors shall appoint a third member to the Nomination Committee, who need not be a director of the Company. The Nomination Committee will be responsible for recommending nominees to the Board of Directors.

        Section 2.14.    Action without meeting.    Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if the number of members of the Board of Directors or the committee, as the case may be, that would otherwise be required to take such action at a meeting of the Board of Directors or the committee at which all members were present consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

        Section 2.15.    Compensation.    The Board of Directors shall have the authority to fix the compensation of the directors, which may include their expenses, if any, of attendance at each meeting of the Board of Directors.

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ARTICLE III

OFFICERS

        Section 3.01.    Number.    The officers of the corporation shall consist of a President, who shall be the Chief Executive Officer, a Vice President, a Secretary and a Treasurer. There may also be additional Vice Presidents and such other officers as the Board of Directors, in its discretion, may deem necessary. From among the officers of the corporation, the Board of Directors shall appoint a Chief Financial Officer and a Chief Accounting Officer, for purpose of interaction with the Securities and Exchange Commission. Any two or more offices, except those of President and Vice-President, may be held by one person.

        Section 3.02.    Election, Term of Office, Qualifications.    At each annual meeting of the Board of Directors the Board shall elect all of the officers of the corporation. All officers of the corporation except the President shall hold office until the annual meeting of the Board next succeeding their election to office, or until the election and qualification of their respective successors. The President shall continue to hold office until the election and qualification of his successor.

        Section 3.03.    Removal and Vacancies.    Any officer may be removed from his office by a majority of the whole Board of Directors, with or without cause. Such removal, however, shall be without prejudice to any contract rights of the person so removed. If there be a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy may be filled for the unexpired term by the Board of Directors.

        Section 3.04    President.    The President shall be the Chief Executive Officer and shall have responsibility for the general active management of the corporation. The President shall:

          (a)  sign all certificates of stock, bonds, deeds, mortgages, agreements, modification of mortgage agreements, leases, and contracts of the corporation, except in cases which the signing and execution thereof shall be expressly delegates by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by a law to be otherwise signed or executed; and

          (b)  perform such other duties as the Board of Directors shall designate.

        Section 3.05.    Vice President(s).    The Vice President shall have such powers and shall perform such duties as may be specified in the Bylaws or prescribed by the Board of Directors or by the President. In the event of absence or disability of the President, the Vice President shall succeed to the President's power and duties in the order designated by the Board of Directors. In the event that additional Vice Presidents are elected by the Board, they shall have such powers and shall perform such duties as may be specified in the Bylaws or prescribed by the Board of Directors or President.

        Section 3.06.    Secretary.    The Secretary shall keep accurate minutes of all meetings of the shareholders and the Board of Directors, shall give proper notice of meetings of shareholders and directors, and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe. In his absence at any meeting, an Assistant Secretary or a Secretary Pro Tempore shall perform the Secretary's duties.

        Section 3.07.    Treasurer.    The Treasurer shall have the care and custody of the money, funds, valuable papers, and documents of the corporation (other than his own bond, if any, which shall be in the custody of the President), and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office, and shall give bond in such form and amount and with such sureties as shall be required by the Board of Directors. The Treasurer shall keep accurate accounts of all monies of the corporation received or disbursed. He shall deposit all monies, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositaries as a majority of the whole Board of Directors shall from time to time designate. He shall

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have power to endorse for deposit all notes, checks and drafts received by the corporation. He shall disburse the funds of the corporation in the manner prescribed by the Board of Directors, making proper vouchers, therefor. He shall render to the President and the directors, whenever required, an account of all his transactions as Treasurer and of the financial condition of the corporation and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the President.

        Section 3.08.    Additional Officers and Agents.    The Board of Directors, at its discretion, may appoint a general manager, one or more assistant treasurers, one or more assistant secretaries, and such other officers or agents as it may deem advisable, and may prescribe the duties of any such officer or agent.

        Section 3.09.    Compensation.    The officers of the corporation shall receive such compensation for their services as may be determined from time to time by resolution of the Board of Directors.

ARTICLE IV

SHAREHOLDERS

        Section 4.01.    Time and Place of Meetings.    Regular or special meetings of the shareholders, if any, shall be held on the date and at the time and place fixed by the Chairman of the Board, in the absence of Board action, or the Board, except that a special meeting called by, or at the demand of a shareholder or shareholders, shall be held in the county where the principal executive office is located. Regular meetings will be held on an annual basis.

        Section 4.02.    Regular Meetings.    At any regular meeting of the shareholders there shall be an election of qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting. Any business appropriate for action by the shareholders may be transacted at a regular meeting. No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all the shareholders are present in person or by proxy and none of them objects to such designation.

        Section 4.03.    Audits and Reports.    The Board of Directors may require an auditor to submit a detailed report of the financial condition of any business transacted by the corporation at least monthly, and may have the books audited by a qualified public accountant at least once a year.

        One or more of the officers of the corporation shall submit at each regular meeting of the shareholders a report generally showing the business of the corporation for the previous fiscal year and generally showing the condition of the corporation at the close of such fiscal year.

        Section 4.04    Demand by Shareholders.    Regular meetings may be demanded by a shareholder or a group of shareholders holding five (5) percent or more of the voting power of all shares entitled to vote. Written notice of demand for a regular meeting must be given to the president or secretary of the corporations. Any business appropriate for action by the shareholders may be transacted.

        Special meetings may be called for any purpose at any time by a shareholder or a group of shareholders holding ten (10) percent or more of the voting power of all the shares entitled to vote except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by twenty-five (25) percent or more of the voting power of all shares entitled to vote. Written notice of demand for a special meeting must contain the purpose of the meeting and must be given to the president or secretary of the corporation. The business transacted at a special meeting is limited to the purposes stated in the notice of the meeting.

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        Section 4.05.    Quorum; Adjourned Meetings.    The holders of fifty percent (50%) of the voting power of the shares entitled to vote at a meeting constitute a quorum for the transaction of business; said holders may be present at the meeting either in person or by proxy. In the absence of a quorum, any meeting may be adjourned to a subsequent date, provided a notice of such adjournment is mailed to each shareholder entitled to vote at least five (5) days before such adjourned meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though withdrawal of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

        Section 4.06.    Voting.    At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Unless otherwise provided by the Articles of Incorporation or a resolution of the Board of Directors filed with the Secretary of State, each shareholder shall have one vote for each share held. Upon demand of any shareholder, the vote upon any question before the meeting shall be by ballot.

        Section 4.07.    Notice of Meetings.    Notice of all meetings of shareholder shall be given to every holder of voting shares, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment. The notice shall be given at least ten (10), but not more than fifty (50) days before the date of the meeting, except that written notice of a meeting at which there is to be considered (i) an agreement of merger or consolidation, (ii) a proposal to dissolve the corporation, or (iv) a proposal to amend the Articles of Incorporation shall be given to all shareholders, whether entitled to vote or not, at least fourteen (14) days prior thereto. Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the call, unless all of the shareholders are present in person or by proxy and none of them objects to consideration of a particular item of business.

        Section 4.08.    Waiver of Notice.    A shareholder may waive notice of any meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting and whether given in writing, orally or by attendance.

        Section 4.09.    Authorization Without a Meeting.    Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting as authorized by law.

ARTICLE V

SHARES AND THEIR TRANSFER

        Section 5.01.    Uncertificated Shares.    All shares of Common Stock, Series A 6% Redeemable Cumulative Preferred Stock, Series B 2% Redeemable Non-Cumulative Preferred Stock, Series C 6% Convertible Non-Cumulative Preferred Stock, Series D Delivery Preferred Stock and any series or classes issued from the pool of unclassified Preferred Stock shall be uncertificated when originally issued and shall be originally issued, recorded and transferred by electronic means, in compliance with federal law. Following the date of original issuance of any shares of Common Stock, Series A 6% Redeemable Cumulative Preferred Stock, Series B 2% Redeemable Non-Cumulative Preferred Stock, Series C 6% Convertible Non-Cumulative Preferred Stock, Series D Delivery Preferred Stock or any series or class issued from the pool of unclassified Preferred Stock, a holder thereof may make a written request, addressed to the attention of the Secretary of the Company, that any or all of such holder's shares be reissued to such holder in certificated form, in which event the Company shall deliver to such holder one or more certificates representing the shares so requested to be reissued in certificated form. Any such written request shall specify: (i) the name and address of the person making the request; (ii) the total number shares within each class of shares held by such person; and

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(iii) the number of shares within each class of shares held by such person that such person desires to have reissued in certificated form, in addition to any other information that is requested by the Company to be provided to effect the reissuance of such shares in certificated form. The certificates shall be signed by the President or Vice President and by the Secretary or an Assistant Secretary. The signatures of the President or Vice President and the Secretary or Assistant Secretary may be facscimiles.

        Section 5.02.    Replacement of Certificated Shares.    Upon: (i) receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Common Stock, Series A 6% Redeemable Cumulative Preferred Stock, Series B 2% Redeemable Non-Cumulative Preferred Stock, Series C 6% Convertible Non-Cumulative Preferred Stock, Series D Delivery Preferred Stock or any series or class issued from the pool of unclassified Preferred Stock; and (ii) receipt of indemnity reasonably satisfactory to the Company (in the case of any such loss, theft or destruction) or surrender of such certificate (in the case of any such mutilation); and (iii) payment of any costs and/or fees that may be required by the Company and/or the Company's transfer agent, the Company shall promptly execute and deliver in lieu of such certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

ARTICLE VI

AMENDMENTS

        Section 6.01.    Subject to the power of shareholders to adopt, amend, or repeal these Bylaws as provided in the North Dakota Business Corporation Act, any Bylaw may be amended or repealed by the Board of Directors at any meeting, provided that, after adoption of the initial Bylaws, the Board shall not adopt, amend, or repeal a Bylaw fixing a quorum for meetings for shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications, or terms of office.

ARTICLE VII

INDEMNIFICATION

        Section 7.01.    Any person who at any time shall serve or shall have served as director, officer or employee of the corporation, or of any other enterprise at the request of the corporation, and the heirs, executors and administrators of such person shall be indemnified by the corporation, in accordance with and to the fullest extent permitted by the North Dakota Business Corporation Act, as it may be amended from time to time.

        The undersigned Secretary hereby certifies that the foregoing Bylaws were adopted as the complete Bylaws of the corporation by the Board of Directors of said corporation as of this 18th day of April, 2002.

/s/ THOMAS P. FRIEZEN, Secretary

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QuickLinks

  Filed Pursuant to Regulation 424(B)3 File No. 333-81946
DAKOTA GROWERS RESTRUCTURING COMPANY, INC., A NORTH DAKOTA CORPORATION
DAKOTA GROWERS PASTA COMPANY ONE PASTA AVENUE, CARRINGTON, NORTH DAKOTA 58421
NOTICE OF SPECIAL MEETING OF MEMBERS
TO BE HELD ON MAY 23, 2002
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE CONVERSION
SUMMARY
SUMMARY FINANCIAL INFORMATION
SUMMARY FINANCIAL INFORMATION (In Thousands, Except Per Share Amounts)
SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION
SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION (In Thousands, Except Per Share Amounts)
RISK FACTORS
COMPARISON OF RIGHTS OF EQUITYHOLDERS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
THE SPECIAL MEETING
THE CONVERSION
THE MERGER AGREEMENTS AND THE TRANSACTION AGREEMENT
INTERESTS OF CERTAIN PERSONS IN THE CONVERSION
SELECTED FINANCIAL DATA
SELECTED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
MANAGEMENT
Summary Compensation Table
PRINCIPAL SHAREHOLDERS
DESCRIPTION OF CAPITAL STOCK
FEDERAL INCOME TAX CONSIDERATIONS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (In Thousands, Except Per Share Amounts)
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (In Thousands, Except Per Share Amounts)
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET (In Thousands, Except Share Information)
NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS AND BALANCE SHEET
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS DAKOTA GROWERS PASTA COMPANY
INDEPENDENT AUDITOR'S REPORT
DAKOTA GROWERS PASTA COMPANY CONSOLIDATED BALANCE SHEETS JULY 31, 2001 AND 2000 (In Thousands, Except Share Information)
DAKOTA GROWERS PASTA COMPANY CONSOLIDATED STATEMENTS OF OPERATIONS YEARS ENDED JULY 31, 2001, 2000 AND 1999 (In Thousands, Except Per Share Amounts)
DAKOTA GROWERS PASTA COMPANY CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' INVESTMENTS YEARS ENDED JULY 31, 2001, 2000 AND 1999 (In Thousands, Except Share Information)
DAKOTA GROWERS PASTA COMPANY CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' INVESTMENTS YEARS ENDED JULY 31, 2001, 2000 AND 1999 (In Thousands, Except Share Information)
DAKOTA GROWERS PASTA COMPANY CONSOLIDATED STATEMENTS OF CASH FLOWS YEARS ENDED JULY 31, 2001, 2000 AND 1999 (In Thousands)
DAKOTA GROWERS PASTA COMPANY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED JULY 31, 2001, 2000 AND 1999
  NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
  NOTE 2—SHORT-TERM NOTES PAYABLE
  NOTE 3—LONG-TERM DEBT
  NOTE 4—MEMBERS' INVESTMENT
  NOTE 5—PREFERRED STOCK
  NOTE 6—EMPLOYEE BENEFIT PLANS
  NOTE 7—INCOME TAXES
  NOTE 8—FAIR VALUE OF FINANCIAL INSTRUMENTS
  NOTE 9—OPERATING LEASES
  NOTE 10—COMMITMENTS AND CONTINGENCIES
  NOTE 11—STOCK OPTION PLANS
  NOTE 12—RELATED PARTY TRANSACTIONS
DAKOTA GROWERS PASTA COMPANY CONSOLIDATED BALANCE SHEETS (In Thousands, Except Share Information)
DAKOTA GROWERS PASTA COMPANY CONSOLIDATED STATEMENTS OF OPERATIONS (In Thousands, Except Per Share Amounts)(Unaudited)
DAKOTA GROWERS PASTA COMPANY CONSOLIDATED STATEMENTS OF CASH FLOWS (In Thousands) (Unaudited)
DAKOTA GROWERS PASTA COMPANY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
  NOTE 1—ORGANIZATION
  NOTE 2—FINANCIAL STATEMENT PRESENTATION
  NOTE 3—INVENTORIES
  NOTE 4—LOAN AGREEMENTS
  NOTE 5—STOCK OPTIONS
  NOTE 6—INCOME TAXES
  NOTE 7—PATRONAGE BUSINESS
  NOTE 8—EARNINGS (LOSS) PER SHARE
  NOTE 9—COMMITMENTS
  NOTE 10—SUBSEQUENT EVENT
Appendix A
SECOND AMENDED AND RESTATED PLAN OF MERGER
Appendix B
AMENDED AND RESTATED PLAN OF MERGER
Appendix C
SECOND AMENDED AND RESTATED PLAN OF MERGER
Appendix D
SECOND AMENDED AND RESTATED TRANSACTION AGREEMENT
ARTICLE I OVERVIEW OF THE TRANSACTIONS
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE NORTH DAKOTA COOPERATIVE
ARTICLE III REPRESENTATIONS AND WARRANTIES OF COLORADO COOPERATIVE
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF COLORADO CORPORATION
ARTICLE V REPRESENTATIONS AND WARRANTIES OF NORTH DAKOTA CORPORATION
ARTICLE VI COVENANTS
ARTICLE VII CONDITIONS PRECEDENT
ARTICLE VIII POST CLOSING AGREEMENTS
ARTICLE IX TERMINATION
ARTICLE X MISCELLANEOUS
Appendix E SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF DAKOTA GROWERS RESTRUCTURING COMPANY, INC.
Appendix F SECOND AMENDED AND RESTATED BYLAWS OF DAKOTA GROWERS RESTRUCTURING COMPANY, INC.
ARTICLE I OFFICES AND CORPORATE SEAL
ARTICLE II DIRECTORS
ARTICLE III OFFICERS
ARTICLE IV SHAREHOLDERS
ARTICLE V SHARES AND THEIR TRANSFER
ARTICLE VI AMENDMENTS
ARTICLE VII INDEMNIFICATION